Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216167-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Pass Through Certificates, Series 2019-1	$1,096,508,000	$132,896.77(1)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 22, 2017

$1,096,508,000

2019-1 Pass Through Trusts

Pass Through Certificates, Series 2019-1

American Airlines, Inc. is creating three separate pass through trusts that will issue, respectively, American Airlines, Inc. Class AA Pass Through Certificates, Series 2019-1, American Airlines, Inc. Class A Pass Through Certificates, Series 2019-1 and American Airlines, Inc. Class B Pass Through Certificates, Series 2019-1.

Each Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Certificates will initially be held in escrow and will thereafter be used by the pass through trusts to acquire the related series of equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the holders of the Certificates of such trust. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, American or any of its affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and the Class B Certificates; the Class A Certificates will rank generally junior to the Class AA Certificates and will rank generally senior to the Class B Certificates; and the Class B Certificates will rank generally junior to the Class AA Certificates and the Class A Certificates.

The equipment notes expected to be held by each pass through trust will be issued to finance: (a) six Airbus A321-231S aircraft delivered new to American between December 2015 and May 2016, (b) three Boeing 737-800 aircraft delivered new to American from January 2016 to February 2016, (c) three Boeing 787-8 aircraft delivered new to American in May 2015 and February 2016, (d) nine Embraer E175LR aircraft delivered new to American from April 2015 to July 2019, (e) seven newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from June 2020 to September 2020 and (f) seven newly manufactured Embraer E175LR aircraft currently scheduled for delivery to American during the period from September 2019 to January 2020. The equipment notes issued for each aircraft will be secured by a security interest in all such aircraft. Interest on the issued and outstanding equipment notes, will be payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2020, and principal on such equipment notes is scheduled for payment on February 15 and August 15 of certain years, commencing on February 15, 2020.

Initially, National Australia Bank Limited will provide a separate liquidity facility for each of the Class AA Certificates, Class A Certificates and Class B Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such Class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-22.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class AA	$578,712,000	3.15%	February 15, 2032	100%
Class A	$289,358,000	3.50%	February 15, 2032	100%
Class B	$228,438,000	3.85%	February 15, 2028	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $1,096,508,000. American will pay the underwriters a commission of $10,965,080. The underwriters expect delivery of the Certificates will be made in book-entry form on or about August 15, 2019 through the facilities of the Depository Trust Company against payment in immediately available funds.

Lead Bookrunners

Citigroup Joint Structuring Agent	Credit Suisse Joint Structuring Agent	Morgan Stanley

Joint Bookrunners

Deutsche Bank Securities			Goldman Sachs & Co. LLC
BofA Merrill Lynch	Barclays	J.P. Morgan	ICBC Standard Bank
SMBC Nikko	BNP PARIBAS	Credit Agricole Securities	HSBC
MUFG	Standard Chartered Bank	US Bancorp	BOK Financial Securities, Inc.

Prospectus Supplement dated August 1, 2019.

Prospectus Supplement

S-i

S-ii

Prospectus

We have not, and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and the other underwriters referred to under the caption “Underwriting” (the “Underwriters”) have not, authorized anyone to provide you with information other than the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. This prospectus supplement, the accompanying prospectus and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects, or in the affairs of the Trusts (as defined herein), the Depositary or the Liquidity Provider, since the date of this prospectus supplement.

S-iii

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the American Airlines, Inc. Class AA, Class A and Class B Pass Through Certificates, Series 2019-1 (collectively, the “Certificates”, and each, a “Certificate”) that we are currently offering, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, unless otherwise specified, references to “American,” the “Company,” “we,” “us” and “our” refer to American Airlines, Inc.; references to “AAG” refer to our parent, American Airlines Group Inc.; and references to “AMR” refer to AAG during the period of time prior to its acquisition of US Airways Group, Inc. (“US Airways Group”).

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At varying places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2018 (especially in Part I, Item 1A—Risk Factors and Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations); in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (especially in Part I, Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A—Risk Factors); and other risks and uncertainties listed from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

All of the forward-looking statements in this prospectus supplement, the accompanying prospectus, any related company free writing prospectus and the documents incorporated by reference herein and therein are qualified in their entirety by reference to the factors discussed below under “Risk Factors” and elsewhere in this prospectus supplement and based upon information available to us on the date of this prospectus supplement or such document. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law. Forward-looking statements speak only as of the date of this prospectus supplement or as of the dates indicated in the statements.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Trusts are relying upon the exemption from registration set forth in Rule 3a-7 under the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be available to the Trusts.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, the accompanying prospectus and any related company free writing prospectus carefully, including the section entitled “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the materials filed with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related company free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

The Company

American was founded in 1934 and is the principal wholly-owned subsidiary of AAG, a Delaware corporation formerly named “AMR Corporation.” American’s primary business activity is the operation of a major network carrier, providing scheduled air transportation for passengers and cargo. Together with AAG’s wholly-owned regional airline subsidiaries and third-party regional carriers operating as American Eagle (“American Eagle”), American offers an average of approximately 6,800 flights per day to more than 365 destinations in more than 60 countries, principally through hubs and gateways in Charlotte, Chicago, Dallas/Fort Worth, London Heathrow, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. As of December 31, 2018, American operated 956 mainline aircraft supported by an additional 595 regional aircraft operated by American Eagle carriers. In the second quarter of 2019, approximately 55 million passengers boarded our flights. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with approximately 14,250 daily flights to over 150 countries.

American’s principal executive office is located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. American’s telephone number is 817-963-1234.

Summary of Terms of Certificates

	Class AA Certificates	Class A Certificates	Class B Certificates
Aggregate Face Amount	$578,712,000	$289,358,000	$228,438,000
Interest Rate	3.15%	3.50%	3.85%
Initial Loan to Aircraft Value Ratio (cumulative)(1)(2)	37.4%	56.2%	70.3%
Expected Maximum Loan to Aircraft Value Ratio (cumulative)(2)	37.4%	56.2%	70.3%
Expected Principal Distribution Window (in years from Issuance Date)	0.5—12.5	0.5—12.5	0.5—8.5
Initial Average Life (in years from Issuance Date)	8.7	8.7	5.6
Regular Distribution Dates	February 15 and August 15	February 15 and August 15	February 15 and August 15
Final Expected Regular Distribution Date(3)	February 15, 2032	February 15, 2032	February 15, 2028
Final Legal Distribution Date(4)	August 15, 2033	August 15, 2033	August 15, 2029
Minimum Denomination(5)	$2,000	$2,000	$2,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)

These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” in this prospectus supplement summary has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of February 15, 2021 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are scheduled currently to have been delivered) and that all principal scheduled to be paid on or prior to February 15, 2021 have been paid. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,462,201,216 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(2)

See “Description of the Equipment Notes—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)	Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that owns such Equipment Notes.
(4)

The Final Legal Distribution Date for each of the Class AA Certificates, Class A Certificates and Class B Certificates is the date that is 18 months after the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(5)

The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least €1,000) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by:

(a) six Airbus A321-231S aircraft delivered new to American between December 2015 and May 2016 (each, an “Airbus A321CEO Aircraft”), three Boeing 737-800 aircraft delivered new to American from January 2016 to February 2016 (each, a “Boeing 737 Aircraft”), three Boeing 787-8 aircraft delivered new to American in May 2015 and February 2016 (each, a “Boeing 787 Aircraft”) and nine Embraer E175LR aircraft delivered new to American from April 2015 to July 2019 (each, an “Owned Embraer 175 Aircraft” and, together with each Airbus A321CEO Aircraft, each Boeing 737 Aircraft and each Boeing 787 Aircraft, each, an “Owned Aircraft” and, collectively, the “Owned Aircraft”); and

(b) seven newly manufactured Embraer E175LR aircraft currently scheduled for delivery to American during the period from September 2019 to January 2020 (each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement, a “New Embraer 175 Aircraft” and, together with each Owned Embraer 175 Aircraft, each, an “Embraer 175 Aircraft” and, collectively, the “Embraer 175 Aircraft”) and seven newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from June 2020 to September 2020 (each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement, an “Airbus A321NEO Aircraft” and, together with each New Embraer 175 Aircraft, each, a “New Aircraft” and, collectively, the “New Aircraft”; and the Owned Aircraft and New Aircraft are each referred to as an “Aircraft” and, collectively, the “Aircraft”).

Each Aircraft is, or will be, owned by American. Each Aircraft (other than the Embraer 175 Aircraft) is, or will be, operated by American. Each Embraer 175 Aircraft is, or is currently expected to be, operated by Compass Airlines, LLC (“Compass”), a regional carrier that operates or will operate, as applicable, such Aircraft on behalf of American in regional operations, or Envoy Air Inc. (“Envoy”), an affiliated regional carrier that operates or will operate, as applicable, such Aircraft on behalf of American in regional operations, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to: (i) each Owned Aircraft on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft on or prior to August 14, 2020 and (iii) each Airbus A321NEO Aircraft on or prior to the Delivery Period Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.”

Each of the New Aircraft is currently scheduled to be delivered by the applicable aircraft manufacturer to American during the period from September 2019 to September 2020 under the applicable aircraft purchase agreement. Pursuant to the Note Purchase Agreement, American has certain rights to finance a Substitute Aircraft in lieu of the any New Aircraft if the delivery of such New Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals—Substitute Aircraft.”

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes	Appraised Value(2)	Latest Equipment Note Maturity Date
Airbus A321-231S(3)	N152AA	6887	December 2015	$30,888,000	$42,900,000	February 15, 2032
Airbus A321-231S(3)	N157AA	6998	March 2016	31,999,000	44,443,333	February 15, 2032
Airbus A321-231S(3)	N159AN	7034	March 2016	31,831,000	44,210,000	February 15, 2032
Airbus A321-231S(3)	N158AN	7009	March 2016	30,574,000	42,463,333	February 15, 2032
Airbus A321-231S(3)	N160AN	7069	April 2016	32,150,000	44,653,333	February 15, 2032
Airbus A321-231S(3)	N161AA	7085	May 2016	31,075,000	43,160,000	February 15, 2032

Airbus A321-253NX(4)	N419AN	TBD	June 2020	41,822,000	58,086,667	February 15, 2032
Airbus A321-253NX(4)	N420AN	TBD	June 2020	41,822,000	58,086,667	February 15, 2032
Airbus A321-253NX(4)	N421UW	TBD	July 2020	41,878,000	58,163,333	February 15, 2032
Airbus A321-253NX(4)	N422AN	TBD	August 2020	41,935,000	58,243,333	February 15, 2032
Airbus A321-253NX(4)	N423AN	TBD	August 2020	41,935,000	58,243,333	February 15, 2032
Airbus A321-253NX(4)	N424AN	TBD	September 2020	41,993,000	58,323,333	February 15, 2032
Airbus A321-253NX(4)	N425AN	TBD	September 2020	41,993,000	58,323,333	February 15, 2032

Boeing 737-800(3)	N984NN	31234	January 2016	27,158,000	37,720,000	February 15, 2032
Boeing 737-800(3)	N985NN	31233	January 2016	27,142,000	37,696,667	February 15, 2032
Boeing 737-800(3)	N986NN	31236	February 2016	27,290,000	37,903,333	February 15, 2032

Boeing 787-8(3)(4)	N803AL	40621	May 2015	72,252,000	100,350,000	February 15, 2032
Boeing 787-8(3)(4)	N813AN	40631	February 2016	75,010,000	104,180,000	February 15, 2032
Boeing 787-8(3)(4)	N814AA	40632	February 2016	75,334,000	104,630,000	February 15, 2032

Embraer E175LR(3)	N202NN	17000467	April 2015	16,474,000	22,880,000	February 15, 2032
Embraer E175LR(3)	N203NN	17000473	April 2015	16,135,000	22,410,000	February 15, 2032
Embraer E175LR(3)	N204NN	17000477	May 2015	16,718,000	23,220,000	February 15, 2032
Embraer E175LR(3)	N205NN	17000481	June 2015	16,459,000	22,860,000	February 15, 2032
Embraer E175LR(3)	N230NN	17000550	April 2016	17,928,000	24,900,000	February 15, 2032
Embraer E175LR(3)	N231AN	17000554	May 2016	17,923,000	24,893,333	February 15, 2032
Embraer E175LR(3)	N232NN	17000560	May 2016	17,628,000	24,483,333	February 15, 2032
Embraer E175LR(3)	N233NN	17000561	May 2016	17,707,000	24,593,333	February 15, 2032
Embraer E175LR(3)	N282NN	17000810	July 2019	21,564,000	29,950,000	February 15, 2032

Embraer E175LR	N283NN	TBD	September 2019	21,636,000	30,050,000	February 15, 2032
Embraer E175LR	N284JN	TBD	October 2019	21,672,000	30,100,000	February 15, 2032
Embraer E175LR	N285NN	TBD	October 2019	21,672,000	30,100,000	February 15, 2032
Embraer E175LR	N286NN	TBD	November 2019	21,708,000	30,150,000	February 15, 2032
Embraer E175LR	N287NN	TBD	November 2019	21,708,000	30,150,000	February 15, 2032
Embraer E175LR	N288NN	TBD	November 2019	21,708,000	30,150,000	February 15, 2032
Embraer E175LR	N289MW	TBD	January 2020	21,787,000	30,260,000	February 15, 2032

Total:				$1,096,508,000	$1,522,930,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The actual delivery date of any New Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Aircraft if the delivery of such New Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date.

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). The AISI appraisal is dated July 25, 2019 and the BK appraisal and the mba appraisal are each dated July 29, 2019. The appraised values provided by AISI are presented as of June 26, 2019, the appraised values provided by BK are presented as of June 30, 2019 and the appraised values provided by mba are presented as of June 30, 2019. In the case of the Aircraft delivered to American prior to the respective dates as of which the appraised values are provided, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around such date, and in the case of the Aircraft not yet delivered to American as of the respective dates of the appraisals, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	This aircraft is an Owned Aircraft.
(4)	This aircraft is approved for Extended Operations (“ETOPs”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of (i) February 15, 2021 (which is the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are currently scheduled to have been delivered) and (ii) each Regular Distribution Date thereafter, assuming that each of the Aircraft has been subjected to an Indenture and that the Trusts have purchased the related Equipment Notes for each such Aircraft as of February 15, 2021 and that all principal scheduled to be paid on such Equipment Notes on or prior to February 15, 2021 have been paid. The LTVs for any period prior to February 15, 2021 are not included, because during such period all of the Equipment Notes expected to be acquired by the Trusts with respect to each Aircraft eligible to be financed pursuant to this offering may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)			LTV(3)
Date		Class AA Certificates	Class A Certificates	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
February 15, 2021	$1,462,201,216	$547,380,464.83	$273,692,108.23	$207,052,701.89	37.4%	56.2%	70.3%
August 15, 2021	1,437,732,289	531,672,148.88	265,837,894.52	196,098,740.19	37.0%	55.5%	69.1%
February 15, 2022	1,413,263,361	515,963,832.93	257,983,680.81	185,144,778.49	36.5%	54.8%	67.9%
August 15, 2022	1,388,794,433	500,255,516.98	250,129,467.10	174,190,816.79	36.0%	54.0%	66.6%
February 15, 2023	1,364,325,505	484,547,201.03	242,275,253.39	163,236,855.09	35.5%	53.3%	65.2%
August 15, 2023	1,339,856,577	468,838,885.08	234,421,039.68	152,282,893.39	35.0%	52.5%	63.9%
February 15, 2024	1,315,387,649	453,130,569.13	226,566,825.97	141,328,931.69	34.4%	51.7%	62.4%
August 15, 2024	1,290,918,721	437,422,253.18	218,712,612.26	130,374,969.99	33.9%	50.8%	60.9%
February 15, 2025	1,266,449,794	421,713,937.23	210,858,398.55	119,421,008.29	33.3%	49.9%	59.4%
August 15, 2025	1,241,980,866	406,005,621.28	203,004,184.84	108,467,046.59	32.7%	49.0%	57.8%
February 15, 2026	1,217,511,938	390,297,305.33	195,149,971.13	97,513,084.89	32.1%	48.1%	56.1%
August 15, 2026	1,193,043,010	374,588,989.38	187,295,757.42	86,559,123.19	31.4%	47.1%	54.4%
February 15, 2027	1,168,574,082	358,880,673.43	179,441,543.71	75,605,161.49	30.7%	46.1%	52.5%
August 15, 2027	1,144,105,154	343,172,357.48	171,587,330.00	64,651,199.79	30.0%	45.0%	50.6%
February 15, 2028	1,119,636,226	327,464,041.53	163,733,116.29	—	29.2%	43.9%	0.0%
August 15, 2028	1,095,167,299	311,755,725.58	155,878,902.58	—	28.5%	42.7%	0.0%
February 15, 2029	1,070,698,371	296,047,409.63	148,024,688.87	—	27.6%	41.5%	0.0%
August 15, 2029	1,046,229,443	280,339,093.68	140,170,475.16	—	26.8%	40.2%	0.0%
February 15, 2030	1,021,760,515	264,630,777.73	132,316,261.45	—	25.9%	38.8%	0.0%
August 15, 2030	996,315,518	248,922,461.78	124,462,047.74	—	25.0%	37.5%	0.0%
February 15, 2031	970,740,634	233,214,145.83	116,607,834.03	—	24.0%	36.0%	0.0%
August 15, 2031	941,729,568	217,505,829.88	108,753,620.32	—	23.1%	34.6%	0.0%
February 15, 2032	912,346,231	—	—	—	0.0%	0.0%	0.0%

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(2)

The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.

(3)

We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates and, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates and the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, (a) any Equipment Notes are redeemed or purchased, (b) a default in payment on any Equipment Notes occurs, (c) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Trusts, (d) any Owned Aircraft is not financed on or before February 14, 2020, (e) any New Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals” or (f) a Substitute Aircraft is financed in lieu of any New Aircraft to be financed pursuant to this offering.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)

American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of each Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(2)

The separate Liquidity Facility for each of the Class AA Certificates, Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, respectively. Initially, National Australia Bank Limited will act as the Liquidity Provider for the Class AA Certificates, the Class A Certificates and the Class B Certificates.

(3)

The proceeds of the offering of each class of Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under the related Indenture. The Depositary will hold such funds as interest-bearing Deposits and in the case of the Class AA Certificates, the funds will be held in fiduciary accounts by the Depositary. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase from American the related series of Equipment Notes with respect to each Aircraft from time to time as such Aircraft is subjected to the related Indenture. The Scheduled Payments of interest on the Equipment Notes held by, and on the Deposits relating to, a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. Under certain circumstances, funds in Deposits relating to a Trust will be withdrawn prior to the Delivery Period Termination Date and distributed to the holders of Certificates of such Trust, together with accrued and unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be distributed, with accrued and unpaid interest on such remaining funds, but without any premium, to the holders of the related class of Certificates. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” No interest will accrue with respect to the Deposits after they have been fully withdrawn. The Liquidity Facilities will not cover interest on the Deposits.

The Offering

Trusts and Certificates

Each of the Class AA Trust, Class A Trust and Class B Trust will be formed pursuant to a separate trust supplement entered into between American and Wilmington Trust Company to a basic pass through trust agreement between American and Wilmington Trust Company, as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	•	Class AA Certificates.

•	Class A Certificates.

•	Class B Certificates.

Use of Proceeds

The proceeds from the sale of the Class AA Certificates, Class A Certificates and the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. Each Trust will withdraw funds from the escrow relating to such Trust to acquire from American the related series of Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of American. American will use the aggregate proceeds from the issuance of the Equipment Notes issued with respect to each Owned Aircraft to reimburse itself for the prepayment of existing indebtedness secured by such Owned Aircraft. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each New Aircraft to finance, in part, the acquisition of such New Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wilmington Trust, National Association.

Depositary	Citibank, N.A.

Liquidity Provider for the Class AA Certificates, Class A Certificates and Class B Certificates	National Australia Bank Limited.

Trust Property	The property of each Trust will include:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	February 15 and August 15 of each year, commencing on February 15, 2020.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions

The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

payments (other than Scheduled Payments) in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

See “—Escrowed Funds” and “—Withdrawal and Return of Escrowed Funds” below for a description of various distributions relating to the Deposits under certain circumstances.

Intercreditor Agreement

The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

•	second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

•	third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

•	fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•	fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

•	sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•

seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

•	eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions.” In addition, if any class of Additional Certificates are issued, the priority of distribution may be revised. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificate.”

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates have been issued and are outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of American, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or American’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If American is in bankruptcy and certain other specified events have occurred:

•	the Class A Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

•	the Class B Certificateholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and the Class A Certificates; and

•

if one or more classes of Additional Certificates are outstanding, the holders (other than American or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates, the Class A

Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates ranking senior in priority of payment to such class of Additional Certificates.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities

Under the Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Providers.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates issued by the Class AA Trust, Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to all of the Certificates in right of payment.

Escrowed Funds

Funds held in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. Subject to certain conditions, each Trustee may withdraw such escrowed funds from time to time to purchase the related series of Equipment Notes in respect of an Aircraft prior to the Delivery Period Termination Date. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions under the Intercreditor Agreement. The Deposits cannot be used to pay any other amount in respect of the Certificates. See “Description of the Deposit Agreements” for a description of the terms of the deposit arrangements, including the threshold rating requirements applicable to the Depositary.

Withdrawal and Return of Escrowed Funds

Under certain circumstances, less than all of the Deposits held in escrow may have been used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the one or more existing financings encumbering the Owned Aircraft, delays in the delivery of any New Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution or, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter.

In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow will also be withdrawn and distributed to the applicable Certificateholders with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust with accrued but unpaid interest thereon, but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft prior to the Delivery Period Termination Date pursuant to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to: (i) each Owned Aircraft on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft on or prior to August 14, 2020 and (iii) each Airbus A321NEO Aircraft on or prior to the Delivery Period Termination Date, in each case with the relevant parties pursuant to financing agreements that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

American may use financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement so long as American obtains written confirmation from each Rating Agency to the effect that the use of such modified financing agreements will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must in any event comply with the Required Terms set forth in the Note Purchase Agreement. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event occurs or certain specified conditions are not met. In addition, if any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

Possible Issuance of Additional Certificates

Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft, may be issued at any time and from time to time in the future. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See

“Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

If any class of Additional Certificates is outstanding, under certain circumstances, the holders of such class of Additional Certificates will have certain rights to purchase all, but not less than all, of the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any class of Additional Certificates ranking senior in priority of distribution, in the manner provided in the Intercreditor Agreement, to such class of Additional Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders.”

In addition, if any class of Additional Certificates is outstanding, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Possible Refinancing or Reissuance of Certificates	American may at any time and from time to time:

•

redeem all (but not less than all) of the Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•

following the payment in full at maturity or otherwise of all (but not less than all) of the Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the repaid Equipment Notes.

In either such case, American will fund the sale of any such series of new equipment notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of new equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible

Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Equipment Notes

(a) Issuer

Under each Indenture, American will issue Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, which will be acquired, respectively, by the Class AA Trust, the Class A Trust and the Class B Trust.

(b) Interest

The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest on the issued and outstanding Equipment Notes will be payable in arrears on February 15 and August 15 of each year, commencing on February 15, 2020, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal

Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid in specified amounts on February 15 and August 15 in each year, (i) commencing on February 15, 2020 in the case of Owned Aircraft, on August 15, 2020 in the case of New Embraer 175 Aircraft and on August 15, 2021 in the case of Airbus A321NEO Aircraft and (ii) ending on February 15, 2032 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on February 15, 2028 in the case of the Series B Equipment Notes.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under each Indenture:

•

the indebtedness evidenced by the Series A Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•

the indebtedness evidenced by the Series B Equipment Notes issued under such Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions.”

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, American will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. American may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series A Equipment Notes, outstanding Series B Equipment Notes or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates.” The redemption price in each such case will be the unpaid principal amount of the Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption.”

(f) Security and Cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination.” This means, among other things, that any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”). See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver.”

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the related Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such

Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution

American may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, free and clear of all liens (other than certain permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of the issuance of Series AA Equipment Notes under such related Indenture; and

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with the terms of such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe.”

(h) Cross-default

There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft also will be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Counsel to American will provide an opinion to the Trustees stating that the benefits of Section 1110 will be available for each of the Aircraft. See “Description of the Equipment Notes—Remedies.”

Material U.S. Federal Income Tax Consequences

No Trust will be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person subject to U.S. federal income taxation acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Material U.S. Federal Income Tax Consequences.”

Certain ERISA Considerations	Each person who acquires a Certificate or an interest therein will be deemed to have:

•	represented that either (a) no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (b) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law (as defined below) pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law; and

•	directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein; and

•

if it is an ERISA Plan (as defined below), it represents and warrants that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Certificates or any interest therein, and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Certificates or any interest therein.

See “Certain ERISA Considerations.”

Governing Law	The Certificates and the Equipment Notes are governed by the laws of the State of New York.

	Moody’s	Standard & Poor’s
Threshold Rating for the Depositary for the Class AA Trust	P-1	AA/A-(1)
Threshold Rating for the Depositary for the Class A Trust	P-1	A/A-(2)
Threshold Rating for the Depositary for the Class B Trust	P-1	BBB-
	(Short-Term Rating)	(Long-Term Rating)

(1)	Long-Term Rating of AA or, if the applicable Deposits are held in fiduciary accounts by a national bank exercising trust powers, A-.
(2)	Long-Term Rating of A or, if the applicable Deposits are held in fiduciary accounts by a national bank exercising trust powers, A-.

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirements.

		Moody’s	Standard & Poor’s
Threshold Rating for the Liquidity Provider for the Class AA Trust	Long Term	Baa2	A-
Threshold Rating for the Liquidity Provider for the Class A Trust	Long Term	Baa2	BBB
Threshold Rating for the Liquidity Provider for the Class B Trust	Long Term	Baa2	BB+

Liquidity Provider Rating	The Liquidity Provider meets the applicable Liquidity Threshold Rating requirement for each of the Trusts.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial data of American. We derived the annual historical financial data as of December 31, 2018 and for the years ended December 31, 2018, 2017, and 2016 from American’s audited consolidated financial statements and notes thereto, which have been audited by KPMG LLP, an independent registered public accounting firm and are incorporated herein by reference. We derived the historical consolidated financial data as of June 30, 2019 and for the six month periods ended June 30, 2019 and 2018 from American’s unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement.

The summary historical consolidated financial data should be read in conjunction with American’s consolidated financial statements for the respective periods, the related notes and the related reports of KPMG LLP, certain of which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018(1)	2018	2017(1)	2016(1)
	(in millions)
Consolidated Statements of Operations data:
Total operating revenues	$22,539	$22,038	$44,530	$42,610	$40,125
Total operating expenses	21,067	20,613	41,807	38,405	35,045
Operating income	1,472	1,425	2,723	4,205	5,080
Net income	944	818	1,658	1,285	2,689

	June 30, 2019	December 31, 2018
	(in millions)
Consolidated Balance Sheet data (at end of period):
Total assets	$72,351	$70,878
Debt and finance leases	23,273	23,197
Pension and postretirement obligations(2)	5,623	6,893
Operating lease liabilities	9,404	9,496
Stockholder’s equity	12,740	11,770

(1)

American adopted three new accounting standards as of January 1, 2018: Accounting Standards Update (“ASU”) 2016-02: Leases (Topic 842) (the “New Lease Standard”), ASU 2014-09: Revenue from Contracts with Customers (the “New Revenue Standard”) and ASU 2017-07: Compensation—Retirement Benefits (the “New Retirement Standard”). The 2017 and 2016 financial information presented above has been recast to reflect the impact of the adoption of the New Revenue Standard and the New Retirement Standard. The New Lease Standard did not require the recast of prior periods; however, since American elected to early adopt the New Lease Standard in the fourth quarter of 2018, the six months ended June 30, 2018 have been recast to reflect the impact of the adoption of such standard. See Note 1(b) to American’s Consolidated Financial Statements in Part II, Item 8B of its Annual Report on Form 10-K for the year ended December 31, 2018 for further information on the impacts of these new accounting standards.

(2)

Substantially all defined benefit pension plans were frozen effective November 1, 2012. See Note 8 to American’s Consolidated Financial Statements in Part II, Item 8B of its Annual Report on Form 10-K for the year ended December 31, 2018 for further information on pension and postretirement benefits.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and other information which may be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related company free writing prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the SEC, as well as the “Special Note Regarding Forward-Looking Statements.” With respect to “Risks Relating to the Company and Industry-Related Risks” below, references to “we,” “us,” “our,” the “Company” and similar terms in this section refer to AAG and its consolidated subsidiaries, including American. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict such new risks and uncertainties, nor can we assess the extent to which any of the risk factors below or any such new risks and uncertainties, or any combination thereof, may impact our business.

Risks Relating to the Company and Industry-Related Risks

Downturns in economic conditions could adversely affect our business.

Due to the discretionary nature of business and leisure travel spending and the highly competitive nature of the airline industry, our revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel, changes in booking practices and related reactions by our competitors, all of which in turn have had, and may have in the future, a strong negative effect on our business. See also “—The airline industry is intensely competitive and dynamic” below.

Our business is very dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Market prices for jet fuel have fluctuated substantially over the past several years and prices continue to be highly volatile.

Because of the amount of fuel needed to operate our business, even a relatively small increase or decrease in the price of fuel can have a material effect on our operating results and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market for air travel, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues or decrease other operating costs sufficiently to offset fuel price increases. Similarly, we cannot predict actions that may be taken by our competitors in response to changes in fuel prices.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters (including hurricanes or similar events in the U.S. Southeast and on the Gulf Coast where a significant portion of domestic refining capacity is located), political disruptions or wars involving oil-producing countries, economic sanctions imposed against oil-producing countries or specific industry participants, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in the cost to transport or store petroleum products, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, distribution challenges, additional fuel price volatility and cost increases in the future. For instance, effective January 1, 2020, rules adopted by the International Maritime Organization will restrict the sulfur content allowable in marine fuels from 3.5% to 0.5%, which is expected to cause increased demand by maritime shipping companies for low-sulfur fuel and lead to increased costs of jet fuel. Any of these factors or events could cause a disruption in or increased demands on oil production, refinery operations, pipeline capacity or terminal access and possibly result in significant increases in the price of aircraft fuel and diminished availability of aircraft fuel supply.

Our aviation fuel purchase contracts generally do not provide meaningful price protection against increases in fuel costs. Our current policy is not to enter into transactions to hedge our fuel consumption, although we review this policy from time to time based on market conditions and other factors. Accordingly, as of June 30, 2019, we did not have any fuel hedging contracts outstanding. As such, and assuming we do not enter into any future transactions to hedge our fuel consumption, we will continue to be fully exposed to fluctuations in fuel prices. See also the discussion in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“Aircraft Fuel” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, as well as joint ventures formed by some of these airlines, many of which have more financial or other resources and/or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost carrier (including so-called ultra-low cost carriers). Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity, amenities, loyalty benefits and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability.

Low-cost carriers (including so-called ultra-low-cost carriers) have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more established airlines, and represent significant competitors, particularly for customers who fly infrequently and are price sensitive and tend not to be loyal to any one particular carrier. While historically these carriers have provided competition in domestic markets, we have recently experienced new competition from low-cost carriers on international routes. A number of these low-cost carriers have announced growth strategies including commitments to acquire significant numbers of new aircraft for delivery in the next few years. These low-cost carriers are attempting to continue to increase their market share through growth and, potentially, consolidation, and are expected to continue to have an impact on our revenues and overall performance. We and several other large network carriers have implemented “Basic Economy” fares designed to more effectively compete against low-cost carriers, but we cannot predict whether these initiatives will be successful or the competitive reaction of the low-cost carriers. Competition is also increasing from low-cost airlines executing international long-haul expansion strategies, including, for example, Icelandair and Norwegian Air Shuttle. The actions of existing or future low-cost carriers, including those described above, could have a material adverse effect on our operations and financial performance.

We provide air travel internationally, directly as well as through joint business, alliance, codeshare and similar arrangements to which we are a party. While our network is comprehensive, compared to some of our key global competitors, we generally have somewhat greater relative exposure to certain regions (for example, Latin America) and somewhat lower relative exposures to others (for example, China and parts of Asia). Our financial performance relative to our key competitors will therefore be influenced significantly by macro-economic conditions in particular regions around the world and the relative exposure of our network to the markets in those regions.

In providing international air transportation, we compete to provide scheduled passenger and cargo service between the U.S. and various overseas locations with U.S. airlines, foreign investor-owned airlines and foreign state-owned or state-affiliated airlines. Competition is increasing from foreign state-owned and state-affiliated airlines in the Gulf region, including Emirates, Etihad Airways and Qatar Airways. These carriers have large numbers of international widebody aircraft in service and on order and are increasing service to the U.S. from locations both in and outside the Middle East. Service to and from locations outside of the Middle East is provided by some of these carriers under so-called “fifth freedom” rights permitted under international treaties which allow service to and from stopover points between an airline’s home country and the ultimate destination. Such flights, such as a stopover in Europe on flights to the United States, allow the carrier to sell tickets for travel between the stopover point and the United States in competition with service provided by us. Additionally, these carriers have made significant investments in a number of airlines located outside of the Middle East, such as Air Italy, providing these affiliated airlines with capital and aircraft to permit increases in service that compete with us. We believe these state-owned and state-affiliated carriers in the Gulf region, including their affiliated carriers, benefit from significant government subsidies, which have allowed them to grow quickly, reinvest in their product and expand their global presence. Competition is also increasing from low-cost airlines executing international long-haul expansion strategies, including, for example, Icelandair and Norwegian Air Shuttle.

Our international service exposes us to foreign economies and the potential for reduced demand, such as we have recently experienced in Venezuela, when any foreign country we serve suffers adverse local economic conditions. In addition, open skies agreements with an increasing number of countries around the world provide international airlines with open access to U.S. markets, potentially subjecting us to increased competition on our international routes. See also “—Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.”

Certain airline alliances, joint ventures and joint businesses have been, or may in the future be, granted immunity from antitrust regulations by governmental authorities for specific areas of cooperation, such as joint pricing decisions. To the extent alliances formed by our competitors can undertake activities that are not available to us, our ability to effectively compete may be hindered. Our ability to attract and retain customers is dependent upon, among other things, our ability to offer our customers convenient access to desired markets. Our business could be adversely affected if we are unable to maintain or obtain alliance and marketing relationships with other air carriers in desired markets.

American has established a transatlantic joint business agreement (“JBA”) with British Airways, Iberia and Finnair, and separately, a transpacific JBA with Japan Airlines, each of which has been granted antitrust immunity. In October 2017, American and its transatlantic partners executed an amended and restated JBA which, among other things, extends the term of the agreement. An application is pending with the U.S. Department of Transportation (“DOT”) to add Aer Lingus, which is now owned by the parent company of British Airways and Iberia, to the transatlantic JBA. This relationship benefits from a grant of antitrust immunity from the DOT and was reviewed by the European Commission (“EC”) in July 2010. In connection with this review, we provided certain commitments to the EC regarding, among other things, the availability of take-off and landing slots at London Heathrow (“LHR”) or London Gatwick (“LGW”) airports. The commitments accepted by the EC are binding for 10 years with the possibility of renewal by the EC. However, in light of Brexit and the related possibility that the EC would no longer have regulatory responsibility for the United Kingdom when the commitments expire in July 2020, the United Kingdom Competition and Markets Authority (“CMA”) in October 2018 opened an investigation into the transatlantic JBA. We are cooperating fully with the CMA. Also, we signed a JBA with Qantas Airways, which was approved by the competition law regulators in Australia and New Zealand, and in July 2019 the DOT granted its approval. In addition, in 2016, we signed JBAs with certain air carriers of the LATAM Airlines Group for travel to certain South American countries. In the United States, approval for the JBA with LATAM Airlines Group is pending. The JBA with LATAM Airlines Group has obtained required approvals in all other jurisdictions except Chile, where in May 2019, the Chilean Supreme Court rejected the joint business proposal. As a result of this decision, we and our proposed JBA partners are currently considering next steps in relation to the proposed Latin American joint business. This JBA has been approved in all other jurisdictions. The foregoing arrangements are important aspects of our international network and we are dependent on the performance and continued cooperation of the other airlines party to those agreements. No assurances can be given as to any benefits that we may derive from such arrangements or any other arrangements that may ultimately be implemented, or whether or not regulators will, or if granted continue to, approve or impose material conditions on our business activities.

Additional mergers and other forms of industry consolidation, including antitrust immunity grants, may take place and may not involve us as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with any such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

Additionally, our AAdvantage loyalty program, which is an important element of our sales and marketing programs, faces significant and increasing competition from the loyalty programs offered by other travel companies, as well as from similar loyalty benefits offered by banks and other financial services companies. Competition among loyalty programs is intense regarding the rewards, fees, required usage, and other terms and conditions of these programs. These competitive factors affect our ability to attract and retain customers, increase usage of our loyalty program and maximize the revenue generated by our loyalty program.

Evolving data security and privacy requirements could increase our costs, and any significant data security incident could disrupt our operations, harm our reputation, expose us to legal risks and otherwise materially adversely affect our business, results of operations and financial condition.

Our business requires the secure processing and storage of sensitive information relating to our customers, employees, business partners and others. However, like any global enterprise operating in today’s digital business environment, we are subject to threats to the security of our networks and data, including threats potentially involving criminal hackers, hacktivists, state-sponsored actors, corporate espionage, employee malfeasance, and human or technological error. These threats continue to increase as the frequency, intensity and sophistication of attempted attacks and intrusions increase around the world. We have been the target of cybersecurity attacks in the past and expect that we will continue to be in the future.

Furthermore, in response to these threats there has been heightened legislative and regulatory focus on data privacy and cybersecurity in the U.S., the European Union (“EU”) and elsewhere, particularly with respect to critical infrastructure providers, including those in the transportation sector. As a result, we must comply with a growing and fast-evolving set of legal requirements in this area, including substantive cybersecurity standards as well as requirements for notifying regulators and affected individuals in the event of a data security incident. This regulatory environment is increasingly challenging and may present material obligations and risks to our business, including significantly expanded compliance burdens, costs and enforcement risks. For example, in May 2018, the EU’s new General Data Protection Regulation, commonly referred to as GDPR, came into effect, which imposes a host of new data privacy and security requirements, imposing significant costs on us and carrying substantial penalties for non-compliance.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

A significant cybersecurity incident could result in a range of potentially material negative consequences for us, including unauthorized access to, disclosure, modification, misuse, loss or destruction of company systems or data; theft of sensitive, regulated or confidential data, such as personal identifying information or our intellectual property; the loss of functionality of critical systems through ransomware, denial of service or other attacks; and business delays, service or system disruptions, damage to equipment and injury to persons or property. The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving and may be difficult to anticipate or to detect for long periods of time. The constantly changing nature of the threats means that we may not be able to prevent all data security breaches or misuse of data. Similarly, we depend on the ability of our key commercial partners, including our regional carriers, distribution partners and technology vendors, to conduct their businesses in a manner that complies with applicable security standards and assures their ability to perform on a timely basis. A security failure, breach or other significant cybersecurity incident affecting one of our partners could result in potentially material negative consequences for us.

In addition, the costs and operational consequences of defending against, preparing for, responding to and remediating an incident of cybersecurity breach may be substantial. As cybersecurity threats become more frequent, intense and sophisticated, costs of proactive defense measures may increase. Further, we could be exposed to litigation, regulatory enforcement or other legal action as a result of an incident, carrying the potential for damages, fines, sanctions or other penalties, as well as injunctive relief and enforcement actions requiring costly compliance measures. A significant number of recent privacy and data security incidents, including those involving other large airlines, have resulted in very substantial adverse financial consequences to those companies. A cybersecurity incident could also impact our brand, harm our reputation and adversely impact our relationship with our customers, employees and stockholders. Accordingly, failure to appropriately address these issues could result in material financial and other liabilities and cause significant reputational harm to our company.

Our high level of debt and other obligations may limit our ability to fund general corporate requirements and obtain additional financing, may limit our flexibility in responding to competitive developments and cause our business to be vulnerable to adverse economic and industry conditions.

We have significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on flight equipment and property leases related to airport and other facilities, and substantial non-cancelable obligations under aircraft and related spare engine purchase agreements. Moreover, currently a substantial portion of our assets are pledged to secure our indebtedness. Our substantial indebtedness and other obligations, which are generally greater than the indebtedness and other obligations of our competitors, could have important consequences. For example, they:

•	may make it more difficult for us to satisfy our obligations under our indebtedness;

•

may limit our ability to obtain additional funding for working capital, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and other obligations, thereby reducing the funds available for other purposes;

•

make us more vulnerable to economic downturns, industry conditions and catastrophic external events, particularly relative to competitors with lower relative levels of financial leverage; contain covenants requiring us to maintain an aggregate of at least $2.0 billion of unrestricted cash and cash equivalents and amounts available to be drawn under revolving credit facilities; and

•	contain restrictive covenants that could, among other things:

•	limit our ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends;

•

significantly constrain our ability to respond, or respond quickly, to unexpected disruptions in our own operations, the U.S. or global economies, or the businesses in which we operate, or to take advantage of opportunities that would improve our business, operations, or competitive position versus other airlines;

•	limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

•	result in an event of default under our indebtedness.

These obligations could also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business, and could materially adversely affect our liquidity, results of operations and financial condition.

Further, a substantial portion of our long-term indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate (“LIBOR”) for deposits of U.S. dollars. LIBOR tends to fluctuate based on general short-term interest rates, rates set by the U.S. Federal Reserve and other central banks, the supply of and demand for credit in the London interbank market and general economic conditions. We have not hedged our interest rate exposure with respect to our floating rate debt. Accordingly, our interest expense for any particular period will fluctuate based on LIBOR and other variable interest rates. To the extent the interest rates applicable to our floating rate debt increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected.

On July 27, 2017, the Financial Conduct Authority (the authority that regulates LIBOR) announced that it intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is unclear whether new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, is considering replacing U.S. dollar LIBOR with a newly created index, calculated based on repurchase agreements backed by treasury securities. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United Kingdom, the United States or elsewhere. See also the discussion of interest rate risk in Part I, Item 3. Quantitative and Qualitative Disclosures About Market Risk—“Interest” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

We will need to obtain sufficient financing or other capital to operate successfully.

Our business plan contemplates continued significant investments related to modernizing our fleet, improving the experience of our customers and updating our facilities. Significant capital resources will be required to execute this plan. We estimate that, based on our commitments as of June 30, 2019, our planned aggregate expenditures for aircraft purchase commitments and certain engines on a consolidated basis for calendar years 2019-2023 would be approximately $8.4 billion. We also require financing to refinance maturing obligations and to provide liquidity to fund other corporate requirements. Accordingly, we will need substantial financing or other capital resources to finance such aircraft and engines and meet such other liquidity needs. If we are unable to arrange such financing at customary advance rates and on terms and conditions acceptable to us, we may need to use cash from operations or cash on hand to purchase such aircraft and engines or may seek to negotiate deferrals for such aircraft and engines with the applicable aircraft and engine manufacturers or otherwise defer corporate obligations. Depending on numerous factors applicable at the time we seek capital, many of which are out of our control, such as the state of the domestic and global economies, the capital and credit markets’ view of our prospects and the airline industry in general, and the general availability of debt and equity capital, the financing or other capital resources that we will need may not be available to us, or may be available only on onerous terms and conditions. There can be no assurance that we will be successful in obtaining financing or other needed sources of capital to operate successfully. An inability to obtain necessary financing on acceptable terms would have a material adverse impact on our business, results of operations and financial condition.

We have significant pension and other postretirement benefit funding obligations, which may adversely affect our liquidity, results of operations and financial condition.

Our pension funding obligations are significant. The amount of these obligations will depend on the performance of investments held in trust by the pension plans, interest rates for determining liabilities and actuarial experience. The minimum funding obligation applicable to our pension plans was subject to favorable temporary funding rules that expired at the end of 2017 and, as a result, our minimum pension funding obligations increased materially beginning in 2019. In addition, we may have significant obligations for other postretirement benefits, retiree medical and other postretirement benefits.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these credit card processing companies, under certain conditions (including, with respect to certain agreements, the failure of American to maintain certain levels of liquidity), to hold an amount of our cash (a holdback) equal to some or all of the advance ticket sales that have been processed by that credit card processor, but for which we have not yet provided the air transportation. These credit card processing companies are not currently entitled to maintain any holdbacks pursuant to these requirements. These holdback requirements can be modified at the discretion of the credit card processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdbacks, up to and including 100% of relevant advanced ticket sales, would materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less-favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions, or our inability to otherwise maintain labor costs at competitive levels may adversely affect our operations and financial performance.

Relations between air carriers and labor unions in the U.S. are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements (“CBAs”) generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”). For the dates that the CBAs with our major work groups become amendable under the RLA, see Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2018.

In the case of a CBA that is amendable under the RLA, if no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our business, results of operations and financial condition.

None of the unions representing our employees presently may lawfully engage in concerted slowdowns or refusals to work, such as strikes, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. For example, we are currently engaged in litigation with the unions representing our mechanics and other ground workers alleging that these employees are engaged in an unlawful work action which is adversely affecting our operation. Additionally, some of our unions have brought and may continue to bring grievances to binding arbitration, including those related to wages. If successful, there is a risk these judicial or arbitral avenues could result in material additional costs that we did not anticipate. See also Part I, Item 1. Business—“Employees and Labor Relations” in our Annual Report on Form 10-K for the year ended December 31, 2018.

As of December 31, 2018, approximately 84% of our employees were represented for collective bargaining purposes by labor unions. Currently, we believe our labor costs are competitive relative to the other large network carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because we are in negotiations for some new agreements now and other agreements may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions unilaterally or in connection with our current or future labor negotiations.

Interruptions or disruptions in service at one of our key facilities could have a material adverse impact on our operations.

We operate principally through our hubs and gateways in Charlotte, Chicago, Dallas/Fort Worth, London Heathrow, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. Substantially all of our flights either originate at or fly into one of these locations. A significant interruption or disruption in service at one of our hubs, gateways or other airports where we have a significant presence, such as LHR, resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, performance by third-party service providers (such as electric utility or telecommunications providers), failure of computer systems, disruptions at airport facilities or other key facilities used by us to manage our operations (such as occurred in the United Kingdom at LGW on December 20, 2018 and LHR on January 8, 2019 due to unauthorized drone activity), labor relations, power supplies, fuel supplies, terrorist activities, or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition. We have limited control, particularly in the short term, over the operation, quality or maintenance of many of the services on which our operations depend and over whether vendors of such services will improve or continue to provide services that are essential to our business.

If we are unable to obtain and maintain adequate facilities and infrastructure throughout our system and, at some airports, adequate slots, we may be unable to operate our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.

In order to operate our existing and proposed flight schedule and, where desirable, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, check-in counters, operations areas, operations control facilities and administrative support space. As airports around the world become more congested, it may not be possible for us to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network, including those imposed by inadequate facilities at desirable airports.

In light of constraints on existing facilities, there is presently a significant amount of capital spending underway at major airports in the United States, including large projects underway at a number of airports where we have significant operations, such as Chicago O’Hare International Airport (“ORD”), Los Angeles International Airport (“LAX”), La Guardia Airport (“LGA”) and Ronald Reagan Washington National Airport (“DCA”). This spending is expected to result in increased costs to airlines and the traveling public that use those facilities as the airports seek to recover their investments through increased rental, landing and other facility costs. In some circumstances, such costs could be imposed by the relevant airport authority without our approval. Accordingly, our operating costs are expected to increase significantly at many airports at which we operate, including a number of our hubs and gateways, as a result of capital spending projects currently underway and additional projects that we expect to commence over the next several years.

In addition, operations at three major domestic airports, certain smaller domestic airports and many foreign airports served by us are regulated by governmental entities through the use of slots or similar regulatory mechanisms that limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the U.S., the DOT and the Federal Aviation Administration (“FAA”) currently regulate the allocation of slots or slot exemptions at DCA and two New York City airports: John F. Kennedy International Airport (“JFK”) and LGA. Our operations at these airports generally require the allocation of slots or similar regulatory authority. In addition to slot restrictions, operations at LGA and DCA are also limited based on a so-called “perimeter rule” which generally limits the stage length of the flights that can be operated from those airports to 1,500 and 1,250 miles, respectively. Similarly, our operations at LHR, international airports in Beijing, Frankfurt, Paris, Tokyo and other airports outside the U.S. are regulated by local slot authorities pursuant to the International Airline Trade Association (“IATA”) Worldwide Scheduling Guidelines and/or applicable local law. Termination of slot controls at some or all of the foregoing airports could affect our operational performance and competitive position. We currently have sufficient slots or analogous authorizations to operate our existing flights and we have generally, but not always, been able to obtain the rights to expand our operations and to change our schedules. However, there is no assurance that we will be able to obtain sufficient slots or analogous authorizations in the future or as to the cost of acquiring such rights because, among other reasons, such allocations are often sought after by other airlines and are subject to changes in governmental policies. We cannot provide any assurance that regulatory changes regarding the allocation of slots, the continued enforcement of a perimeter rule or similar regulatory authority will not have a material adverse impact on our operations.

Our ability to provide service can also be impaired at airports, such as ORD and LAX where the airport gate and other facilities are currently inadequate to accommodate all of the service that we would like to provide, or airports such as Dallas Love Field Airport where we have no access to gates at all.

Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, operations control facilities, slots (where applicable), or office space could have a material adverse effect on our business, results of operations and financial condition.

If we encounter problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, substantially all of which are provided for under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risk of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, the inability of third parties to hire or retain skilled personnel, including pilots and mechanics, and other risk factors, such as an out-of-court or bankruptcy restructuring of any of our regional operators. Many of these third-party regional operators provide significant regional capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Disruptions to capital markets, shortages of skilled personnel and adverse economic conditions in general have subjected certain of these third-party regional operators to significant financial pressures, which have in the past and may in the future lead to bankruptcies among these operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. Any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial condition.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including distribution and sale of airline seat inventory, reservations, provision of information technology and services, regional operations, aircraft maintenance, ground services and facilities and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.

The commercial relationships that we have with airlines, including any related equity investment, may not produce the returns or results we expect.

An important part of our strategy to expand our network has been to expand our commercial relationships with other airlines, such as by entering into global alliance, joint business and codeshare relationships, and, in one recent instance involving China Southern Airlines, by making a significant equity investment in another airline in connection with initiating such a commercial relationship. We may explore similar non-controlling investments in, and joint ventures and strategic alliances with, other carriers as part of our global business strategy. We face competition in forming these commercial relationships since there are a limited number of potential arrangements and other airlines are looking to enter into similar relationships, and our inability to form these relationships or inability to form as many of these relationships as our competitors may have an adverse effect on our business. Any such existing or future investment could involve significant challenges and risks, including that we may not realize a satisfactory return on our investment or that they may not generate the expected revenue synergies. These events could have a material adverse effect on our business, results of operations and financial condition.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems (“GDSs”) (e.g., Amadeus, Sabre and Travelport), conventional travel agents, travel management companies and online travel agents (“OTAs”) (e.g., Expedia, including its booking sites Orbitz and Travelocity, and The Priceline Group), to distribute a significant portion of our airline tickets, and we expect in the future to continue to rely on these channels. We are also dependent upon the ability and willingness of these distribution channels to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of our distribution channels, while maintaining an industry-competitive cost structure. Further, as distribution technology changes we will need to continue to update our technology by acquiring new technology from third parties, building the functionality ourselves, or a combination, which in any event will likely entail significant technological and commercial risk and involve potentially material investments. These imperatives may affect our relationships with conventional travel agents, travel management companies, GDSs and OTAs, including if consolidation of conventional travel agents, travel management companies, GDSs or OTAs continues, or should any of these parties seek to acquire other technology providers thereby potentially limiting our technology alternatives, such as the proposed acquisition of Farelogix by Sabre. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the DOT, the FAA, the Transportation Security Administration and the Department of Homeland Security have issued a number of directives and other regulations, that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. These requirements can be issued with little or no notice, or can otherwise impact our ability to efficiently or fully utilize our aircraft, and in some instances have resulted in the temporary grounding of aircraft types altogether (including the March 2019 grounding of all Boeing 737 MAX aircraft, including the 24 aircraft in our fleet, which remains in place as of the date of this filing), or otherwise caused substantial disruption and resulted in material costs to us and lost revenues. The FAA also exercises comprehensive regulatory authority over nearly all technical aspects of our operations. Our failure to comply with such requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In the future, any new regulatory requirements, particularly requirements that limit our ability to operate or price our products, could have a material adverse effect on us and the industry.

DOT consumer rules dictate procedures for customer handling during long onboard delays, further regulate airline interactions with passengers, including passengers with disabilities, through the ticketing process, at the airport, and onboard the aircraft, and require disclosures concerning airline fares and ancillary fees such as baggage fees. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines. Present and potential future security requirements can have the effect of imposing costs and inconvenience on travelers, potentially reducing the demand for air travel.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law that affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fares offered or fees that can be charged to passengers;

•

the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances, joint businesses and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards;

•	restrictions on airport operations, such as restrictions on the use of slots at airports or the auction or reallocation of slot rights currently held by us; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

Any significant reduction in air traffic capacity at and in the airspace serving key airports in the U.S. or overseas could have a material adverse effect on our business, results of operations and financial condition. In addition, the United States National Airspace System (the “ATC system”) is not successfully modernizing to meet the growing demand for U.S. air travel. Air traffic controllers rely on outdated procedures and technologies that routinely compel airlines to fly inefficient routes or take significant delays on the ground. The ATC system’s inability to manage existing travel demand has led government agencies to implement short-term capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions of air traffic. The outdated technologies also cause the ATC system to be less resilient in the event of a failure. For example, an automation failure and an evacuation, in 2015 and 2017, respectively, at the Washington Air Route Control Center resulted in cancellations and delays of hundreds of flights traversing the greater Washington, D.C. airspace.

In the early 2000s, the FAA embarked on a path to modernize the national airspace system, including migration from the current radar-based ATC system to a GPS-based system. This modernization of the ATC system, generally referred to as “NextGen,” has been plagued by delays and cost overruns, and it remains uncertain when the full array of benefits expected from this modernization will be available to the public and the airlines. Failure to update the ATC system in a timely manner and the substantial costs that may be imposed on airlines in order to fund a modernized ATC system may have a material adverse effect on our business.

Further, our business has been adversely impacted when government agencies have ceased to operate as expected including due to partial shut-downs, sequestrations or similar events. These events have resulted in, among other things, reduced demand for air travel, an actual or perceived reduction in ATC and security screening resources and related travel delays, as well as disruption in the ability of the FAA to grant required regulatory approvals, such as are involved when a new aircraft is first placed into service.

Our operating authority in international markets is subject to aviation agreements between the U.S. and the respective countries or governmental authorities, such as the EU, and in some cases, fares and schedules require the approval of the DOT and/or the relevant foreign governments. Moreover, alliances with international carriers may be subject to the jurisdiction and regulations of various foreign agencies. The U.S. government has negotiated “open skies” agreements with many countries, which allow unrestricted route authority access between the U.S. and the foreign markets. While the U.S. has worked to increase the number of countries with which open skies agreements are in effect, a number of markets important to us, including China, do not have open skies agreements. For example, the open skies air services agreement between the U.S. and the EU, which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including LHR. As a result of the agreement and a subsequent open skies agreement involving the U.S. and the United Kingdom, which was agreed in anticipation of Brexit, we face increased competition in these markets, including LHR. Bilateral and multilateral agreements among the U.S. and various foreign governments of countries we serve but which are not covered by an open skies treaty are subject to periodic renegotiation. We currently operate a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these markets, it could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from foreign airlines, revenue-sharing joint ventures, JBAs, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes.

The pending withdrawal of the United Kingdom from the EU, commonly referred to as Brexit, is currently scheduled to occur on November 1, 2019 but could take place before or after that date dependent on the outcome of ongoing negotiations between the United Kingdom’s government and Members of the United Kingdom Parliament as well as with the EU. Brexit will mandate further modification in the current regulatory regime. We face risks associated with the United Kingdom’s exit from the EU, notably given the extent of our passenger and cargo traffic and that of our joint business partners that flows through LHR in the United Kingdom. Absent an approved withdrawal agreement between the United Kingdom and the EU (resulting in the so-called “No Deal Brexit” scenario), our expectation is that air services (including those involving our joint business and code share partners) will continue substantially as we currently conduct them, at least for a transition period, in reliance on “basic connectivity” traffic rights adopted by the EU and the United Kingdom’s agreement to grant reciprocal rights to EU airlines as well as a new air services agreement between the U.S. and United Kingdom concluded on November 29, 2018. However, the precise scope of traffic rights between the EU and the United Kingdom remains uncertain and therefore the continuation of our current services is not assured and could be subject to disruption. If Brexit is accomplished pursuant to a withdrawal agreement consistent with the agreement presently being discussed between the United Kingdom and the EU, but which has yet to be approved by the United Kingdom, our current air services would continue as we currently conduct them during a transition period running through the end of 2020, with a potential extension of up to two years. During that transition period, the United Kingdom and the EU would seek to implement a new air services agreement. We cannot predict the terms of any such successor air services agreement or whether changes in the relationship between the United Kingdom and the EU, including whether or not the United Kingdom withdraws from the EU with or without an agreement, could materially adversely affect our business, results of operations and financial condition. More generally, changes in U.S. or foreign government aviation policies could result in the alteration or termination of such agreements, diminish the value of route authorities, slots or other assets located abroad, or otherwise adversely affect our international operations.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that negatively impact our revenue and profitability. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a per-passenger facility charge on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as passenger security fees), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes and fees are not our operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers, including the passenger facility charge, and we may not be able to recover all of these charges from our customers. Increases in such taxes, fees and charges could negatively impact our business, results of operations and financial condition.

Under DOT regulations, all governmental taxes and fees must be included in the prices we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Recent U.S. tax legislation may adversely affect our financial condition, results of operations and cash flows.

Recently enacted U.S. tax legislation has significantly changed the U.S. federal income taxation of U.S. corporations, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, adopting elements of a territorial tax system, revising the rules governing net operating losses (“NOLs”) and the rules governing foreign tax credits and introducing new anti-base erosion provisions. Many of these changes became effective immediately, without any transition periods or grandfathering for existing transactions. The legislation is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementation regulations by the Treasury and Internal Revenue Service, any of which could materially affect the impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. While some of the changes made by the tax legislation may adversely affect us in one or more reporting periods and prospectively, other changes may be beneficial on a going forward basis.

See Note 5 to American’s Condensed Consolidated Financial Statements in Part I, Item 1B in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 for additional information on income taxes.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have recently instituted, and intend to institute in the future, changes to our business model designed to increase revenues and offset costs. These measures include further segmentation of the classes of services we offer, such as Premium Economy service and Basic Economy service, enhancements to our AAdvantage loyalty program, charging separately for services that had previously been included within the price of a ticket, increasing other pre-existing fees, reconfiguration of our aircraft cabins, and efforts to optimize our network including by focusing growth on a limited number of large hubs. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure that these measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives may create logistical challenges that could harm the operational performance of our airline or result in decreased demand. Also, our implementation of any new or increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect our business.

We believe that our future success will depend in large part on our ability to retain or attract highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel would have a material adverse effect on our business, results of operations and financial condition.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats, attacks and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks of September 11, 2001 and any other such measures that may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to the U.S. Customs and Border Protection Agency and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue. Implementation of and compliance with increasingly-complex security and customs requirements will continue to result in increased costs for us and our passengers, and have caused and likely will continue to cause periodic service disruptions and delays. We have at times found it necessary or desirable to make significant expenditures to comply with security-related requirements while seeking to reduce their impact on our customers, such as expenditures for automated security screening lines at airports. As a result of competitive pressure, and the need to improve security screening throughput to support the pace of our operations, it is unlikely that we will be able to capture all security-related costs through increased fares. In addition, we cannot forecast what new security requirements may be imposed in the future, or their impact on our business.

We operate a global business with international operations that are subject to economic and political instability and have been, and in the future may continue to be, adversely affected by numerous events, circumstances or government actions beyond our control.

We operate a global business with significant operations outside of the U.S. Our current international activities and prospects have been and in the future could be adversely affected by government policies, reversals or delays in the opening of foreign markets, increased competition in international markets, the performance of our alliance, joint business and codeshare partners in a given market, exchange controls or other restrictions on repatriation of funds, currency and political risks (including changes in exchange rates and currency devaluations), environmental regulation, increases in taxes and fees and changes in international government regulation of our operations, including the inability to obtain or retain needed route authorities and/or slots. Fluctuations in foreign currencies, including devaluations, exchange controls and other restrictions on the repatriation of funds, have significantly affected and may continue to significantly affect our operating performance, liquidity and the value of any cash held outside the U.S. in local currency.

Such fluctuations in foreign currencies, including devaluations, cannot be predicted by us and can significantly affect the value of our assets located outside the United States. These conditions, as well as any further delays, devaluations or imposition of more stringent repatriation restrictions, may materially adversely affect our business, results of operations and financial condition.

More generally, our industry may be affected by a deterioration in global trade relations or shifts in the trade policies of individual nations. For example, much of the demand for international air travel is the result of business travel in support of global trade. Should protectionist governmental policies, such as increased tariff barriers, travel limitation and other actions, have the effect of reducing global commercial activity, the result could be a material decrease in the demand for international air travel. Additionally, certain of the products and services that we purchase, including certain of our aircraft and related parts, are sourced from suppliers located in foreign countries, and the imposition of new tariffs, or any increase in existing tariffs, by the U.S. government in respect of the importation of such products or services could materially increase the amounts we pay for them. In particular, in April 2019, the U.S. government, as part of an ongoing dispute with the European Union before the World Trade Organization (“WTO”) over, among other things, government aircraft subsidies, announced its intention to levy tariffs on certain imports from the European Union, including commercial aircraft and related parts, and the scope of these tariffs would include products that we are already contractually obligated to purchase. While the scope and rate of any such tariffs remain subject to the approval of a WTO arbitrator, the implementation of these tariffs would substantially increase the cost of, among other things, new Airbus aircraft and parts required to service our Airbus fleet, which in turn could have a material adverse effect on our financial condition or results of operations.

The United Kingdom held a referendum in June 2016 regarding its membership in the EU in which a majority of the United Kingdom electorate voted in favor of the British government taking the necessary action for the United Kingdom to leave the EU, an event commonly referred to as Brexit. In March 2017, the United Kingdom served notice of its decision to withdraw from the EU, formally initiating the withdrawal process. Serving this notice began the two-year period for the United Kingdom to negotiate the terms for its withdrawal from the EU, which was originally scheduled to occur on March 29, 2019. The United Kingdom’s exit from the EU is now scheduled to occur on November 1, 2019, but could take place before or after that date dependent on the outcome of ongoing negotiations between the United Kingdom’s government and Members of the United

Kingdom’s Parliament as well as with the EU. We face risks associated with the uncertainty following the referendum and the consequences that may flow from the decision to exit the EU, notably given the extent of our passenger and cargo traffic and that of our joint business partners that flows through LHR in the United Kingdom. Absent an approved withdrawal agreement between the United Kingdom and the EU (resulting in the so-called “No Deal Brexit” scenario), our expectation is that air services (including those involving our joint business and code share partners) will continue substantially as we currently conduct them, at least for a transition period, in reliance on “basic connectivity” traffic rights adopted by the EU and the United Kingdom’s agreement to grant reciprocal rights to EU airlines as well as the new air services agreements between the U.S. and United Kingdom concluded on November 29, 2018. However, the precise scope of traffic rights between the EU and the United Kingdom remains uncertain and therefore the continuation is not assured and could be subject to disruption. If Brexit is accomplished pursuant to a withdrawal agreement consistent with the agreement presently being discussed between the United Kingdom and the EU, but which has yet to be approved by the United Kingdom, our current air services would continue as we currently conduct them during a transition period running through the end of 2020, with a potential extension of up to two years. During that transition period, the United Kingdom and the EU would seek to implement a new air services agreement. We cannot predict the terms of any such successor air services agreement or whether changes in the relationship between the United Kingdom and the EU, including whether or not the United Kingdom withdraws from the EU with or without an agreement, could materially adversely affect our business, results of operations and financial condition.

Moreover, the exit of the United Kingdom from the EU could adversely affect European or worldwide economic or market conditions and could contribute to further instability in global financial markets. In addition, the exit of the United Kingdom from the EU has created uncertainty as to the future trade relationship between the EU and the United Kingdom, including air traffic services. LHR is presently a very important element of our international network, however it may become less desirable as a destination or as a hub location after Brexit when compared to other airports in Europe. The exit of the United Kingdom from the EU could also lead to legal and regulatory uncertainty such as the identity of the relevant regulators, new regulatory action and/or potentially divergent treaties, laws and regulations as the United Kingdom determines which EU treaties, laws and regulations to replace or replicate, including those governing aviation, labor, environmental, data protection/privacy, competition and other matters applicable to the provision of air transportation services by us or our alliance, joint business or codeshare partners. For example, in light of Brexit and the related possibility that the EC would no longer have regulatory responsibility for the United Kingdom when existing regulatory commitments are scheduled to expire in 2020, the United Kingdom CMA in October 2018 opened an investigation into our transatlantic JBA. We are cooperating fully with the CMA. The impact on our business of any treaties, laws and regulations that replace the existing EU counterparts, or other governmental or regulatory actions taken by the United Kingdom or the EU in connection with or subsequent to Brexit, cannot be predicted, including whether or not regulators will continue to approve or impose material conditions on our business activities. Any of these effects, and others we cannot anticipate, could materially adversely affect our business, results of operations and financial condition. In addition, it is unclear at this stage what the consequences of the United Kingdom’s departure from the EU will be on the trading price of the Certificates.

We are subject to many forms of environmental and noise regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment and noise reduction, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

We are also subject to other environmental laws and regulations, including those that require us to investigate and remediate soil or groundwater to meet certain remediation standards. Under federal law, generators of waste materials, and current and former owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws may be strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of waste directly attributable to us. We have liability for investigation and remediation costs at various sites, although such costs currently are not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, in some cases even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

Governmental authorities in several U.S. and foreign cities are also considering, or have already implemented, aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

Our intellectual property rights, particularly our branding rights, are valuable, and any inability to protect them may adversely affect our business and financial results.

We consider our intellectual property rights, particularly our branding rights such as our trademarks applicable to our airline and AAdvantage loyalty program, to be a significant and valuable aspect of our business. We protect our intellectual property rights through a combination of trademark, copyright and other forms of legal protection, contractual agreements and policing of third-party misuses of our intellectual property. Our failure to obtain or adequately protect our intellectual property or any change in law that lessens or removes the current legal protections of our intellectual property may diminish our competitiveness and adversely affect our business and financial results. Any litigation or disputes regarding intellectual property may be costly and time-consuming and may divert the attention of our management and key personnel from our business operations, either of which may adversely affect our business and financial results.

We are subject to risks associated with climate change, including increased regulation to reduce emissions of greenhouse gases.

There is increasing global regulatory focus on climate change and greenhouse gas (“GHG”) emissions. Efforts by the EU in 2009 to regulate flights arriving from or departing for airports outside of the EU have been postponed as members of the International Civil Aviation Organization (“ICAO”) implement a global agreement on GHG emissions from the aviation sector. In 2016, ICAO passed a resolution adopting the Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which is a global, market-based emissions offset program intended to achieve carbon-neutral growth beyond 2020. CORSIA was supported by the board of Airlines for America (the principal U.S. airline trade association) and IATA (the principal international airline trade association), along with American and many other U.S. and foreign airlines. On June 27, 2018, ICAO adopted standards pertaining to the collection and sharing of information on international aviation emissions beginning in 2019. In furtherance of these standards, on March 6, 2019, the FAA issued a notice of a CORSIA program permitting U.S. carriers to submit emissions data on a voluntary basis. The emissions monitoring plans American and its wholly-owned regional carriers submitted to the FAA have been approved by the FAA and the airlines have begun monitoring their GHG emissions. After data collection, CORSIA is expected to be implemented in phases, with a pilot phase beginning in 2021, the first phase beginning in 2024, and the mandatory second phase beginning in 2027. Certain details still need to be developed, but in early 2019, ICAO reached agreement on general criteria governing the eligibility of emissions units that may be used to comply with CORSIA. At this time, the impact of CORSIA cannot be fully predicted. CORSIA will increase operating costs for American and most other airlines, including other U.S. airlines that operate internationally, but the implementation of a global program, as compared to regional emission reduction schemes, should ensure that these costs will be more evenly applied to American and its competitors since there will be a common global regulatory regime. While we do not anticipate any significant expenditures in 2019, compliance with CORSIA or similar emissions-related requirements could significantly increase our operating costs beginning in 2021 and beyond when CORSIA’s pilot phase begins. Additionally, in 2017, ICAO adopted new aircraft certification standards to reduce carbon dioxide emissions from aircraft, which will apply to new aircraft type designs in 2020, and to aircraft type designs in production as of 2023.

Separately, the EU has established the Emissions Trading System (“ETS”) to regulate GHG emissions in the EU. The EU adopted a directive in 2008 under which each EU member state is required to extend the ETS to aviation operations. However, the EU ETS has never fully been imposed, in large part due to the effort to adopt CORSIA. The EU has extended its stay on the extra-territorial application of the EU ETS as applied to international flights to/from the European Economic Area (“EEA”) through year-end 2023, contingent on successful implementation of CORSIA. Thereafter, the EU will assess CORSIA implementation and decide the future status of the EU ETS as applied to international aviation to/from the EEA. The potential impact of CORSIA or other emissions-related requirements on our costs will ultimately depend on a number of factors, including baseline emissions, the price of emission allowances or offsets that American would need to acquire, the GHG efficiency of the American fleet, and the number of future American flights subject to such emissions-related requirements. These costs have not been completely defined and could fluctuate.

In 2019, the Environmental Protection Agency (“EPA”) could finalize a rule implementing aircraft engine GHG emission standards developed initially through ICAO. It is anticipated that the EPA rule will closely align with recent ICAO carbon dioxide emission standards. The new standards, which were supported by the airline industry and manufacturers, would apply to new type aircraft certified beginning in 2020, and would be phased in for newly manufactured existing aircraft type designs starting in 2023.

Additionally, several states have adopted or are considering initiatives to regulate GHG emissions, primarily through the planned development of GHG emissions inventories, regional GHG cap and trade programs or low carbon fuels programs. Depending on the scope of such regulation, certain of our facilities and operations, or the operations of our suppliers, may be subject to additional operating and other permit requirements, likely resulting in increased operating costs.

In addition, in December 2015, at the 21st Conference of the Parties to the United Nations Framework Convention on Climate Change, over 190 countries, including the United States, reached an agreement (the “Paris Agreement”) to reduce GHG emissions. While the United States has since announced that it will withdraw from the Paris Agreement and there is no express reference to aviation in the Paris Agreement, to the extent countries implement the Paris Agreement or impose other climate change regulations, either with respect to the aviation industry or with respect to related industries such as the aviation fuel industry, it could have an adverse direct or indirect effect on our business.

These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing, and we cannot yet determine what the final regulatory programs or their impact will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances/offsets or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

Any damage to our reputation or brand image could adversely affect our business or financial results.

Maintaining a good reputation globally is critical to our business. Our reputation or brand image could be adversely impacted by any failure to maintain high ethical, social and environmental sustainability practices for all of our operations and activities, our impact on the environment, public pressure from investors or policy groups to change our policies, such as movements to institute a “living wage,” customer perceptions of our advertising campaigns, sponsorship arrangements or marketing programs, customer perceptions of our use of social media, or customer perceptions of statements made by us, our employees and executives, agents or other third parties. Damage to our reputation or brand image or loss of customer confidence in our services could adversely affect our business and financial results, as well as require additional resources to rebuild our reputation.

We face challenges in integrating our computer, communications and other technology systems.

Among the principal risks of integrating our businesses and operations are the risks relating to integrating various computer, communications and other technology systems that are necessary to operate US Airways, Inc. and American as a single integrated business and to achieve cost synergies by eliminating redundancies. While we have to date successfully integrated many of our systems, including our customer reservations system and our pilot, flight attendant and fleet scheduling system, we still have to complete several additional important system integration or replacement projects. In a number of prior airline mergers, the integration of these systems or deployment of replacement systems has taken longer, been more disruptive and cost more than originally forecasted. The implementation process to integrate or replace these various systems will involve a number of risks that could adversely impact our business, results of operations and financial condition. New systems will replace multiple legacy systems and the related implementation will be a complex and time-consuming project involving substantial expenditures for implementation consultants, system hardware, software and implementation activities, as well as the transformation of business and financial processes.

We cannot assure that our security measures, change control procedures or disaster recovery plans will be adequate to prevent disruptions or delays in connection with systems integration or replacement. Disruptions in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, results of operations and financial condition.

We are highly dependent on existing and emerging technology and automated systems to operate our business. These technologies and systems include our computerized airline reservation system, flight operations systems, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information, as well as issue electronic tickets and process critical financial information in a timely manner. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our technologies or automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant.

Our technologies and automated systems cannot be completely protected against events that are beyond our control, including natural disasters, power failures, terrorist attacks, cyber-attacks, data theft, equipment and software failures, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these technologies or systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations and financial condition.

We are at risk of losses and adverse publicity stemming from any public incident involving our company, our people or our brand, including any accident or other public incident involving our personnel or aircraft, or the personnel or aircraft of our regional, codeshare or joint business operators.

In a modern world where news can be captured and travel rapidly, we are at risk of adverse publicity stemming from any public incident involving our company, our people or our brand. Such an incident could involve the actual or alleged behavior of any of our more than 130,000 employees. Further, if our personnel or one of our aircraft, or personnel of, or an aircraft that is operated under our brand by, one of our regional operators or an airline with which we have a marketing alliance, joint business or codeshare relationship, were to be involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our personnel or one of our aircraft (or personnel and aircraft of our regional operators and our codeshare partners) could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners, and adversely impact our business, results of operations and financial condition.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, may adversely impact our business, results of operations and financial condition.

The success of our business depends on, among other things, effectively managing the number and types of aircraft we operate. If for any reason we are unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, results of operations and financial condition. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft or otherwise delay the exit of certain aircraft from our fleet. Such unanticipated extensions or delays may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher financing and operating costs than planned. In addition, if the aircraft we receive do not meet expected performance or quality standards, including with respect to fuel efficiency and reliability, our business, results of operations and financial condition could be adversely impacted.

We depend on a limited number of suppliers for aircraft, aircraft engines and parts.

We depend on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. For example, under our current fleet plan, by 2020 all of our mainline aircraft will have been manufactured by either Airbus or Boeing and all of our regional aircraft will have been manufactured by either Bombardier or Embraer. Further, our supplier base continues to consolidate as evidenced by the recent acquisition of Rockwell Collins by United Technologies, the recently completed transaction involving Airbus and Bombardier and the pending transactions involving Boeing and Embraer and Bombardier and Mitsubishi. Due to the limited number of these suppliers, we are vulnerable to any problems associated with the performance of their obligation to supply key aircraft, parts and engines, including design defects, mechanical problems, contractual performance by suppliers, adverse perception by the public that would result in customer avoidance of any of our aircraft or any action by the FAA or any other regulatory authority resulting in an inability to operate our aircraft, even temporarily.

Our business has been and will continue to be affected by many changing economic and other conditions beyond our control, including global events that affect travel behavior, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, results of operations and financial condition have been and will continue to be affected by many changing economic and other conditions beyond our control, including, among others:

•

actual or potential changes in international, national, regional and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks and political instability;

•	changes in consumer preferences, perceptions, spending patterns and demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the ATC systems;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters, including increases in such disasters and related costs caused by more severe weather due to climate change.

In particular, an outbreak of a contagious disease such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus or any other similar illness, if it were to become associated with air travel or persist for an extended period, could materially affect the airline industry and us by reducing revenues and adversely impacting our operations and passengers’ travel behavior. As a result of these or other conditions beyond our control, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

A higher than normal number of pilot retirements, more stringent duty time regulations, increased flight hour requirement for commercial airline pilots, reductions in the number of military pilots entering the commercial workforce and other factors have caused a shortage of pilots that could materially adversely affect our business.

We currently have a higher than normal number of pilots eligible for retirement. Large numbers of pilots in the industry are approaching the FAA’s mandatory retirement age of 65. Our pilots and other employees are subject to rigorous certification standards, and our pilots and other crew members must adhere to flight time and rest requirements. Commencing in 2013, the minimum flight hour requirement to achieve a commercial pilot’s license in the United States (an Air Transport Pilot’s certificate) increased from 250 to 1,500 hours, thereby significantly increasing the time and cost commitment required to become licensed to fly commercial aircraft. Additionally, the number of military pilots being trained by the U.S. armed forces and available as commercial pilots upon their retirement from military service has been decreasing. These and other factors have contributed to a shortage of qualified, entry-level pilots and increased compensation costs, particularly for our regional subsidiaries and our other regional partners who are being required by market conditions to pay significantly increased wages and large signing bonuses to their pilots in an attempt to achieve desired staffing levels. The foregoing factors have also led to increased competition from large, mainline carriers attempting to meet their hiring needs. We believe that this industry-wide pilot shortage is becoming an increasing problem for airlines in the United States. Our regional partners have recently been unable to hire adequate numbers of pilots to meet their needs, resulting in a reduction in the number of flights offered, disruptions, increased costs of operations, financial difficulties and other adverse effects, and these circumstances may become more severe in the future and thereby cause a material adverse effect on our business.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly, and our ability to continue to obtain insurance even at current prices remains uncertain. If we are unable to maintain adequate insurance coverage, our business could be materially and adversely affected. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass along additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be a party to litigation in the normal course of business or otherwise, which could affect our financial position and liquidity.

From time to time, we are a party to or otherwise involved in legal proceedings, claims and government inspections or investigations and other legal matters, both inside and outside the United States, arising in the ordinary course of our business or otherwise. We are currently involved in various legal proceedings and claims that have not yet been fully resolved, and additional claims may arise in the future. Legal proceedings can be complex and take many months, or even years, to reach resolution, with the final outcome depending on a number of variables, some of which are not within our control. Litigation is subject to significant uncertainty and may be expensive, time-consuming, and disruptive to our operations. Although we will vigorously defend ourselves in such legal proceedings, their ultimate resolution and potential financial and other impacts on us are uncertain. For these and other reasons, we may choose to settle legal proceedings and claims, regardless of their actual merit. If a legal proceeding is resolved against us, it could result in significant compensatory damages, and in certain circumstances punitive or trebled damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief imposed on us. If our existing insurance does not cover the amount or types of damages awarded, or if other resolution or actions taken as a result of the legal proceeding were to restrain our ability to operate or market our services, our consolidated financial position, results of operations or cash flows could be materially adversely affected. In addition, legal proceedings, and any adverse resolution thereof, can result in adverse publicity and damage to our reputation, which could adversely impact our business. Additional information regarding certain legal matters in which we are involved can be found in Part II, Item 1. Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Our ability to utilize our NOL Carryforwards may be limited.

Under the Internal Revenue Code of 1986, as amended (the “Code”), a corporation is generally allowed a deduction for NOLs carried over from prior taxable years (“NOL Carryforwards”). As of December 31, 2018, we had available NOL Carryforwards of approximately $10.2 billion for regular federal income tax purposes that will expire, if unused, beginning in 2022, and approximately $3.2 billion for state income tax purposes that will expire, if unused, between 2019 and 2038. Our NOL Carryforwards are subject to adjustment on audit by the Internal Revenue Service and the respective state taxing authorities.

A corporation’s ability to deduct its federal NOL Carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section  382 of the Code (“Section 382”) if it undergoes an “ownership change” as defined in Section 382 (generally where cumulative stock ownership changes among material stockholders exceed 50 percent during a rolling three-year period). We experienced an ownership change in connection with our emergence from Chapter 11 (“Chapter 11”) of the Bankruptcy Code and US Airways Group experienced an ownership change in connection with the merger on December 9, 2013, of a subsidiary of AMR with and into US Airways Group, which survived as a wholly-owned subsidiary of AAG (the “Merger”). The general limitation rules for a debtor in a bankruptcy case are liberalized where the ownership change occurs upon emergence from bankruptcy. We elected to be covered by certain special rules for federal income tax purposes that permitted approximately $9.0 billion (with $8.4 billion of unlimited NOL still remaining at December 31, 2018) of our federal NOL Carryforwards to be utilized without regard to the annual limitation generally imposed by Section 382. If the special rules are determined not to apply, our ability to utilize such federal NOL Carryforwards may be subject to limitation. Substantially all of our remaining federal NOL Carryforwards attributable to US Airways Group and its subsidiaries are subject to limitation under Section 382 as a result of the Merger; however, our ability to utilize such NOL Carryforwards is not anticipated to be effectively constrained as a result of such limitation. Similar limitations may apply for state income tax purposes.

Notwithstanding the foregoing, an ownership change subsequent to our emergence from the Chapter 11 Cases may severely limit or effectively eliminate our ability to utilize our NOL Carryforwards and other tax attributes. To reduce the risk of a potential adverse effect on our ability to utilize our NOL Carryforwards, our Certificate of Incorporation contains transfer restrictions applicable to certain substantial stockholders. These restrictions may adversely affect the ability of certain holders of AAG common stock to dispose of or acquire shares of AAG common stock. Although the purpose of these transfer restrictions is to prevent an ownership change from occurring, no assurance can be given that an ownership change will not occur even with these restrictions in place.

Our ability to use our NOL Carryforwards also will depend on the amount of taxable income generated in future periods. The NOL Carryforwards may expire before we can generate sufficient taxable income to use them.

We have a significant amount of goodwill, which is assessed for impairment at least annually. In addition, we may never realize the full value of our intangible assets or long-lived assets, causing us to record material impairment charges.

Goodwill and indefinite-lived intangible assets are not amortized, but are assessed for impairment at least annually, or more frequently if conditions indicate that an impairment may have occurred. In accordance with applicable accounting standards, we first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. In addition, we are required to assess certain of our other long-lived assets for impairment if conditions indicate that an impairment may have occurred.

Future impairment of goodwill or other long-lived assets could be recorded in results of operations as a result of changes in assumptions, estimates, or circumstances, some of which are beyond our control. There can be no assurance that a material impairment charge of goodwill or tangible or intangible assets will be avoided. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by us or other airlines. An impairment charge could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to the Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated July 25, 2019 and the BK appraisal and the mba appraisal are each dated July 29, 2019. The appraised values provided by AISI are presented as of June 26, 2019, the appraised values provided by BK are presented as of June 30, 2019 and the appraised values provided by mba are presented as of June 30, 2019. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value,” which is the theoretical value for an aircraft assuming a balanced market, while current market value is the value for an aircraft in the actual market. In particular, the appraisals, in the case of each Aircraft already delivered to American as of the respective dates of the appraisals, indicate the appraised base value of such Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of the related appraisal. A different maintenance status may result in different valuations in the case of each Aircraft already delivered to American as of the respective dates of the appraisals. In the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraisals indicate the appraised base value of such Aircraft as a new aircraft, projected as of the scheduled delivery month and year for such Aircraft at the time of the related appraisal. Appraisals that are more current or that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. Additionally, the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery dates. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, American is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. Inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. We currently lease, or in the case of each New Embraer 175 Aircraft, expect to lease, each Embraer 175 Aircraft to Envoy or Compass, which operates or will operate such Embraer 175 Aircraft on behalf of American in regional operations, and we are permitted to enter into other leasing arrangements with respect to the Aircraft. In addition, although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions, to lease the Aircraft and to enter into interchange, borrowing or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession.”

In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft from American, payment of mechanics’ liens, hangarkeepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft may be required. Moreover, American or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class A Certificates rank generally junior to the Class AA Certificates, and the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates; however, certain payments may be made to the holders of both the Class A Certificates and the Class B Certificates before all payments are made to holders of more senior class or classes of Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions.”

The Class A Certificates rank generally junior to the Class AA Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class A Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

The Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of American, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against American of the same amount.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions.”

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, on Class B Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates, Class A Certificates and Class B Certificates, as applicable. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates are outstanding, not to the holders of the most senior in priority of payment among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of American, the Depositary or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the benefit of the holders of the Class AA Certificates, Class A Certificates and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements do not and will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates. We regularly assess and explore opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

The Equipment Notes will not be obligations of AAG.

The Equipment Notes are and will be the obligations of American and are not and will not be guaranteed by AAG. You should not expect AAG or any of its subsidiaries (other than American) to participate in making payments in respect of the Equipment Notes.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase AAG common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed funds will be withdrawn and returned to holders of Certificates, without any premium, if they are not used to purchase Equipment Notes.

Under certain circumstances, less than all of the funds held in escrow as Deposits may be used to purchase Equipment Notes to be issued with respect to the Aircraft by the Delivery Period Termination Date. This could occur because of delays in the release of liens under the existing financing with respect to any Owned Aircraft, delays in the delivery of any New Aircraft or for other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes” and “Description of the Aircraft and the Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest on such remaining funds, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. Also, under certain circumstances, such remaining funds will be automatically returned by the Depositary to the Paying Agent on the Outside Termination Date, and the Paying Agent will distribute such funds to such Certificateholders as promptly as practicable thereafter. In addition, if a Triggering Event occurs prior to the Delivery Period Termination Date, any Deposits held in escrow with respect to any Trust will also be withdrawn and distributed to the Certificateholders of such Trust with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of certain events of loss occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, any Deposits relating to such Aircraft held in escrow with respect to each Trust will be similarly withdrawn and distributed to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If any of these circumstances were to occur, you will not receive the full amount expected in connection with your investment in the Certificates.

The holders of the Certificates are exposed to the credit risk of the Depositary.

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. American is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis. Amounts deposited with the Depositary under the Escrow Agreements and the Deposit Agreements are not property of American and are not entitled to the benefits of Section 1110.

Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.

The Certificates are a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected. Neither the Certificates nor the related Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects. See also “—The market for Certificates could be negatively affected by legislative and regulatory changes.”

The market for Certificates could be negatively affected by legislative and regulatory changes.

The Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Trusts to issue the Certificates to investors without registering as an investment company; provided that the Certificates have an investment grade credit rating at the time of original sale. Recent events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Trusts to sell the Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. Unless a different exemption becomes available, there is no other exemption currently that would allow the Trusts to sell the Certificates to investors generally. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or if other legislative or regulatory changes are enacted that affect the ability of the Trusts to issue the Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to re-sell their Certificates to other investors generally, the secondary market (if any) for the Certificates could be negatively affected and, as a result, the market price of the Certificates could decrease.

Payments under the Certificates to certain foreign entities that fail to meet specified requirements may be subject to withholding tax under FATCA.

The provisions of U.S. federal income tax law known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a 30% withholding tax on payments of U.S.-source interest and (subject to the proposed Treasury Regulations discussed in “Material U.S. Federal Income Tax Consequences—Foreign Account Tax Compliance Act”) gross proceeds from the disposition of property that could produce U.S.-source interest to certain foreign entities that fail to meet specified requirements. Such withholding tax may apply without regard to whether such foreign entity receives such payments on its own behalf or on behalf of another party. We or another paying agent may apply FATCA withholding taxes to payments made under, and gross proceeds from dispositions of, the Deposits or the Equipment Notes (or any other assets held by the Trusts). Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. See “Material U.S. Federal Income Tax Consequences.”

Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.

In Europe there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities, and may thereby affect the price and liquidity of such securities.

Neither American nor any of its affiliates nor any Underwriter: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.

Certain of the regulatory or legislative provisions described above if applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Class AA Certificates, Class A Certificates and the Class B Certificates will initially be held in escrow and deposited with the Depositary, pending the financing of each Aircraft under a related Indenture. Each Trust will withdraw funds from the escrow account relating to such Trust to acquire from American the related series of Equipment Notes with respect to each Aircraft as such Aircraft is subjected to the related Indenture.

The Equipment Notes will be full recourse obligations of American. American will use the aggregate proceeds from the issuance of the Equipment Notes issued with respect to each Owned Aircraft, to reimburse itself for the prepayment of the applicable Existing Financing (as described below) for such Owned Aircraft. American will use the proceeds from the issuance of the Equipment Notes issued with respect to each New Aircraft to finance, in part, the acquisition of such New Aircraft. Any remaining proceeds will be used for general corporate purposes and to pay fees and expenses relating to this offering.

The Owned Aircraft are currently subject to liens under separate mortgage financings, which were entered into by American with respect to such Owned Aircraft between 2015 and 2019, and such mortgage financings are scheduled to mature between April 2025 and July 2031 (each such mortgage financing, an “Existing Financing” and, collectively, the “Existing Financings”). Each of the Existing Financings bears interest at a floating rate measured by reference to LIBOR plus a borrowing margin. As of June 30, 2019, the weighted average interest rate of the Existing Financings is 3.96% per annum.

DESCRIPTION OF THE CERTIFICATES

The following summary of particular material terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of pass through certificates set forth in the prospectus accompanying this prospectus supplement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to a Current Report on Form 8-K, filed on September 17, 2014, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be generally analogous, except as otherwise indicated herein (including as described under “—Subordination” below and elsewhere in this prospectus supplement), and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each Certificate will represent a fractional undivided interest in one of three American Airlines 2019-1 Pass Through Trusts: the “Class AA Trust,” the “Class A Trust” and the “Class B Trust,” and, collectively, the “Trusts.” The Trusts will be formed pursuant to a pass through trust agreement between American and Wilmington Trust Company, as trustee, dated as of September 16, 2014 (the “Basic Agreement”), and three separate supplements thereto to be dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee,” the “Class A Trustee” and the “Class B Trustee,” and collectively as the “Trustees.” The Certificates to be issued by the Class AA Trust, the Class A Trust and the Class B Trust are referred to herein, respectively, as the “Class AA Certificates,” the “Class A Certificates” and the “Class B Certificates.” The Class AA Trust will purchase all of the Series AA Equipment Notes, the Class A Trust will purchase all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes, respectively, issued with respect to each Aircraft. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders,” the “Class A Certificateholders” and the “Class B Certificateholders,” and collectively as the “Certificateholders.” Assuming all of the Equipment Notes expected to be issued with respect to the Aircraft are issued, the sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•

subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust on or prior to the Delivery Period Termination Date, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust to acquire the related series of Equipment Notes under the Note Purchase Agreement;

•

the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase the related series of Equipment Notes upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust, as holders of the Escrow Receipts affixed to each Certificate issued by such Trust, are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by the Certificateholders. (Escrow Agreements, Section 1.03) In addition, the Certificates and the related Escrow Receipts may not be separately assigned or transferred. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to direct withdrawals for the purchase of related Equipment Notes, will not constitute Trust Property. (Trust Supplements, Section 1.01) Payments to the Certificateholders in respect of the Deposits and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of the related Escrow Receipts.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form.” The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement.”

Payments of interest on the Deposits with respect to each Trust and payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

February 15 and August 15 of each year, commencing on February 15, 2020, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The Deposits held with respect to each Trust will accrue interest at the applicable rate per annum for each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on February 15, 2020, except as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” The issued and outstanding series of Equipment Notes held in a Trust will accrue interest at the rate per annum applicable to the class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date after the respective Equipment Notes are issued, except as described under “Description of the Equipment Notes—Redemption.” Accrued interest will be payable in arrears on each Regular Distribution Date.

The interest rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate per annum applicable to any new Class A Certificates or new Class B Certificates issued in connection with the issuance of any new Series A Equipment Notes or new Series B Equipment Notes, as applicable, issued as described in “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates—Refinancing or Reissuance of Certificates” may differ. The interest rate per annum applicable to each class of Certificates shown on the cover page of this prospectus supplement is referred to as the “Stated Interest Rate” for such Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Deposits and on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, the Class A Certificates and the Class B Certificates will each be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities.”

Principal

Payments of principal on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be made in specified amounts on February 15 and August 15 in certain years, commencing on February 15, 2020 in the case of Owned Aircraft, on August 15, 2020 in the case of New Embraer 175 Aircraft and on August 15, 2021 in the case of Airbus A321NEO Aircraft, and ending on February 15, 2032 in the case of the Series AA Equipment Notes and Series A Equipment Notes and February 15, 2028 in the case of the Series B Equipment Notes.

Distributions

Payments of interest on the Deposits (other than as part of any withdrawals described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits”) and payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments.” See “Description of the Equipment Notes—Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class AA Certificates and Class A Certificates is August 15, 2033 and for the Class B Certificates is August 15, 2029.

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which will be confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of interest on Deposits relating to such Trust, and, subject to the Intercreditor Agreement, each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional undivided interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or the applicable Trustee, as the case may be, to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a); Escrow Agreements, Section 2.03(a)) If a Scheduled Payment is not received by the applicable Paying Agent or the applicable Trustee, as the case may be, on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If amounts are received after such five-day period, such amounts will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01; Escrow Agreements, Section 2.03(d))

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or purchase of any Equipment Note, the date of such early redemption or purchase (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after such Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Any Deposits withdrawn because a Triggering Event occurs, and any unused Deposits remaining as of the Delivery Period Termination Date, will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(f), 2.03(b) and 2.06)

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Any Deposits withdrawn because an Aircraft suffers a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) before such Aircraft is financed pursuant to this offering will be distributed, together with accrued and unpaid interest thereon, but without any premium (each, also a “Special Payment”), on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). Any such distribution will not be subject to the Intercreditor Agreement. (Escrow Agreements, Sections 1.02(e), 2.03(b) and 2.07)

Each Paying Agent, in the case of Deposits, and each Trustee, in the case of Trust Property, will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any withdrawal or return of Deposits described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) as soon as practicable after such Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d); Escrow Agreements, Sections 2.06 and 2.07) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b); Escrow Agreements, Section 2.03(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption.”

Each Pass Through Trust Agreement requires that the relevant Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that such Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where such Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01 and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by such Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section  4.02)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the applicable Receiptholders, an account (the “Paying Agent Account”), which will be non-interest bearing, and the Paying Agent is under no obligation to invest any amounts held in the Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest payable on Deposits and amounts withdrawn from the Deposits as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits,” in accordance with the applicable Deposit Agreement, directly into the related Paying Agent Account. (Deposit Agreements, Section 4) All amounts so deposited in the Paying Agent Accounts will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate. See “Description of the Deposit Agreements.” The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the relevant Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York; Fort Worth, Texas; Wilmington, Delaware; or, so long as any Certificate of such class is outstanding, the city and state in which the relevant Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust or in respect of the Deposits relating to such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section  1.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to unused Deposits relating to such Trust, payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the related Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust, assuming that (i) each Owned Aircraft has been subjected to an Indenture on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft has been subjected to an Indenture on or prior to August 14, 2020, (iii) each Airbus A321NEO Aircraft has been subjected to an Indenture on or prior to the Delivery Period Termination Date and (iv) in each case, all of the related Equipment Notes with respect to such Aircraft have been acquired by such Trust by such date. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased, if a default in payment on any Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by such Trust.

	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
February 15, 2020	8,910,253.75	0.9846033	4,455,139.59	0.9846034	6,059,636.25	0.9734736
August 15, 2020	11,210,640.71	0.9652316	5,605,376.09	0.9652316	7,662,830.93	0.9399291
February 15, 2021	11,210,640.71	0.9458599	5,605,376.09	0.9458598	7,662,830.93	0.9063847
August 15, 2021	15,708,315.95	0.9187163	7,854,213.71	0.9187162	10,953,961.70	0.8584331
February 15, 2022	15,708,315.95	0.8915727	7,854,213.71	0.8915727	10,953,961.70	0.8104815
August 15, 2022	15,708,315.95	0.8644291	7,854,213.71	0.8644291	10,953,961.70	0.7625300
February 15, 2023	15,708,315.95	0.8372856	7,854,213.71	0.8372855	10,953,961.70	0.7145784
August 15, 2023	15,708,315.95	0.8101420	7,854,213.71	0.8101419	10,953,961.70	0.6666268
February 15, 2024	15,708,315.95	0.7829984	7,854,213.71	0.7829983	10,953,961.70	0.6186752
August 15, 2024	15,708,315.95	0.7558548	7,854,213.71	0.7558547	10,953,961.70	0.5707237
February 15, 2025	15,708,315.95	0.7287112	7,854,213.71	0.7287111	10,953,961.70	0.5227721
August 15, 2025	15,708,315.95	0.7015677	7,854,213.71	0.7015676	10,953,961.70	0.4748205
February 15, 2026	15,708,315.95	0.6744241	7,854,213.71	0.6744240	10,953,961.70	0.4268689
August 15, 2026	15,708,315.95	0.6472805	7,854,213.71	0.6472804	10,953,961.70	0.3789174
February 15, 2027	15,708,315.95	0.6201369	7,854,213.71	0.6201368	10,953,961.70	0.3309658
August 15, 2027	15,708,315.95	0.5929933	7,854,213.71	0.5929932	10,953,961.70	0.2830142
February 15, 2028	15,708,315.95	0.5658498	7,854,213.71	0.5658496	64,651,199.79	0.0000000
August 15, 2028	15,708,315.95	0.5387062	7,854,213.71	0.5387060	0.00	0.0000000
February 15, 2029	15,708,315.95	0.5115626	7,854,213.71	0.5115625	0.00	0.0000000
August 15, 2029	15,708,315.95	0.4844190	7,854,213.71	0.4844189	0.00	0.0000000
February 15, 2030	15,708,315.95	0.4572754	7,854,213.71	0.4572753	0.00	0.0000000
August 15, 2030	15,708,315.95	0.4301318	7,854,213.71	0.4301317	0.00	0.0000000
February 15, 2031	15,708,315.95	0.4029883	7,854,213.71	0.4029881	0.00	0.0000000
August 15, 2031	15,708,315.95	0.3758447	7,854,213.71	0.3758445	0.00	0.0000000
February 15, 2032	217,505,829.88	0.0000000	108,753,620.32	0.0000000	0.00	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates” and “Description of the Equipment Notes—Redemption,” or a special distribution of unused Deposits attributable to (a) the occurrence of a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) with respect to an Aircraft before such

Aircraft is financed pursuant to this offering, (b) the occurrence of a Triggering Event or (c) unused Deposits remaining after the Delivery Period Termination Date, in each case as described in “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date will not be as set forth in the Assumed Amortization Schedule for a Trust, notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust by no later than the 15th day prior to such Regular Distribution Date. Promptly following (i) the Delivery Period Termination Date or, if applicable, the date any unused Deposits are withdrawn following the Delivery Period Termination Date, if there has been, on or prior to such date, (x) any change in the Pool Factor and the scheduled payments from the Assumed Amortization Schedule or (y) any such redemption, purchase, default or special distribution and (ii) the date of any such redemption, purchase, default or special distribution occurring after the Delivery Period Termination Date or, if applicable the date any unused Deposits are withdrawn following the Delivery Period Termination Date, the Pool Factor, Pool Balance and expected principal payment schedule of each Trust will be recomputed after giving effect thereto and notice thereof will be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of such Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d)) See “—Reports to Certificateholders,” “—Certificate Buyout Right of Certificateholders,” and “Description of the Deposit Agreements.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2), (3), (4) and (5) below):

(1)

the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement and under the related Escrow Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider;

(4)	the amount of such distribution under the related Escrow Agreement allocable to interest, if any;

(5)	the amount of such distribution under the related Escrow Agreement allocable to unused Deposits, if any; and

(6)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically in accordance with DTC’s applicable procedures to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.” The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the relevant Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04)

“Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail (or, in the case of Global Certificates, by electronic transmission in accordance with DTC’s applicable procedures) of such default, unless such default has been cured or waived; provided that (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party.”

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee and each other Class A Certificateholder, and so long as no holder of Class B Certificates or Additional Certificates (if any) shall have elected to exercise its Class B Buyout Right or Additional Holder Buyout Right, as the case may be, and given notice of such election, each Class A Certificateholder (other than American or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee, the Class B Trustee and each other Class B Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than American or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than American or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, Class B Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class AA Certificates, Class A Certificates, Class B Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Reissued Certificates are issued, holders of such Reissued Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Reissued Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, the related Escrow Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after (i) a record date specified in the related

Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under such Escrow Agreement, such purchase price will be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under such Escrow Agreement (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date), or (ii) the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) (other than American or any of its affiliates) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If American or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that an American Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) American has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, American will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment under the Intercreditor Agreement to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

American will be prohibited from consolidating with or merging into any other entity where American is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•

except in a case where American is the surviving entity, American has delivered a certificate and, if required by any Trustee of a related Trust, an opinion of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

None of the Certificates, the Equipment Notes or the underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American or AAG.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting American and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting, the execution of amendments or agreements supplemental to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the holders of any of the Certificates of such Trust to, among other things:

•

make appropriate provisions for a guarantee (a “Parent Guarantee”) of any obligations of American under such Pass Through Trust Agreement, any other Pass Through Trust Agreement, any pass through trust agreement related to the issuance or refinancing of Additional Certificates, any Certificate, the Intercreditor Agreement, any Liquidity Facility, any liquidity facility with respect to any Additional Certificates or Reissued Certificates (if applicable), any operative document with respect to any Aircraft, the Note Purchase Agreement or any agreement related to any of the foregoing, by AAG or any other person or entity that has the direct or indirect power to direct or cause the direction of the management and policy of American (whether through the ownership of voting securities or by contract or otherwise) in each case together with its successors and assigns (the “Guarantor”);

•

evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of the covenants of American contained in such Pass Through Trust Agreement or of American’s obligations under the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or any liquidity facility with respect to any Additional Certificates or any Reissued Certificates (if applicable) or, if applicable, to evidence the succession of another corporation or entity to the Guarantor and the assumption by such corporation or entity of the covenants contained in such Pass Through Trust Agreement or of the Guarantor’s obligations under any Parent Guarantee;

•

add to the covenants of American or the Guarantor, if any, for the benefit of holders of any Certificates or surrender any right or power conferred upon American or the Guarantor, if any, in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, under the Trust Indenture Act of 1939, as amended (the “Trust

Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider or to provide for any Replacement Facility (and if such Replacement Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single pass through trust), all as provided in the Intercreditor Agreement, (iii) evidence the substitution of the Depositary with a replacement depositary or provide for a replacement deposit agreement, all as provided in the Note Purchase Agreement, (iv) evidence and provide for a successor Escrow Agent or Paying Agent under the related Escrow Agreement or (v) add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee or to provide multiple liquidity facilities for one or more Trusts ;

•	provide certain information to the relevant Trustee as required in such Pass Through Trust Agreement;

•

add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•

provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•

modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement, the Note Purchase Agreement, any Participation Agreement or any Parent Guarantee to reflect the substitution of a substitute aircraft for any Aircraft;

•

comply with any requirement of the SEC in connection with the qualification of such Pass Through Trust Agreement, any Parent Guarantee or any other agreement or instrument related to any Certificates under the Trust Indenture Act; or

•

make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more class to be hereafter issued;

provided, however, that, except to the extent otherwise provided in the supplemental agreement, unless there shall have been obtained from each Rating Agency written confirmation to the effect that such supplemental agreement would not result in a reduction of the rating for any class of Certificates below the then current rating of such class of Certificates or a withdrawal or suspension of the rating of any class of Certificates, American shall provide the applicable Trustee with an opinion of counsel to the effect that such supplemental agreement will not cause the related Trust to be treated as other than a grantor trust for U.S. federal income tax purposes, unless an Indenture Event of Default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplemental agreement will not cause the applicable Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement also contains provisions permitting American and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of American, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or any Reissued Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or such Reissued Certificates, and other matters incidental thereto or as otherwise contemplated by the Pass Through Trust Agreements, all as provided in, and subject to certain terms and conditions set forth in, the Note Purchase Agreement, the related Deposit Agreement, the related Escrow Agreement and the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Reissued Certificates, or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•

reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust (or, with respect to the Deposits, payments on the Deposits), or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” above shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•

whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note, the Note Purchase Agreement, any Parent Guarantee or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft on or prior to the Delivery Period Termination Date on and subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”) to be entered into by American, the Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent and the forms of financing agreements attached to the Note Purchase Agreement. On and subject to the terms and conditions of the Note Purchase Agreement and such forms of financing agreements, American agrees to enter into a secured debt financing with respect to: (i) each Owned Aircraft on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft on or prior to August 14, 2020 and (iii) each Airbus A321NEO Aircraft on or prior to the Delivery Period Termination Date, in each case, with the other relevant parties pursuant to a Participation Agreement and an Indenture that are substantially in the forms attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes.” Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such financing agreements also must comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or any Liquidity Provider.

Under the Note Purchase Agreement, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed if a Triggering Event has occurred or certain specified conditions are not met. In addition, if a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, the Trustees will not be obligated to purchase the Equipment Notes to be issued with respect to such Aircraft. The Trustees will have no right or obligation to purchase the Equipment Notes to be issued with respect to any Aircraft after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV, provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table included in Appendix IV, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note (each such principal amortization schedule to be expressed in percentages of original principal amount);

•	the interest rate applicable to each series of Equipment Notes must be equal to the interest rate applicable to the Certificates issued by the corresponding Trust;

•	the payment dates for the Equipment Notes must be February 15 and August 15;

•

(a) the past due rate in the Indentures, (b) the Make-Whole Amount payable under the Indentures, (c) the provisions relating to the redemption of the Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, the Subordination Agent, the Liquidity Providers, the Trustees and the Escrow Agent with respect to certain claims, expenses and liabilities, in each case will be provided as set forth, as applicable, in the form of Indenture attached as an exhibit to the Note Purchase Agreement (the “Indenture Form”) or the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement (the “Participation Agreement Form”);

•

the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be not less than 110% of the unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance;

•

(a) modifications in any material adverse respect are prohibited with respect to (i) the Granting Clause of the Indenture Form so as to deprive holders of Equipment Notes under all the Indentures of a first priority security interest in and mortgage lien on the Aircraft or, to the extent assigned, certain of American’s warranty rights under its purchase agreement with the Aircraft manufacturer with respect to any Boeing 737 Aircraft, Boeing 787 Aircraft or Embraer 175 Aircraft or to eliminate the obligations intended to be secured thereby, (ii) certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Amount in certain circumstances), (iii) certain provisions regarding Indenture Events of Default and remedies relating thereto, (iv) certain provisions relating to the replacement of the airframe or engines with respect to an Aircraft following an Event of Loss with respect to such Aircraft, (v) certain provisions relating to claims, actions, third-party beneficiaries, voting, Section 1110 and Aircraft re-registration, (vi) the definition of Make-Whole Amount and (vii) the provision that New York law will govern the Indentures and (b) modifications to the agreement with respect to airframe warranties with respect to any Airbus A321CEO Aircraft or Airbus A321NEO Aircraft are prohibited with respect to having the “controlling party” be any party other than the Loan Trustee on the issuance date of the Equipment Notes for such Aircraft; and

•

modifications in any material adverse respect are prohibited with respect to (i) certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) the provisions restricting transfers of Equipment Notes, (iii) certain provisions relating to UCC filings, representations and warranties, taxes, filings or third-party beneficiaries, (iv) certain provisions requiring the delivery of legal opinions and (v) the provision that New York law will govern the Participation Agreements.

Notwithstanding the foregoing, the Indenture Form or the Participation Agreement Form may be modified to the extent required for the issuance of one or more series of Additional Equipment Notes or Reissued Equipment Notes or the issuance of pass through certificates by any pass through trust that acquires such Additional Equipment Notes or Reissued Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Reissued Equipment Notes, as applicable, in each case as provided in the Note Purchase Agreement.

Termination of the Trusts

With respect to each Trust, the obligations of American and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from American, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to American. (Basic Agreement, Section  11.01)

The Trustees

The Trustee of each Trust initially will be Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement,

Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class AA Certificates, Class A Certificates and Class B Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

American expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised American that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither American nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

American expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. American also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither American nor any Trustee will be liable if American or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) American, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the applicable Pass Through Trust Agreement directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes certain material terms of the Deposit Agreements, as well as certain related provisions of the Escrow Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements and the related provisions of the Escrow Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each of the Class AA Trust, the Class A Trust and the Class B Trust will enter into a separate Deposit Agreement with the Depositary (each, a “Deposit Agreement”). (Escrow Agreements, Section 1.02(a)) Pursuant to the Deposit Agreements, the Depositary will establish separate accounts (in the case of the Class AA Deposits, which shall be fiduciary accounts) into which the proceeds of the offering attributable to Class AA Certificates, Class A Certificates and Class B Certificates will be deposited (respectively, “Class AA Deposits”, “Class A Deposits” and “Class B Deposits” and, each, a “Deposit” and, collectively, the “Deposits”) on behalf of the Escrow Agent for the applicable Trust. (Deposit Agreements, Section 2.1) For each Trust, there will be a separate Class AA Deposit, Class A Deposit and Class B Deposit for each Aircraft that is to be financed in this offering. Pursuant to the Deposit Agreements, except as described below under “—Other Withdrawals and Return of Deposits,” on each Regular Distribution Date, the Depositary under each Deposit Agreement will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the applicable Certificateholders, an amount equal to the interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to Certificates issued by the applicable Trust. (Deposit Agreements, Section 2.2) The Deposits and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Withdrawal of Deposits to Purchase Equipment Notes

Upon the financing of an Aircraft under the related Indenture on or prior to the Delivery Period Termination Date, the Trustee of each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Notes of the series applicable to such Trust issued with respect to such Aircraft. (Note Purchase Agreement, Sections 1(b) and 1(d); Escrow Agreements, Section 1.02(c)) Any portion of any Deposit so withdrawn that is not used to purchase such Equipment Notes will be re-deposited by the Escrow Agent or each Trustee on behalf of the Escrow Agent with the Depositary (each such deposit, also a “Deposit”). (Deposit Agreements, Section 2.4; Escrow Agreements, Section 1.06) Except as described below under “—Other Withdrawals and Return of Deposits,” the Depositary will pay accrued but unpaid interest on all Deposits to, but excluding, the date withdrawn to purchase Equipment Notes on the next Regular Distribution Date to the Paying Agent, on behalf of the applicable Escrow Agent, for distribution to the Certificateholders. (Deposit Agreements, Sections 2.2 and 4; Escrow Agreements, Section 2.03(a))

Other Withdrawals and Return of Deposits

The Trustees’ obligations to purchase Equipment Notes to be issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of the financing of such Aircraft under the related Indenture, as set forth in the Note Purchase Agreement and the related Participation Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” Since such Aircraft are expected to be subjected to the financing of this offering from time to time prior to the Delivery Period Termination Date, no assurance can be given that all such conditions will be satisfied with respect to each such Aircraft prior to the Delivery Period Termination Date. Moreover, because the New Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the applicable manufacturer’s right to postpone deliveries under its agreement with American. See “Description of the Aircraft and Appraisals—Deliveries of Aircraft.” If any funds remain as Deposits with respect to any Trust as of the Delivery Period Termination Date, such remaining funds will be withdrawn by the Escrow Agent and distributed by the Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of the event requiring such distribution. If the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, the Escrow Agent will request that such withdrawal be made on such Regular Distribution Date. Moreover, in certain circumstances, any funds held as Deposits will be returned by the Depositary to the Paying Agent automatically on January 31, 2021, or, if the Equipment Notes relating to all of the New Aircraft have not been purchased by the applicable Trustee on or prior January 31, 2021 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, March 31, 2021 (provided that, if a labor strike occurs or continues at the manufacturer of any New Aircraft after the Issuance Date and on or prior to January 31, 2021, such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days) (such date or such extended date, the “Outside Termination Date”), and the Paying Agent will distribute such funds to the applicable Certificateholders as promptly as practicable thereafter. The obligation to purchase Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the Delivery Period Termination Date. (Deposit Agreements, Sections 2.3(b)(i) and 4; Escrow Agreements, Sections 1.02(f) and 2.03(b); Note Purchase Agreement, Section 2)

If a Delivery Period Event of Loss (or an event that would constitute such a Delivery Period Event of Loss but for the requirement that notice be given or time elapse or both) occurs with respect to an Aircraft before such Aircraft is financed pursuant to this offering, American will give notice of such event to each Trustee and such Trustee will submit a withdrawal certificate to the applicable Escrow Agent, and any funds in any Deposit with respect to such Aircraft will be withdrawn by such Escrow Agent and distributed by the related Paying Agent, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of the related Trust on a date not earlier than 15 days after such Paying Agent has received notice of the event requiring such distribution. (Note Purchase Agreement, Section 1(k); Deposit Agreements, Section 2.3(b)(iii); Escrow Agreements, Sections 2.03(b) and 2.07) Once American delivers a notice described in the preceding sentence, the Trustees will have no obligation to purchase Equipment Notes with respect to such Aircraft. (Note Purchase Agreement, Section 2(c))

“Delivery Period Event of Loss” means, (i) with respect to an Aircraft that is subject to an Existing Financing or any bridge financing, one of several events of loss (a) under the applicable Existing Financing or any bridge financing, which events of loss are substantially similar to the Events of Loss of an Aircraft under the Indentures (see “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss”), or (b) that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures and (ii) with respect to any Aircraft that is not then subject to an Existing Financing or any bridge financing, one of several events that would constitute an Event of Loss of an Aircraft if such Aircraft were financed under the Indentures.

If a Triggering Event occurs prior to the Delivery Period Termination Date, any funds remaining in Deposits will be withdrawn by the Escrow Agent for the applicable Trust and distributed by the Paying Agent for such Trust, with accrued and unpaid interest thereon, but without any premium, to the Certificateholders of such Trust on a date no earlier than 15 days after the Paying Agent has received notice of such Triggering Event, but, if the day scheduled for such withdrawal is within 10 days before or after a Regular Distribution Date, such Escrow Agent will request such withdrawal be made on such Regular Distribution Date. (Escrow Agreements, Section 1.02(f)) The obligation to purchase the Equipment Notes to be issued with respect to any Aircraft not yet financed pursuant to this offering will terminate on the date such Triggering Event occurs. (Deposit Agreements, Section 2.3(b)(i); Escrow Agreements, Sections 2.03(b) and 2.06; Note Purchase Agreement, Section 2)

Replacement of Depositary

With respect to (a) the Class AA Certificates, if the Depositary’s Long-Term Rating is downgraded by Standard  & Poor’s Rating Services, a Standard and Poor’s Financial Services LLC business (“Standard & Poor’s”) below AA- or, if the Depositary is a national bank holding the Deposits for the Class AA Certificates in fiduciary accounts pursuant to its trust powers, below A-, or (b) the Class A Certificates, if the Depositary’s Long Term Rating is downgraded by Standard & Poor’s below A or, if the Depositary is a national bank holding the Deposits for the Class A Certificates in fiduciary accounts pursuant to its trust powers, below A-, or (c) the Class B Certificates, if the Depositary’s Long-Term Rating is downgraded by Standard & Poor’s below BBB- or (d) any class of Certificates, if the Depositary is downgraded by Moody’s Investors Service, a division of Moody’s Corp. (“Moody’s”) and, together with Moody’s, the “Rating Agencies”) such that, following such downgrade by Moody’s, the Depositary does not have a Short-Term Rating of at least P-1 issued by Moody’s (each such minimum Long-Term Rating or Short-Term Rating for each class of Certificates, a “Depositary Threshold Rating” for the applicable Rating Agency for such class of Certificates), and American shall not have received a Rating Agency Confirmation from the applicable Rating Agency with respect to any class of Certificates related to the Depositary downgraded by such Rating Agency, then, American shall, within 35 days after such event occurring, cause the Depositary for such class of Certificates to be replaced with a depositary bank meeting the terms and on the conditions set forth below (a “Replacement Depositary”). (Note Purchase Agreement, Section 5(a))

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity. and (b) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

“Short-Term Rating” means, for any entity, (a) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (b) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

A Replacement Depositary for any class of Certificates may either be (a) one that meets the Depositary Threshold Rating for such class of Certificates for each Rating Agency or (b) one that does not meet the Depositary Threshold Rating for such class of Certificates for each Rating Agency, so long as, in the case of either of the immediately preceding clauses (a) and (b), American shall have obtained a Rating Agency Confirmation with respect to such class of Certificates then rated by such Rating Agency in connection with the replacement of the Depositary with such Replacement Depositary. (Note Purchase Agreement, Section 5(c)(i))

“Rating Agency Confirmation” means, in the case of any action or event that requires a “Rating Agency Confirmation” with respect to any class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such class of Certificates to the effect that such action or event would not result in (i) a reduction of the rating for such class of Certificates by such Rating Agency below the then current rating for such class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency, if applicable) or (ii) a withdrawal or suspension of the rating of such class of Certificates by such Rating Agency. (Note Purchase Agreement, Annex A)

At any time during the period prior to the Delivery Period Termination Date (including after the occurrence of a downgrade event described above), American may replace the Depositary with a Replacement Depositary. (Note Purchase Agreement, Section 5(a)) There can be no assurance that at the time of a downgrade event described above, there will be an institution willing to replace the downgraded Depositary or that each Rating Agency will provide the ratings confirmation described in the immediately preceding paragraph.

Upon satisfaction of the conditions for replacement of the Depositary with a Replacement Depositary set forth in the Note Purchase Agreement, the Escrow Agent for each Trust will request, upon at least 5 Business Days’ notice, the following withdrawals:

•

with respect to all Deposits of such Trust then held by the Depositary being replaced, withdrawal of (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to, but excluding, the date of such withdrawal, which funds will be paid by the Depositary being replaced over to such Replacement Depositary; and

•

with respect to all Deposits of such Trust, if any, previously withdrawn in connection with the purchase of the related Equipment Notes, as described in “—Withdrawal of Deposits to Purchase Equipment Notes,” withdrawal of all accrued and unpaid interest on such Deposits to, but excluding, the date of the applicable withdrawal in connection with the purchase of such Equipment Notes, which funds will be paid by the Depositary being replaced to the Paying Agent Account of such Trust and, upon the confirmation by the Paying Agent of receipt in such Paying Agent Account of such amounts, the Paying Agent will distribute such amounts to the Certificateholders of such Trust on the immediately succeeding Regular Distribution Date and, until such Regular Distribution Date, the amounts will be held in such Paying Agent Account. (Note Purchase Agreement, Section 5(d); Escrow Agreements, Sections 1.02(d) and 2.03(c))

Limitation on Damages

The Deposit Agreements provide that in no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent of each Trust or any of the Receiptholders in connection with the Deposit Agreements or the transactions contemplated or any relationships established by the Deposit Agreements irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. (Deposit Agreements, Section 17)

Depositary

Citibank, N.A. will act as depositary (the “Depositary”). The Depositary’s address under each Deposit Agreement is 480 Washington Blvd., 30th Floor, Jersey City, NJ 07310, Attention: Agency & Trust Payment Group.

Citibank, N.A. is a national bank that, through its branches, and along with its subsidiaries and affiliates, offers a wide range of retail and commercial banking and trust services to its customers throughout the United States and the world. Citibank, N.A. is an indirect wholly owned subsidiary of Citigroup Inc., a Delaware holding company that is registered with the Board of Governors of the Federal Reserve System as a financial holding company. Information about Citigroup Inc. is available on its website at www.citigroup.com. Citigroup Inc.’s recent annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements, as well as other filings with the SEC, are available free of charge through Citigroup Inc.’s website by clicking on the “Investor Relations” and “Financial Information” page and selecting “SEC Filings.” The information on Citigroup Inc.’s website and the information Citigroup Inc. files with the SEC do not form part of this prospectus supplement and are not incorporated by reference herein.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes certain material terms of the escrow and paying agent agreements (the “Escrow Agreements”), as well as certain related provisions of the Deposit Agreements and the Note Purchase Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements and the related provisions of the Deposit Agreements and the Note Purchase Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

General

Wilmington Trust, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of the Receiptholders) with the Depositary as Deposits relating to such Trust. (Escrow Agreements, Section 1.03; Deposit Agreements, Section 2.1) The Escrow Agent will permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement and the related Participation Agreement or in connection with special distributions under certain circumstances as described under “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” (Escrow Agreements, Section 1.02(c)—(f)) In addition, pursuant to the terms of the Deposit Agreements, the Depositary agrees to pay interest on the Deposits accrued in accordance with the Deposit Agreements to the Paying Agent for distribution to the Receiptholders. (Deposit Agreements, Section 4)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders of each Trust, the Paying Agent Account for such Trust, which will be non-interest-bearing, and the Paying Agent is under no obligation to invest any amounts held in such Paying Agent Account. (Escrow Agreements, Section 2.02) Pursuant to the Deposit Agreements, the Depositary agrees to pay funds released from the related Deposits and accrued interest on the related Deposits directly into such Paying Agent Account, except for amounts withdrawn to purchase any related Equipment Notes as described under “Description of the Deposit Agreements—Withdrawal of Deposits to Purchase Equipment Notes” and amounts paid to a Replacement Depositary as described under “Description of the Deposit Agreements—Replacement of Depositary.” (Deposit Agreements, Section 4) The Paying Agent will distribute amounts deposited into the Paying Agent Account for the related Trust to the Certificateholders of such Trust as further described herein. See “Description of the Certificates—Payments and Distributions” and “Description of the Deposit Agreements.”

Upon receipt by the Depositary of cash proceeds from this offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) in respect of each class of Certificates which will be affixed by the related Trustee to each Certificate of such Class. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed. (Escrow Agreements, Sections 1.03 and 1.04) Because the Escrow Receipts will be affixed to the Certificates, distributions to the Receiptholders on the Escrow Receipts are sometimes referred to in this prospectus supplement, for convenience, as distributions to the Certificateholders.

Each Escrow Agreement provides that each Receiptholder will have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of any final withdrawal, replacement withdrawal or event of loss withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary by making a demand to the Depositary for the portion of such payment that would have been distributed to such Receiptholder pursuant to such Escrow Agreement or by bringing suit to enforce payment of such portion. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits. (Escrow Agreements, Sections 9 and 16)

Certain Modifications of the Escrow Agreements and Note Purchase Agreement

The Note Purchase Agreement contains provisions requiring the Trustees, the Escrow Agent and the Paying Agent, at American’s request, to enter into amendments to, among other agreements, the Escrow Agreements and the Note Purchase Agreement as may be necessary or desirable:

•

if any series of Additional Equipment Notes or Reissued Equipment Notes are to be issued, to give effect to such issuance of such series of Additional Equipment Notes or Reissued Equipment Notes and the issuance of pass through certificates by any pass through trust that acquires any such series of Additional Equipment Notes or Reissued Equipment Notes, as applicable, and to make related changes (including to provide for any prefunding mechanism) and to provide for credit support (including a liquidity facility) for any such pass through certificates; and

•

if the Depositary for any Class of Certificates is to be replaced, to give effect to the replacement of such Depositary with the Replacement Depositary therefor and the replacement of the applicable Deposit Agreement with a replacement deposit agreement. (Note Purchase Agreement, Sections 4(a)(v) and 5(e))

In each case described immediately above, no requests (other than American’s request) or consents (including no consent of any Certificateholder) will be required for such amendments.

Each Escrow Agreement contains provisions requiring the Escrow Agent and the Paying Agent, upon request of the related Trustee and without any consent of the Certificateholders, to enter into an amendment to the Escrow Agreements or the Note Purchase Agreement, among other things, for the following purposes:

•

to correct or supplement any provision in the Escrow Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Escrow Agreements or the Note Purchase Agreement or to cure any ambiguity or correct any mistake;

•

to modify any other provision with respect to matters or questions arising under the Escrow Agreements or the Note Purchase Agreement; provided that any such action will not materially adversely affect the Certificateholders;

•	to comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body;

•	to evidence and provide for the acceptance of appointment under the Escrow Agreements or the Note Purchase Agreement of a successor Escrow Agent, successor Paying Agent or successor Trustee; or

•	for any purposes described in the first paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements.” (Escrow Agreements, Section 8)

The Escrow Agent

Wilmington Trust, National Association will be the Escrow Agent under each Escrow Agreement. The Escrow Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

The Paying Agent

Wilmington Trust Company will be the Paying Agent under each Escrow Agreement. The Paying Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Capital Market Services.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class AA Trust, Class A Trust and Class B Trust (each, a “Liquidity Provider”) will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each of the Class AA Trust, Class A Trust and Class B Trust. Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

The aggregate amount available under the Liquidity Facility for each applicable Trust at February 15, 2021 (the first Regular Distribution Date that occurs after the currently scheduled delivery month of the last New Aircraft to be delivered to American, assuming that all Aircraft have been financed in accordance with the terms and conditions of the Note Purchase Agreement prior to such Regular Distribution Date and that all interest and principal due on or prior to such Regular Distribution Date have been paid) will be:

Trust	Available Amount
Class AA	$25,863,727
Class A	$14,368,836
Class B	$11,957,294

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating from such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class AA Trust, the Class A Trust and the Class B Trust initially $27,344,142, $15,191,295 and $13,192,295, respectively, in each case, as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and American, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated, including to make advances in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(g))

“Liquidity Threshold Rating” means: (i) for the Class AA Trust, a Long-Term Rating of A- as determined by Standard & Poor’s and a Long-Term Rating of Baa2 as determined by Moody’s, (ii) for the Class A Trust, a Long-Term Rating of BBB as determined by Standard & Poor’s and a Long-Term Rating of Baa2 as determined by Moody’s, and (iii) for the Class B Trust, a Long-Term Rating of BB+ as determined by Standard & Poor’s and a Long-Term Rating of Baa2 as determined by Moody’s. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties, or any combination thereof), as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable

Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05(e))

The Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•

the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility provides that, in the event that before the 25th day prior to any anniversary of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date of the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and American that such Liquidity Facility will not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Facility is not replaced by such 25th day, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10)

Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)(i)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility as long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions.”

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.00% per annum. Thereafter, interest will accrue at Libor for the applicable interest period plus 3.00% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) and (b) one quarter of one percent (0.25%). (Liquidity Facilities, Section  1.01)

“Libor” means, with respect to any interest period, the interest rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods as set forth in the Liquidity Facilities; provided that, if Libor determined as provided above with respect to any interest period would be less than 0.0% per annum, then Libor for such interest period shall be deemed to be 0.0% per annum. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and American. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of all such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. Notwithstanding the foregoing, in the event that the administrator of Libor (which may be ICE Benchmark Administration Limited or any other successor person which takes over administration of such rate) permanently or indefinitely ceases to provide such rate, all LIBOR advances shall accrue interest at the Base Rate plus the applicable margin for such advance; provided that the applicable margin in respect of any such advance that previously accrued interest at Libor shall be increased by one percent (1.00%). (Liquidity Facilities, Sections 3.07(g) and 3.07(h))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to (i) in the case of a Downgrade Drawing or a Non-Extension Drawing, the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing plus a specified margin and (ii) in the case of a Special Termination Drawing at a rate equal to Libor for the applicable interest period plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default,” at a rate equal to Libor for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings,” the Base Rate) plus 3.00% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default” at the rate applicable to Special Termination Drawings as described in clause (a)(ii) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•

the acceleration of all of the Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of Series AA Equipment Notes, Series A Equipment

Notes and Series B Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and American;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event that a Final Drawing is made, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be National Australia Bank Limited.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the related Trustee. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates and the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if Final Distributions have been paid in full to the holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates, but, if any class or classes of Additional Certificates are outstanding, not to the holders of the most senior in priority of payment under the Intercreditor Agreement among all classes of Additional Certificates then outstanding, the trustee for the Additional Trust related to such most senior class of Additional Certificates; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and 2.06(c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, (i) with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million and (ii) in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates (excluding interest payable on the Deposits related to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by American or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, as applicable. (Intercreditor Agreement, Section 4.01(a)(ii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by American exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by American on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including American) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to American described in the Intercreditor Agreement (an “American Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of American to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of American unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section  4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if an American Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•

to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, fund the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates ) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•

to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such class of Certificates) or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series

A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” will be revised if Additional Certificates or Reissuance Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.”

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that, if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that, if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, (i) reduce the amount of principal, Make-Whole Amount or interest payable by American under any Equipment Note, (ii) change the date on which any principal, Make-Whole Amount or interest on any Equipment Note is due or payable, or (iii) create any lien with respect to the Collateral subject to any Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements, Note Purchase Agreement or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communications with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives a notice of substitution of the related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe,” or a notice of replacement of the related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indentures—Events of Loss,” the Subordination Agent shall promptly provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and, on behalf of each Trustee, the Subordination Agent shall post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of American to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and American a statement setting forth the following information:

•

after an American Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period, (ii) subject to an election by American under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from American, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. American has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Note Purchase Agreement, Section 4(a)(vi));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after an American Bankruptcy Event, any operational reports filed by American with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong, Ref: American Airlines 2019-1 EETC.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by:

(a) the Owned Aircraft, consisting of (i) six Airbus A321-231S aircraft delivered new to American between December 2015 and May 2016, (ii) three Boeing 737-800 aircraft delivered new to American from January 2016 to February 2016, (iii) three Boeing 787-8 aircraft delivered new to American in May 2015 and February 2016 and (iv) nine Embraer E175LR aircraft delivered new to American from April 2015 to July 2019; and

(b) the New Aircraft, consisting of (i) seven newly manufactured Embraer E175LR aircraft currently scheduled for delivery to American during the period from September 2019 to January 2020 (including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement) and (ii) seven newly manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from June 2020 to September 2020 (including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement).

Each Aircraft is, or will be, owned by American. Each Aircraft (other than the Embraer 175 Aircraft) is, or will be, operated by American. Each Embraer 175 Aircraft is, or is currently expected to be, operated by Compass or Envoy, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture.

The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “LR” designation is provided by the manufacturer of the Embraer 175 Aircraft and is not recognized by the FAA.

The Airbus A321-231S aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the A321-231S aircraft is 181 seats and are part of an ongoing retrofit initiative to increase seating capacity to 187 seats. Each Airbus A321CEO Aircraft is powered by two V2533-A5 model commercial jet engines manufactured by IAE International Aero Engines AG.

The Airbus A321-253NX aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the A321-253NX aircraft is 196 seats. The Airbus A321-253NX aircraft are approved for ETOPs. Each Airbus A321NEO Aircraft is expected to be powered by two LEAP1A33 model commercial jet engines manufactured by CFM International, Inc.

The Boeing 737-800 aircraft is a narrow-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 737-800 aircraft is 160 seats and will be part of an ongoing retrofit initiative to increase seating capacity to 172 seats. Each Boeing 737 Aircraft is powered by two CFM56-7B27E model commercial jet engines manufactured by CFM International, Inc.

The Boeing 787-8 aircraft is a wide-body commercial jet aircraft. Current seating capacity in American’s two-class configuration for the 787-8 aircraft is 234 seats. The Boeing 787-8 aircraft are approved for ETOPs. Each Boeing 787 Aircraft is powered by two GEnx-1B70 model commercial jet engines manufactured by General Electric.

The Embraer E175LR aircraft is a narrow-body regional commercial jet aircraft. Current seating capacity in American’s two-class configuration for the E175LR aircraft is 76 seats. Each Embraer 175 Aircraft is, or is expected to be, powered by two CF34-8E5 model commercial jet engines manufactured by General Electric.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	mba
Airbus A321-231S(3)	N152AA	6887	December 2015	$41,420,000	$42,900,000	$45,280,000	$42,900,000
Airbus A321-231S(3)	N157AA	6998	March 2016	43,070,000	45,180,000	45,080,000	44,443,333
Airbus A321-231S(3)	N159AN	7034	March 2016	42,710,000	44,840,000	45,080,000	44,210,000
Airbus A321-231S(3)	N158AN	7009	March 2016	40,640,000	43,360,000	43,390,000	42,463,333
Airbus A321-231S(3)	N160AN	7069	April 2016	42,940,000	45,680,000	45,340,000	44,653,333
Airbus A321-231S(3)	N161AA	7085	May 2016	41,090,000	44,490,000	43,900,000	43,160,000
Airbus A321-253NX(4)	N419AN	TBD	June 2020	57,050,000	58,760,000	58,450,000	58,086,667
Airbus A321-253NX(4)	N420AN	TBD	June 2020	57,050,000	58,760,000	58,450,000	58,086,667
Airbus A321-253NX(4)	N421UW	TBD	July 2020	57,140,000	58,850,000	58,500,000	58,163,333
Airbus A321-253NX(4)	N422AN	TBD	August 2020	57,230,000	58,950,000	58,550,000	58,243,333
Airbus A321-253NX(4)	N423AN	TBD	August 2020	57,230,000	58,950,000	58,550,000	58,243,333
Airbus A321-253NX(4)	N424AN	TBD	September 2020	57,330,000	59,040,000	58,600,000	58,323,333
Airbus A321-253NX(4)	N425AN	TBD	September 2020	57,330,000	59,040,000	58,600,000	58,323,333
Boeing 737-800(3)	N984NN	31234	January 2016	39,770,000	35,480,000	37,910,000	37,720,000
Boeing 737-800(3)	N985NN	31233	January 2016	39,720,000	35,460,000	37,910,000	37,696,667
Boeing 737-800(3)	N986NN	31236	February 2016	39,760,000	35,820,000	38,130,000	37,903,333
Boeing 787-8(3)(4)	N803AL	40621	May 2015	103,940,000	103,070,000	94,040,000	100,350,000
Boeing 787-8(3)(4)	N813AN	40631	February 2016	106,070,000	107,700,000	98,770,000	104,180,000
Boeing 787-8(3)(4)	N814AA	40632	February 2016	106,840,000	108,280,000	98,770,000	104,630,000
Embraer E175LR(3)	N202NN	17000467	April 2015	22,790,000	22,880,000	23,580,000	22,880,000
Embraer E175LR(3)	N203NN	17000473	April 2015	22,330,000	22,410,000	23,110,000	22,410,000
Embraer E175LR(3)	N204NN	17000477	May 2015	23,050,000	23,220,000	23,980,000	23,220,000
Embraer E175LR(3)	N205NN	17000481	June 2015	22,540,000	22,860,000	23,550,000	22,860,000
Embraer E175LR(3)	N230NN	17000550	April 2016	25,690,000	24,900,000	24,500,000	24,900,000
Embraer E175LR(3)	N231AN	17000554	May 2016	25,050,000	24,980,000	24,650,000	24,893,333
Embraer E175LR(3)	N232NN	17000560	May 2016	24,740,000	24,060,000	24,650,000	24,483,333
Embraer E175LR(3)	N233NN	17000561	May 2016	24,280,000	24,850,000	24,650,000	24,593,333
Embraer E175LR(3)	N282NN	17000810	July 2019	29,950,000	29,820,000	30,850,000	29,950,000
Embraer E175LR	N283NN	TBD	September 2019	30,050,000	29,910,000	30,900,000	30,050,000
Embraer E175LR	N284JN	TBD	October 2019	30,100,000	29,940,000	30,920,000	30,100,000
Embraer E175LR	N285NN	TBD	October 2019	30,100,000	29,940,000	30,920,000	30,100,000
Embraer E175LR	N286NN	TBD	November 2019	30,150,000	29,970,000	30,950,000	30,150,000
Embraer E175LR	N287NN	TBD	November 2019	30,150,000	29,970,000	30,950,000	30,150,000
Embraer E175LR	N288NN	TBD	November 2019	30,150,000	29,970,000	30,950,000	30,150,000
Embraer E175LR	N289MW	TBD	January 2020	30,250,000	30,260,000	31,000,000	30,260,000

Total:				$1,519,700,000	$1,534,550,000	$1,523,410,000	$1,522,930,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and the applicable aircraft manufacturer and financed under this offering. The actual delivery date of any New Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft.” The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Aircraft if the delivery of such New Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month. See “—Substitute Aircraft.”

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. In the case of the Aircraft delivered to American prior to the respective dates of the appraisals, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around the time of such appraisals, and in the case of the Aircraft not yet delivered to American as of the respective dates of the appraisals, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

(3)	This aircraft is an Owned Aircraft.
(4)	This aircraft is approved for ETOPS.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of each Aircraft based on “desk-top” appraisals without any physical inspection of the Aircraft. The AISI appraisal is dated July 25, 2019 and the BK appraisal and the mba appraisal are each dated July 29, 2019. The appraised values provided by AISI are presented as of June 26, 2019, the appraised values provided by BK are presented as of June 30, 2019 and the appraised values provided by mba are presented as of June 30, 2019, based on (i) in the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal and (ii) in the case of each Aircraft already delivered to American prior to the respective dates of the appraisals, the appraised base value as adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or about the time of the appraisals. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on base value and on various significant assumptions and methodologies which vary among the appraisals. A different maintenance status may result in different valuations. Appraisals that are more current or that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case, and the appraisals of the Aircraft that had not been delivered to American prior to the date of such appraisals are estimates of values as of the future delivery date. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Deliveries of Aircraft

The Note Purchase Agreement provides that the period for financing the Aircraft under this offering will expire on the earlier of (a) the Outside Termination Date and (b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement (the “Delivery Period Termination Date”).

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to: (i) each Owned Aircraft on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft on or prior to August 14, 2020 and (iii) each Airbus A321NEO Aircraft on or prior to the Delivery Period Termination Date.

The Owned Aircraft are currently subject to liens under Existing Financings. The Owned Aircraft are expected to be subjected to the Indentures in connection with the offering after the Owned Aircraft are released from the liens of the Existing Financings. The New Aircraft are scheduled for delivery during the period from September 2019 to September 2020. Under the applicable aircraft purchase agreement, delivery of an aircraft may be delayed due to “excusable delay,” which includes, among other things, acts of God, war, government acts, fires or floods, strikes or labor troubles causing cessation, slowdown or interruption of work, and certain other causes beyond the applicable manufacturer’s control. American cannot predict whether or not delivery of any of the New Aircraft will be postponed beyond the currently scheduled delivery month.

Substitute Aircraft

If the delivery date for any New Aircraft is delayed more than 30 days beyond the last day of it currently scheduled delivery month, American may substitute therefor an aircraft not included in the New Aircraft meeting the following conditions (each, a “Substitute Aircraft”):

•	a Substitute Aircraft must be of the same model as the New Aircraft being replaced; and

•

American must obtain written confirmation from each Rating Agency with respect to each class of Certificates then rated by such Rating Agency to the effect that substituting such Substitute Aircraft for the replaced New Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of such Certificates then rated by such Rating Agency. (Note Purchase Agreement, Section 1(h))

If delivery of any New Aircraft is delayed beyond the Delivery Period Termination Date, and American does not exercise its right to replace such New Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without any premium. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the form of Indenture, the form of Participation Agreement and the Note Purchase Agreement, copies of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

On and subject to the terms and conditions of the Note Purchase Agreement and the applicable Participation Agreement and Indenture, American agrees to enter into a secured debt financing with respect to: (i) each Owned Aircraft on or prior to February 14, 2020, (ii) each New Embraer 175 Aircraft on or prior to August 14, 2020 and (iii) each Airbus A321NEO Aircraft on or prior to the Delivery Period Termination Date. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft that are substantially in the forms attached to the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes.” The description of the terms of the Equipment Notes in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into with respect to an Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted under the Note Purchase Agreement, American must obtain written confirmation from each Rating Agency to the effect that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the ratings of each class of Certificates then rated by such Rating Agency and that remains outstanding. The terms of such agreements also must in any event comply with the Required Terms. In addition, American, subject to certain exceptions, is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders or the Liquidity Providers. See “Description of the Certificates—Obligation to Purchase Equipment Notes.”

General

Pursuant to the terms of a participation agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in three series with respect to each Aircraft, the “Series AA Equipment Notes,” the “Series A Equipment Notes” and the “Series B Equipment Notes” (the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes, collectively, the “Equipment Notes”). American may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one series of Additional Equipment Notes being outstanding at any time), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between American and Wilmington Trust Company, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of American.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•

the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•

if American issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such most senior series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with the issuance of such series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates”); and

•

the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and will be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies,” then after payment in full of: first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, fifth, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified American that it intends to exercise remedies under such Indenture (see “—Remedies”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on February 15 and August 15 of each year, commencing on the first such date to occur after the issuance thereof. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be made on February 15 and August 15 of each year, (i) commencing on February 15, 2020 in the case of Owned Aircraft, on August 15, 2020 in the case of New Embraer 175 Aircraft and on August 15, 2021 in the case of Airbus A321NEO Aircraft and (ii) ending on February 15, 2032 in the case of the Series AA Equipment Notes and the Series A Equipment Notes and on February 15, 2028 in the case of the Series B Equipment Notes (each such date in clause (ii) for a particular series of Equipment Notes, the “Final Maturity Date” for such series of Equipment Notes). The original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft will be as set forth in the table for that Aircraft included in Appendix IV. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

American is also required to pay under each Indenture the pro rata share allocated thereto (i) of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by American under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of American; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, American may elect to redeem all of the outstanding Series A Equipment Notes, outstanding Series B Equipment Notes or any series of outstanding Additional Equipment Notes issued with respect to all Aircraft, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be mailed or delivered by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from American to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by American (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.20% in the case of the Series AA Equipment Notes, 0.25% in the case of the Series A Equipment Notes and 0.30% in the case of the Series B Equipment Notes, exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five business days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to, but excluding, the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as, in the case of each Boeing 737 Aircraft, Boeing 787 Aircraft and Embraer 175 Aircraft, an assignment for security purposes to the Loan Trustee of certain of American’s warranty rights relating to such Aircraft under its purchase agreement with Boeing or Embraer, as applicable. (Indentures, Granting Clause) In the case of each Airbus A321 Aircraft, an agreement with respect to airframe warranties will be entered into for such Aircraft pursuant to which the Loan Trustee will be named the “controlling party” thereunder for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “—Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures,

Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

American may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the same manufacturer of the Aircraft, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the date of the issuance of Series AA Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft); and

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, not less than that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with the terms of such related Indenture).

If American elects to substitute an Airframe, American is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the relevant Loan Trustee in such substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of American, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III to this prospectus supplement set forth the projected LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (i) as of the Issuance Date, (ii)(x) as of February 15, 2020 in the case of each Owned Aircraft, (y) as of August 15, 2020 in the case of each New Embraer 175 Aircraft and (z) as of August 15, 2021 in the case of each Airbus A321NEO Aircraft and (iii) in each of the foregoing cases, as of each Regular Distribution Date thereafter. For purposes of Appendix III, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the New Aircraft, not yet even delivered to American on the Issuance Date), and (b) with respect to each Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus (x) in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture and (y) in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by American to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by American to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related Operative Document for more than 30 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by American to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by American to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Document that continues for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•

any representation or warranty made by American in the related Operative Documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after American receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that notwithstanding anything to the contrary set forth in the foregoing, any failure of American to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as American is continuing to comply with all of the terms set forth under “—Certain Provisions of the Indentures—Events of Loss.” (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to American, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies.”

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to American provide an opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to American will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss.” The opinion of counsel to American also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

“Operative Documents” means, with respect to any Indenture, such Indenture, the Equipment Notes issued thereunder, the related Participation Agreement and other operative documents referred to in such Indenture. (Indentures, Annex A)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to American and the assumption by any such successor of the covenants of American contained in such Indenture and any of the other related Operative Documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of American for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon American under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of a Liquidity Provider with a replacement liquidity provider and the replacement of a Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) give effect to the replacement of the Depositary with a Replacement Depositary and the agreements related thereto; (xiv) evidence the succession of a new escrow agent or a new paying agent under the Escrow Agreements pursuant thereto or the removal of the Escrow Agent or the Paying Agent thereunder; or (xv) provide for the original issuance of one or more series of Additional Equipment Notes or any Reissued Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Reissued Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes), and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Reissued Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Additional Equipment Notes or Reissued Equipment Notes, as the case may be, are issued in accordance with the Note Purchase Agreement, the applicable Participation Agreement and the Intercreditor Agreement. See “Possible Issuance of Additional Certificates and Refinancing and Reissuance of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

American will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the Escrow Agent, the Paying Agent, the escrow agent (if any) and paying agent (if any) with respect to any Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from American’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section  5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft, Airframe and Engines subject thereto.

Maintenance; Operation; Replacement of Parts; Alterations, Modifications and Additions

American will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than (v) during temporary periods of storage, during maintenance, testing or modification permitted under the applicable Indenture, (w) during periods of grounding by applicable governmental authorities, (x) during periods when the FAA or other applicable aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, (y) with respect to minor, unanticipated or nonrecurring violations with respect to which corrective measures are taken by American or any lessee or (z) to the extent American or a lessee is contesting in good faith the validity or application of any law or requirement relating to such certification in any manner that does not involve any material risk of sale, loss or forfeiture of the Aircraft, Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

American will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction in any country in which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except minor, unanticipated or non-recurring violations with respect to which corrective measures are taken promptly by American or a lessee and except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

American or any lessee must make (or cause to be made) such alterations and modifications in and additions to the Airframe and any Engine as may be required to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft may then be registered, except for minor, unanticipated and non-recurring violations with respect to which corrective measures are being taken promptly by American or any lessee, and any law, rule, regulation or order the validity or application of which is being contested in good faith by American or any lessee in any manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the inters of the Loan Trustee therein. American (or any lessee) may add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as American (or any such lessee) may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of parts, provided that no such alteration, modification or addition materially diminish the value or utility of the Airframe or any Engine below the value or utility thereof immediately prior to such alteration, modification or addition (assuming the Airframe or such Engine was then in the value and utility required to be maintained by the terms of the Indenture), except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such parts that are removed that American or lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. American may also make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All parts (with certain exceptions) incorporated or installed in or attached or added to the Airframe or any Engine as a result of such alteration, modification or addition shall be free and clear of any lien (other than permitted liens) and will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to American or any lessee, as well as any part that is not required to be incorporated or installed in or attached or added to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the value or utility required to be maintained by the terms of the Indenture. Such removable parts may be leased or financed by third parties other than the Loan Trustee. Notwithstanding the foregoing, American may install passenger convenience equipment owned by American or any lessee or by third parties and leased or otherwise furnished to American, and American may remove and not replace the same, so long as the installation of any such passenger convenience equipment does not impair or otherwise affect the rights and remedies of the Loan Trustee. (Indentures, Section 7.04(c))

Except as set forth above or in certain cases of Event of Loss, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although American has certain re-registration rights, as described below, American generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, American will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)) Although American has no current intention to do so, American will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any United States certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (or their affiliates acting under an unconditional guarantee of such manufacturer). Each Owned Embraer 175 Aircraft is owned by American, four of which are currently being leased to Compass Airlines, LLC (“Compass”), a regional carrier that operates such Owned Embraer 175 Aircraft on behalf of American in regional operations, and the remainder of which are currently being leased to Envoy Air Inc. (“Envoy”), an affiliated regional carrier that operates such Owned Embraer 175 Aircraft on behalf of American in regional operations. In connection with the issuance of the Equipment Notes to be issued with respect to each Owned Embraer 175 Aircraft, American and Compass or Envoy, as applicable, will terminate the existing lease and enter into a replacement lease with respect to such Owned Embraer 175 Aircraft, which complies with the terms of the applicable Indenture. The replacement lease between American and Compass or Envoy, as applicable, will be subject and subordinate to the Indenture. American currently expects that, at the time a New Embraer 175 Aircraft is delivered to American after the date of this prospectus supplement, such New Embraer 175 Aircraft will be leased by American to Envoy, in compliance with the terms of the applicable Indenture. No such lease will relieve American of its obligations under the corresponding Indenture. In addition, subject to certain limitations, American (and any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange, borrowing, pooling and other arrangements, “wet leases,” transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The recordation of the Indenture and certain other documents with respect to the Aircraft under the Federal Aviation Act will give the Loan Trustee a first-priority, perfected security interest in the Aircraft under United States law, subject to permitted liens under the Indenture. The Mortgage Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Mortgage Convention. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risks Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under United States law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risks Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive.”

Liens

American is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the Indenture and other related Operative Documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture (including, without limitation, the rights of any lessee under a lease permitted under the Indenture, including those to Compass and Envoy, as applicable, in respect of Embraer 175 Aircraft) and liens attributable to other parties to the related Operative Documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, landlord’s, repairmen’s, hangarkeepers’, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or impair the lien of the Indenture; (iv) salvage or similar rights of insurers under insurance policies maintained by American or any lessee; (v) any other lien as to which American or any lessee has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by American (or any permitted lessee) with respect to other aircraft operated by American (or any permitted lessee) on same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $6,000,000 (in the case of an Airbus A321-231S aircraft, an Airbus A321-253NX aircraft or a Boeing 737-800 aircraft), $20,000,000 (in the case of a Boeing 787-8 aircraft) and $5,000,000 (in the case of an Embraer E175LR aircraft), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, American is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in American’s fleet on which American carries insurance (or any lessee’s fleet on which such lessee carries insurance). (Indentures, Section 7.06(a))

American is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by American or such lessee, as the case may be, with respect to other similar aircraft operated by American or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and 7.06(b))

American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American and its affiliates carry insurance, unless American’s independent insurance broker certifies that the standard among major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles customarily imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

American is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of American. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued interest thereon, but without any premium. Depending upon American’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If American elects to replace the Airframe (or the Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. American is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines as the case may be. If American elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by American will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, American will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility at least equal (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•

the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by American (or any lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe, or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by American (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire of by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless American elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING AND REISSUANCE

OF CERTIFICATES

Issuance of Additional Certificates

American may, at any time and from time to time, issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft, which Additional Equipment Notes will be funded from sources other than this offering, but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. American will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest, but with respect to the applicable class of Additional Certificates) after Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture and, if such issuance occurs before the Delivery Period Termination Date, any amendment to the Note Purchase Agreement, the Deposit Agreements and the Escrow Agreements in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

If any class of Additional Certificates are issued prior to the Delivery Period Termination Date, (a) the net proceeds thereof will be held in escrow and placed in deposit on behalf of the escrow agent for the related Additional Trust with a depositary, all on terms and conditions and under documentation substantially similar to the Deposit Agreements and Escrow Agreements applicable to the net proceeds of the Class AA Certificates, the Class A Certificates and the Class B Certificates and (b) the series of Additional Equipment Notes relating to such class of Additional Certificates will be issued and purchased by the Subordination Agent on behalf of the trustee of the related Additional Trust on terms and conditions set forth in the Note Purchase Agreement and Participation Agreements (as such agreements may be amended in connection with the issuance of such class of Additional Certificates).

Refinancing or Reissuance of Certificates

American may, at any time and from time to time, (a) redeem all (but not less than all) of the Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes or (b) following the payment in full at maturity or otherwise of all (but not less than all) of the Series A Equipment Notes or Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes, in each case, the “Reissued Equipment Notes”). In either such case, American will fund the sale of any such series of Reissued Equipment Notes through the sale of pass through certificates (the “Reissued Certificates”) issued by a related pass through trust (each, a “Reissuance Trust”).

The trustee of any Reissuance Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Reissued Certificates (i) in the case of Reissued Certificates issued in respect of Class A Certificates, the Administration Expenses, the Liquidity Obligations and the Class AA Certificates, (ii) in the case of Reissued Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and the Class A Certificates and (iii) in the case of Reissued Certificates issued in respect of any class of Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Reissued Certificates, in each case in the same manner that the corresponding class of refinanced or reissued Certificates was subordinated. Any such issuance of Reissued Equipment Notes and Reissued Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing or reissuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Reissued Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Reissued Certificates issued in respect of Class A Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Class A Liquidity Facility, so long as the Class AA Liquidity Provider and the Class B Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Reissued Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Class B Liquidity Facility, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Additional Certificates and any Reissued Certificates issued in respect of Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class AA Certificates, the Class A Certificates, the Class B Certificates and any class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificate or Reissued Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates and the associated Escrow Receipts that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the Medicare tax imposed on certain income or the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, holders subject to special tax accounting rules as a result of any item of gross income with respect to the Certificates being taken into account in an applicable financial statement, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, each Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “—Taxation of Certificateholders Generally—Trusts Classified as Partnerships” or as otherwise indicated below, the discussion below assumes that each Trust will be classified as a grantor trust. If a Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of such Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by each Trust from the Equipment

Notes and the Deposits will constitute qualifying income, and each Trust therefore will meet the 90% test described above, assuming that such Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Under current law, if a U.S. Certificateholder is an individual, estate or trust, no deduction for such holder’s share of such fees or expenses incurred in years prior to 2026 will be allowed under Section 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses, subject to any applicable limitations discussed immediately above.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust,” and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated

Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•

any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could require Subordinated Certificateholders on the cash method of accounting to recognize income before cash is actually received.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust (not including the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year (except to the extent attributable to any property held by the Trust for one year or less).

Upon a sale, exchange or other disposition of a Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificateholder’s interest in the associated Deposits) and the U.S. Certificateholder’s adjusted tax basis attributable to the associated Escrow Receipt. To the extent it represents an accrual on the associated Deposit, any such gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if a Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding and FATCA below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a

Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former U.S. citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal income or withholding taxes, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•

the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American or the Depositary, as the case may be, entitled to vote;

•

the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to American or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are satisfied.

Subject to the discussion of backup withholding and FATCA below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note to a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the applicable Trust or the associated Deposits to or on behalf of Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Certificateholder will not be subject to backup withholding with respect to payments made on the Certificates or the associated Escrow Receipts, provided such Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Certificates and associated Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Certificateholder is a U.S. Person that is not an exempt recipient) or the Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

The provisions of U.S. federal income tax law known as FATCA generally impose a 30% withholding tax on “withholdable payments” made to foreign entities that fail to meet specified requirements. “Withholdable payments” include, among others, U.S.-source interest and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the disposition of property that could produce U.S.-source interest. Certificateholders will not be indemnified directly or indirectly for the amount of any withholding taxes imposed under FATCA. If any withholding taxes reduce the amount payable to a Certificateholder, such Certificateholder should consult its tax advisor regarding whether refunds or credits of such tax are available.

The 30% FATCA withholding tax will apply (absent an applicable exemption) to U.S.-source interest income regardless of when such interest is paid. However, while withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Certificate on or after January 1, 2019, recent proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

A “foreign financial institution” as defined under FATCA (an “FFI”) that enters into and complies with an agreement with the IRS regarding certain information reporting and withholding under FATCA (or is otherwise exempt from, or compliant with, FATCA, including pursuant to an intergovernmental agreement) would be exempt from the FATCA withholding taxes. A person that receives payments through one or more FFIs may receive reduced payments on the Certificates as a result of FATCA withholding taxes if (i) one or more of such FFIs do not enter into such an agreement with the IRS, do not otherwise establish an exemption and are not otherwise compliant or exempt under an intergovernmental agreement, or (ii) such person is a “recalcitrant account holder” or itself an FFI described in clause (i). A non-U.S. Certificateholder that is not an individual or an FFI and not otherwise exempt may also be required to provide certain information (generally including satisfactory documentation to establish that it is not a U.S. person and has (i) no “substantial United States owners” (as defined in the Code) or (ii) substantial United States owners for which documentation is provided that indicates the name, address and U.S. taxpayer identification number for each such United States owner) in order to be exempt from FATCA withholding taxes.

Furthermore, non-U.S. governments have entered, and additional non-U.S. governments may enter, into intergovernmental agreements with the IRS to implement FATCA in a manner that alters the rules described herein. FATCA is particularly complex and its application to a Certificateholder is uncertain. Each Certificateholder should consult its own tax advisor regarding FATCA.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustees, has advised American that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, or as a partnership under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) the Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General Fiduciary Issues

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan (collectively, “IRAs”), that is subject to Title I of ERISA, or Section 4975 of the Code or any entity whose underlying assets are deemed for any purpose of ERISA or Section 4975 of the Code to include “plan assets” by reason of such a plan or arrangement’s investment in such entity (each, an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates. Any Plan fiduciary which proposes to cause a Plan to acquire Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such acquisition and holding will not constitute or result in a violation of any applicable fiduciary responsibility requirements of ERISA, the Code or Similar Law.

Neither the Company nor any of its affiliates is acting, or will act, as a fiduciary to any Plan with respect to the decision to acquire or hold the Certificates or any interest therein and each Plan, including IRAs, should consider such fact when deciding to acquire and hold the Certificates or any interest therein. Neither the Company nor any of its affiliates is undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Certificates or any interest therein. All communications, correspondence and materials from the Company or any of its affiliates with respect to the Certificates or any interest therein are intended to be general in nature and are not directed at any specific investor, and do not constitute advice regarding the advisability of investment in the Certificates or any interest therein for any specific investor, and are not intended to be rendered in the capacity as a fiduciary to any Plan. The decision to acquire and hold the Certificates or any interest therein must be made solely by each prospective Plan investor on an arm’s length basis.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or Similar Law unless a statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. In addition, an Escrow Receipt will be affixed to each Certificate and will evidence an interest in the Deposits held in escrow by the Escrow Agent for the benefit of the related Certificateholders pending the financing of the

Aircraft. The Deposits will not constitute property of the Trusts. Pending withdrawal of such Deposits in accordance with the applicable Deposit Agreement and Escrow Agreement and with the Note Purchase Agreement, the Deposits may also be deemed plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code and Similar Law. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust and the Depositary could become a fiduciary of ERISA Plans that have invested in the class of Certificates and be subject to the general fiduciary requirements of ERISA pending withdrawals of such deposits in accordance with the Deposit Agreement and related Escrow Agreement and with the Note Purchase Agreement. If a Trustee or the Depositary becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee and the Depositary to invest in the assets held in the related Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, American, AAG, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, the Escrow Agent, the Depositary, the Paying Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Plan Representations

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more statutory or administrative exemptions or similar exemptions under Similar Law, and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to the terms and conditions described herein.

Further, each person who is an ERISA Plan and acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that none of American or any of its agents or affiliates has acted as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has undertaken to provide impartial investment advice or given advice in a fiduciary capacity, with respect to the decision to acquire the Certificates or any interest therein, and none of American or any of its agents or affiliates has at any time been relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire the Certificates or any interest therein.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, among American, the representatives of the Underwriters and the Depositary (the “Underwriting Agreement”), each Underwriter named below has severally agreed with American to purchase from the Class AA Trustee, Class A Trustee and Class B Trustee the following aggregate face amounts of Class AA Certificates, Class A Certificates and Class B Certificates, respectively:

Underwriter	Face Amount of Class AA Certificates	Face Amount of Class A Certificates	Face Amount of Class B Certificates
Citigroup Global Markets Inc.	$115,744,000	$57,874,000	$45,690,000
Credit Suisse Securities (USA) LLC	115,744,000	57,874,000	45,690,000
Morgan Stanley & Co. LLC	115,744,000	57,874,000	45,690,000
Deutsche Bank Securities Inc.	28,938,000	14,470,000	11,424,000
Goldman Sachs & Co. LLC	28,938,000	14,470,000	11,424,000
BofA Securities, Inc.	14,467,000	7,233,000	5,710,000
Barclays Capital Inc.	14,467,000	7,233,000	5,710,000
J.P. Morgan Securities LLC	14,467,000	7,233,000	5,710,000
ICBC Standard Bank Plc	14,467,000	7,233,000	5,710,000
SMBC Nikko Securities America, Inc.	14,467,000	7,233,000	5,710,000
BNP Paribas Securities Corp.	14,467,000	7,233,000	5,710,000
Credit Agricole Securities (USA) Inc.	14,467,000	7,233,000	5,710,000
HSBC Securities (USA) Inc.	14,467,000	7,233,000	5,710,000
MUFG Securities America Inc.	14,467,000	7,233,000	5,710,000
Standard Chartered Bank	14,467,000	7,233,000	5,710,000
U.S. Bancorp Investments, Inc.	14,467,000	7,233,000	5,710,000
BOK Financial Securities, Inc.	14,467,000	7,233,000	5,710,000

Total	$578,712,000	$289,358,000	$228,438,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Certificates are offered subject to receipt and acceptance by the Underwriters and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Certificates will be $1,096,508,000. American will pay the Underwriters a commission of $10,965,080. American estimates that its out-of-pocket expenses for the offering will be approximately $1,500,000 (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members	Discount to Brokers/Dealers
Class AA	0.50%	0.25%
Class A	0.50%	0.25%
Class B	0.50%	0.25%

The Certificates are a new issue of securities with no established trading market. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange.

American has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See “Risk Factors—Risks Relating to the Certificates and the Offering—Because there is no current market for the Certificates, you may have a limited ability to resell Certificates.”

American has agreed to reimburse the several Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments which the several Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage, in investment and commercial banking or other transactions with American and its affiliates, including the provision of certain advisory services and the making of loans to American and its affiliates and serving as counterparties to certain hedging arrangements, including fuel and interest rate hedging arrangements. Certain of the Underwriters and their affiliates are lenders to American under credit facilities and routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such lending exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates have received, and in the future may receive, customary fees and commissions for these transactions. The proceeds of the offering of each class of Certificates will initially be held in escrow and deposited with Citibank, N.A., which is an affiliate of one of the underwriters. See “Description of the Deposit Agreements—Other Withdrawals and Return of Deposits.” Affiliates of certain of the Underwriters have provided mortgage financing to American that is secured by certain of the Owned Aircraft, and American will use a portion of the proceeds from the issuance of the Equipments Notes to prepay such mortgage financings. See “Use of Proceeds.”

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of American or its affiliates. The Underwriters and their respective affiliates may also make investment recommendations and/

or publish or express independent research views in respect of such securities or instruments and may, at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

American expects that delivery of the Class AA Certificates, the Class A Certificates and the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class AA Certificates, the Class A Certificates and the Class B Certificates on a day prior to the second business day before the date of initial delivery of such Certificates will be required, by virtue of the fact that the Class AA Certificates, the Class A Certificates and the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

In order to facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot the amount of Certificates offered to investors in connection with the offering, creating a short position in the Certificates for the Underwriters as a result of the sale of Certificates in excess of the offering size. In addition, to cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, the Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to a dealer for distributing the Certificates in the offering, if they repurchase previously distributed Certificates in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Certificates above market levels independent of such activities. The Underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, us or the Underwriters to subscribe for or purchase any of the Certificates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement comes to observe the following restrictions.

Due to certain restrictions imposed under the US Bank Holding Company Act, ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase certificates that are offered or sold in the United States; provided that the foregoing shall not limit ICBC Standard Bank Plc’s commitment to purchase Certificates pursuant to the Underwriting Agreement. The Underwriting Agreement specifies that, without limiting its commitment thereunder to purchase Certificates, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Certificates that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc has informed American that, without limiting its commitment thereunder to purchase Certificates, it shall offer, sell and otherwise distribute Certificates constituting its allotment solely outside the United States.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Canada (Ontario, Quebec, Alberta or British Columbia only)

Notice to Canadian Residents

Resale Restrictions

The distribution of the Certificates in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Certificates in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the Certificates in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the Certificates without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under resale restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and about the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

European Economic Area

The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Certificates in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i)  investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

The Certificates may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Certificates or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, American, or the Certificates have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Certificates will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Certificates has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Certificates.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, or may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Section 309B Notification in respect of the Certificates—The Certificates are (i) capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (ii) Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The Certificates have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Certificates are being passed upon for American by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. The respective counsel for American and the Underwriters will rely upon Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Latham & Watkins LLP, New York, New York, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by American.

EXPERTS

The consolidated financial statements of American as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in method of accounting for revenue from contracts with customers and leases in 2018.

The references to AISI, BK and mba, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. We maintain a web site that contains information about us at www.aa.com/investorrelations. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the offering, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement is available to you on the SEC’s web site, www.sec.gov.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	American’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019;

•	American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on April 26, 2019 and July 25, 2019, respectively; and

•	American’s Current Reports on Form 8-K filed with the SEC on May 16, 2019, May 16, 2019, May 21, 2019 and June 20, 2019.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

APPENDIX I—INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-65
AAG	S-iv
Actual Disposition Event	S-100
Additional Certificates	S-124
Additional Equipment Notes	S-124
Additional Holder Buyout Right	S-64
Additional Trust	S-124
Adjusted Interest	S-124
Administration Expenses	S-96
Airbus A321CEO Aircraft	S-3
Airbus A321NEO Aircraft	S-3
Aircraft	S-3
Airframe	S-103
AISI	S-4
American	S-iv
American Bankruptcy Event	S-94
American Eagle	S-1
AMR	S-iv
Applicable Fraction	S-97
Appraisal	S-95
Appraised Current Market Value	S-95
Appraisers	S-4
Assumed Aircraft Value	S-113
Assumed Amortization Schedule	S-60
ASU	S-22
ATC	S-29
ATC System	S-33
Average Life Date	S-111
Bankruptcy Code	S-18
Base Rate	S-89
Basic Agreement	S-54
Boeing 737 Aircraft	S-3
Boeing 787 Aircraft	S-3
BK	S-4
Business Day	S-59
Cape Town Treaty	S-119
Cash Collateral Account	S-87
CBAs	S-28
Cede	S-61
Certificate	S-iv
Certificate Account	S-58
Certificate Buyout Event	S-65
Certificate Owner	S-75
Certificateholders	S-54
Chapter 11	S-43
CISA	S-140
Class AA Certificateholders	S-54

Class AA Certificates	S-54
Class AA Deposits	S-78
Class AA Trust	S-54
Class AA Trustee	S-54
Class A Adjusted Interest	S-98
Class A Buyout Right	S-64
Class A Certificateholders	S-54
Class A Certificates	S-54
Class A Deposits	S-78
Class A Trust	S-54
Class A Trustee	S-54
Class B Adjusted Interest	S-99
Class B Buyout Right	S-64
Class B Certificateholders	S-54
Class B Certificates	S-54
Class B Deposits	S-78
Class B Trust	S-54
Class B Trustee	S-54
Class Exemptions	S-135
CMA	S-24
Code	S-20
Collateral	S-57
Company	S-iv
company free writing prospectus	S-iii
Compass	S-3
Compass	S-119
Controlling Party	S-92
CORSIA	S-38
Current Distribution Date	S-98
DCA	S-29
Deemed Disposition Event	S-100
Definitive Certificates	S-76
Delivery Period Event of Loss	S-79
Delivery Period Termination Date	S-106
Deposit	S-78
Depositary	S-81
Deposit Agreement	S-78
Depositary Threshold Rating	S-80
Depreciation Assumption	S-113
Distribution Date	S-55
Dodd Frank Act	S-50
DOT	S-24
Downgrade Drawing	S-87
Downgrade Event	S-87
Draft Securitization RTS	S-51
Drawing	S-89
DTC	S-61
DTC Participants	S-74
DTC Rules	S-75
EC	S-24
EEA	S-39
Eligible A Pool Balance	S-99

Eligible B Pool Balance	S-99
Embraer 175 Aircraft	S-3
Engine	S-103
Envoy	S-3
EPA	S-39
Equipment Note Special Payment	S-96
Equipment Notes	S-107
ERISA	S-20
ERISA Plan	S-133
Escrow Agent	S-82
Escrow Agreements	S-82
Escrow Receipts	S-82
ETOPs	S-5
ETS	S-39
EU	S-25
EU Securitization Laws	S-51
Eu Securitization Regulation	S-51
Event of Loss	S-122
Excess Liquidity Obligations	S-94
Exchange Act	S-v
Existing Financing	S-53
Existing Financings	S-53
Expected Distributions	S-98
FAA	S-30
FATCA	S-50
FFI	S-131
Final Distributions	S-93
Final Drawing	S-88
Final Legal Distribution Date	S-56
Final Maturity Date	S-109
Final Termination Notice	S-91
Financial Instruments and Exchange Law	S-141
GDSs	S-31
General Account Regulations	S-135
GHG	S-38
Global Certificate	S-74
Guarantor	S-67
IATA	S-30
ICAO	S-38
Indenture	S-107
Indenture Events of Default	S-113
Indenture Form	S-72
Indirect Participants	S-74
Insurance Distribution Directive	S-140
Intercreditor Agreement	S-92
Interest Drawings	S-85
Interim Restructuring Arrangement	S-95
Investment Company Act	S-50
IRAs	S-133
IRS	S-127
Issuance Date	S-59
JBA	S-24

JFK	S-30
Junior Additional Certificateholder	S-65
Junior Additional Certificates	S-65
LAX	S-29
LGA	S-29
LGW	S-24
LHR	S-24
Libor	S-89
LIBOR	S-27
Liquidity Event of Default	S-90
Liquidity Expenses	S-98
Liquidity Facility	S-85
Liquidity Obligations	S-98
Liquidity Provider	S-85
Liquidity Threshold Rating	S-87
Loan Amount	S-121
Loan Trustee	S-107
Long-Term Rating	S-80
LTVs	S-6
Make-Whole Amount	S-110
Make-Whole Calculation Date	S-111
Make-Whole Determination Date	S-111
Maximum Available Commitment	S-85
Maximum Commitment	S-86
mba	S-4
Merger	S-44
MiFID II	S-140
Minimum Sale Price	S-93
Moody’s	S-80
Mortgage Convention	S-119
Most Recent H.15 Page	S-111
New Aircraft	S-3
New Embraer 175 Aircraft	S-3
New Lease Standard	S-21
New Retirement Standard	S-21
New Revenue Standard	S-21
NMB	S-28
NOL Carryforwards	S-43
NOLs	S-34
Non-Extension Drawing	S-88
Non-Extension Notice	S-88
non-U.S. Certificateholder	S-130
Note Purchase Agreement	S-71
Note Target Price	S-94
Noteholder	S-108
Operative Documents	S-116
ORD	S-29
Order	S-140
OTAs	S-31
Owned Aircraft	S-3
Owned Embraer 175 Aircraft	S-3
Outside Termination Date	S-79

Parent Guarantee	S-67
Paris Agreement	S-67
Participation Agreement	S-107
Participation Agreement Form	S-72
Pass Through Trust Agreements	S-54
Paying Agent	S-82
Paying Agent Account	S-59
PEB	S-28
Performing Equipment Note	S-86
Permitted Investments	S-63
Plan	S-133
Plan Asset Regulation	S-133
Pool Balance	S-59
Pool Factor	S-59
Post Default Appraisals	S-95
PRIIPs Regulation	S-140
Prospectus Regulation	S-140
PTC Event of Default	S-65
PTCE	S-134
Rate Determination Notice	S-89
Rating Agencies	S-80
Rating Agency Confirmation	S-80
Receiptholder	S-82
Reissuance Trust	S-125
Reissued Certificates	S-125
Reissued Equipment Notes	S-125
Regular Distribution Dates	S-55
Related Equipment Notes	S-109
Remaining Weighted Average Life	S-111
Replacement Depositary	S-80
Replacement Facility	S-87
Required Amount	S-86
Required Terms	S-72
Restructuring Arrangement	S-95
RLA	S-28
Scheduled Payments	S-56
SEC	S-v
Section 1110	S-18
Section 1110 Period	S-86
Section 382	S-43
Securities Act	S-v
Senior Additional Certificateholder	S-65
Senior Additional Certificates	S-65
Series AA Equipment Notes	S-107
Series A Equipment Notes	S-107
Series B Equipment Notes	S-107
SFA	S-141
Short-Term Rating	S-80
Similar Law	S-133
SIX	S-140
Special Distribution Date	S-57
Special Payment	S-57

Special Payments Account	S-58
Special Termination Drawing	S-88
Special Termination Notice	S-91
Standard & Poor’s	S-80
Stated Interest Rate	S-56
Subordinated Certificateholders	S-129
Subordinated Certificates	S-128
Subordinated Trust	S-128
Subordination Agent	S-92
Substitute Aircraft	S-106
Termination Notice	S-91
Transportation Code	S-66
Treasury Yield	S-110
Triggering Event	S-57
Trust Indenture Act	S-67
Trust Property	S-54
Trust Supplement	S-54
Trustees	S-54
Trusts	S-54
U.S. Certificateholders	S-127
U.S. Persons	S-127
UK Securitization Laws	S-51
Underwriters	S-iii
Underwriting Agreement	S-136
US Airways Group	S-iv
Weekly Average Yield to Maturity	S-111

APPENDIX II—APPRAISAL LETTERS

Ankush Chowdhury

Director, Corporate Finance & Treasury

American Airlines

4333 Amon Carter Blvd

Fort Worth, Texas 76002

Sight Unseen Half Life, New, and Maintenance Adjusted

Base Value Opinion

35 Aircraft American Airlines Portfolio

AISI File No.: A9S060BVO-06

Report Date: 25 July 2019

Values as of: 26 June 2019

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

25 July 2019

Ankush Chowdhury

Director, Corporate Finance & Treasury

American Airlines

4333 Amon Carter Blvd

Fort Worth, Texas 76002

Subject:	AISI Sight Unseen Half Life, New and Maintenance Adjusted Base Value Opinion for the 35 Aircraft American Airlines Portfolio. AISI File number: A9S060BVO-06

Ref:	(a) Email messages AA to AISI; 04 - 25 July 2019

Dear Mr. Chowdhury:

As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines our opinion of the 25 July 2019 sight unseen half life, new and maintenance adjusted base values, as of 26 June 2019 as applicable, of the 35 delivered and future delivery aircraft as selected by American Airlines (the Aircraft), as identified and defined in Table I and referenced in (a) above.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft (a) in average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

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‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

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2.	Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that Gross Domestic Product (GDP) growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe more specifically, that the health of world-wide and national passenger aircraft markets is correlated to GDP growth and provides key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA

The previous chart indicates that the industry has experienced, and will probably continue to experience (absent any unforeseen geo-political macro-economic shock), a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. Now that world GDP growth is at or above the 3% annual percentage growth rate not experienced since 2010, we do expect more robust increases in passenger demand and hence, overall demand for passenger aircraft.

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AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 7-10% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for the aforementioned market returns, we believe demand for aircraft asset backed financing will continue to be robust. We do not see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market.

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Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low (though gradually increasing) levels over the past three and a half years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low-fuel-price-driven and more affordable, fare levels. We do not expect rapid, unmanageable increases in jet fuel prices in the near to medium term.

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Both The Boeing Company (Boeing) and Airbus S.A.S. (Airbus) are predicted to markedly increase monthly production rates over the next 20 years as shown below:

Sources: Airbus Global Market Forecast for 2018-2037, Boeing Commercial Market Outlook 2019 – 2038

While the increased supply of new aircraft will have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and passenger aircraft demand as also shown in the above chart. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, production-driven discounting is being somewhat supplanted by duopolistic price signaling, causing new aircraft values to remain relatively firm. However, both Boeing and Airbus aircraft lease rates and values are being negatively impacted by steadily increasing production rates.

AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase in their order backlogs, will keep annual new-aircraft percentage price declines in the low-single digit range.

•	The A321-200 Market

The A321 aircraft is a twin engined light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the -100, and 2,700 to 3,000 nm for the -200, depending upon takeoff gross weight options, making either

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model of the aircraft best suited for short to medium range domestic markets. Airbus is now offering an A321-200neo-LR which targets markets currently being served by the B757-200.

The A321 is a member of the large Airbus A318/319/320/321 narrowbody aircraft family. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 and the A380. The A321-100 aircraft was first delivered in 1993 and first deliveries of the A321-200 aircraft commenced in 1997.

There are 633 CFM powered A321-200’s in service with 58 airlines with good representation in all regions of the world. There are 41 CFM powered A321-200 aircraft on order of which 31 will be sharklet equipped.

There are 958 IAE powered A321-200’s in service with 61 airlines, again with strong, world-wide market distribution. There is currently one IAE powered aircraft on order. There are 11 A321-200 aircraft on order with engines not announced, four will be sharklet equipped, and they will be operated by two airlines. The aircraft is popular with lessors as approximately 690 aircraft are currently being leased to operators. There are 28 A321-200 aircraft inactive, of which seven are IAE powered and 21 are CFM powered.

The A321 family faces competition from other close members of the A320 family, and from the slightly smaller B737-800/900 and older MD-83. The A321 also competes with the larger B757-200 on short range routes, but it does not have the range to compete with the ETOPs capable B757-200ER/300ER on longer routes. Again, Airbus has announced a long-range A321neo for operation on longer, B757-type routes.

AISI’s January 2019 values update reflects a decline in the last 6 months for 2016 vintage A321-200s of 2% for half life base values and 2% for half life current market values. We expect year over year decreases of between 2% and 4% for these 2016 vintage A321-200 aircraft even as it continues to establish its market dominance over the B737-900ER. The difference between same year base values and current market values will also continue to lessen as demand for all vintage A321s remains steady. We expect this trend to continue even after Boeing recently announced development of the B737 MAX 10, which Boeing hopes will become an effective competitor to the A321-200neo, especially the longer range version of that aircraft.

Over the longer term, the A321-100/200 faces most competition from the B737-900ER, but the aircraft has established a firm lead in the marketplace due to increased payload capabilities relative to the B737-900ER.

There also has been strong market acceptance of the A319/320/321 new engine option (neo) family, re-engined with either the CFM56 LEAP or the PW GTF engines. Deliveries for the first variant, the A320neo, occurred in late 2015. There are 210 A321-200neo aircraft on order by 16 airlines equipped with the PW GTF engine. There are 1,237 CFM LEAP powered A321-200neo aircraft on order from 40 airlines. This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both A321-200 and A321-200neo sold out over the production transition period, values should continue to remain firm as the A321-200neo entered production in late 2016.

Boeing is also offering a re-engined B737 MAX family with the CFM56-LEAP 1B engine, which was first delivered in May 2017. This re-engining development may act to slightly favor A319/A320 family values, as it does not appear as potentially beneficial to re-engine the B737 family as the more limited B737 under-wing clearance does not permit as large an engine fan as with the A319/A320 family.

Boeing is expected to replace its B737 family with all new models in the 2025 – 2030 timeframe, with the earliest possible deliveries in approximately 2025.

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The A321 aircraft has significant potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. Airbus, ST Aerospace and EFW have launched the development of the OEM supported A320/A321 passenger-to-freighter conversion program. Their first customer, Luxemburg-based company Vallair, has signed a launch contract for the Airbus A321 (P2F) conversion which will convert 10 A321 passenger aircraft to a 14-pallet cargo configuration. These A321 P2F aircraft will be the first to introduce a containerized lower deck to this market segment of narrowbody freighters.

The A321P2F conversion program is the first in its size category to offer containerized loading in both the main deck (up to 14 container positions) and lower deck (up to 10 container positions). The converted aircraft will carry up to 27.9 metric tons over 2,300 nautical miles. End of life values for A321 passenger aircraft will be supported as this conversion program finds more customers in the passenger-to-freighter conversion market.

•	The A321neo Market

The A321neo is the newest member of the Airbus A320 Family that incorporates the “new engine option” and sharklets with two new engine choices. The A320neo family offers per seat fuel improvements of 20 per cent, along with additional range of up to 500 nautical miles/900 km or two extra tons of payload with minimal changes from baseline A319s, A320s and A321s.

The first A321neo was delivered to Virgin America in April 2017 and Airbus has since expanded seating capacity trough optimized use of cabin space, increased exit limits and a new cabin door configuration. The “Cabin-Flex” option increases the A321neo maximum certified capacity to 244 seats, while still accommodating Airbus’ 18-inch wide seats. The cabin flex modification was certified and delivered in the second quarter of 2018.

There has been very strong market acceptance of the A321neo re-engined with either CFM56 LEAP or the PW GTF engines, the most modern and efficient engines available. There are 207 A321neo aircraft on order by 16 airlines with the P&W geared fan engine. There are 1,228 CFM LEAP powered A321neo aircraft on order from 41 airlines. This is indeed, an indicator of wide acceptance of this new aircraft, and with production slots for both A321-200ceo (current engine option) and A321neo sold out over the production transition period, A321neo values should continue to remain relatively firm.

The A321neo faces competition from other members of the A320neo family, and from the B737MAX 8, 9 and 10 aircraft. The A321neo also competes with the larger B757-200 on shorter range routes. But with the introduction of the A321LR, a new variant of Airbus’ A321neo, which will have the longest range of any single-aisle jetliner, the A321LR will be capable of flying routes of up to 4,700 nm. The A321LR will be ideally suited for transatlantic routes that will enable airlines to tap into new long-haul markets that were not previously accessible with current single-aisle aircraft that did not have the range to compete with the ETOPs capable B757-200ER and B757-300ER aircraft.

AISI’s January 2019 values update reflects strong value retention performance over the last 6 months for new A321neos. Basically, no declines in half life base or current marker values despite the continued ramp up of new narrow-body production rates by both major aircraft original equipment manufacturers (OEMs). We expect very slight decreases (if any) in A321neo values as it continues to establish its market dominance over the B737MAX family in the near to medium term

The difference between same year base values and current market values will also continue to be negligible as demand for A321neos remains steady. We expect this trend to continue even after Boeing announced

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development of the B737 MAX10, which Boeing hopes will become an effective competitor to the A321neo, especially the longer range versions of that aircraft.

Boeing’s reliance on the re-engined B737 MAX family with the CFM56-LEAP 1B engine that was first delivered in May 2017, does not seem to be eroding the significant A320neo family lead in total orders and deliveries. The new engine options offered by both airframe OEMs may slightly favor A320neo family values, as it does not appear as potentially beneficial to re-engine the B737 with the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320neo family.

Boeing is expected to replace the B737 family with all new models in the 2025 – 2030 timeframe, with earliest possible deliveries in approximately 2025.

The A321neo aircraft has significant potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. Airbus, ST Aerospace and EFW have launched the development of the OEM supported A320/A321 passenger-to-freighter conversion program. Their first customer, Luxemburg-based company Vallair, has signed a launch contract for the Airbus A321 (P2F) conversion which will convert 10 A321 passenger aircraft to a 14-pallet cargo configuration. These A321 P2F aircraft will be the first to introduce a containerized lower deck to this market segment of narrowbody freighters.

The A321P2F conversion program is the first in its size category to offer containerized loading in both the main deck (up to 14 container positions) and lower deck (up to 10 container positions). The converted aircraft will carry up to 27.9 metric tons over 2,300 nautical miles.

End of life values for all A321 passenger aircraft will be supported as this conversion program finds more customers in the passenger-to-freighter conversion market.

•	The B737-800 Market

The B737-800 is a twin engine, narrowbody, two man crew aircraft, typically seating 160 passengers in mixed class configuration. The typical range with full passengers at low maximum takeoff weight (MTOW) is approximately 1,925 nautical miles, while at high MTOW the range increases to approximately 2,900 nautical miles. The aircraft is part of the Boeing B737-600/700/800 Next Generation (NG) family, replacing the B737-500/300/400, respectively. The aircraft has a larger wing, a higher cruise speed, longer range, and higher initial cruise altitude capability than its predecessor, the B737-400, while operating at higher gross weights, with a larger passenger cabin and more powerful CFM56-7B variants of the same engine.

The B737-800 has the largest B737 NG family fleet with 4,784 active aircraft, 41 on order, and a strong customer base of 204 operators with excellent, world-wide distribution. A significant number of the active B737-800 fleet, approximately 2,380 aircraft, are operated via either a capital lease or an operating lease. Winglet-equipped variants, which have a longer cruise range efficiency, are available and there are 4,645 winglet equipped aircraft in service, with 41 on order. The non-winglet variant has 139 aircraft in service, with none on order. While winglets are not particularly useful to short haul operators, it has become obvious that winglet equipped aircraft are preferred. Non-winglet aircraft are able to be retrofitted with winglets.

The major competitor to the B737-800 is the Airbus A320. The B737-800 also competes with the smaller B737-700 and A319, the earlier B737-300/400 variants and to a lesser degree the MD-80/90. The aircraft was first delivered in 1998.

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112 winglet and 13 non-winglet equipped B737-800 aircraft are currently inactive, mostly for major checks and/or modifications, or because the aircraft are at lease-end and are seeking to be placed in new operating arrangements. Current relatively low fuel prices, and continued capacity constraint from major operators should result in all but the most aged B737-800s remaining in revenue service.

AISI analysis of the market for the B737 type indicates that Boeing and Airbus are “overbooking” production slots, which allows buyers later in the backlog to take an earlier production slot that becomes available if the scheduled buyer defaults at delivery. This has worked to firm up the value of all aircraft, particularly used aircraft, as fewer aircraft are left unsold due to buyer delivery defaults.

AISI’s January 2019 values update reflects a decline in the last 6 months for 2016 vintage B737-800s of 1% for half life base values and 1% for half life current market values. We expect the current, strong demand for this aircraft to support similar value declines as the B737 MAX 8 aircraft deliveries commenced in mid-2017.

We do see values remaining relatively firm even as Boeing is producing the re-engined B737 MAX family with the first aircraft, a B737 MAX 8, re-engined with CFM56-LEAP-1B engines, delivered in May of 2017. At the time of this report, 492 B737 MAX 8 have been delivered to 63 operators while 2,351 orders have been placed by 47 operators. The Boeing MAX fleet is temporarily grounded which has also served to support B737-800 values and lease rates.

The chief competitor for the B737-800 is the Airbus A320. Airbus is offering the A319/320/321 family re-engined with either the CFM56 LEAP-1A or the PW GTF engine, the most modern and efficient engines available. Deliveries for the first variant, the A320-200neo, occurred in December of 2015.

In comparing the B737 MAX versus the A320neo family, operational cost efficiencies may slightly favor future A320 family aircraft values, as it does not appear as beneficial as anticipated to re-engine the B737 family due to the more limited B737 under-wing clearance which does not permit as large an engine fan as with the A320 family. However, the slight aerodynamic and weight advantage of the slightly smaller B737 fuselage compared to the A320 will probably nullify most of this engine fan advantage. We expect both the MAX and neo types to continue to be very competitive, but they will enjoy only a short production run of about 10-15 years.

Over the long term, the presently defined B737 Next Generation/ MAX family is almost certainly near its last decade of production. Boeing has announced their intention to replace the B737 family with all new models, with the first deliveries starting no earlier than approximately 2025.

The B737-800 has significant potential for future cargo conversion and active conversion programs have been started by at least two companies. In July 2015, Aeronautical Engineers Inc. (AEI), a well-known freighter conversion company, announced that it had won a contract to convert 20 B737-800 aircraft owned by GE Capital Aviation Services (GECAS) with first delivery initially scheduled for late 2017. Also in 2015, AEI announced an additional order for 15 B737-800SF conversions and 15 additional options for conversion from Aviation Capital Group. AEI delivered their first B737-800 converted freighter in April of 2019.

Boeing launched the B737-800BCF with 30 firm orders and 25 commitments, including 10 firm orders and 10 commitments from YTO Airlines (China); 10 firm orders from China Postal Airlines; and five firm orders from GECAS (US) which was recently upgraded to 40 firm orders in July 2018. The first B737-800BCF was delivered in April of 2018. It appears that market growth and B737-800 value reductions have coincided enough to make B737-800 freighter conversions economically practical for most of the off-of-last-passenger-lease B737-800 aircraft.

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•	The B787-8 Market

The Boeing 787-8 entered into service with All Nippon Airways in October 2011 and the first B787-9 was delivered to Air New Zealand in June of 2014. The Boeing 787-10 entered into service with Singapore airlines in March of 2018.

The B787 marks the beginning of a new technological standard for the industry that features 80% composite construction by volume; bleed-less electric-powered pressurization, anti-ice and air conditioning systems; and 5,000 psi hydraulic systems.

The B787-8 can carry 210 - 250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km), while the longer B787-9 carries 250 - 290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km). The B787-10, which basically sacrifices B787-9 range for capacity, carries 290 - 335 passengers up to 7,000 nautical miles (12,900km).

The B787-8 is the first model in the B787 product line and is designed to replace B767 type aircraft. The B787-9 is targeted at the B777-200 and A330 markets. The follow-on B787-10 targets the B777-300ER and A350-900 wide body market segments:

Model	In Service	On Order	GE Powered	Rolls Royce Powered	Without Engine Selected	Number of Operators
B787-8	352	39	230	143	25	38
B787-9	459	195	314	236	105	43
B787-10	44	116	74	49	37	7

The above table indicates that the B787 family has been well received by the industry. All models of the B787 have significant numbers of orders with engines unconfirmed, so Rolls Royce still has an opportunity to close the gap in this high-profile, engine market.

In April 2017, Boeing conducted the first test flight of the B787-10 at its South Carolina factory. The first B787-10 was delivered to Singapore Airlines on March 25, 2018. The production rate of all 787 models is currently at 14 aircraft per month, ramped up from the previous rate of 12 per month, with each of their factories in Everett and Charleston producing half.

Similar to previous aircraft programs that lead the industry to a new technological plateau, Boeing is expected to make more significant than normal improvements to its production processes over the life of the program. These production improvements are likely to increase the aircraft’s performance and provide value to both Boeing and to operators as the B787 production line matures.

Longer-term, the major obstacle to preserving B787 values would be any persistent and significant reduction in the aircraft’s ETOPs capabilities. We note that the entire 787 family of aircraft has received 330 minute ETOPs approval from the FAA.

The B787-8 has had more than its fair share of development and production problems and the recent grounding of Rolls Royce-powered B787-8s and -9s due to premature compressor disk wear is the latest, significant threat to the reputation of the entire B787 program. Several operators have had to lease temporary lift to fill large operational gaps in their fleets as Trent-powered B787s with two uninspected engines are no longer ETOPs qualified. Rolls Royce is scrambling to get grounded B787s back into operation, but they expect Trent-powered B787s to be at least somewhat impacted by compressor disk wear issues through 2022. We are closely monitoring market reaction to extended Trent engine problems on Rolls Royce-powered B787-8 values.

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AISI’s January 2019 values update reflects a decline in half life current market values of 1% in the last 6 months for 2015 - 2016 vintage B787-8s. Half life base values have remained flat over the last 6 months. This reflects the market’s continued strong demand for B787-8s in spite of the introduction of higher-capacity B787-9s and the announcement of the Airbus A330neo. Again, current market values have shown only 1% decreases, indicating steady demand for B787s as operators seek the efficiencies of this aircraft with nearer-term deliveries sold out for the foreseeable future.

B787 Family Specifications

	B787-8	B787-9	B787-10
MTOW	502,500 lbs	553,000 lbs	557,000 lbs
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7,685 n. mi.	8,035 n. mi.	7,020 n. mi.
Passengers (Three class seating)	242	280	323

Source: Boeing

•	The Embraer E175 Market

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the largest, E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low-wing, twin, wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment. The E175LR is the most popular model with 413 deliveries to 14 operators and with three E175LR aircraft on order.

The entire E175 fleet consists of 516 active aircraft, with seven on order and a customer base of 19 operators with good representation in every major geographic area. It is the second most popular of the Embraer, E-Jet series, behind the E190, which has 517 aircraft in service.

The primary competition to the E175 are its siblings, the E170, E190 and E195, and the Bombardier CRJ-701, -900 and the -1000. The smallest Boeing 737-500 and -600 and the Airbus A318 also compete, however all these aircraft are considerably heavier and much less efficient.

The type faces competition in the future from the smaller of the new Airbus A220, the A220-100, which entered service in May 2016. Also and perhaps less likely, it faces competition from the Russian Sukhoi Superjet, the Japanese Mitsubishi MRJ and the Chinese C919. The manufacturers of some of these aircraft have no proven record of production or support of a sound, safe, economic aircraft, which would weigh heavily against their chances of commercial success.

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In response to the Airbus A220 aircraft program, Embraer is developing the E175-E2 version of the E175 featuring Pratt and Whitney geared turbofan (GTF) engines, a redesigned wing and upgraded cabin and cockpit configurations. Embraer promises up to 25% E175-E2 cost per seat mile savings versus existing E175 models. However, the E175-E2 is currently experiencing a shortage of orders due to all major US carriers’ scope clauses that would require the newest model to be a mainline aircraft. Some carriers may follow in the footsteps of Republic Airways, which as of late December, 2018, has ordered 100 E175 aircraft with conversion rights to E175-E2 in anticipation of the restrictions of the scope clauses being loosened. Were that to be the case, we would expect increasing value pressure on the E175 as the E175- E2 nears its planned, 2020 entry into service.

AISI’s January 2019 values update reflects a decline in the last 6 months for 2015 - 2016 vintage E175 aircraft of 1% for half life base values and 1% for half life current market values. AISI’s new E175 half life base and current market values have remained flat from July 2018 values. We expect similar value retention performance to continue for the short to medium term.

3.	Valuations

Adjustments from half life for the delivered Aircraft have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference (a) and (b) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made, otherwise half life condition is assumed.

All hours and cycle information provided for airframe, gear, and engines have been projected from the maintenance status summary sheet dates to 26 June 2019 based on a daily utilization factor calculated for each delivered Aircraft. All maintenance work that became due as a result of projecting the hour and cycle information was assumed to have been completed and a new cycle started unless this would require more than one additional cycle, in which case half life was assumed.

It is our considered opinion that the sight unseen half life and maintenance adjusted base values for delivered Aircraft, in June 2019 U.S. Dollars, and the new base values for future delivery Aircraft, in delivery date U.S. Dollars as of 26 June 2019, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report. AISI consents to the inclusion of this appraisal report in the Prospectus Supplement and to the inclusion of AISI’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

25 July 2019 AISI File No. A9S060BVO-06

AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller

Appraiser

Shaun P. Halsor

Appraiser

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

25 July 2019 AISI File No. A9S060BVO-06

TABLE I

AISI File A9S060BVO-06

Report Dated: 25 July 2019

Values as of: 26 June 2019

No	Type*	FAA Reg #	MSN	DOM	Engine	MTOW	Half Life Base Value Jun-19 $MUS Dollars	Maintenance Adjusted Base Value Jun-19 $MUS Dollars**
1	A321-231S	N152AA	6887	Dec-15	V2533-A5 S1	206,100	39.99	41.42
2	A321-231S	N157AA	6998	Mar-16	V2533-A5 S1	206,100	40.83	43.07
3	A321-231S	N159AN	7034	Mar-16	V2533-A5 S1	206,100	40.83	42.71
4	A321-231S	N158AN	7009	Mar-16	V2533-A5 S1	166,400	38.84	40.64
5	A321-231S	N160AN	7069	Apr-16	V2533-A5 S1	206,100	40.83	42.94
6	A321-231S	N161AA	7085	May-16	V2533-A5 S1	166,400	38.84	41.09
7	A321-253NX	N419AN	TBD	Jun-20	LEAP 1A33	206,132	N/A	57.05
8	A321-253NX	N420AN	TBD	Jun-20	LEAP 1A33	206,132	N/A	57.05
9	A321-253NX	N421UW	TBD	Jul-20	LEAP 1A33	206,132	N/A	57.14
10	A321-253NX	N422AN	TBD	Aug-20	LEAP 1A33	206,132	N/A	57.23
11	A321-253NX	N423AN	TBD	Aug-20	LEAP 1A33	206,132	N/A	57.23
12	A321-253NX	N424AN	TBD	Sep-20	LEAP 1A33	206,132	N/A	57.33
13	A321-253NX	N425AN	TBD	Sep-20	LEAP 1A33	206,132	N/A	57.33
14	737-800	N984NN	31234	Jan-16	CFM56-7B27E	158,500	37.02	39.77
15	737-800	N985NN	31233	Jan-16	CFM56-7B27E	158,500	37.02	39.72
16	737-800	N986NN	31236	Feb-16	CFM56-7B27E	158,500	37.02	39.76
17	787-8	N803AL	40621	May-15	GEnx-1B70	502,500	94.46	103.94
18	787-8	N813AN	40631	Feb-16	GEnx-1B70	502,500	96.01	106.07
19	787-8	N814AA	40632	Feb-16	GEnx-1B70	502,500	96.01	106.84
20	ERJ 175LR	N202NN	17000467	Apr-15	CF34-8E5	85,517	21.83	22.79
21	ERJ 175LR	N203NN	17000473	Apr-15	CF34-8E5	85,517	21.83	22.33
22	ERJ 175LR	N204NN	17000477	May-15	CF34-8E5	85,517	21.83	23.05
23	ERJ 175LR	N205NN	17000481	Jun-15	CF34-8E5	85,517	21.83	22.54
24	ERJ 175LR	N230NN	17000550	Apr-16	CF34-8E5	85,517	22.32	25.69
25	ERJ 175LR	N231AN	17000554	May-16	CF34-8E5	85,517	22.32	25.05
26	ERJ 175LR	N232NN	17000560	May-16	CF34-8E5	85,517	22.32	24.74
27	ERJ 175LR	N233NN	17000561	May-16	CF34-8E5	85,517	22.32	24.28
28	ERJ 175LR	N282NN	17000810	Jul-19	CF34-8E5	85,517	N/A	29.95
29	ERJ 175LR	N283NN	TBD	Sep-19	CF34-8E5	85,517	N/A	30.05
30	ERJ 175LR	N284JN	TBD	Oct-19	CF34-8E5	85,517	N/A	30.10
31	ERJ 175LR	N285NN	TBD	Oct-19	CF34-8E5	85,517	N/A	30.10
32	ERJ 175LR	N286NN	TBD	Nov-19	CF34-8E5	85,517	N/A	30.15
33	ERJ 175LR	N287NN	TBD	Nov-19	CF34-8E5	85,517	N/A	30.15
34	ERJ 175LR	N288NN	TBD	Nov-19	CF34-8E5	85,517	N/A	30.15
35	ERJ 175LR	N289MW	TBD	Jan-20	CF34-8E5	85,517	N/A	30.25

TOTALS							814.30	1519.70

*	Note—“S” denotes Sharklets on A321-231S. The 737-800 are equipped with winglets
**	Note—Future delivery aircraft new values are given in delivery date U.S. Dollars

VALUATION OF A 35 AIRCRAFT PORTFOLIO

As of June 30, 2019 Client: American Airlines

Report Date: July 29, 2019

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

I.	VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by American Airlines (“Client”) to provide a desktop valuation, setting forth BK’s opinions of half-time or full-life Base Values (BV), as applicable, and maintenance adjusted values of 35 aircraft in connection with an EETC offering as of June 30, 2019.

AIRCRAFT DESCRIPTION

The Portfolio of aircraft are identified by type, serial number, registration number, date of delivery, engine model/variant and maximum takeoff weight (MTOW) in Figure 1. Figure 1 also reflects half-time or full-life BVs, as applicable, and maintenance adjusted values in millions of USD.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client to present to investors in this Portfolio. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, June 30, 2019. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date. However, events occurring after the Valuation Date but before the date of this report (i.e., subsequent events) were taken into account to the extent that they were indicative of conditions that were known or knowable as of the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the BVs and maintenance adjusted values are in 2019 U.S. dollars as found in the attached Figure 1.

II.	DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of current market value (CMV), to which BK Associates subscribes, the quoted current market value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The current market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

For comparison purposes it is the convention to assign “half-time, half-life” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events.

III.	MARKET OUTLOOK

The performance and current value of an aircraft is affected to varying degrees by conditions in the global economy. Some of the key influences on aircraft include Gross Domestic Product, Fuel Price, and the Lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP)

Source: IATA.ORG

Aviation is a highly cyclical industry, marked with high-highs and low-lows. Historically, gross domestic product and traffic have been good indicators of the health of the industry; as they are highly correlated. Economic prosperity leads to increases in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft. According to Worldbank’s January 2019 Global Economic Prospects, worldwide GDP is expected to have grown by 3% for 2018, 2.9% for 2019, and 2.8% for 2020-21. Worldwide traffic growth has been on a downward trend as 2017 saw an 8% increase, while traffic growth slowed to 6.5% in 2018, and the expected growth for 2019 is 6%. According to IATA, yield is expected to increase and as a result, overall airline revenues are expected to increase for 2019.

Traffic, as measured by revenue passenger kilometers (rpks), is expected to grow by 5.8% in 2019. However, this growth is centered around Asia. Domestic traffic in India and China grew respectively at 18% and 11% last year. So, not surprisingly, the three largest traffic flow growths for the next 20 years are expected between 1) China and the Middle East at 9.4%, Southeast Asia and South Asia at 8.4%, and South Asia and South Asia at 8.2%. All other regions will experience an even lower growth percentage.

FUEL ENVIRONMENT

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has strong correlation with Jet Fuel A prices. In the fall of 2014, crude oil prices began to fall. Crude oil prices have stayed around $60-65/bl in part because of supply increases from Iran and the US. In 2018, fuel prices declined; largely driven by an oversupply of crude oil, partly from the shale oil production in the US. However, it is expected that in 2019, the fuel bill for airlines would rise to represent 24.2% of average operating cost or $200 billion. Historically, jet fuel and airline profitability have had an inverse relationship. Lower fuel prices bring airline expenses down, which results in lower fares and upticks in demand. So, the rise in fuel prices will have a slightly negative impact on demand, but overall, the industry is on a stable trajectory.

LENDING LANDSCAPE

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. A more favorable lending environment leads to more orders, but the negative ramification of this is airlines that historically looked to secondary markets now look to new aircraft, which in turn could result in steeper value drops in the secondary market. However, rates are rising. In the short term this won’t have much of an impact, but in the long run, could impact demand negatively.

IV.	AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND

The number of orders placed in a given year tells you a lot about where we are in the cycle. An aircraft type launched in the right business cycle can lead to a huge order stream and ultimately strong residual value. In 2018, the number of orders placed declined compared to 2017. However, both Boeing and Airbus saw an uptick in widebody orders, indicating an uptick in demand for widebody aircraft. For Boeing, its larger widebody orders came from American Airlines and Turkish Airlines. For Airbus, its larger widebody orders came from Emirates and Turkish Airlines. However, many of the Emirates orders have since been cancelled. On the narrowbody side, Boeing saw significant 737 Max orders from VietJet and Jet Airways, and Airbus saw orders for the A320neo from Avolon and the A220 from Jetblue.

GEOGRAPHIC DIVERSITY

Source: Airfleets.net

The aircraft in this portfolio are popular all over the world with a dominance in Asia and North America, on a regional level. Unsurprisingly, the B737-800 is located in the greatest number of countries, at 76. The B787-8 is operated in 32 countries, the E175LR is operated 9 countries, the A321-200 is operated in 55 countries, and the A321neo is operated in 25 countries. In terms of country concentration, China has the most B737-800s and A321neo, with 1190 and 31 respectively. The United States has the most E175LRs and A321-200s, with 421 and 405 respectively. Japan has the most B787-8s with 61. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

OPERATOR BASE

Source: Airfleets.net

The graph above illustrates the operator base of each aircraft type compared with the age of the global fleet. Of the aircraft in this portfolio, the B737-800 is typically viewed as the most liquid aircraft type, in terms of ability to convert to cash. The B737-800 has 214 current operators, the largest of which is Ryanair with 437 of them. The A321-200 has 110 operators, the largest of which is American Airlines with 219 of them. The A321neo has 25 operators, the largest of which is China Southern Airlines with 17 of them. The B787- 8 has 42 operators, the largest of which is All Nippon Airways with 36 of them. The E175LR has 16 operators, the largest of which is Republic Airways with 111 of them. Operator base, like region diversification is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

V.	VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. Since the 1990s the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. Now, we are only aware of transactions that are occasionally reported in the press, when we are involved in the transaction or when our clients sometimes share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are aware of some sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value or what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have discovered relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Regarding the current market values, based on our analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base and short-term projected traffic demand, we have determined the likely current market value as a percentage of the current base value. These percentages are modified, of course, as actual sales data becomes available.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage.

The following, summarized from published Airfax reports, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Airfleets data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly correlate to the availability listing.

As of May 2019

	Active	Stored	Scrapped	Available for Sale
B737-800	4919	87	21	19
B787-8	357	4	1	—
E175LR	452	—	1	—
A321-200	1614	30	10	7
A321neo	120	2	—	—

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values. As a result, we concluded the CMV was equal to or within one percent of the BV for the B737-800, B787-8, A321-200, A321neo, and the newer E175LRs. For the older E175LRs we have seen an increase in availability and a general decline in demand. As such, the CMV is below the BV.

VI.	ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that upon delivery all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report in the Prospectus Supplement and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

Pooja Gardemal, CPA/ABV

Managing Director

Ben Wallace

Financial Analyst

Richard Britton

Vice President

ISTAT Senior Certified Appraiser

PG/BW/RLB

VII.	APPENDIX: FIGURE 1

Figure 1

AMERICAN AIRLINES, INC.

2019-1 AIRCRAFT EETC

VALUES AS OF JUNE 30, 2019

	AC	Airframe	Registration	MSN	Delivery Month	Engine	MTOW	Half- time* BV	MX Adusted BV
1	A321-231S	Narrowbody	N152AA	6887	December 2015	V2533-A5 S1	206,100	41.73	42.90
2	A321-231S	Narrowbody	N157AA	6998	March 2016	V2533-A5 S1	206,100	43.48	45.18
3	A321-231S	Narrowbody	N159AN	7034	March 2016	V2533-A5 S1	206,100	43.48	44.84
4	A321-231S	Narrowbody	N158AN	7009	March 2016	V2533-A5 S1	166,400	41.79	43.36
5	A321-231S	Narrowbody	N160AN	7069	April 2016	V2533-A5 S1	206,100	43.84	45.68
6	A321-231S	Narrowbody	N161AA	7085	May 2016	V2533-A5 S1	166,400	42.52	44.49
7	A321-253NX	Narrowbody	N419AN	TBD	June 2020	CFM LEAP1A33	206,132	58.76	58.76
8	A321-253NX	Narrowbody	N420AN	TBD	June 2020	CFM LEAP1A33	206,132	58.76	58.76
9	A321-253NX	Narrowbody	N421UW	TBD	July 2020	CFM LEAP1A33	206,132	58.85	58.85
10	A321-253NX	Narrowbody	N422AN	TBD	August 2020	CFM LEAP1A33	206,132	58.95	58.95
11	A321-253NX	Narrowbody	N423AN	TBD	August 2020	CFM LEAP1A33	206,132	58.95	58.95
12	A321-253NX	Narrowbody	N424AN	TBD	September 2020	CFM LEAP1A33	206,132	59.04	59.04
13	A321-253NX	Narrowbody	N425AN	TBD	September 2020	CFM LEAP1A33	206,132	59.04	59.04
14	B737-800	Narrowbody	N984NN	31234	January 2016	CFM56-7B27E	158,500	32.35	35.48
15	B737-800	Narrowbody	N985NN	31233	January 2016	CFM56-7B27E	158,500	32.35	35.46
16	B737-800	Narrowbody	N986NN	31236	February 2016	CFM56-7B27E	158,500	32.68	35.82
17	B787-8	Widebody	N803AL	40621	May 2015	GEnx-1B70	502,500	95.41	103.07
18	B787-8	Widebody	N813AN	40631	February 2016	GEnx-1B70	502,500	99.17	107.70
19	B787-8	Widebody	N814AA	40632	February 2016	GEnx-1B70	502,500	99.17	108.28
20	E175LR	Regional	N202NN	17000467	April 2015	CF34-8E5	85,517	21.54	22.88
21	E175LR	Regional	N203NN	17000473	April 2015	CF34-8E5	85,517	21.54	22.41
22	E175LR	Regional	N204NN	17000477	May 2015	CF34-8E5	85,517	21.67	23.22
23	E175LR	Regional	N205NN	17000481	June 2015	CF34-8E5	85,517	21.81	22.86
24	E175LR	Regional	N230NN	17000550	April 2016	CF34-8E5	85,517	22.60	24.90
25	E175LR	Regional	N231AN	17000554	May 2016	CF34-8E5	85,517	22.83	24.98
26	E175LR	Regional	N232NN	17000560	May 2016	CF34-8E5	85,517	22.83	24.06
27	E175LR	Regional	N233NN	17000561	May 2016	CF34-8E5	85,517	22.83	24.85
28	E175LR	Regional	N282NN	17000810	July 2019	CF34-8E5	85,517	29.82	29.82
29	E175LR	Regional	N283NN	TBD	September 2019	CF34-8E5	85,517	29.91	29.91
30	E175LR	Regional	N284JN	TBD	October 2019	CF34-8E5	85,517	29.94	29.94
31	E175LR	Regional	N285NN	TBD	October 2019	CF34-8E5	85,517	29.94	29.94
32	E175LR	Regional	N286NN	TBD	November 2019	CF34-8E5	85,517	29.97	29.97
33	E175LR	Regional	N287NN	TBD	November 2019	CF34-8E5	85,517	29.97	29.97
34	E175LR	Regional	N288NN	TBD	November 2019	CF34-8E5	85,517	29.97	29.97
35	E175LR	Regional	N289MW	TBD	January 2020	CF34-8E5	85,517	30.26	30.26

*	2019 or newer vintages are full life values.

Desktop Appraisal of:

Thirty-five (35) Various Aircraft

Client:

American Airlines, Inc.

Date:

July 29, 2019

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: + 1 703 276 3200

Fax: + 1 703 276 3201

Dublin

Harcourt Centre, Suite 511

Harcourt Road

Dublin 2

D02 HW77 Ireland

Tel: + 353 1 477 3057

Hong Kong Tel: + 852 2824 8414 Fax: + 852 3965 3222

I. Introduction and Executive Summary

Table of Contents:

I.	Introduction and Executive Summary	Page 1
II.	Definitions	Page 1
III.	Current Market Conditions	Page 2
IV.	Valuation	Page 38
V.	Covenants	Page 42

Morten Beyer & Agnew (“mba”) has been retained by American Airlines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Values of thirty-five (35) various aircraft (“Subject Aircraft”), as of June 30, 2019. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK – 2Q 2019.

Based on the information set forth in this Report, it is mba’s opinion that the total Maintenance Adjusted Current Base Values of the Subject Aircraft are as follows and as set forth in Section IV.

Maintenance Adjusted Current Base Value (US$)
Thirty-five (35) Various Aircraft	$1,523,410,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. Definitions

Extended Desktop Appraisal

An extended desktop appraisal is one which is still characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An extended desktop appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers and Candidates and has one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III. Current Market Conditions

GENERAL MARKET OBSERVATION 2ND QUARTER 2019

An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables that have historically shown a strong correlation to aircraft values. These variables include but are not limited to: oil prices, Revenue Passenger Kilometer (“RPK”) growth, global gross domestic product (“GDP”), as well as placement on the production line, ubiquity, technical obsolescence, active-to-parked ratio, production status, and order backlog. Many of these factors, such as placement on the production line, production status, and technical obsolescence, can help predict long-term value prospects. Other factors, like oil prices and active-to-parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (“IATA”) defines as the number of paying passengers multiplied by total kilometers flown, both of which have been highly correlated to world GDP in the past. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (“IMF”) to measure the overall global economy to determine historical correlation and understand the

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short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth, which typically influences new aircraft orders as passenger demand increases.

Source: mba REDBOOK System Tracking Aircraft Repository (STAR Fleet); iata.org; OEMs; worldbank.org

In the 2018–2038 Global Market Forecasts (“GMF”), The Boeing Company (“Boeing”) and Airbus S.A.S (“Airbus”) forecast annual RPK growth of 4.7% and 4.4%, respectively, over the next 20 years while global GDP is expected to decrease to 3.3% in 2019. Airbus expects traffic between emerging markets to grow at 6.2%, far outpacing the GDP growth expected in these economies. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years, and traffic within Asia is expected to grow at 5.7% annually. While the domestic United States (“U.S.”) market is currently the largest in the world by passenger traffic, China is expected to overtake the U.S. within the next 20 years. India is also expected to play an increasing role in the market. With domestic passenger traffic in India growing by 20.0% per year, it is slated to become the third largest aviation market by the early 2020s. Boeing also predicts that the Asia-Pacific region will account for 37.0% of the world’s passenger fleet by 2038, while Airbus is predicting Asia to play an even larger role, accounting for 42.0% of all aircraft deliveries between 2018 and 2038. With the Asia-Pacific region playing such a pivotal role in the market, GDP and RPK growth is now becoming more aligned with Asia’s market growth and less correlated with U.S. economic metrics.

After a strong first half of 2018, the second half of 2018 saw a significant reduction in traffic growth as a result of slowing global economic growth, uncertainties surrounding Brexit, and geopolitical tension as a result of U.S.-China trade relations. Despite the slowed growth, this still marks the ninth consecutive year of above-trend growth in RPKs. In April 2019, IATA reported a slowdown of industry-wide global RPK growth of 5.3% for February, slightly below the 6.5% growth rate seen in 2018. This rate, representing the slowest rate of year-on-year (“YoY”) passenger growth since 2016, is consistent with the decreasing business confidence seen since 2H 2018. The RPK growth is below IATA’s 2019 RPK predictions of 6.0% growth, but still is high enough to potentially allow 2019 to be the tenth consecutive year of above-trend growth.

This reduced growth rate was seen across all regions except in Europe, which saw RPKs at 7.6%, unchanged from the previous month. Despite the ongoing uncertainty with Brexit, contributing to a reduced outlook in business confidence over the past several months, European RPKs continue to trend upwards, considerably outperforming the other regions. While 2018 marked the fastest annual RPK growth for North America since

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2011, there are ongoing concerns about the economic outlook for the U.S. in 2019 and the effects that trade tension with China will have on the economy, as YoY growth dropped to 4.2% in February 2019, from 5.4% the previous month. Similarly, despite posting the fastest growth rate for a second consecutive year in 2018 at 7.3%, Asia-Pacific saw the largest slowdown, decreasing 300 basis points from 2018, and 600 basis points from 2017’s growth rate of 10.5%. Disruptions caused by typhoons in the region and uncertainty about the global economy contributed to the slowdown in the region. In Latin America, much of the growth took place in the early half of 2018, and the upward trend in passenger demand has slowed over the second half of the year, following the strikes seen in Brazil. The downward trend has continued into 2019 with renewed turmoil in key countries such as Venezuela, Peru, and Ecuador. As a result of the unstable political and economic climate in the region, Latin America saw international RPKs fall to 4.3% in 2019, down from 6.9% in 2018 and to 8.8% in 2017. Middle Eastern carriers saw the slowest international RPK growth rate, 80 basis points lower than their level of a year ago and down from a positive growth rate of 0.5% the previous month. The region’s airlines have been critically impacted by geopolitical tensions in recent years, including Saudi-led sanctions on Qatar.

Source: IATA.org: April 2019

Overall, Domestic RPK growth closely resembles that of International RPK growth with only one (1) region growing faster YoY in February 2019 than 2018. The domestic Indian market slowed slightly to 10.0% YoY compared to 18.6% in 2018, making it the fastest growing domestic market for the fourth consecutive year. The rapid growth in the region is largely due to a strengthening airport connectivity system, structural changes within the market, and a rise in the standard of living. In addition, despite a recent slowdown in growth in 2019, Russia’s domestic RPKs have trended upwards, with the largest spike in 2H 2018. China, a country that has previously experienced rapid growth in domestic RPKs, has recently been showing signs of a slowdown with YoY growth in February 2019 to 11.4% from 14.5% the previous month. Despite this, China is still the second fastest in domestic traffic growth with business confidence in the region stabilizing even with ongoing trade tensions with the U.S. On

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the back of a strong U.S. economy in the first half of 2018, North America saw domestic RPK grow at 5.1% in December 2018, up from 3.5% a year ago. However, with increasing uncertainty about the U.S. economy in the second half of 2018 and carrying into 2019, Domestic RPK growth rate in the region has fallen to 4.5% in February 2019. One of the sharpest decreases in Domestic RPKs was observed in Japan in December 2018, with RPKs falling to 2.0% from 4.9% in 2017. This reduced growth rate was largely a result of Typhoon Jebi, which caused a significant amount of disruption to Kansai Airport, one of the largest airports in the country. However, the modest upwards trend that has been in pace for Japan since mid-2016 has been regained in recent months.

COMMERCIAL AIRCRAFT ORDERS

After a slowdown in orders from 2017 to 2018 for both Airbus and Boeing, 2019 has seen even further declines with both manufacturers experiencing more cancellations than orders. During Boeing’s first quarter earnings call, it was reported that, as of as of March 31, 2019, net orders stand at -119 aircraft while Airbus similarly reported -58 net orders. Though a number of the cancellations had to do with the demise of Jet Airways and the cancellation by Emirates of the A380, both manufacturer’s picked up new orders during the quarter. Boeing’s gross order book at the end of March 2019, included 19 737-800s, ten (10) 737MAXs, 35 787-9s, four (4) 787-10s, two (2) 777Fs, 18 777Xs, and four (4) 767-300F aircraft. Airbus’s 2019 gross order book consists of two (2) A220-100s, two (2) A220-300s, 20 A320neos, 26 A350-900s, and 12 A350-100s.

In 2018, Boeing yielded a higher order book than Airbus, which was mainly driven by demand for Boeing’s single-aisle 737 MAX aircraft, making up 699 of Boeing’s 893 net orders, compared to Airbus’s 747 net orders. However, on March 13, 2019, the FAA ordered the grounding of all Boeing 737 MAX aircraft following the Ethiopian Airlines crash, resulting in 157 fatalities, and the Lion Air crash in October 2018, resulting in 189 fatalities. This decision came after other countries’ aviation authorities grounded the fleet due to the similarities between both crashes. The FAA is in the process of recertifying the MAX planes, but has not set a clear date as to when the aircraft will return to service. Boeing has slowed production of the MAX to 42 aircraft per month and stopped deliveries. As of March 2019, there are a total of 4,625 unfilled MAX orders, representing a majority of Boeing’s backlog.

Supply chain issues continue to challenge both manufacturers aiming to meet lofty production targets, with design issues in the A320neo family’s Pratt & Whitney PW1000G engines drawing most of the negative publicity. The engine suffered a number of in-flight shutdowns and reduced on wing time. These shutdowns caused Airbus to reject delivery of PW1000G engines in February 2018 and the FAA issued an Airworthiness Directive (“AD”) causing a number of in-service and recently delivered engines to be grounded. Though Boeing is also dealing with delivery delays due to supplier issues for their LEAP engines and fuselages from Spirit AeroSystems, the recent grounding has helped ease some of the supply constraints.

Boeing’s current backlog stands at 5,605 aircraft, and though ending the month with a smaller annual order book than Boeing, Airbus had 7,357 unfulfilled orders. Both Original Equipment Manufacturers (“OEMs”) see production slots filled out until 2026 for their production lines, though this mainly applies to the narrowbody aircraft production lines. Boeing’s backlog is lower than the nearly 5,900 order reported at the end of 2018 though most of these cancellations are due to airline bankruptcies. While Airbus has had a strong run in 2018, Emirates announced in February 2019 that it will change its orders for 31 A380 to a mix of A350-900s and A330neos. Airbus’s 120 cancellations of 2019 consisted of 42 A350s, 31 A380s, eight (8) A319neos, 33 A320neos, one (1) A321neo, and five (5) A220-100s. With a dwindling backlog, Airbus has announced that it will end the production of the A380 with the last delivery of the type in 2021. Despite this setback, Airbus’s order book received a boost with the company’s acquisition of Bombardier’s CSeries program, which Airbus has renamed the A220. The A220-100 (CS100) has 68 aircraft in backlog, while the A220-300 (CS300) has 403

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aircraft in backlog. With Airbus’s acquisition of the CSeries program, it is likely the A319neo will see a limited future considering the aircraft has only 35 total orders as of April 2019.

The Airbus CSeries partnership prompted Boeing and Embraer to announce intentions to merge their commercial aircraft businesses and create a joint venture. Most regulatory hurdles for the deal have been cleared, as the Brazilian government, which holds veto power over any potential deal involving Embraer, cleared the deal in January 2019. The deal still faces several legal challenges in Brazil, as minority shareholders of Embraer have filed legal complaints in Brazilian courts. Should both major regional jet manufacturers team up with the large jet manufacturers, new-entrant regional jet manufacturers, such as COMAC and Mitsubishi, may find it more difficult to compete on price and volume.

Chinese manufacturer, COMAC received 200 orders for its narrowbody C919 in 2018, all from the HNA Group. The aircraft’s order book stands at 1,008 aircraft, nearly all with Chinese carriers or lessors. It is unclear how many of these orders are firm, but firm orders are thought to be only a fraction of the total orders advertised by COMAC. The only non-Chinese customer is GE Capital Aviation Services (“GECAS”), which has ten (10) firm orders and a MoU for ten (10) more, but these aircraft are unlikely to be placed outside of China. It remains to be seen if any impacts of the 737 MAX groundings will boost sales of the C919.

Irkut’s narrowbody aircraft, the MC-21, will fly in the same competitive space as the C919, A320, and 737. The program currently has 185 firm orders, and a MoU for ten (10) aircraft from Peruvian Airlines was the only order received in 2018. Most of the current orders are from Russian airlines and lessors, with the exception of Azerbaijan Airlines and Egyptian charter-carrier Cairo Aviation. Mexican airline Interjet is said to be considering a purchase of an unspecified number of MC-21 aircraft, which would make it the second scheduled operator outside of the Commonwealth of Independent States (“CIS”) to have an order for the aircraft. However, the operator has seen some parts availability issues with their Sukhoi SSJ fleet, which may cause Interjet to reconsider acquiring additional Russian aircraft. According to Airlinerwatch, although the first operator of the type is expected to be the nation’s flag carrier Aeroflot, which has ordered 50 aircraft, it recently became known that the Russian government has advised state-controlled Aeroflot’s low-cost subsidiary Pobeda Airlines to consider replacing its order of 30 MAX aircraft with the MC-21 instead.

In the regional space, Bombardier received 57 CRJ orders through 2018, while Embraer received 176 E-Jet orders through mid-December 2018. Embraer saw most of the order activity around its current-generation E175, for which it received 125 orders, 100 of which came from Republic Airways. Embraer’s new-generation family of E-Jets, the E2s, have sold relatively slowly, only securing 268 orders since the program’s launch. At the end of 2018, 100 orders for E2-175s from SkyWest were cancelled due to the aircraft falling out of US scope clause agreements, further putting pressure on the success of the E2s though raising outlooks for the current generation E175. Mitsubishi Heavy Industries (“Mitsubishi”) has also struggled to attract customers to its regional jet, the MRJ, as design issues have caused it to repeatedly delay the aircraft, and the Maximum Take-off Weight (“MTOW”) pushes the aircraft out of the U.S. scope clause. Mitsubishi has not had a new order for the aircraft since July 2016. However, in June 2019 it was announced that Mitsubishi had agreed to purchase Bombardier’s CRJ maintenance, support, marketing, and sales operations for US$550 million. This marks the end of Bombardier’s commercial production and places Embraer in a more powerful sales position while the transition from Bombardier to Mitsubishi takes place.

On the turboprop side, Bombardier received 30 Q400 orders in 2018, while ATR sold 52 aircraft in the year. As of December 2018, Bombardier had a backlog of 66 Q400s, while ATR’s backlog stands at 196 aircraft. However, In November 2018, Longview Aviation Capital Corp. (the parent company of Viking Air Limited), agreed to purchase the DHC-8 program from Bombardier. The deal will be completed sometime in late 2019. Viking intends to keep the production line for the aircraft open, but it remains to be seen how many orders Viking can win when competing against ATR.

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OIL PRICES AND CURRENCY EXCHANGE RATES

In addition to its reliance on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility between 2007 and 2011, oil prices remained at over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent Crude fell to a new 13-year low, dropping under US$28.00 per barrel. Since 2016, oil prices have undergone a period of volatility, showing signs of recovery between 2017 and early 2018 before collapsing again to US$46.00 per barrel at the start of 2019.

Since August 2018, Crude oil prices have been even more volatile due to U.S. policy on Iranian oil exports and a weakened confidence in global demand. In 2017, OPEC announced its goal of cutting production to 32.5 million barrels per day, resulting in a significant decrease of the global supply of oil and a corresponding rise in prices. Despite prices at their highest point in the last three (3) years, leading OPEC countries still intend on reducing supply even further. While the supply of oil will affect its prices in the mid-to-long term, geopolitical factors have had a larger role in determining oil prices in the short term.

OPEC announced its goal of cutting production to 32.5 million barrels per day, resulting in a significant decrease of the global supply of oil and a corresponding rise in prices. Despite prices at their highest point in the last three (3) years, leading OPEC countries still intend on reducing supply even further. While the supply of oil will affect its prices in the mid-to-long term, geopolitical factors have had a larger role in determining oil prices in the short term.

Oil prices surged upwards as the market reacted to U.S. sanctions on Iranian oil coming into effect on November 4, 2018. However, the U.S. government granted waivers to India, China, South Korea, Japan, Italy, Greece, and Turkey, allowing them to continue to import Iranian Oil until May 2, 2019. Oil prices dropped at the beginning of November 2018, due to output from the U.S., Iraq, the United Arab Emirates (“UAE”), and Indonesia growing faster than expected, but stood around US$70.00 per barrel by the end of April 2019. According to IATA, the 2019 increase in oil prices follows the effort of OPEC countries to cut production and offset rising output of U.S. oil. Further, the Trump administration imposed economic sanctions against the government of President Nicolás Maduro of Venezuela, aiming at oil shipments between Venezuela and Cuba. While an escalation of tensions between the U.S and Venezuela remain high, the long-term impact on oil prices is yet to be seen.

Due to the low oil price environment from the end of 2014 to the end of 2018, airlines have been delaying the delivery of new, fuel-efficient aircraft, as operating economics of older aircraft have become more attractive and viable. The latest in the string of deferrals was American Airlines announcing that it will defer a portion of its

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737 MAX orders out to 2025 and 2026. This has in turn benefitted current-generation aircraft, allowing their values to remain stable and command lease rates comparable to next-generation aircraft. However, if oil prices continue to rise, the cost savings per trip due to fuel-burn improvements in next-generation aircraft may eat into profitability and these deferrals.

Currency fluctuation is another risk factor that can negatively impact the airline industry and cause temporary aircraft market softness due to bankruptcies placing a large number of aircraft on the market at once. Airlines are particularly sensitive to rate changes as contract expenses, such as jet fuel and aircraft leases, are most often negotiated in U.S. Dollars. The most recent bankruptcy, which was mainly caused by currency fluctuations, was Monarch Airlines (“Monarch”), reporting losses in excess of £290 million. The airline had a large portion of leased aircraft and was affected by a decrease in demand brought about by the weakening of the British Pound against the U.S. Dollar and the Euro. Fortunately, the aircraft coming out of the bankruptcy were placed relatively quickly unlike previous liquidations, indicating a current, strong secondary market for current-generation narrowbody aircraft. Jet Airways also saw its demise in part due to losses caused by currency fluctuations, though the rise in competition was the major factor in its downfall. The Indian Rupee has fallen over 13.0% against the U.S. Dollar since the beginning of 2018, leading Jet Airways to lose US$58.5 million due to currency fluctuations alone. Considering Jet Airways’ fleet is nearly three (3) times larger than Monarch’s, the bankruptcy will likely result in a softer widebody market.

GLOBAL EVENTS’ IMPACT ON AVIATION

In April 2018, the Chinese government announced tariffs on 106 U.S. products in retaliation against the steel tariffs imposed by the Trump Administration in March 2018. As part of this tariff, aircraft with empty weights between 15,000 and 45,000 kilograms will be hit with a 25.0% tariff when exported to China. This measure seems to specifically target the 737 Classic, NG, and MAX family of aircraft, if based on the manufacturer’s empty weight, but if based on the operating empty weight, the MAX would likely not be impacted. As of April 2018, Boeing only has four (4) 737-800s on backlog going to a Chinese airline. However, it remains to be seen if the tariffs will affect older 737NGs being imported into China, which has historically been a key market for aircraft coming out of North America and entering freighter operation. In response to the latest tariffs aimed at Boeing, the Trump Administration proposed an escalation to the trade war that would place a matching 25.0% tariff on Chinese aircraft and jet engines. The effect on Chinese aircraft is expected to be minimal as there are no American customers for the C919 or ARJ21. However, the impact on suppliers for engine manufacturers and aircraft systems may be substantial but will also affect the American companies using these components. In December 2018, a temporary 90-day hold was placed on tariff hikes; however, the tariff hikes were further postponed by the Trump administration in February 2019 citing concerns of recession.

In the Middle East, diplomatic tension remains high amongst Saudi Arabia, Egypt, the UAE, Bahrain, and Qatar. In June 2017, Saudi Arabia, Egypt, the UAE, and Bahrain severed diplomatic ties and imposed trade and travel bans on Qatar. The bans affected Qatar Airways, Emirates, Gulf Air, FlyDubai, Air Arabia, Saudi Arabian Airlines, and Etihad Airways, all of which have suspended flights to and from Qatar. In addition, with Qatar aircraft banned from the airspace of the affected countries, westward flights are being rerouted via Iran, incurring overflight fees and increasing tension amongst the Gulf States. The sanctions have taken a toll on Qatar Airways, as the airline reported a loss of US$69 million. Qatar Airways’ CEO, Akbar Al Baker, directly attributed the loss to the sanctions, saying “[the results] reflect the negative effect the illegal blockade has had on our airline.” As of July 2019, tensions had not softened and bans on various goods and exports continued.

Economic growth in Asia remains strong, but some of the fastest growing countries, like China, have seen growth rates decrease. In 2018, the Chinese economy grew at 6.6% with the IMF forecasting a 6.2% growth rate in 2019. This will be one of the slowest growth rates the country has experienced in the last quarter century,

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where double-digit growth rates were the norm pre-2015. Despite this, China continues to be one of the fastest growing countries for domestic air travel.

While the demand for air travel is increasing rapidly in Asia-Pacific, some flag carriers in the region have been struggling to compete against low-cost carriers (“LCCs”), like VietJet, AirAsia, and LionAir, which have been steadily increasing their market share and holding large order books in anticipation of higher growth. These three (3) airlines have ordered nearly three (3) times their current fleet, totaling close to 800 aircraft. Though growth in the region is very promising, there have been concerns over the ability of the carriers to take delivery of all their orders. A significant number of cancellations from such a small operator base concentrated in one (1) region could impact Boeing’s and Airbus’ production lines and potentially affect aircraft values should there be oversaturation of the market.

The United Kingdom (“U.K.”)’s vote to exit from the European Union (“EU”) on June 23, 2016, has caused a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. While the volatility regarding the exit has tempered since its announcement in 2016, it can be expected to rise in 2019, when the U.K. must officially leave the EU. British Prime Minister Theresa May’s deal to exit the EU was rejected by British parliament in January 2019, but she did survive a no-confidence vote the day after. It is unclear when the U.K. will complete its exit from the EU, but a “no-deal Brexit” is now firmly on the table. While there have been no details about how the aviation regulatory body would work post-Brexit, it is preferable that Britain will remain a member of the European Union Aviation Safety Agency (“EASA“) in order to avoid the complications of double certification as well as other regulatory overlaps. There are concerns from large multinational companies with factories both in the EU and the U.K., such as Airbus and Rolls-Royce, that there will be debilitating costs and procedures associated with new border controls after Brexit.

With the escalating threat of a trade war between the U.S. and China, concern regarding Brexit’s effect on the European economy and the region’s aviation sector, and the volatility of oil prices due to sanctions against Iran, the global economy is looking at a period of increasing uncertainty. Based on a slow growth rate in the second half of 2018 continuing into the first quarter of 2019, IMF predicts a slower global growth of 3.5% in 2019, compared to 3.7% in 2H 2018. Further slowed economic growth in Asia and Latin America coupled with rising oil prices and the cyclical nature of the aviation industry might change the upward trajectory. There are currently a number of leasing companies with large portfolios for sale, indicating the possibility that the market is moving past its peak. However, if passenger demand continues to prove resilient and manufacturers’ order books remain strong without excessive cancelations, the industry may overcome the uncertainties and continue its upward track in the near term.

A321-200

OVERVIEW

The A321-200 is the largest variant of the A320 family and first entered service in 1997. The A321 features a modified wing with double slotted flaps, but still maintains the same cockpit for type commonality within the family. The A321-200 is an upgraded version of the A321-100 and features higher thrust engines, greater fuel capacity, and minor structural strengthening. At launch, the A321 did not sell many units, as operators preferred to fly a combination of larger twin-aisle aircraft and smaller aircraft, such as the A319 and the 737-700. Airlines began to demand stretched aircraft as increased competition and financial difficulties caused by 9/11 and the 2008 financial crisis required aircraft to increase load factors to maintain profitability. Over time, the industry started favoring large narrowbody aircraft resulting in the rapid growth of the A321 fleet. The A321 was introduced to market a decade before its competitor, the 737-900ER, and has the type three (3) to one (1).

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Positives

+	Operator base is diverse relative to fleet size.

+	High potential for future freighter conversions, which will extend the life of aging A321-200s.

+	Very low percentage of existing fleet currently parked.

+	Better performance than its main competitor, the 737-900ER, including higher Maximum Take-off Weight (“MTOW”) and range and the ability to hold LD3 containers in the cargo hold.

Neutral

o	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

Negatives

-

Airbus delivered the first A321neo in 2017. The introduction of a replacement aircraft and improvements on the variants, such as the A321LR and increased-capacity A321neos, may place increasing downward pressure on A321-200 market values and lease rates.

FLEET STATUS

As of April 2019, there are currently 1,626 active A321-200 aircraft in service with 98 operators. Since the start of the A321-200’s production run, Airbus has received 1,719 total orders for the aircraft, with most of the orders received ten (10) years after the type’s introduction. The A321-200 entered the market a decade before its closest competitor, the 737-900ER, and offers a higher MTOW and longer range; although, maximum seating is comparable.

Net Orders	1,719
Backlog	73
Delivered	1,646
Destroyed/Retired	9
Not in Service/Parked	11
Active Aircraft	1,626
Number of Active Operators	98
Average Fleet Age (Yrs)	7.2

Source: mba STAR Fleet, April 2019

NOTABLE DEVELOPMENTS

Q

In June 2019, Airbus launched the A321neoXLR at the Paris Airshow. The aircraft is expected to be a replacement for the aging 757 and offers extended range compared to the A321neoLR (Airbus). The A321neoXLR is not expected to have a significant impact on current generation A321-200s due to the niche long range service operators are anticipating to use the aircraft.

Q

In February 2019, American Airlines took delivery of its first A321neo. Although American Airlines has the world’s largest fleet of A321-200s, the airline’s new A321neos will replace the aging 757-200s and MD-83s in its fleet. (aviator.aero)

FLEET DEMOGRAPHICS

American Airlines is the largest operator of the A321-200, accounting for 13.4% of the fleet. China Southern is the second largest operator with 6.0% of the total current fleet. At the start of its production cycle, the A321-200

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was mainly popular with network carriers and failed to attract many low-cost carriers due to its longer turnaround time and inability to meet their desired load factors. However, as low-cost operators continue to gain market share and fly longer routes, the A321-200 has become an integral part of their fleets. WOW air and Viet Jet are examples of low-cost carriers that have added A321-200s to their fleet on high-density, medium-haul flights. Despite increased interest from low-cost operators, legacy carriers are still the largest operator base for the A321-200, which may limit remarking opportunities in the future.

Five (5) Largest A321-200 Operators

Source: mba STAR Fleet, April 2019

Current Fleet by Engine Type

The majority of A321-200 customers opt for the V2500-A5 engine over the CFM56-5B. Even though the CFM56 costs less to maintain over its life and has a longer average performance restoration and LLP intervals, the

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V2500-A5s offer a fuel-burn advantage at cruise over the CFM56-5Bs. Due to the design of the engine, the V2500 has a higher idle thrust, resulting in higher fuel consumption on shorter stage lengths, but is more efficient at cruise, making it the preferred engine on the A321-200 that usually performs flights with longer stage lengths.

Engine SFC @ Cruise
CFM56-5B	0.600 (lb/h/lb)
V2500-A1	0.575 (lb/h/lb)

Source: mba STAR Fleet, April 2019

Current Fleet by Region

The A321-200 has been well received in all corners of the world. The aircraft is particularly popular in Asia as the aircraft is well suited for the routes flown by Asian carriers, which are often high density and medium range. European carriers tend to use the aircraft on trans-continental flights or on high-density flights to popular holiday destinations. Some European carriers have also taken to using the A321-200 on less-popular trans-Atlantic routes where operating a widebody aircraft would not be profitable. The popularity of the A321 over the 737-900ER can also be seen through the market penetration of the type in North America, which has historically been significantly less than the penetration in Europe as seen with the rest of the A320 and 737NG family.

Source: mba STAR FLEET April 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of June 2019, there is one (1) A321-200 aircraft available in the market, or 0.06% of the active fleet, and it is available only for ACMI lease. While availability in the recent months prior to April was

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high compared to the past year, the number of aircraft on the market was still low relative to the size of the fleet and expected to be a short-term event. The A320-200 currently has 0.09% of the fleet available, while the A319 currently has 0.23% of the fleet available.

DELIVERIES BY YEAR

The A321-200 has greatly increased its popularity in recent years due to network carriers up-gauging their fleets in order to react to increased competition on routes. Operators have also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased A321-200 orders can be seen in the graph below.

Source: mba STAR FLEET January 2019

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A321-200’s score is hurt by its relatively small backlog and operator base in comparison to other narrowbody aircraft. However, it scores significantly higher than its main competition, the 737-900ER and its de facto predecessor, the

757-200. mba expects the ranking score to hold steady in the short term, but will slowly decline as the fleet is replaced by the A321neo. The A321-200 is further aided by a passenger-to-freighter conversion program that could possibly lift the aircraft’s prospects in the long term.

OUTLOOK

The short-to-mid-term outlook for the A321-200 is positive for the period prior to the market saturation of the A321neo and throughout the end of its production run. The aircraft still has an order backlog (73 as of April 2019), and later-build A321-200s should benefit from fuel savings of sharklets, which also extend the aircraft’s range capabilities. The aircraft seems to be well-positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains high considering the replacement aircraft has been in service for nearly two (2) years, although how much of this is due to low fuel prices and engine teething issues for the LEAP/GTF remains unclear.

As with the A320-200, the mid-term and long-term outlooks for the A321 will be shaped by the success of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200 aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular already surpassing the A321ceo with 2,310 orders, or 36.0% of the neo orderbook. Like Boeing, Airbus has decided to ramp up production for the A320 family to 60 per month by mid-2019. However, teething issues with new-generation aircraft caused by technical problems and shortages of engines, have bolstered the ceo. Airbus has also experienced customization obstacles in Hamburg’s assembly line in relation to the A321neo ACF version, which requires complex configurations to the aircraft cabin.

In addition, low oil prices over the past few years have resulted in stronger-than-expected demand for the A321ceo, which some operators and lessors opt for due to its lower acquisition cost and higher yields. The continuing demand for current generation aircraft may lead to softer last-off-the-lines effects than was previously expected, assuming fuel prices remain stable and do not spike above US$100.00 per barrel.

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The last-off-the-line phenomenon also affects the A321 similar to the A320. When the 737NGs replaced the Classics, the last two (2) years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A321ceo may experience a slight steepening of depreciation rates, though likely not to the same extent the Classics experienced due to the minimal changes of the neo versus ceo and constant improvements to late-off-the-line ceos.

While the A321 fleet is younger than the A320, the values for the oldest A321s are beginning to depreciate to a point where freighter conversions are becoming feasible. In 2015, Airbus announced an agreement with Singapore-based ST Aerospace to offer passenger-to-freighter conversions for A320-200 and A321-200 aircraft. Since then, Vallair has placed an order for ten (10) A321P2F due to be delivered at the end of 2019. With the age of the 757Fs rapidly rising and the feedstock for 757 conversions falling, the A321 might prove to become a popular aircraft for freighter conversion. The EWF-converted A321 has 14 pallet positions compared to the 11 positions on the 737-800BCF, and there is currently no STC for the 737-900/900ER conversion. While the 737-900 may have a conversion program in the future, the better performance of the A321 and the ability to take LD3 containers in the lower-hold positions will likely make it the more popular aircraft to convert.

A321NEO

OVERVIEW

The A321neo is the largest variant of the neo family and is the re-engined aircraft version of the A321-200ceo. The aircraft was launched two (2) months after the smaller A320neo, with ILFC (now merged with AerCap) being the launch customer for the variant. Powered by either two (2) Pratt & Whitney (“PW”) Gear-Turbo Fan (“GTF”) PW1100G engines or CFM LEAP-1A engines, the aircraft offers up to a 15.0% fuel-burn advantage over the first delivered current-generation aircraft. In addition to fuel-burn improvements from the engines, the A320neo also features ‘sharklets’, wingtip devices that account for up to 4.0% of the 15.0% overall fuel-burn savings. The A321 received joint FAA and EASA certification in 2017 and the first Aircraft entered commercial service with Virgin America later that year.

With Boeing planning to produce a clean-sheet New Midsize / Mid-Market Aircraft (NMA), Airbus launched the A321neoLR or “Long Range” in 2015 as a 757 replacement aircraft. The LR version of the A321neo entered service in 2019, a little over two (2) years after the first A321neo delivery, and was launched by lessor Air Lease Corporation (“ALC”). The LR offers an increased MTOW, three (3) auxiliary fuel tanks (“ACTs”), and an optional ACF configuration to offer higher density on trans-Atlantic operations.

An even longer-range and higher MTOW variant, the A321XLR, was introduced at the 2019 Paris Air Show, with an expected entry into service of 2023. It will be fitted with a non-removable fixed rear center tank, with an option to add a forward fuel tank, expanding its maximum range from 4,500 nm by another 200 nm. While the new, strengthened landing gear of the XLR cannot be interchanged with the other A321neo’s gears, the A321neo will share 90.0% commonality in parts with the XLR. While these sub-variants make the A321neo more customizable and versatile, the varying exit doors and non-retrofittable options will likely cause a wider variance in purchase price and may result in the bifurcation of the fleet on the secondary market.

Positives

+	Orders for the A321neo have been strong as operators have moved to “upgauge” their fleet.

+	Large operator base across major world regions.

+	High fuel-burn improvements from engines and sharklets over current generation aircraft.

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+	Some operators have looked to the A321neo to cover routes affected by the 737 MAX grounding since March 2019.

Negatives

-	Option of LR and XLR variants with increased range makes the A321neo more competitive over Boeing’s 737 MAX 9/10; however, it could impact the value of A321neo non-LR variants.

-

On-going technical issues with the GTF have caused production delays, resulting in some operators pushing back delivery dates by several years and instead opting to take available current generation aircraft in order to meet fleet demands.

FLEET STATUS

As of April 2019, there are 157 A321neos that have been delivered to 31 operators, with 2,153 aircraft on backlog. As lessors continue to receive and place new aircraft into the market, the number of operators is expected to increase. The A321neo has fared much better than the 737 MAX 9 and MAX 10, and may prove to be problematic for the A320neo’s main competitor, the MAX 8, as operators who value the operating economics of the A321neo may opt for an all-Airbus fleet.

Net Orders	2,310
Backlog	2,153
Delivered	157
Not in Service/Parked	0
Active Aircraft	157
Number of Active Operators	31
Number of Customers with Backlog	54
Average Fleet Age (Yrs)	0.73
Source: mba STAR Fleet, April 2019, Airbus

NOTABLE DEVELOPMENTS

Q

In June 2019, Airbus launched the A321neoXLR at the Paris Airshow. The aircraft is expected to be a replacement for the aging 757 and offers extended range compared to the A321neoLR (Airbus). The A321neoXLR is not expected to have a significant impact on current-generation A321-200s due to the niche long range service operators are anticipating to use the aircraft.

Q	In June 2019, at the Paris Airshow, Airbus announced orders for 57 new A321neo aircraft. (Airbus)

Q

In April 2019, Air Arabia received its first A321neo LR. The low-cost-carrier has ordered a total of six (6) A321neo LRs, allowing the airline to increase capacity and expand to new medium-haul markets. (Aerotime)

Q	In April 2019, JetBlue replaced an order of 13 A321neo aircraft for orders of the A321LR, allowing the carrier to perform long-haul flights across the Atlantic. (Airbus)

Q

On March 13, 2019, the FAA ordered the grounding of all Boeing 737 MAX planes, the A320neo family’s main competitor, following the deadly Ethiopian Airlines crash that killed 157 people and the Lion Air crash in October 2018, killing 189 people. In response, Garuda Indonesia has cancelled an order for 49 MAX aircraft. The FAA has yet to approve the software update to the MAX planes, and has not set a clear date as to when the aircraft will return to service.

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FLEET DEMOGRAPHICS

At the end of April 2019, Wizz Air had the largest number of A321neo on order with 184 aircraft. Indigo, an Indian LCC, closely follows with 150 aircraft, or 6.5% of the orders. Air Lease Corporation, a U.S. lessor, had the largest percentage of both the active and on order fleet with 18 aircraft delivered and 139 on order. Once the current backlog is delivered, the largest operator will still hold a relatively small percentage of the total fleet, which is a strong indication that the aircraft has a highly-diverse operator base. Airbus has made a variety of cabin changes to increase seating capacity in order to make the aircraft more appealing to low cost operators. This includes slim-line seats and Airbus’s “Space-Flex” cabin, which offers a new rear galley configuration, and a new lavatory design that takes up less space. With the variations in seat and door configurations, the A321neo can fit 240 seats in a single-class configuration.

Seven (7) Largest A321neo Customers

Source: mba STAR Fleet, April 2019

Current Fleet by Aircraft Type

The competition to power the A320neo has been quite even thus far with the LEAP edging out the GTF in powering the existing fleet of A320neos. With the larger A321neo, the GTF has a distinct advantage over the

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LEAP powering close to twice as many active aircraft. A large reason for this breakdown is due to the existing fleet of A321ceos being powered by the V2500 compared to a larger percentage of the A320ceo being powered by the CFM56-5B. As operators may be more comfortable sticking with their current OEM, mba expects the engine distribution for the A320neo family to closely resemble the A320ceo family, albeit closer competition in the mid-sized A320-200neo.

Source: mba STAR Fleet, April 2019

Current Fleet by Region

The A321neo has been well received across the world, as the backlog and diverse in-service aircraft indicate. Asia, including Oceania, is currently home to the largest percentage of A321neos, accounting for 52.9% of the aircraft. However, with only a small percentage of orders being filled thus far, this percentage is expected to even out overtime, with Asia still accounting for most of the aircraft, as the region placed 32.9% of the total orders. Like the A320neo, there are concerns that a few airlines in the region are making large speculative orders, which will affect the geographical diversity of the A320neo fleet and may affect engine values should there be a large number of order cancelations or large fleets released into the market after short lease terms of six (6) to eight (8) years.

Source: mba STAR Fleet, April 2019

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AIRCRAFT AVAILABILITY

According to Airfax, as of June 2019, there are no A321neos available for sale or lease. With the newness of the program, A321neos are not expected to be available for a number of years.

DELIVERIES BY YEAR

As of December 31, 2018, Airbus delivered 22 A321neos in 2017 and 101 in 2018 and so far has delivered 71 A321neos in the first half of 2019. Teething Issues with the PW1100G and LEAP-1A engine had limited the number of deliveries thus far; however, as most PW teething issues have been resolved, delivery speed of the aircraft are expected to continue to pick up pace.

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service

The A321neo is among the highest scoring narrowbody aircraft; it fares as well as the A320neo and ranks significantly above the A320-200. The rise in ranking accounts for the recent stabilization of the market due to increased deliveries and the engine manufacturers getting ahead of the teething issues.

OUTLOOK

With increasing popularity of the A321-200 in recent years, mba has a positive outlook on values for the neo aircraft in the medium to long term. The orders and deliveries for the current-generation A321-200 aircraft is a good indicator of market acceptance for large narrowbody aircraft. As a generational improvement, the A321neo should also expect the same popularity once the engine teething issues are resolved. With the fall in oil prices and delay of PW1100G-powered engines, many operators have been driven towards the A321ceo, and as such, lease rate premiums on the A321neo have fallen slightly. As more A321neo aircraft enter service and the A321ceo reaches the end of its production in 2019, values for the type are expected to recover as passenger traffic drives demand for larger, more capable narrowbody aircraft.

737-800

OVERVIEW

The 737-800 is the best-selling version of the 737NG family of aircraft, which also includes the 737-600, 737-700, 737-900, and 737-900ER. The 737-800 was built as a replacement for the 737-400 Classic and is a stretched version of the 737-700. The aircraft entered service with Hapag-Lloyd Flug (TUIfly) in 1998 and has been a commercial success for Boeing, selling around 5,000 units. Even with the launch of the 737-800’s replacement, the 737 MAX 8, demand for the 737-800 remains strong, as Boeing currently has a backlog of 53 aircraft. Many carriers in the U.S. purchased the aircraft to replace the Boeing 727-200, as well as the MD-80 and MD-90. The 737-800 operates with sole-source CFM56-7B engines and standard blended winglets, but customers also have the option of purchasing “Split-Scimitar” winglets, which further increase fuel efficiency.

Positives

+	Most popular member of the highly-successful 737NG family.

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+	Large operator base is geographically diverse allowing for easier remarketing.

+	Well received by various operator types.

+	Very low percentage of existing fleet currently available.

+	Sole-sourced engines ease remarketing to secondary operators.

+	Recent grounding of the 737 MAX alongside pick-up in conversion demand has resulted in very limited availability, boosting market values.

Neutral

○

Based on demand for conversions of its predecessor, the 737-400, the 737-800 is likely to become a successful freighter conversion; however, current 737-400 freighter operations will have other replacement options in terms of converted narrowbody freighters, with 737-700 and A320 passenger-to-freighter conversion options becoming available in the near term.

Negatives

-

The 737 MAX entered service in 2017 with Malindo Air. With a large family wide backlog of 4,675 aircraft, the 737 MAX could negatively affect 737-800 values in the long term upon the MAX family’s return to service worldwide.

FLEET STATUS

As of April 2019, there are currently 4,871 active 737-800 aircraft in service with 159 operators. Since the start of the 737-800’s production run, Boeing has received 4,988 orders for the 737-800, making the type the most popular aircraft variant in the world. While the A320-200 comes close to matching the 737-800’s popularity with 4,750 orders, the A320-200 started production a decade before the 737-800 was launched.

Net Orders	4,988
Backlog	53
Delivered	4,935
Destroyed/Retired	23
Not in Service/Parked	41
Active Aircraft	4,871
Number of Active Operators	159
Average Fleet Age (Yrs)	8.41

Source: mba STAR Fleet, April 2019

NOTABLE DEVELOPMENTS

Q

In June 2019, BOC Aviation delivered the final 737 in its orderbook to Skymark Airlins (Japan). Over its eighteen year relationship with Boeing, the lessor has purchased 209 737NGs, of which 161 were 737-800s

Q

In April 2019, Norwegian Air announced that it would keep the older 737-800 aircraft in its fleet longer as Boeing agreed to postpone the handover of 14 MAX 8s due in 2020 and 2021. The delivery deferrals will save the airline US$500 million the first year, and US$1.6 billion in 2020. (Bloomberg)

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Q

In March 2019, the 737 MAX 8 suffered a second fatal crash in five (5) months causing the world wide fleet to be grounded. The length of the grounding remains unknown; however, Boeing has halted delivery of the MAX until they determine the cause of the accidents. Due to the lack of new-technology narrowbodies entering the market from Boeing, increased pressure is being put on 737-800 availability and will likely increase values for the current generation NGs in the short term.

Q

In October 2018, Volga-Dnepr Group (Russia) signed a lease agreement with GECAS for two (2) 737-800BCFs. The demand for the 737-800BCF indicates earlier vintages of 737-800s will serve well into the next decade. (aircargonews.net)

FLEET DEMOGRAPHICS

Ryanair is the largest operator of the 737-800 with 458 aircraft, or 9.3% of the total fleet. The fact that the largest operator holds a relatively small percentage of the total fleet is a good indication that the aircraft has a highly-diverse operator base. The 737-800 is a popular aircraft with both low-cost and network carriers and can be used on domestic and short-haul international flights. The aircraft typically seats 162 passengers, but can carry up to 189 passengers in a single-class configuration. The 737-800 is also approved for 180-minute ETOPS by the FAA, allowing for flexibility on which routes operators can use the aircraft. North American carriers have taken advantage of the 737-800’s ETOPS certification by flying the aircraft from the West Coast of the U.S. to Hawaii. These routes previously were served by large widebody aircraft, but the 737-800 has allowed operators to decrease capacity and boost load factors on the routes.

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Five (5) Largest 737-800 Operators

Source: mba STAR Fleet, April 2019

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Current Fleet by Region

With two (2) of the top five (5) carriers based in China, Asia is currently home to the largest fleet of 737-800s, with 39.0% of the total fleet. The aircraft is popular with LCCs and legacy carriers in Asia. The secondary market for the aircraft is stable, in part because the asset is sufficiently liquid with airlines in both developing and developed countries which are able to acquire used 737-800s.

Source: mba STAR Fleet, April 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of June 2019, there are seven (7) 737-800s currently available for sale or lease, representing approximately 0.14% of the current fleet. This represents a decrease from the high of 16 aircraft available at the start of the year. The large decrease this month is largely due to five (5) Jet Airways aircraft being taken out of the market. Four (4) of the aircraft available are for short-term lease, two (2) for ACMI lease and one (1) aircraft available for sale or lease. The availability of the 737-800 is comparable to other narrowbody aircraft in its market segment. Its closest competitor, the A320-200, currently has four (4) aircraft available, or 0.09% of the fleet available.

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DELIVERIES BY YEAR

Like other comparable narrowbody aircraft, the 737-800 experienced a boom in demand during the first half of the 2010s as operators looked to increase load factors on routes previously served by twin-aisle aircraft. The emergence of LCCs in middle-to-low-income countries, such as Lion Air in Indonesia, and the steady development of regional airlines in China, also contributed to the aircraft segment’s rapid growth. Growth in GDP per Capita in developing Asian economies is strongly correlated to growth in the 737-800 order book. Despite the introduction of the 737 MAX, mba initially saw solid demand for the 737-800 in 2017, compared to how A320ceo deliveries fell off after the introduction of the A320neo. In 2018, the 737-800 deliveries dramatically declined to levels not seen since 2009, showing the overall impact of the introduction the 737 MAX. However, with the grounding of the MAX, Boeing has netted 82 contractual changes for the 737 order book, with a total loss of 177 net orders. Twenty-two (22) 737NG orders have been added to the order book thus far in 2019, though 19 are military orders for the 737-800A P-8A Poseidon aircraft. There are currently five (5) passenger-configured 737-800s on order from China Airlines, and one (1) from KLM.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s publication REDBOOK or web-based valuation service.

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The 737-800 previously held the highest score of all aircraft evaluated by mba; however, both the A320neo and MAX 8 scores surpassed the -800’s score in 2019. Recently, the 737-800 has experienced a diminishing backlog due to the grounding of the MAX in March. In addition, the amount of parked aircraft increased from 21 in 2H 2018 to 41 aircraft in April 2019, though most of these parked aircraft are for future conversions or preparing for the next lease. However, the aircraft benefits from its popularity, as it scores high marks for net orders, deliveries, and total active aircraft. Boeing provides a freighter-conversion option, which will help extend the life of the aircraft and offer additional secondary market opportunities.

OUTLOOK

The short-to-mid-term outlook for the 737-800 is positive to neutral in light of the 737 MAX variants’ grounding. The aircraft seems to be well positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, which seems to favor larger aircraft over smaller variants, such as the 737-700 and A319. The 737-800 is nearing the end of its production run with only 12 aircraft left on backlog. While not a true clean-sheet design, the MAX offers a fuel-burn improvement over the current 737-800 aircraft as well as longer maintenance intervals for the C Check, which is now every three (3) years, and the Heavy Check, now every nine (9) years. Despite fuel prices rising to their highest levels since 2014, some operators still favor the 737-800 due to the much lower cost of ownership, keeping values stable in the short to medium term. In addition, the recent grounding of the MAX aircraft in March 2019 has led to an increase in demand for the current generation aircraft. While the length of the grounding remains unknown, the already tight market has pushed the market values up even higher for the likely near term.

In addition, freighter-conversion programs from Aeronautical Engineers (AEI) and Boeing may help buoy 737-800 values. While values for most of the 737-800 fleet have not fallen to a level where freighter conversion makes economic sense, the diminished feedstock of 737-400 aircraft viable for freighter conversion may make the business case for converting the 737-800 stronger in the long run. The first 737-800BCF was delivered to GECAS in April 2018, ahead of the A321P2F, which is due be delivered in 2019. The 737-800BCF currently accommodates 11 full-size pallets compared to ten (10) on the A320P2F and 14 on the A321P2F. While Boeing has historically dominated the freighter conversion market, it remains to be seen if the 737-800 will achieve the same success as previous Boeing Converted Freighters due to new competition from Airbus’s products.

787-8

OVERVIEW

The 787-8 is a clean-sheet replacement of the 767-300ER and one (1) of the most technologically advanced commercial aircraft on the market. With a mainly carbon-composite fuselage, improved fuel-burn, and extended maintenance intervals, the 787-8 offers up to a 15.0% operating cost reduction over current generation aircraft. After many publicized delays, the 787-8 was certified by both the U.S. FAA and the EASA in August 2011, with the first aircraft delivered to All Nippon Airways (“ANA”) in September of the same year. On January 17, 2013, a year and a half after the first delivery, the FAA, and subsequently EASA, issued an emergency AD, which grounded all 787-8 aircraft due to a battery issue experienced by both ANA and Japan Airlines (“JAL”). However, aircraft were flying again by the end of April 2013. The 787-8 is the smallest variant of the three (3) aircraft in the 787 family and the second most successful in terms of orders. The twin-engine aircraft is powered by either Rolls-Royce Trent 1000 engines or GEnx-1B engines and carries around 242 passengers in a two-class configuration.

Positives

+	Aircraft has received positive feedback from current operators and passengers.

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+	Successful order book for a widebody aircraft, and due to size, aircraft likely to be easier to place in the secondary market than its larger family members.

+	Advanced technology aircraft; unlikely to be replaced in the short-to-mid-term.

+	Composite fuselage is expected to decrease maintenance costs and corrosion issues over the life-span of the aircraft.

+	Long-range capability of the aircraft has opened several long, thin routes for airlines.

Neutral

○	Engine choice positive for initial sales campaigns, but can limit remarketing opportunities downstream; this effect will likely be mitigated by the large number of aircraft in the global fleet.

Negatives

-	First 66 aircraft off the production line were slightly overweight and not built to customer specifications, causing fleet bifurcation.

-	Demand for the 787-8 has decreased as more operators move towards the larger 787-9.

-

Engine issues with the Trent 1000 Package B and C’s has forced operators to temporarily park a large number of 787-8s. Though no immediate market value changes have occurred, these engines may experience accelerated market value depreciation.

FLEET STATUS

As of April 2019, there were 353 active passenger-configured 787-8 aircraft with 42 operators. The 787-8 reached the height of its order book in 2008 with nearly 650 orders for the type. The order book remained strong until 2012, when operators began converting their orders to the larger 787-9, which has aggregated 825 orders; more than the current 443 orders for the 787-8, 173 for the 787-10, 230 for the Airbus A330-900neo, and slightly more than the Airbus A350-900’s 713 total orders.

Net Orders	443
Backlog	81
Delivered	362
Destroyed/Retired	0
Not in Service/Parked	5
Active Aircraft	357
Number of Operators	42
Average Fleet Age (Yrs)	4.7

Source: mba STAR Fleet, April 2019

NOTABLE DEVELOPMENTS

Q

As of the end of May 2019, Rolls-Royce had continued issues with the Trent 1000 engine, finding cracks in the engine blades. Multiple airlines have been impacted, including British Airways, who has wet leased an A340 from Air Belgium to maintain capacity, and Norwegian, who wet leased an A380

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from Hifly. Some airlines are cancelling flights, forcing them to pay compensation to customers. Rolls-Royce Chief Customer Officer of Civil Aerospace, Dominic Horwood, said Rolls-Royce is working “intensely” with customers to fix the issue, and calls the ongoing issues “unacceptable.” (Simple Flying).

Q

In June 2018, Rolls-Royce announced further delays for the Trent 1000 Package B and C engine repairs due to a parts shortage. The Package C engines were partially grounded in April 2018 when the FAA limited ETOPS on the aircraft to 140 minutes, down from 330 minutes. In June 2018, Rolls-Royce also announced that the same issue impacts the Package B engines. Airlines impacted by this reduction in ETOPS include Air New Zealand, Japan Airlines, and Virgin Atlantic, who require extended overwater operations to travel across the Atlantic and Pacific. Only 787s built before November 2017 with Trent 1000 Package B and C engines installed have been impacted, encompassing around 50 aircraft and 100 engines, plus spares. Rolls-Royce anticipates it will take until 2020 before all engines are modified to meet ETOPS 330-minute certification. (mba Insights)

FLEET DEMOGRAPHICS

ANA is the largest operator of the 787-8, with 36 aircraft, or 10.2% of the total fleet. There are currently 42 operators of 787-8 aircraft located in most regions of the world, which is quite a diverse operator base for a relatively new widebody. With over 80.0% of the order book delivered, the operator base is unlikely to change dramatically in the near term, as most 787-8s will not begin entering the market off their first lease until the early-to-mid-2020s. The aircraft is popular with main-line carriers and low-cost carriers, like Norwegian, and is often used for trans-Pacific and other long-haul flights due to its long-range capabilities.

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Five (5) Largest 787-8 Operators

Source: mba STAR Fleet, April 2019

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Current Fleet by Engine Type

GE’s GEnx-1B engines power 65.7% of the 787-8 fleet and Rolls-Royce Trent 1000 engines power the remaining 35.4% of the fleet. At launch, the GEnx-1B had improved fuel-burn figures over the Trent 1000, a gap which was closed over time with Rolls-Royce’s launch of the Package-B and Package-C performance improvement packages. However, as the 787-8 was the first variant of the 787 to enter service, most early customers opted for the GEnx-1B engine for its fuel-burn performance. The improvement of the Trent 1000 can be seen in the engine breakdown of the 787-9 fleet, with each engine holding roughly 50.0% market share. Although there are well-publicized issues with the Trent 1000 Package B and C, all future aircraft will be delivered with the TEN variant and no orders have been cancelled at this time. However, it is too early to determine the long-term value impacts on the Trent B and C engines as Rolls-Royce is currently working on modifications to return the engines to their full operational capability.

Engine SFC
GEnx-1B	0.689 (at cruise) (lb/h/lb)
Trent 1000	0.506 (at cruise) (lb/h/lb)

Source: mba STAR Fleet, April 2019

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Current Fleet by Region

With three (3) of the five (5) largest operators, Asia is currently home to 40.0% of the total fleet of 787-8s. Outside of Asia, the aircraft is relatively evenly spread between Africa, Europe, North America, and the Middle East. The regional diversity represented in the chart below is a positive indicator for future secondary market potential as the aircraft is widely accepted across all regions. In addition, the small size of the aircraft, compared to its other family members, may help in remarketing the aircraft to carriers unable to achieve high-load factors with larger widebody aircraft.

Source: mba STAR Fleet, April 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of June 2019, there are no 787-8s available for sale or lease. The only aircraft that have become available thus far are aircraft known as “teenagers.” These overweight, early-build 787s have proven to be difficult to place in the market over the past five (5) years, but are not representative of the secondary market of the more capable, later-build 787-8s.

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DELIVERIES BY YEAR

The 787-8 has delivered 360 aircraft through the end of 2018. The ramp-up of the 787’s production led to the 787-8 deliveries peaking in 2014 before gradually decreasing as the 787-9 entered production on the same line in 2014. Due to the growing order book for the larger variant, the introduction of the 787-10 in 2018, and a backlog of only 84 aircraft, annual deliveries of the 787-8 are likely to remain low in the near term.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 787-8 has a good score compared to similar aircraft types. Despite its low score in terms of backlog and current lack of freighter conversion potential in the near term, the aircraft ranking number should increase as the aircraft matures and more aircraft enter service, while the

A330-200	8.0	787-9	7.6
A330-300	8.2	A330-900neo	5.8

rankings of older competitors, like the A330-200 and A330-300, are expected to decrease. The 787-8 scores significantly higher than the re-engined A330neo, which has a smaller order book, shorter range, and older technology.

American Airlines, Inc. Job File #19113 Page 32 of 42

OUTLOOK

After a four (4)-year entry to service delay and a four (4)-month grounding of the fleet two (2) years after launch, the 787-8 had a rocky start. However, six (6) years into service the 787-8 has proven to be a popular aircraft in every region with a strong operator base. While values of larger widebody aircraft are under pressure due to limited placement opportunities in the secondary market, the 787 is less likely to face the same value issues down the road. The aircraft is a good candidate for operators looking to replace their 767s and older A330s, providing significant cost savings and increased range capabilities over previous generation aircraft. Though Airbus launched a re-engined version of the successful A330 family, the A330-800 and -900, which competes directly with the 787-8, they have received few orders in comparison. Even though the larger 787-9 has become the most popular 787 variant, the values for new 787-8s continue to increase. mba’s outlook for the 787-8 is relatively positive with the expectation that values for the type will remain stable as the aircraft continues to prove itself.

E175

OVERVIEW

The Embraer E175 is a stretched version of the earlier E170 model. With the addition of two (2) fuselage panels, Embraer brought the maximum seating of the aircraft to 80 passengers. The new aircraft was intended to compete against the older Bae 146, Fokker 70, and the CRJ-700 and CRJ-900. The E175 first flew in June 2003 and received FAA certification in August 2006.

Since its launch, Embraer has continually improved upon the E175 in order to remain competitive against Bombardier’s CRJ family. Improvements made between 2013 and 2015, resulted in a higher MTOW and the introduction of sub variants that include the E175LR and E175AR. This increase in MTOW combined with aerodynamic improvements resulted in a 5.5% fuel burn improvement compared to earlier models. These upgrades allowed the E170 to book a large number of orders in 2014, allowing it to surge past the CRJ-900 in terms of number of orders. In late 2017, Embraer launched the E175SC, which was an E175 limited to 70 seats, allowing operators to take advantage of the improvements made to the aircraft while fitting within the 70-seat scope clause contracts.

Positives

+	Sole-source engines should help ease remarketing to secondary operators.

+	The aircraft’s popularity is displayed by the lack of availability on the secondary market.

+	Currently protected by scope clause agreements in the U.S. market.

+	Addition of winglets and aerodynamic improvements resulted in improved fuel-burn efficiency of over 5.5%.

+	The E175-E2’s higher MTOW has pushed the aircraft outside the scope clause bounds and sparked an increase of orders and stabilized short-term value expectations for the current E175.

Negatives

-	With U.S. scope clauses as the main driver of demand, any changes to the agreements that allow for larger aircraft to operate similar routes could have highly negative impacts on values.

-	The re-engined E175-E2, which offers a 16.0% per seat fuel-burn advantage over the non-modified winglet E175, is slated to replace the current generation in 2021.

American Airlines, Inc. Job File #19113 Page 33 of 42

FLEET STATUS

As of April 2019, there are 578 active E175 aircraft in service with 19 operators. Since the start of the E175’s production run, Embraer has received 773 total orders for the aircraft. The E175’s main competitors, the CRJ-900 and CRJ-700, also have strong order books, with 487 and 330 orders, respectively, but the majority of orders in the past few years have fallen in favor the E175. This can be attributed to modification of the aircraft’s winglets, modified airframe aerodynamics, and engine upgrades giving the aircraft a fuel-burn advantage over the CRJ-900 and CRJ-700. Even in a low fuel price environment, favor has continued to fall towards the E175.

Net Orders	773
Backlog	192
Delivered	581
Destroyed/Retired	1
Not in Service/Parked	2
Active Aircraft	578
Number of Operators	19
Average Fleet Age (Yrs)	5.00

Source: mba STAR FLEET April 2019, Embraer

NOTABLE DEVELOPMENTS

Q

In June 2019, Mitsubishi announced an agreement to purchase Bombardier’s CRJ family of aircraft (Bloomberg). It remains to be seen how the CRJ under Mitsubishi will perform but provides Embraer with a potentially muted competitive landscape during the transition.

Q

In June 2019, United Airlines placed a firm order for 20 E175s with an option for 19 more. The aircraft will be operated by United Express and are configured with 76 seats in a dual-class configuration. (reuters.com)

Q

In December 2018, Republic Airways placed a firm order for 100 E175s with an option to convert these orders to E175-E2s. The E175 should continue to win orders in the short term as long as current scope clauses in the U.S. remain unchanged. (aviator.aero)

Q

In December 2018, Boeing announced that it agreed to terms with Embraer to purchase its commercial aircraft business for US$4.2 billion. The move will create a joint venture that will begin business in 2020. The day-to-day operations of the new company will be overseen by a Brazilian management team, but ultimate control of the company will lie with Boeing. (Seattle Times)

FLEET DEMOGRAPHICS

SkyWest is the largest operator of the E175 with 147 active aircraft operating for the airline, or 25.4% of the active fleet. The aircraft typically seats 78 passengers, but can seat up to 88 in a high-capacity configuration. However, due to the scope clause limit in the U.S., the majority of operators fly the aircraft as a 76-seat E175LR, operating with an MTOW of 85,517 lbs. Demand for the E175 has been largely driven by the scope clause as we can see the top five (5) operators are all regional carriers operating in North America.

American Airlines, Inc. Job File #19113 Page 34 of 42

Five (5) Largest E175 Operators

Source: mba STAR FLEET April 2019

American Airlines, Inc. Job File #19113 Page 35 of 42

Current Fleet by Region

Due to the presence of Scope Clause in the region, over 86.0% of the E175 fleet operates in North America. While demand for the CRJ-900 is also largely driven by the Scope Clause, North America only accounts for 68.0% of the fleet with Europe accounting for 19.0%, proving more geographically diverse. The lack of ubiquity places the E175 residual values at risk if the aircraft falls out of favor in the North American market. However, as the smaller ERJ-135 and ERJ-145 have successfully been redelivered to operators in South America and Africa, a secondary market for the E175 outside of North America seems likely in the future.

Source: mba STAR Fleet, April 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of June 2019, there are no E-175 aircraft available for sale or lease. The competitor aircraft to the E175, the CRJ-900, has seven (7) aircraft for sale or lease, which is approximately 1.6% of the total fleet.

American Airlines, Inc. Job File #19113 Page 36 of 42

DELIVERIES BY YEAR

With a large percentage in the fleet based in the U.S., deliveries are tied to the needs of the airlines based in North America. In 2011, Embraer reached a three-year low, likely caused by cancelled orders, which Embraer had warned would hit total deliveries. However, after modifying the aircraft and boosting its competitiveness over the CRJ-700, Embraer was able to regain market share beginning in 2014.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The E175 is among the highest scoring regional jet aircraft. The high rating can be attributed to its sizeable order book, limited availability, and young fleet age. However, the small operator base and limited seating capacity are two (2) main factors negatively impacting

SSJ 100-95B	6.5	E170	5.5
CRJ-700ER	6.3	CRJ-900	7.2

the score. mba expects the ranking to hold steady in the short to medium term, but will likely see some decline with the entry into service of the E2 version.

OUTLOOK

The short-term outlook for the Embraer 175 indicates that values should remain stable even with many carriers’ preference to upsize. The E175 will eventually be replaced with the re-engined E175-E2. However, after

American Airlines, Inc. Job File #19113 Page 37 of 42

concerns over the increased weight of the E175-E2 not conforming to the U.S. scope clause agreements, Embraer delayed the entry into service to 2021. With the E175 fleet primarily located in North America, the future values of the aircraft will be tied to the outcome of scope clause negotiations. U.S. based airlines are continuing to negotiate new scope clause agreements, but due to a combination of the U.S. being at full-employment and the current pilot shortage, the scope clauses are not likely to change in the near future. Should scope clause agreements not be amended to allow for heavier aircraft to compete in the space, the current generation E175 may experience value stability and a longer production life than originally anticipated. Even with the introduction of the E175-E2, the market for the aircraft is not expected to drop at the same speed as seen with the 50-seater market, but rather will gradually decline, resulting in steeper depreciation rates, as is typical for out-of-production aircraft.

IV. Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.

Aircraft that are less than three (3) years old have inherent maintenance included, and are therefore not maintenance adjusted. Due to the extended maintenance interval on 787s, aircraft aged four (4) years and younger have inherent maintenance included and therefore are not maintenance adjusted. Future Delivery Aircraft are valued at Full Life.

American Airlines, Inc. Job File #19113 Page 38 of 42

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Current Operator
1	A321-231S	6887	N152AA	Dec-15	206,100	V2533-A5 SelectOne	American Airlines
2	A321-231S	6998	N157AA	Mar-16	206,100	V2533-A5 SelectOne	American Airlines
3	A321-231S	7034	N159AN	Mar-16	206,100	V2533-A5 SelectOne	American Airlines
4	A321-231S	7009	N158AN	Mar-16	166,400	V2533-A5 SelectOne	American Airlines
5	A321-231S	7069	N160AN	Apr-16	206,100	V2533-A5 SelectOne	American Airlines
6	A321-231S	7085	N161AA	May-16	166,400	V2533-A5 SelectOne	American Airlines
7	A321-253NX	TBD	N419AN	Jun-20	206,132	CFM LEAP1A33	American Airlines
8	A321-253NX	TBD	N420AN	Jun-20	206,132	CFM LEAP1A33	American Airlines
9	A321-253NX	TBD	N421UW	Jul-20	206,132	CFM LEAP1A33	American Airlines
10	A321-253NX	TBD	N422AN	Aug-20	206,132	CFM LEAP1A33	American Airlines
11	A321-253NX	TBD	N423AN	Aug-20	206,132	CFM LEAP1A33	American Airlines
12	A321-253NX	TBD	N424AN	Sep-20	206,132	CFM LEAP1A33	American Airlines
13	A321-253NX	TBD	N425AN	Sep-20	206,132	CFM LEAP1A33	American Airlines
14	737-800	31234	N984NN	Jan-16	158,500	CFM56-7B27E	American Airlines
15	737-800	31233	N985NN	Jan-16	158,500	CFM56-7B27E	American Airlines
16	737-800	31236	N986NN	Feb-16	158,500	CFM56-7B27E	American Airlines
17	787-8	40621	N803AL	May-15	502,500	GEnx-1B70	American Airlines
18	787-8	40631	N813AN	Feb-16	502,500	GEnx-1B70	American Airlines
19	787-8	40632	N814AA	Feb-16	502,500	GEnx-1B70	American Airlines
20	E-175LR	17000467	N202NN	Apr-15	85,517	CF34-8E5	Compass Airlines, LLC
21	E-175LR	17000473	N203NN	Apr-15	85,517	CF34-8E5	Compass Airlines, LLC
22	E-175LR	17000477	N204NN	May-15	85,517	CF34-8E5	Compass Airlines, LLC
23	E-175LR	17000481	N205NN	Jun-15	85,517	CF34-8E5	Compass Airlines, LLC
24	E-175LR	17000550	N230NN	Apr-16	85,517	CF34-8E5	Envoy Air Inc.
25	E-175LR	17000554	N231AN	May-16	85,517	CF34-8E5	Envoy Air Inc.
26	E-175LR	17000560	N232NN	May-16	85,517	CF34-8E5	Envoy Air Inc.
27	E-175LR	17000561	N233NN	May-16	85,517	CF34-8E5	Envoy Air Inc.
28	E-175LR	17000810	N282NN	Jul-19	85,517	CF34-8E5	Envoy Air Inc.
29	E-175LR	TBD	N283NN	Sep-19	85,517	CF34-8E5	Envoy Air Inc.
30	E-175LR	TBD	N284JN	Oct-19	85,517	CF34-8E5	Envoy Air Inc.
31	E-175LR	TBD	N285NN	Oct-19	85,517	CF34-8E5	Envoy Air Inc.
32	E-175LR	TBD	N286NN	Nov-19	85,517	CF34-8E5	Envoy Air Inc.
33	E-175LR	TBD	N287NN	Nov-19	85,517	CF34-8E5	Envoy Air Inc.
34	E-175LR	TBD	N288NN	Nov-19	85,517	CF34-8E5	Envoy Air Inc.
35	E-175LR	TBD	N289MW	Jan-20	85,517	CF34-8E5	Envoy Air Inc.

American Airlines, Inc. Job File #19113 Page 39 of 42

Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	IFE Adj.	CBV	Mx. Adj.	Mx. Adj. BV
1	A321-231S	6887	$43.31	$0.40	$0.60	$0.00	$44.31	$0.97	$45.28
2	A321-231S	6998	$44.06	$0.42	$0.60	$0.00	$45.08	$0.00	$45.08
3	A321-231S	7034	$44.06	$0.42	$0.60	$0.00	$45.08	$0.00	$45.08
4	A321-231S	7009	$44.06	($1.27)	$0.60	$0.00	$43.39	$0.00	$43.39
5	A321-231S	7069	$44.32	$0.42	$0.60	$0.00	$45.34	$0.00	$45.34
6	A321-231S	7085	$44.57	($1.27)	$0.60	$0.00	$43.90	$0.00	$43.90
7	A321-253NX	TBD	$58.49	($0.04)	$0.00	$0.00	$58.45	$0.00	$58.45
8	A321-253NX	TBD	$58.49	($0.04)	$0.00	$0.00	$58.45	$0.00	$58.45
9	A321-253NX	TBD	$58.54	($0.04)	$0.00	$0.00	$58.50	$0.00	$58.50
10	A321-253NX	TBD	$58.59	($0.04)	$0.00	$0.00	$58.55	$0.00	$58.55
11	A321-253NX	TBD	$58.59	($0.04)	$0.00	$0.00	$58.55	$0.00	$58.55
12	A321-253NX	TBD	$58.64	($0.04)	$0.00	$0.00	$58.60	$0.00	$58.60
13	A321-253NX	TBD	$58.64	($0.04)	$0.00	$0.00	$58.60	$0.00	$58.60
14	737-800	31234	$38.55	($0.84)	$0.20	$0.00	$37.91	$0.00	$37.91
15	737-800	31233	$38.55	($0.84)	$0.20	$0.00	$37.91	$0.00	$37.91
16	737-800	31236	$38.77	($0.84)	$0.20	$0.00	$38.13	$0.00	$38.13
17	787-8	40621	$94.04	$0.00	$0.00	$0.00	$94.04	$0.00	$94.04
18	787-8	40631	$98.77	$0.00	$0.00	$0.00	$98.77	$0.00	$98.77
19	787-8	40632	$98.77	$0.00	$0.00	$0.00	$98.77	$0.00	$98.77
20	E-175LR	17000467	$22.65	$0.11	$0.00	$0.00	$22.76	$0.82	$23.58
21	E-175LR	17000473	$22.65	$0.11	$0.00	$0.00	$22.76	$0.35	$23.11
22	E-175LR	17000477	$22.79	$0.11	$0.00	$0.00	$22.90	$1.08	$23.98
23	E-175LR	17000481	$22.93	$0.11	$0.00	$0.00	$23.04	$0.51	$23.55
24	E-175LR	17000550	$24.38	$0.12	$0.00	$0.00	$24.50	$0.00	$24.50
25	E-175LR	17000554	$24.53	$0.12	$0.00	$0.00	$24.65	$0.00	$24.65
26	E-175LR	17000560	$24.53	$0.12	$0.00	$0.00	$24.65	$0.00	$24.65
27	E-175LR	17000561	$24.53	$0.12	$0.00	$0.00	$24.65	$0.00	$24.65
28	E-175LR	17000810	$30.71	$0.14	$0.00	$0.00	$30.85	$0.00	$30.85
29	E-175LR	TBD	$30.76	$0.14	$0.00	$0.00	$30.90	$0.00	$30.90
30	E-175LR	TBD	$30.78	$0.14	$0.00	$0.00	$30.92	$0.00	$30.92
31	E-175LR	TBD	$30.78	$0.14	$0.00	$0.00	$30.92	$0.00	$30.92
32	E-175LR	TBD	$30.81	$0.14	$0.00	$0.00	$30.95	$0.00	$30.95
33	E-175LR	TBD	$30.81	$0.14	$0.00	$0.00	$30.95	$0.00	$30.95
34	E-175LR	TBD	$30.81	$0.14	$0.00	$0.00	$30.95	$0.00	$30.95
35	E-175LR	TBD	$30.86	$0.14	$0.00	$0.00	$31.00	$0.00	$31.00

Total			$1,517.12	($1.64)	$4.20	$0.00	$1,519.68	$3.73	$1,523.41

American Airlines, Inc. Job File #19113 Page 40 of 42

Legend for Portfolio Valuation –

BV /w Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take Off Weight Adjustment
Engine Adj. -	Adjustment for Engine Type
IFE Adj. -	Adjustment for In Flight Entertainment
CBV -	Current Base Value
Mx. Adj. -	Maintenance Adjustment
Mx. Adj. BV -	Maintenance Adjusted Base Value

Maintenance Adjustments (US$ Million)
No.	Aircraft Type	Serial Number	Int. MX. Adj.	Hvy. MX. I Adj.	Hvy. MX. II Adj.	LG Adj.	Engine 1 LLP Adj.	Engine 1 PR Adj.	Engine 2 LLP Adj.	Engine 2 PR Adj.	Total MX. Adj.
1	A321-231S	6887	($0.10)	($0.06)	$0.12	$0.07	$1.00	($0.53)	$1.00	($0.53)	$0.97
2	A321-231S	6998	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
3	A321-231S	7034	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
4	A321-231S	7009	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
5	A321-231S	7069	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
6	A321-231S	7085	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
7	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
8	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
10	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
11	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
12	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
13	A321-253NX	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
14	737-800	31234	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
15	737-800	31233	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
16	737-800	31236	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
17	787-8	40621	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
18	787-8	40631	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
19	787-8	40632	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
20	E-175LR	17000467	($0.04)	($0.09)	$0.09	$0.05	$0.59	($0.24)	$0.64	($0.18)	$0.82
21	E-175LR	17000473	($0.05)	($0.09)	$0.09	$0.04	$0.50	($0.32)	$0.50	($0.32)	$0.35
22	E-175LR	17000477	($0.04)	($0.08)	$0.09	$0.05	$0.53	($0.29)	$0.81	$0.01	$1.08
23	E-175LR	17000481	($0.04)	($0.08)	$0.10	$0.05	$0.54	($0.28)	$0.50	($0.28)	$0.51
24	E-175LR	17000550	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
25	E-175LR	17000554	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
26	E-175LR	17000560	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
27	E-175LR	17000561	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
28	E-175LR	17000810	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
29	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
30	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
31	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
32	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
33	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
34	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
35	E-175LR	TBD	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Total			($0.27)	($0.40)	$0.49	$0.26	$3.16	($1.66)	$3.45	($1.30)	$3.73

American Airlines, Inc. Job File #19113 Page 41 of 42

Legend for Maintenance Adjustments –

Int. MX. Adj. -	Intermediate Check Adjustment
Hvy. MX. I Adj. -	Heavy Check One Adjustment
Hvy. MX. II Adj. -	Heavy Check Two Adjustment
LG Adj. -	Landing Gear Overhaul Adjustment
LLP Adj. -	Engine LLP Adjustment
PR Adj. -	Engine Performance Restoration Adjustment
Total MX. Adj. -	Total Maintenance Adjustment

V. Covenants

This Report has been prepared for the exclusive use of American Airlines, Inc. and shall not be provided to other parties by mba without the express consent of American Airlines, Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by American Airlines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the inclusion of this report in the Prospectus Supplement and to the inclusion of mba’s name in the Prospectus Supplement under the caption “Experts”.

PREPARED BY:

Sloane Churchill

Analyst – Asset Valuations

Morten Beyer & Agnew

July 29, 2019

REVIEWED BY:

Lindsey Webster

VP – Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

American Airlines, Inc. Job File #19113 Page 42 of 42

APPENDIX III—LOAN TO VALUE RATIO TABLES

The following tables set forth the projected loan to Aircraft value ratios for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes to be issued in respect of each Aircraft (i) as of the Issuance Date, (ii)(x) as of February 15, 2020 in the case of each Owned Aircraft, (y) as of August 15, 2020 in the case of each New Embraer 175 Aircraft and (z) as of August 15, 2021 in the case of each Airbus A321NEO Aircraft and (iii) in each of the foregoing cases, as of each Regular Distribution Date thereafter. For purposes of these tables, (a) the Equipment Notes for each Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and, in the case of the New Aircraft, not yet even delivered to American on the Issuance Date), and (b) with respect to each Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period because such Regular Distribution Date set forth in clause (ii) for such Aircraft is the first Regular Distribution Date to occur after such Aircraft is expected to have been financed pursuant to this offering.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus (x) in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture and (y) in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, in each case, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes— Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft.”

III-1

A. Airbus A321-231S

	N152AA
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$42,900,000	$16,302,000.00	38.0%	$8,151,000.00	57.0%	$6,435,000.00	72.0%
February 15, 2020	42,181,006	15,887,657.50	37.7%	7,943,828.75	56.5%	6,153,468.75	71.1%
August 15, 2020	41,462,011	15,473,315.00	37.3%	7,736,657.50	56.0%	5,871,937.50	70.1%
February 15, 2021	40,743,017	15,058,972.50	37.0%	7,529,486.25	55.4%	5,590,406.25	69.2%
August 15, 2021	40,024,022	14,644,630.00	36.6%	7,322,315.00	54.9%	5,308,875.00	68.1%
February 15, 2022	39,305,028	14,230,287.50	36.2%	7,115,143.75	54.3%	5,027,343.75	67.1%
August 15, 2022	38,586,034	13,815,945.00	35.8%	6,907,972.50	53.7%	4,745,812.50	66.0%
February 15, 2023	37,867,039	13,401,602.50	35.4%	6,700,801.25	53.1%	4,464,281.25	64.9%
August 15, 2023	37,148,045	12,987,260.00	35.0%	6,493,630.00	52.4%	4,182,750.00	63.7%
February 15, 2024	36,429,050	12,572,917.50	34.5%	6,286,458.75	51.8%	3,901,218.75	62.5%
August 15, 2024	35,710,056	12,158,575.00	34.0%	6,079,287.50	51.1%	3,619,687.50	61.2%
February 15, 2025	34,991,061	11,744,232.50	33.6%	5,872,116.25	50.3%	3,338,156.25	59.9%
August 15, 2025	34,272,067	11,329,890.00	33.1%	5,664,945.00	49.6%	3,056,625.00	58.5%
February 15, 2026	33,553,073	10,915,547.50	32.5%	5,457,773.75	48.8%	2,775,093.75	57.1%
August 15, 2026	32,834,078	10,501,205.00	32.0%	5,250,602.50	48.0%	2,493,562.50	55.6%
February 15, 2027	32,115,084	10,086,862.50	31.4%	5,043,431.25	47.1%	2,212,031.25	54.0%
August 15, 2027	31,396,089	9,672,520.00	30.8%	4,836,260.00	46.2%	1,930,500.00	52.4%
February 15, 2028	30,677,095	9,258,177.50	30.2%	4,629,088.75	45.3%	—	0.0%
August 15, 2028	29,958,101	8,843,835.00	29.5%	4,421,917.50	44.3%	—	0.0%
February 15, 2029	29,239,106	8,429,492.50	28.8%	4,214,746.25	43.2%	—	0.0%
August 15, 2029	28,520,112	8,015,150.00	28.1%	4,007,575.00	42.2%	—	0.0%
February 15, 2030	27,801,117	7,600,807.50	27.3%	3,800,403.75	41.0%	—	0.0%
August 15, 2030	27,082,123	7,186,465.00	26.5%	3,593,232.50	39.8%	—	0.0%
February 15, 2031	26,363,128	6,772,122.50	25.7%	3,386,061.25	38.5%	—	0.0%
August 15, 2031	25,404,469	6,357,780.00	25.0%	3,178,890.00	37.5%	—	0.0%
February 15, 2032	24,445,810	—	0.0%	—	0.0%	—	0.0%

III-2

	N157AA
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$44,443,333	$16,888,000.00	38.0%	$8,445,000.00	57.0%	$6,666,000.00	72.0%
February 15, 2020	43,698,473	16,458,763.33	37.7%	8,230,356.25	56.5%	6,374,362.50	71.1%
August 15, 2020	42,953,613	16,029,526.66	37.3%	8,015,712.50	56.0%	6,082,725.00	70.1%
February 15, 2021	42,208,752	15,600,289.99	37.0%	7,801,068.75	55.4%	5,791,087.50	69.2%
August 15, 2021	41,463,892	15,171,053.32	36.6%	7,586,425.00	54.9%	5,499,450.00	68.1%
February 15, 2022	40,719,032	14,741,816.65	36.2%	7,371,781.25	54.3%	5,207,812.50	67.1%
August 15, 2022	39,974,171	14,312,579.98	35.8%	7,157,137.50	53.7%	4,916,175.00	66.0%
February 15, 2023	39,229,311	13,883,343.31	35.4%	6,942,493.75	53.1%	4,624,537.50	64.9%
August 15, 2023	38,484,451	13,454,106.64	35.0%	6,727,850.00	52.4%	4,332,900.00	63.7%
February 15, 2024	37,739,590	13,024,869.97	34.5%	6,513,206.25	51.8%	4,041,262.50	62.5%
August 15, 2024	36,994,730	12,595,633.30	34.0%	6,298,562.50	51.1%	3,749,625.00	61.2%
February 15, 2025	36,249,870	12,166,396.63	33.6%	6,083,918.75	50.3%	3,457,987.50	59.9%
August 15, 2025	35,505,009	11,737,159.96	33.1%	5,869,275.00	49.6%	3,166,350.00	58.5%
February 15, 2026	34,760,149	11,307,923.29	32.5%	5,654,631.25	48.8%	2,874,712.50	57.1%
August 15, 2026	34,015,289	10,878,686.62	32.0%	5,439,987.50	48.0%	2,583,075.00	55.6%
February 15, 2027	33,270,428	10,449,449.95	31.4%	5,225,343.75	47.1%	2,291,437.50	54.0%
August 15, 2027	32,525,568	10,020,213.28	30.8%	5,010,700.00	46.2%	1,999,800.00	52.4%
February 15, 2028	31,780,708	9,590,976.61	30.2%	4,796,056.25	45.3%	—	0.0%
August 15, 2028	31,035,847	9,161,739.94	29.5%	4,581,412.50	44.3%	—	0.0%
February 15, 2029	30,290,987	8,732,503.27	28.8%	4,366,768.75	43.2%	—	0.0%
August 15, 2029	29,546,127	8,303,266.60	28.1%	4,152,125.00	42.2%	—	0.0%
February 15, 2030	28,801,266	7,874,029.93	27.3%	3,937,481.25	41.0%	—	0.0%
August 15, 2030	28,056,406	7,444,793.26	26.5%	3,722,837.50	39.8%	—	0.0%
February 15, 2031	27,311,546	7,015,556.59	25.7%	3,508,193.75	38.5%	—	0.0%
August 15, 2031	26,318,399	6,586,319.92	25.0%	3,293,550.00	37.5%	—	0.0%
February 15, 2032	25,325,251	—	0.0%	—	0.0%	—	0.0%

III-3

	N159AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$44,210,000	$16,800,000.00	38.0%	$8,400,000.00	57.0%	$6,631,000.00	72.0%
February 15, 2020	43,469,050	16,373,000.00	37.7%	8,186,500.00	56.5%	6,340,893.75	71.1%
August 15, 2020	42,728,101	15,946,000.00	37.3%	7,973,000.00	56.0%	6,050,787.50	70.1%
February 15, 2021	41,987,151	15,519,000.00	37.0%	7,759,500.00	55.4%	5,760,681.25	69.2%
August 15, 2021	41,246,201	15,092,000.00	36.6%	7,546,000.00	54.9%	5,470,575.00	68.1%
February 15, 2022	40,505,251	14,665,000.00	36.2%	7,332,500.00	54.3%	5,180,468.75	67.1%
August 15, 2022	39,764,302	14,238,000.00	35.8%	7,119,000.00	53.7%	4,890,362.50	66.0%
February 15, 2023	39,023,352	13,811,000.00	35.4%	6,905,500.00	53.1%	4,600,256.25	64.9%
August 15, 2023	38,282,402	13,384,000.00	35.0%	6,692,000.00	52.4%	4,310,150.00	63.7%
February 15, 2024	37,541,453	12,957,000.00	34.5%	6,478,500.00	51.8%	4,020,043.75	62.5%
August 15, 2024	36,800,503	12,530,000.00	34.0%	6,265,000.00	51.1%	3,729,937.50	61.2%
February 15, 2025	36,059,553	12,103,000.00	33.6%	6,051,500.00	50.3%	3,439,831.25	59.9%
August 15, 2025	35,318,603	11,676,000.00	33.1%	5,838,000.00	49.6%	3,149,725.00	58.5%
February 15, 2026	34,577,654	11,249,000.00	32.5%	5,624,500.00	48.8%	2,859,618.75	57.1%
August 15, 2026	33,836,704	10,822,000.00	32.0%	5,411,000.00	48.0%	2,569,512.50	55.6%
February 15, 2027	33,095,754	10,395,000.00	31.4%	5,197,500.00	47.1%	2,279,406.25	54.0%
August 15, 2027	32,354,804	9,968,000.00	30.8%	4,984,000.00	46.2%	1,989,300.00	52.4%
February 15, 2028	31,613,855	9,541,000.00	30.2%	4,770,500.00	45.3%	—	0.0%
August 15, 2028	30,872,905	9,114,000.00	29.5%	4,557,000.00	44.3%	—	0.0%
February 15, 2029	30,131,955	8,687,000.00	28.8%	4,343,500.00	43.2%	—	0.0%
August 15, 2029	29,391,006	8,260,000.00	28.1%	4,130,000.00	42.2%	—	0.0%
February 15, 2030	28,650,056	7,833,000.00	27.3%	3,916,500.00	41.0%	—	0.0%
August 15, 2030	27,909,106	7,406,000.00	26.5%	3,703,000.00	39.8%	—	0.0%
February 15, 2031	27,168,156	6,979,000.00	25.7%	3,489,500.00	38.5%	—	0.0%
August 15, 2031	26,180,223	6,552,000.00	25.0%	3,276,000.00	37.5%	—	0.0%
February 15, 2032	25,192,291	—	0.0%	—	0.0%	—	0.0%

III-4

	N158AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$42,463,333	$16,136,000.00	38.0%	$8,068,000.00	57.0%	$6,370,000.00	72.0%
February 15, 2020	41,751,657	15,725,876.67	37.7%	7,862,938.33	56.5%	6,091,312.50	71.1%
August 15, 2020	41,039,981	15,315,753.34	37.3%	7,657,876.66	56.0%	5,812,625.00	70.1%
February 15, 2021	40,328,305	14,905,630.01	37.0%	7,452,814.99	55.4%	5,533,937.50	69.2%
August 15, 2021	39,616,629	14,495,506.68	36.6%	7,247,753.32	54.9%	5,255,250.00	68.1%
February 15, 2022	38,904,953	14,085,383.35	36.2%	7,042,691.65	54.3%	4,976,562.50	67.1%
August 15, 2022	38,193,277	13,675,260.02	35.8%	6,837,629.98	53.7%	4,697,875.00	66.0%
February 15, 2023	37,481,601	13,265,136.69	35.4%	6,632,568.31	53.1%	4,419,187.50	64.9%
August 15, 2023	36,769,926	12,855,013.36	35.0%	6,427,506.64	52.4%	4,140,500.00	63.7%
February 15, 2024	36,058,250	12,444,890.03	34.5%	6,222,444.97	51.8%	3,861,812.50	62.5%
August 15, 2024	35,346,574	12,034,766.70	34.0%	6,017,383.30	51.1%	3,583,125.00	61.2%
February 15, 2025	34,634,898	11,624,643.37	33.6%	5,812,321.63	50.3%	3,304,437.50	59.9%
August 15, 2025	33,923,222	11,214,520.04	33.1%	5,607,259.96	49.6%	3,025,750.00	58.5%
February 15, 2026	33,211,546	10,804,396.71	32.5%	5,402,198.29	48.8%	2,747,062.50	57.1%
August 15, 2026	32,499,870	10,394,273.38	32.0%	5,197,136.62	48.0%	2,468,375.00	55.6%
February 15, 2027	31,788,194	9,984,150.05	31.4%	4,992,074.95	47.1%	2,189,687.50	54.0%
August 15, 2027	31,076,518	9,574,026.72	30.8%	4,787,013.28	46.2%	1,911,000.00	52.4%
February 15, 2028	30,364,842	9,163,903.39	30.2%	4,581,951.61	45.3%	—	0.0%
August 15, 2028	29,653,166	8,753,780.06	29.5%	4,376,889.94	44.3%	—	0.0%
February 15, 2029	28,941,490	8,343,656.73	28.8%	4,171,828.27	43.2%	—	0.0%
August 15, 2029	28,229,814	7,933,533.40	28.1%	3,966,766.60	42.2%	—	0.0%
February 15, 2030	27,518,138	7,523,410.07	27.3%	3,761,704.93	41.0%	—	0.0%
August 15, 2030	26,806,462	7,113,286.74	26.5%	3,556,643.26	39.8%	—	0.0%
February 15, 2031	26,094,786	6,703,163.41	25.7%	3,351,581.59	38.5%	—	0.0%
August 15, 2031	25,145,885	6,293,040.08	25.0%	3,146,519.92	37.5%	—	0.0%
February 15, 2032	24,196,983	—	0.0%	—	0.0%	—	0.0%

III-5

	N160AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$44,653,333	$16,968,000.00	38.0%	$8,484,000.00	57.0%	$6,698,000.00	72.0%
February 15, 2020	43,904,953	16,536,730.00	37.7%	8,268,365.00	56.5%	6,404,962.50	71.1%
August 15, 2020	43,156,574	16,105,460.00	37.3%	8,052,730.00	56.0%	6,111,925.00	70.1%
February 15, 2021	42,408,194	15,674,190.00	37.0%	7,837,095.00	55.4%	5,818,887.50	69.2%
August 15, 2021	41,659,814	15,242,920.00	36.6%	7,621,460.00	54.9%	5,525,850.00	68.1%
February 15, 2022	40,911,434	14,811,650.00	36.2%	7,405,825.00	54.3%	5,232,812.50	67.1%
August 15, 2022	40,163,054	14,380,380.00	35.8%	7,190,190.00	53.7%	4,939,775.00	66.0%
February 15, 2023	39,414,674	13,949,110.00	35.4%	6,974,555.00	53.1%	4,646,737.50	64.9%
August 15, 2023	38,666,294	13,517,840.00	35.0%	6,758,920.00	52.4%	4,353,700.00	63.7%
February 15, 2024	37,917,914	13,086,570.00	34.5%	6,543,285.00	51.8%	4,060,662.50	62.5%
August 15, 2024	37,169,534	12,655,300.00	34.0%	6,327,650.00	51.1%	3,767,625.00	61.2%
February 15, 2025	36,421,155	12,224,030.00	33.6%	6,112,015.00	50.3%	3,474,587.50	59.9%
August 15, 2025	35,672,775	11,792,760.00	33.1%	5,896,380.00	49.6%	3,181,550.00	58.5%
February 15, 2026	34,924,395	11,361,490.00	32.5%	5,680,745.00	48.8%	2,888,512.50	57.1%
August 15, 2026	34,176,015	10,930,220.00	32.0%	5,465,110.00	48.0%	2,595,475.00	55.6%
February 15, 2027	33,427,635	10,498,950.00	31.4%	5,249,475.00	47.1%	2,302,437.50	54.0%
August 15, 2027	32,679,255	10,067,680.00	30.8%	5,033,840.00	46.2%	2,009,400.00	52.4%
February 15, 2028	31,930,875	9,636,410.00	30.2%	4,818,205.00	45.3%	—	0.0%
August 15, 2028	31,182,495	9,205,140.00	29.5%	4,602,570.00	44.3%	—	0.0%
February 15, 2029	30,434,115	8,773,870.00	28.8%	4,386,935.00	43.2%	—	0.0%
August 15, 2029	29,685,736	8,342,600.00	28.1%	4,171,300.00	42.2%	—	0.0%
February 15, 2030	28,937,356	7,911,330.00	27.3%	3,955,665.00	41.0%	—	0.0%
August 15, 2030	28,188,976	7,480,060.00	26.5%	3,740,030.00	39.8%	—	0.0%
February 15, 2031	27,440,596	7,048,790.00	25.7%	3,524,395.00	38.5%	—	0.0%
August 15, 2031	26,442,756	6,617,520.00	25.0%	3,308,760.00	37.5%	—	0.0%
February 15, 2032	25,444,916	—	0.0%	—	0.0%	—	0.0%

III-6

	N161AA
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$43,160,000	$16,401,000.00	38.0%	$8,200,000.00	57.0%	$6,474,000.00	72.0%
February 15, 2020	42,448,571	15,984,141.25	37.7%	7,991,583.33	56.5%	6,190,762.50	71.1%
August 15, 2020	41,737,143	15,567,282.50	37.3%	7,783,166.66	55.9%	5,907,525.00	70.1%
February 15, 2021	41,025,714	15,150,423.75	36.9%	7,574,749.99	55.4%	5,624,287.50	69.1%
August 15, 2021	40,314,286	14,733,565.00	36.5%	7,366,333.32	54.8%	5,341,050.00	68.1%
February 15, 2022	39,602,857	14,316,706.25	36.2%	7,157,916.65	54.2%	5,057,812.50	67.0%
August 15, 2022	38,891,429	13,899,847.50	35.7%	6,949,499.98	53.6%	4,774,575.00	65.9%
February 15, 2023	38,180,000	13,482,988.75	35.3%	6,741,083.31	53.0%	4,491,337.50	64.7%
August 15, 2023	37,468,571	13,066,130.00	34.9%	6,532,666.64	52.3%	4,208,100.00	63.5%
February 15, 2024	36,757,143	12,649,271.25	34.4%	6,324,249.97	51.6%	3,924,862.50	62.3%
August 15, 2024	36,045,714	12,232,412.50	33.9%	6,115,833.30	50.9%	3,641,625.00	61.0%
February 15, 2025	35,334,286	11,815,553.75	33.4%	5,907,416.63	50.2%	3,358,387.50	59.7%
August 15, 2025	34,622,857	11,398,695.00	32.9%	5,698,999.96	49.4%	3,075,150.00	58.3%
February 15, 2026	33,911,429	10,981,836.25	32.4%	5,490,583.29	48.6%	2,791,912.50	56.8%
August 15, 2026	33,200,000	10,564,977.50	31.8%	5,282,166.62	47.7%	2,508,675.00	55.3%
February 15, 2027	32,488,571	10,148,118.75	31.2%	5,073,749.95	46.9%	2,225,437.50	53.7%
August 15, 2027	31,777,143	9,731,260.00	30.6%	4,865,333.28	45.9%	1,942,200.00	52.0%
February 15, 2028	31,065,714	9,314,401.25	30.0%	4,656,916.61	45.0%	—	0.0%
August 15, 2028	30,354,286	8,897,542.50	29.3%	4,448,499.94	44.0%	—	0.0%
February 15, 2029	29,642,857	8,480,683.75	28.6%	4,240,083.27	42.9%	—	0.0%
August 15, 2029	28,931,429	8,063,825.00	27.9%	4,031,666.60	41.8%	—	0.0%
February 15, 2030	28,220,000	7,646,966.25	27.1%	3,823,249.93	40.6%	—	0.0%
August 15, 2030	27,508,571	7,230,107.50	26.3%	3,614,833.26	39.4%	—	0.0%
February 15, 2031	26,797,143	6,813,248.75	25.4%	3,406,416.59	38.1%	—	0.0%
August 15, 2031	26,085,714	6,396,390.00	24.5%	3,197,999.92	36.8%	—	0.0%
February 15, 2032	25,137,143	—	0.0%	—	0.0%	—	0.0%

III-7

B. Airbus A321-253NX

	N419AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,086,667	$22,073,000.00	38.0%	$11,036,000.00	57.0%	$8,713,000.00	72.0%
August 15, 2021	56,344,067	21,431,831.90	38.0%	10,715,430.48	57.1%	8,243,838.46	71.7%
February 15, 2022	55,472,767	20,790,663.80	37.5%	10,394,860.96	56.2%	7,774,676.92	70.2%
August 15, 2022	54,601,467	20,149,495.70	36.9%	10,074,291.44	55.4%	7,305,515.38	68.7%
February 15, 2023	53,730,167	19,508,327.60	36.3%	9,753,721.92	54.5%	6,836,353.84	67.2%
August 15, 2023	52,858,867	18,867,159.50	35.7%	9,433,152.40	53.5%	6,367,192.30	65.6%
February 15, 2024	51,987,567	18,225,991.40	35.1%	9,112,582.88	52.6%	5,898,030.76	63.9%
August 15, 2024	51,116,267	17,584,823.30	34.4%	8,792,013.36	51.6%	5,428,869.22	62.2%
February 15, 2025	50,244,967	16,943,655.20	33.7%	8,471,443.84	50.6%	4,959,707.68	60.5%
August 15, 2025	49,373,667	16,302,487.10	33.0%	8,150,874.32	49.5%	4,490,546.14	58.6%
February 15, 2026	48,502,367	15,661,319.00	32.3%	7,830,304.80	48.4%	4,021,384.60	56.7%
August 15, 2026	47,631,067	15,020,150.90	31.5%	7,509,735.28	47.3%	3,552,223.06	54.8%
February 15, 2027	46,759,767	14,378,982.80	30.8%	7,189,165.76	46.1%	3,083,061.52	52.7%
August 15, 2027	45,888,467	13,737,814.70	29.9%	6,868,596.24	44.9%	2,613,899.98	50.6%
February 15, 2028	45,017,167	13,096,646.60	29.1%	6,548,026.72	43.6%	—	0.0%
August 15, 2028	44,145,867	12,455,478.50	28.2%	6,227,457.20	42.3%	—	0.0%
February 15, 2029	43,274,567	11,814,310.40	27.3%	5,906,887.68	41.0%	—	0.0%
August 15, 2029	42,403,267	11,173,142.30	26.3%	5,586,318.16	39.5%	—	0.0%
February 15, 2030	41,531,967	10,531,974.20	25.4%	5,265,748.64	38.0%	—	0.0%
August 15, 2030	40,660,667	9,890,806.10	24.3%	4,945,179.12	36.5%	—	0.0%
February 15, 2031	39,789,367	9,249,638.00	23.2%	4,624,609.60	34.9%	—	0.0%
August 15, 2031	38,918,067	8,608,469.90	22.1%	4,304,040.08	33.2%	—	0.0%
February 15, 2032	38,046,767	—	0.0%	—	0.0%	—	0.0%

III-8

	N420AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,086,667	$22,073,000.00	38.0%	$11,036,000.00	57.0%	$8,713,000.00	72.0%
August 15, 2021	56,344,067	21,431,831.90	38.0%	10,715,430.48	57.1%	8,243,838.46	71.7%
February 15, 2022	55,472,767	20,790,663.80	37.5%	10,394,860.96	56.2%	7,774,676.92	70.2%
August 15, 2022	54,601,467	20,149,495.70	36.9%	10,074,291.44	55.4%	7,305,515.38	68.7%
February 15, 2023	53,730,167	19,508,327.60	36.3%	9,753,721.92	54.5%	6,836,353.84	67.2%
August 15, 2023	52,858,867	18,867,159.50	35.7%	9,433,152.40	53.5%	6,367,192.30	65.6%
February 15, 2024	51,987,567	18,225,991.40	35.1%	9,112,582.88	52.6%	5,898,030.76	63.9%
August 15, 2024	51,116,267	17,584,823.30	34.4%	8,792,013.36	51.6%	5,428,869.22	62.2%
February 15, 2025	50,244,967	16,943,655.20	33.7%	8,471,443.84	50.6%	4,959,707.68	60.5%
August 15, 2025	49,373,667	16,302,487.10	33.0%	8,150,874.32	49.5%	4,490,546.14	58.6%
February 15, 2026	48,502,367	15,661,319.00	32.3%	7,830,304.80	48.4%	4,021,384.60	56.7%
August 15, 2026	47,631,067	15,020,150.90	31.5%	7,509,735.28	47.3%	3,552,223.06	54.8%
February 15, 2027	46,759,767	14,378,982.80	30.8%	7,189,165.76	46.1%	3,083,061.52	52.7%
August 15, 2027	45,888,467	13,737,814.70	29.9%	6,868,596.24	44.9%	2,613,899.98	50.6%
February 15, 2028	45,017,167	13,096,646.60	29.1%	6,548,026.72	43.6%	—	0.0%
August 15, 2028	44,145,867	12,455,478.50	28.2%	6,227,457.20	42.3%	—	0.0%
February 15, 2029	43,274,567	11,814,310.40	27.3%	5,906,887.68	41.0%	—	0.0%
August 15, 2029	42,403,267	11,173,142.30	26.3%	5,586,318.16	39.5%	—	0.0%
February 15, 2030	41,531,967	10,531,974.20	25.4%	5,265,748.64	38.0%	—	0.0%
August 15, 2030	40,660,667	9,890,806.10	24.3%	4,945,179.12	36.5%	—	0.0%
February 15, 2031	39,789,367	9,249,638.00	23.2%	4,624,609.60	34.9%	—	0.0%
August 15, 2031	38,918,067	8,608,469.90	22.1%	4,304,040.08	33.2%	—	0.0%
February 15, 2032	38,046,767	—	0.0%	—	0.0%	—	0.0%

III-9

	N421UW
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,163,333	$22,102,000.00	38.0%	$11,051,000.00	57.0%	$8,725,000.00	72.0%
August 15, 2021	56,418,433	21,459,989.52	38.0%	10,729,994.76	57.1%	8,255,192.31	71.7%
February 15, 2022	55,545,983	20,817,979.04	37.5%	10,408,989.52	56.2%	7,785,384.62	70.2%
August 15, 2022	54,673,533	20,175,968.56	36.9%	10,087,984.28	55.4%	7,315,576.93	68.7%
February 15, 2023	53,801,083	19,533,958.08	36.3%	9,766,979.04	54.5%	6,845,769.24	67.2%
August 15, 2023	52,928,633	18,891,947.60	35.7%	9,445,973.80	53.5%	6,375,961.55	65.6%
February 15, 2024	52,056,183	18,249,937.12	35.1%	9,124,968.56	52.6%	5,906,153.86	63.9%
August 15, 2024	51,183,733	17,607,926.64	34.4%	8,803,963.32	51.6%	5,436,346.17	62.2%
February 15, 2025	50,311,283	16,965,916.16	33.7%	8,482,958.08	50.6%	4,966,538.48	60.5%
August 15, 2025	49,438,833	16,323,905.68	33.0%	8,161,952.84	49.5%	4,496,730.79	58.6%
February 15, 2026	48,566,383	15,681,895.20	32.3%	7,840,947.60	48.4%	4,026,923.10	56.7%
August 15, 2026	47,693,933	15,039,884.72	31.5%	7,519,942.36	47.3%	3,557,115.41	54.8%
February 15, 2027	46,821,483	14,397,874.24	30.8%	7,198,937.12	46.1%	3,087,307.72	52.7%
August 15, 2027	45,949,033	13,755,863.76	29.9%	6,877,931.88	44.9%	2,617,500.03	50.6%
February 15, 2028	45,076,583	13,113,853.28	29.1%	6,556,926.64	43.6%	—	0.0%
August 15, 2028	44,204,133	12,471,842.80	28.2%	6,235,921.40	42.3%	—	0.0%
February 15, 2029	43,331,683	11,829,832.32	27.3%	5,914,916.16	41.0%	—	0.0%
August 15, 2029	42,459,233	11,187,821.84	26.3%	5,593,910.92	39.5%	—	0.0%
February 15, 2030	41,586,783	10,545,811.36	25.4%	5,272,905.68	38.0%	—	0.0%
August 15, 2030	40,714,333	9,903,800.88	24.3%	4,951,900.44	36.5%	—	0.0%
February 15, 2031	39,841,883	9,261,790.40	23.2%	4,630,895.20	34.9%	—	0.0%
August 15, 2031	38,969,433	8,619,779.92	22.1%	4,309,889.96	33.2%	—	0.0%
February 15, 2032	38,096,983	—	0.0%	—	0.0%	—	0.0%

III-10

	N422AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,243,333	$22,132,000.00	38.0%	$11,067,000.00	57.0%	$8,736,000.00	72.0%
August 15, 2021	56,496,033	21,489,118.10	38.0%	10,745,530.00	57.1%	8,265,600.00	71.7%
February 15, 2022	55,622,383	20,846,236.20	37.5%	10,424,060.00	56.2%	7,795,200.00	70.2%
August 15, 2022	54,748,733	20,203,354.30	36.9%	10,102,590.00	55.4%	7,324,800.00	68.7%
February 15, 2023	53,875,083	19,560,472.40	36.3%	9,781,120.00	54.5%	6,854,400.00	67.2%
August 15, 2023	53,001,433	18,917,590.50	35.7%	9,459,650.00	53.5%	6,384,000.00	65.6%
February 15, 2024	52,127,783	18,274,708.60	35.1%	9,138,180.00	52.6%	5,913,600.00	63.9%
August 15, 2024	51,254,133	17,631,826.70	34.4%	8,816,710.00	51.6%	5,443,200.00	62.2%
February 15, 2025	50,380,483	16,988,944.80	33.7%	8,495,240.00	50.6%	4,972,800.00	60.5%
August 15, 2025	49,506,833	16,346,062.90	33.0%	8,173,770.00	49.5%	4,502,400.00	58.6%
February 15, 2026	48,633,183	15,703,181.00	32.3%	7,852,300.00	48.4%	4,032,000.00	56.7%
August 15, 2026	47,759,533	15,060,299.10	31.5%	7,530,830.00	47.3%	3,561,600.00	54.8%
February 15, 2027	46,885,883	14,417,417.20	30.8%	7,209,360.00	46.1%	3,091,200.00	52.7%
August 15, 2027	46,012,233	13,774,535.30	29.9%	6,887,890.00	44.9%	2,620,800.00	50.6%
February 15, 2028	45,138,583	13,131,653.40	29.1%	6,566,420.00	43.6%	—	0.0%
August 15, 2028	44,264,933	12,488,771.50	28.2%	6,244,950.00	42.3%	—	0.0%
February 15, 2029	43,391,283	11,845,889.60	27.3%	5,923,480.00	41.0%	—	0.0%
August 15, 2029	42,517,633	11,203,007.70	26.3%	5,602,010.00	39.5%	—	0.0%
February 15, 2030	41,643,983	10,560,125.80	25.4%	5,280,540.00	38.0%	—	0.0%
August 15, 2030	40,770,333	9,917,243.90	24.3%	4,959,070.00	36.5%	—	0.0%
February 15, 2031	39,896,683	9,274,362.00	23.2%	4,637,600.00	34.9%	—	0.0%
August 15, 2031	39,023,033	8,631,480.10	22.1%	4,316,130.00	33.2%	—	0.0%
February 15, 2032	38,149,383	—	0.0%	—	0.0%	—	0.0%

III-11

	N423AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,243,333	$22,132,000.00	38.0%	$11,067,000.00	57.0%	$8,736,000.00	72.0%
August 15, 2021	56,496,033	21,489,118.10	38.0%	10,745,530.00	57.1%	8,265,600.00	71.7%
February 15, 2022	55,622,383	20,846,236.20	37.5%	10,424,060.00	56.2%	7,795,200.00	70.2%
August 15, 2022	54,748,733	20,203,354.30	36.9%	10,102,590.00	55.4%	7,324,800.00	68.7%
February 15, 2023	53,875,083	19,560,472.40	36.3%	9,781,120.00	54.5%	6,854,400.00	67.2%
August 15, 2023	53,001,433	18,917,590.50	35.7%	9,459,650.00	53.5%	6,384,000.00	65.6%
February 15, 2024	52,127,783	18,274,708.60	35.1%	9,138,180.00	52.6%	5,913,600.00	63.9%
August 15, 2024	51,254,133	17,631,826.70	34.4%	8,816,710.00	51.6%	5,443,200.00	62.2%
February 15, 2025	50,380,483	16,988,944.80	33.7%	8,495,240.00	50.6%	4,972,800.00	60.5%
August 15, 2025	49,506,833	16,346,062.90	33.0%	8,173,770.00	49.5%	4,502,400.00	58.6%
February 15, 2026	48,633,183	15,703,181.00	32.3%	7,852,300.00	48.4%	4,032,000.00	56.7%
August 15, 2026	47,759,533	15,060,299.10	31.5%	7,530,830.00	47.3%	3,561,600.00	54.8%
February 15, 2027	46,885,883	14,417,417.20	30.8%	7,209,360.00	46.1%	3,091,200.00	52.7%
August 15, 2027	46,012,233	13,774,535.30	29.9%	6,887,890.00	44.9%	2,620,800.00	50.6%
February 15, 2028	45,138,583	13,131,653.40	29.1%	6,566,420.00	43.6%	—	0.0%
August 15, 2028	44,264,933	12,488,771.50	28.2%	6,244,950.00	42.3%	—	0.0%
February 15, 2029	43,391,283	11,845,889.60	27.3%	5,923,480.00	41.0%	—	0.0%
August 15, 2029	42,517,633	11,203,007.70	26.3%	5,602,010.00	39.5%	—	0.0%
February 15, 2030	41,643,983	10,560,125.80	25.4%	5,280,540.00	38.0%	—	0.0%
August 15, 2030	40,770,333	9,917,243.90	24.3%	4,959,070.00	36.5%	—	0.0%
February 15, 2031	39,896,683	9,274,362.00	23.2%	4,637,600.00	34.9%	—	0.0%
August 15, 2031	39,023,033	8,631,480.10	22.1%	4,316,130.00	33.2%	—	0.0%
February 15, 2032	38,149,383	—	0.0%	—	0.0%	—	0.0%

III-12

	N424AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,323,333	$22,163,000.00	38.0%	$11,081,000.00	57.0%	$8,749,000.00	72.0%
August 15, 2021	56,573,633	21,519,217.62	38.0%	10,759,123.33	57.1%	8,277,900.00	71.7%
February 15, 2022	55,698,783	20,875,435.24	37.5%	10,437,246.66	56.2%	7,806,800.00	70.2%
August 15, 2022	54,823,933	20,231,652.86	36.9%	10,115,369.99	55.4%	7,335,700.00	68.7%
February 15, 2023	53,949,083	19,587,870.48	36.3%	9,793,493.32	54.5%	6,864,600.00	67.2%
August 15, 2023	53,074,233	18,944,088.10	35.7%	9,471,616.65	53.5%	6,393,500.00	65.6%
February 15, 2024	52,199,383	18,300,305.72	35.1%	9,149,739.98	52.6%	5,922,400.00	63.9%
August 15, 2024	51,324,533	17,656,523.34	34.4%	8,827,863.31	51.6%	5,451,300.00	62.2%
February 15, 2025	50,449,683	17,012,740.96	33.7%	8,505,986.64	50.6%	4,980,200.00	60.5%
August 15, 2025	49,574,833	16,368,958.58	33.0%	8,184,109.97	49.5%	4,509,100.00	58.6%
February 15, 2026	48,699,983	15,725,176.20	32.3%	7,862,233.30	48.4%	4,038,000.00	56.7%
August 15, 2026	47,825,133	15,081,393.82	31.5%	7,540,356.63	47.3%	3,566,900.00	54.8%
February 15, 2027	46,950,283	14,437,611.44	30.8%	7,218,479.96	46.1%	3,095,800.00	52.7%
August 15, 2027	46,075,433	13,793,829.06	29.9%	6,896,603.29	44.9%	2,624,700.00	50.6%
February 15, 2028	45,200,583	13,150,046.68	29.1%	6,574,726.62	43.6%	—	0.0%
August 15, 2028	44,325,733	12,506,264.30	28.2%	6,252,849.95	42.3%	—	0.0%
February 15, 2029	43,450,883	11,862,481.92	27.3%	5,930,973.28	41.0%	—	0.0%
August 15, 2029	42,576,033	11,218,699.54	26.3%	5,609,096.61	39.5%	—	0.0%
February 15, 2030	41,701,183	10,574,917.16	25.4%	5,287,219.94	38.0%	—	0.0%
August 15, 2030	40,826,333	9,931,134.78	24.3%	4,965,343.27	36.5%	—	0.0%
February 15, 2031	39,951,483	9,287,352.40	23.2%	4,643,466.60	34.9%	—	0.0%
August 15, 2031	39,076,633	8,643,570.02	22.1%	4,321,589.93	33.2%	—	0.0%
February 15, 2032	38,201,783	—	0.0%	—	0.0%	—	0.0%

III-13

	N425AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$58,323,333	$22,163,000.00	38.0%	$11,081,000.00	57.0%	$8,749,000.00	72.0%
August 15, 2021	56,573,633	21,519,217.62	38.0%	10,759,123.33	57.1%	8,277,900.00	71.7%
February 15, 2022	55,698,783	20,875,435.24	37.5%	10,437,246.66	56.2%	7,806,800.00	70.2%
August 15, 2022	54,823,933	20,231,652.86	36.9%	10,115,369.99	55.4%	7,335,700.00	68.7%
February 15, 2023	53,949,083	19,587,870.48	36.3%	9,793,493.32	54.5%	6,864,600.00	67.2%
August 15, 2023	53,074,233	18,944,088.10	35.7%	9,471,616.65	53.5%	6,393,500.00	65.6%
February 15, 2024	52,199,383	18,300,305.72	35.1%	9,149,739.98	52.6%	5,922,400.00	63.9%
August 15, 2024	51,324,533	17,656,523.34	34.4%	8,827,863.31	51.6%	5,451,300.00	62.2%
February 15, 2025	50,449,683	17,012,740.96	33.7%	8,505,986.64	50.6%	4,980,200.00	60.5%
August 15, 2025	49,574,833	16,368,958.58	33.0%	8,184,109.97	49.5%	4,509,100.00	58.6%
February 15, 2026	48,699,983	15,725,176.20	32.3%	7,862,233.30	48.4%	4,038,000.00	56.7%
August 15, 2026	47,825,133	15,081,393.82	31.5%	7,540,356.63	47.3%	3,566,900.00	54.8%
February 15, 2027	46,950,283	14,437,611.44	30.8%	7,218,479.96	46.1%	3,095,800.00	52.7%
August 15, 2027	46,075,433	13,793,829.06	29.9%	6,896,603.29	44.9%	2,624,700.00	50.6%
February 15, 2028	45,200,583	13,150,046.68	29.1%	6,574,726.62	43.6%	—	0.0%
August 15, 2028	44,325,733	12,506,264.30	28.2%	6,252,849.95	42.3%	—	0.0%
February 15, 2029	43,450,883	11,862,481.92	27.3%	5,930,973.28	41.0%	—	0.0%
August 15, 2029	42,576,033	11,218,699.54	26.3%	5,609,096.61	39.5%	—	0.0%
February 15, 2030	41,701,183	10,574,917.16	25.4%	5,287,219.94	38.0%	—	0.0%
August 15, 2030	40,826,333	9,931,134.78	24.3%	4,965,343.27	36.5%	—	0.0%
February 15, 2031	39,951,483	9,287,352.40	23.2%	4,643,466.60	34.9%	—	0.0%
August 15, 2031	39,076,633	8,643,570.02	22.1%	4,321,589.93	33.2%	—	0.0%
February 15, 2032	38,201,783	—	0.0%	—	0.0%	—	0.0%

III-14

C. Boeing 737-800

	N984NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$37,720,000	$14,334,000.00	38.0%	$7,166,000.00	57.0%	$5,658,000.00	72.0%
February 15, 2020	37,087,821	13,969,677.50	37.7%	6,983,864.17	56.5%	5,410,462.50	71.1%
August 15, 2020	36,455,642	13,605,355.00	37.3%	6,801,728.34	56.0%	5,162,925.00	70.1%
February 15, 2021	35,823,464	13,241,032.50	37.0%	6,619,592.51	55.4%	4,915,387.50	69.2%
August 15, 2021	35,191,285	12,876,710.00	36.6%	6,437,456.68	54.9%	4,667,850.00	68.1%
February 15, 2022	34,559,106	12,512,387.50	36.2%	6,255,320.85	54.3%	4,420,312.50	67.1%
August 15, 2022	33,926,927	12,148,065.00	35.8%	6,073,185.02	53.7%	4,172,775.00	66.0%
February 15, 2023	33,294,749	11,783,742.50	35.4%	5,891,049.19	53.1%	3,925,237.50	64.9%
August 15, 2023	32,662,570	11,419,420.00	35.0%	5,708,913.36	52.4%	3,677,700.00	63.7%
February 15, 2024	32,030,391	11,055,097.50	34.5%	5,526,777.53	51.8%	3,430,162.50	62.5%
August 15, 2024	31,398,212	10,690,775.00	34.0%	5,344,641.70	51.1%	3,182,625.00	61.2%
February 15, 2025	30,766,034	10,326,452.50	33.6%	5,162,505.87	50.3%	2,935,087.50	59.9%
August 15, 2025	30,133,855	9,962,130.00	33.1%	4,980,370.04	49.6%	2,687,550.00	58.5%
February 15, 2026	29,501,676	9,597,807.50	32.5%	4,798,234.21	48.8%	2,440,012.50	57.1%
August 15, 2026	28,869,497	9,233,485.00	32.0%	4,616,098.38	48.0%	2,192,475.00	55.6%
February 15, 2027	28,237,318	8,869,162.50	31.4%	4,433,962.55	47.1%	1,944,937.50	54.0%
August 15, 2027	27,605,140	8,504,840.00	30.8%	4,251,826.72	46.2%	1,697,400.00	52.4%
February 15, 2028	26,972,961	8,140,517.50	30.2%	4,069,690.89	45.3%	—	0.0%
August 15, 2028	26,340,782	7,776,195.00	29.5%	3,887,555.06	44.3%	—	0.0%
February 15, 2029	25,708,603	7,411,872.50	28.8%	3,705,419.23	43.2%	—	0.0%
August 15, 2029	25,076,425	7,047,550.00	28.1%	3,523,283.40	42.2%	—	0.0%
February 15, 2030	24,444,246	6,683,227.50	27.3%	3,341,147.57	41.0%	—	0.0%
August 15, 2030	23,812,067	6,318,905.00	26.5%	3,159,011.74	39.8%	—	0.0%
February 15, 2031	23,179,888	5,954,582.50	25.7%	2,976,875.91	38.5%	—	0.0%
August 15, 2031	22,336,983	5,590,260.00	25.0%	2,794,740.08	37.5%	—	0.0%
February 15, 2032	21,494,078	—	0.0%	—	0.0%	—	0.0%

III-15

	N985NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$37,696,667	$14,325,000.00	38.0%	$7,162,000.00	57.0%	$5,655,000.00	72.0%
February 15, 2020	37,064,879	13,960,906.25	37.7%	6,979,965.83	56.5%	5,407,593.75	71.1%
August 15, 2020	36,433,091	13,596,812.50	37.3%	6,797,931.66	56.0%	5,160,187.50	70.1%
February 15, 2021	35,801,304	13,232,718.75	37.0%	6,615,897.49	55.4%	4,912,781.25	69.2%
August 15, 2021	35,169,516	12,868,625.00	36.6%	6,433,863.32	54.9%	4,665,375.00	68.1%
February 15, 2022	34,537,728	12,504,531.25	36.2%	6,251,829.15	54.3%	4,417,968.75	67.1%
August 15, 2022	33,905,940	12,140,437.50	35.8%	6,069,794.98	53.7%	4,170,562.50	66.0%
February 15, 2023	33,274,153	11,776,343.75	35.4%	5,887,760.81	53.1%	3,923,156.25	64.9%
August 15, 2023	32,642,365	11,412,250.00	35.0%	5,705,726.64	52.4%	3,675,750.00	63.7%
February 15, 2024	32,010,577	11,048,156.25	34.5%	5,523,692.47	51.8%	3,428,343.75	62.5%
August 15, 2024	31,378,790	10,684,062.50	34.0%	5,341,658.30	51.1%	3,180,937.50	61.2%
February 15, 2025	30,747,002	10,319,968.75	33.6%	5,159,624.13	50.3%	2,933,531.25	59.9%
August 15, 2025	30,115,214	9,955,875.00	33.1%	4,977,589.96	49.6%	2,686,125.00	58.5%
February 15, 2026	29,483,426	9,591,781.25	32.5%	4,795,555.79	48.8%	2,438,718.75	57.1%
August 15, 2026	28,851,639	9,227,687.50	32.0%	4,613,521.62	48.0%	2,191,312.50	55.6%
February 15, 2027	28,219,851	8,863,593.75	31.4%	4,431,487.45	47.1%	1,943,906.25	54.0%
August 15, 2027	27,588,063	8,499,500.00	30.8%	4,249,453.28	46.2%	1,696,500.00	52.4%
February 15, 2028	26,956,276	8,135,406.25	30.2%	4,067,419.11	45.3%	—	0.0%
August 15, 2028	26,324,488	7,771,312.50	29.5%	3,885,384.94	44.3%	—	0.0%
February 15, 2029	25,692,700	7,407,218.75	28.8%	3,703,350.77	43.2%	—	0.0%
August 15, 2029	25,060,912	7,043,125.00	28.1%	3,521,316.60	42.2%	—	0.0%
February 15, 2030	24,429,125	6,679,031.25	27.3%	3,339,282.43	41.0%	—	0.0%
August 15, 2030	23,797,337	6,314,937.50	26.5%	3,157,248.26	39.8%	—	0.0%
February 15, 2031	23,165,549	5,950,843.75	25.7%	2,975,214.09	38.5%	—	0.0%
August 15, 2031	22,323,166	5,586,750.00	25.0%	2,793,179.92	37.5%	—	0.0%
February 15, 2032	21,480,782	—	0.0%	—	0.0%	—	0.0%

III-16

	N986NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$37,903,333	$14,403,000.00	38.0%	$7,202,000.00	57.0%	$5,685,000.00	72.0%
February 15, 2020	37,268,082	14,036,923.75	37.7%	7,018,949.17	56.5%	5,436,281.25	71.1%
August 15, 2020	36,632,831	13,670,847.50	37.3%	6,835,898.34	56.0%	5,187,562.50	70.1%
February 15, 2021	35,997,579	13,304,771.25	37.0%	6,652,847.51	55.4%	4,938,843.75	69.2%
August 15, 2021	35,362,328	12,938,695.00	36.6%	6,469,796.68	54.9%	4,690,125.00	68.1%
February 15, 2022	34,727,076	12,572,618.75	36.2%	6,286,745.85	54.3%	4,441,406.25	67.1%
August 15, 2022	34,091,825	12,206,542.50	35.8%	6,103,695.02	53.7%	4,192,687.50	66.0%
February 15, 2023	33,456,574	11,840,466.25	35.4%	5,920,644.19	53.1%	3,943,968.75	64.9%
August 15, 2023	32,821,322	11,474,390.00	35.0%	5,737,593.36	52.4%	3,695,250.00	63.7%
February 15, 2024	32,186,071	11,108,313.75	34.5%	5,554,542.53	51.8%	3,446,531.25	62.5%
August 15, 2024	31,550,819	10,742,237.50	34.0%	5,371,491.70	51.1%	3,197,812.50	61.2%
February 15, 2025	30,915,568	10,376,161.25	33.6%	5,188,440.87	50.3%	2,949,093.75	59.9%
August 15, 2025	30,280,317	10,010,085.00	33.1%	5,005,390.04	49.6%	2,700,375.00	58.5%
February 15, 2026	29,645,065	9,644,008.75	32.5%	4,822,339.21	48.8%	2,451,656.25	57.1%
August 15, 2026	29,009,814	9,277,932.50	32.0%	4,639,288.38	48.0%	2,202,937.50	55.6%
February 15, 2027	28,374,562	8,911,856.25	31.4%	4,456,237.55	47.1%	1,954,218.75	54.0%
August 15, 2027	27,739,311	8,545,780.00	30.8%	4,273,186.72	46.2%	1,705,500.00	52.4%
February 15, 2028	27,104,060	8,179,703.75	30.2%	4,090,135.89	45.3%	—	0.0%
August 15, 2028	26,468,808	7,813,627.50	29.5%	3,907,085.06	44.3%	—	0.0%
February 15, 2029	25,833,557	7,447,551.25	28.8%	3,724,034.23	43.2%	—	0.0%
August 15, 2029	25,198,305	7,081,475.00	28.1%	3,540,983.40	42.2%	—	0.0%
February 15, 2030	24,563,054	6,715,398.75	27.3%	3,357,932.57	41.0%	—	0.0%
August 15, 2030	23,927,803	6,349,322.50	26.5%	3,174,881.74	39.8%	—	0.0%
February 15, 2031	23,292,551	5,983,246.25	25.7%	2,991,830.91	38.5%	—	0.0%
August 15, 2031	22,445,549	5,617,170.00	25.0%	2,808,780.08	37.5%	—	0.0%
February 15, 2032	21,598,547	—	0.0%	—	0.0%	—	0.0%

III-17

D. Boeing 787-8

	N803AL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$100,350,000	$38,133,000.00	38.0%	$19,066,000.00	57.0%	$15,053,000.00	72.0%
February 15, 2020	98,609,827	37,163,786.25	37.7%	18,581,405.83	56.5%	14,394,431.25	71.1%
August 15, 2020	96,869,653	36,194,572.50	37.4%	18,096,811.66	56.0%	13,735,862.50	70.2%
February 15, 2021	95,129,480	35,225,358.75	37.0%	17,612,217.49	55.5%	13,077,293.75	69.3%
August 15, 2021	93,389,306	34,256,145.00	36.7%	17,127,623.32	55.0%	12,418,725.00	68.3%
February 15, 2022	91,649,133	33,286,931.25	36.3%	16,643,029.15	54.5%	11,760,156.25	67.3%
August 15, 2022	89,908,960	32,317,717.50	35.9%	16,158,434.98	53.9%	11,101,587.50	66.3%
February 15, 2023	88,168,786	31,348,503.75	35.6%	15,673,840.81	53.3%	10,443,018.75	65.2%
August 15, 2023	86,428,613	30,379,290.00	35.1%	15,189,246.64	52.7%	9,784,450.00	64.0%
February 15, 2024	84,688,439	29,410,076.25	34.7%	14,704,652.47	52.1%	9,125,881.25	62.9%
August 15, 2024	82,948,266	28,440,862.50	34.3%	14,220,058.30	51.4%	8,467,312.50	61.6%
February 15, 2025	81,208,092	27,471,648.75	33.8%	13,735,464.13	50.7%	7,808,743.75	60.4%
August 15, 2025	79,467,919	26,502,435.00	33.3%	13,250,869.96	50.0%	7,150,175.00	59.0%
February 15, 2026	77,727,746	25,533,221.25	32.8%	12,766,275.79	49.3%	6,491,606.25	57.6%
August 15, 2026	75,987,572	24,564,007.50	32.3%	12,281,681.62	48.5%	5,833,037.50	56.2%
February 15, 2027	74,247,399	23,594,793.75	31.8%	11,797,087.45	47.7%	5,174,468.75	54.6%
August 15, 2027	72,507,225	22,625,580.00	31.2%	11,312,493.28	46.8%	4,515,900.00	53.0%
February 15, 2028	70,767,052	21,656,366.25	30.6%	10,827,899.11	45.9%	—	0.0%
August 15, 2028	69,026,879	20,687,152.50	30.0%	10,343,304.94	45.0%	—	0.0%
February 15, 2029	67,286,705	19,717,938.75	29.3%	9,858,710.77	44.0%	—	0.0%
August 15, 2029	65,546,532	18,748,725.00	28.6%	9,374,116.60	42.9%	—	0.0%
February 15, 2030	63,806,358	17,779,511.25	27.9%	8,889,522.43	41.8%	—	0.0%
August 15, 2030	61,486,127	16,810,297.50	27.3%	8,404,928.26	41.0%	—	0.0%
February 15, 2031	59,165,896	15,841,083.75	26.8%	7,920,334.09	40.2%	—	0.0%
August 15, 2031	56,845,665	14,871,870.00	26.2%	7,435,739.92	39.2%	—	0.0%
February 15, 2032	54,525,434	—	0.0%	—	0.0%	—	0.0%

III-18

	N813AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$104,180,000	$39,588,000.00	38.0%	$19,795,000.00	57.0%	$15,627,000.00	72.0%
February 15, 2020	102,433,966	38,581,805.00	37.7%	19,291,877.08	56.5%	14,943,318.75	71.1%
August 15, 2020	100,687,933	37,575,610.00	37.3%	18,788,754.16	56.0%	14,259,637.50	70.1%
February 15, 2021	98,941,899	36,569,415.00	37.0%	18,285,631.24	55.4%	13,575,956.25	69.2%
August 15, 2021	97,195,866	35,563,220.00	36.6%	17,782,508.32	54.9%	12,892,275.00	68.1%
February 15, 2022	95,449,832	34,557,025.00	36.2%	17,279,385.40	54.3%	12,208,593.75	67.1%
August 15, 2022	93,703,799	33,550,830.00	35.8%	16,776,262.48	53.7%	11,524,912.50	66.0%
February 15, 2023	91,957,765	32,544,635.00	35.4%	16,273,139.56	53.1%	10,841,231.25	64.9%
August 15, 2023	90,211,732	31,538,440.00	35.0%	15,770,016.64	52.4%	10,157,550.00	63.7%
February 15, 2024	88,465,698	30,532,245.00	34.5%	15,266,893.72	51.8%	9,473,868.75	62.5%
August 15, 2024	86,719,665	29,526,050.00	34.0%	14,763,770.80	51.1%	8,790,187.50	61.2%
February 15, 2025	84,973,631	28,519,855.00	33.6%	14,260,647.88	50.3%	8,106,506.25	59.9%
August 15, 2025	83,227,598	27,513,660.00	33.1%	13,757,524.96	49.6%	7,422,825.00	58.5%
February 15, 2026	81,481,564	26,507,465.00	32.5%	13,254,402.04	48.8%	6,739,143.75	57.1%
August 15, 2026	79,735,531	25,501,270.00	32.0%	12,751,279.12	48.0%	6,055,462.50	55.6%
February 15, 2027	77,989,497	24,495,075.00	31.4%	12,248,156.20	47.1%	5,371,781.25	54.0%
August 15, 2027	76,243,464	23,488,880.00	30.8%	11,745,033.28	46.2%	4,688,100.00	52.4%
February 15, 2028	74,497,430	22,482,685.00	30.2%	11,241,910.36	45.3%	—	0.0%
August 15, 2028	72,751,397	21,476,490.00	29.5%	10,738,787.44	44.3%	—	0.0%
February 15, 2029	71,005,363	20,470,295.00	28.8%	10,235,664.52	43.2%	—	0.0%
August 15, 2029	69,259,330	19,464,100.00	28.1%	9,732,541.60	42.2%	—	0.0%
February 15, 2030	67,513,296	18,457,905.00	27.3%	9,229,418.68	41.0%	—	0.0%
August 15, 2030	65,767,263	17,451,710.00	26.5%	8,726,295.76	39.8%	—	0.0%
February 15, 2031	64,021,229	16,445,515.00	25.7%	8,223,172.84	38.5%	—	0.0%
August 15, 2031	61,693,184	15,439,320.00	25.0%	7,720,049.92	37.5%	—	0.0%
February 15, 2032	59,365,140	—	0.0%	—	0.0%	—	0.0%

III-19

	N814AA
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$104,630,000	$39,759,000.00	38.0%	$19,880,000.00	57.0%	$15,695,000.00	72.0%
February 15, 2020	102,876,425	38,748,458.75	37.7%	19,374,716.67	56.5%	15,008,343.75	71.1%
August 15, 2020	101,122,849	37,737,917.50	37.3%	18,869,433.34	56.0%	14,321,687.50	70.1%
February 15, 2021	99,369,274	36,727,376.25	37.0%	18,364,150.01	55.4%	13,635,031.25	69.2%
August 15, 2021	97,615,698	35,716,835.00	36.6%	17,858,866.68	54.9%	12,948,375.00	68.1%
February 15, 2022	95,862,123	34,706,293.75	36.2%	17,353,583.35	54.3%	12,261,718.75	67.1%
August 15, 2022	94,108,547	33,695,752.50	35.8%	16,848,300.02	53.7%	11,575,062.50	66.0%
February 15, 2023	92,354,972	32,685,211.25	35.4%	16,343,016.69	53.1%	10,888,406.25	64.9%
August 15, 2023	90,601,397	31,674,670.00	35.0%	15,837,733.36	52.4%	10,201,750.00	63.7%
February 15, 2024	88,847,821	30,664,128.75	34.5%	15,332,450.03	51.8%	9,515,093.75	62.5%
August 15, 2024	87,094,246	29,653,587.50	34.0%	14,827,166.70	51.1%	8,828,437.50	61.2%
February 15, 2025	85,340,670	28,643,046.25	33.6%	14,321,883.37	50.3%	8,141,781.25	59.9%
August 15, 2025	83,587,095	27,632,505.00	33.1%	13,816,600.04	49.6%	7,455,125.00	58.5%
February 15, 2026	81,833,520	26,621,963.75	32.5%	13,311,316.71	48.8%	6,768,468.75	57.1%
August 15, 2026	80,079,944	25,611,422.50	32.0%	12,806,033.38	48.0%	6,081,812.50	55.6%
February 15, 2027	78,326,369	24,600,881.25	31.4%	12,300,750.05	47.1%	5,395,156.25	54.0%
August 15, 2027	76,572,793	23,590,340.00	30.8%	11,795,466.72	46.2%	4,708,500.00	52.4%
February 15, 2028	74,819,218	22,579,798.75	30.2%	11,290,183.39	45.3%	—	0.0%
August 15, 2028	73,065,642	21,569,257.50	29.5%	10,784,900.06	44.3%	—	0.0%
February 15, 2029	71,312,067	20,558,716.25	28.8%	10,279,616.73	43.2%	—	0.0%
August 15, 2029	69,558,492	19,548,175.00	28.1%	9,774,333.40	42.2%	—	0.0%
February 15, 2030	67,804,916	18,537,633.75	27.3%	9,269,050.07	41.0%	—	0.0%
August 15, 2030	66,051,341	17,527,092.50	26.5%	8,763,766.74	39.8%	—	0.0%
February 15, 2031	64,297,765	16,516,551.25	25.7%	8,258,483.41	38.5%	—	0.0%
August 15, 2031	61,959,665	15,506,010.00	25.0%	7,753,200.08	37.5%	—	0.0%
February 15, 2032	59,621,564	—	0.0%	—	0.0%	—	0.0%

III-20

E. Embraer E175LR

	N202NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$22,880,000	$8,694,000.00	38.0%	$4,348,000.00	57.0%	$3,432,000.00	72.0%
February 15, 2020	$22,483,237	8,454,915.00	37.6%	4,228,430.00	56.4%	3,268,980.00	71.0%
August 15, 2020	22,086,474	8,215,830.00	37.2%	4,108,860.00	55.8%	3,105,960.00	69.9%
February 15, 2021	21,689,711	7,976,745.00	36.8%	3,989,290.00	55.2%	2,942,940.00	68.7%
August 15, 2021	21,292,948	7,737,660.00	36.3%	3,869,720.00	54.5%	2,779,920.00	67.6%
February 15, 2022	20,896,185	7,498,575.00	35.9%	3,750,150.00	53.8%	2,616,900.00	66.4%
August 15, 2022	20,499,422	7,259,490.00	35.4%	3,630,580.00	53.1%	2,453,880.00	65.1%
February 15, 2023	20,102,659	7,020,405.00	34.9%	3,511,010.00	52.4%	2,290,860.00	63.8%
August 15, 2023	19,705,896	6,781,320.00	34.4%	3,391,440.00	51.6%	2,127,840.00	62.4%
February 15, 2024	19,309,133	6,542,235.00	33.9%	3,271,870.00	50.8%	1,964,820.00	61.0%
August 15, 2024	18,912,370	6,303,150.00	33.3%	3,152,300.00	50.0%	1,801,800.00	59.5%
February 15, 2025	18,515,607	6,064,065.00	32.8%	3,032,730.00	49.1%	1,638,780.00	58.0%
August 15, 2025	18,118,844	5,824,980.00	32.1%	2,913,160.00	48.2%	1,475,760.00	56.4%
February 15, 2026	17,722,081	5,585,895.00	31.5%	2,793,590.00	47.3%	1,312,740.00	54.7%
August 15, 2026	17,325,318	5,346,810.00	30.9%	2,674,020.00	46.3%	1,149,720.00	52.9%
February 15, 2027	16,928,555	5,107,725.00	30.2%	2,554,450.00	45.3%	986,700.00	51.1%
August 15, 2027	16,531,792	4,868,640.00	29.5%	2,434,880.00	44.2%	823,680.00	49.2%
February 15, 2028	16,135,029	4,629,555.00	28.7%	2,315,310.00	43.0%	—	0.0%
August 15, 2028	15,738,266	4,390,470.00	27.9%	2,195,740.00	41.8%	—	0.0%
February 15, 2029	15,341,503	4,151,385.00	27.1%	2,076,170.00	40.6%	—	0.0%
August 15, 2029	14,944,740	3,912,300.00	26.2%	1,956,600.00	39.3%	—	0.0%
February 15, 2030	14,547,977	3,673,215.00	25.2%	1,837,030.00	37.9%	—	0.0%
August 15, 2030	14,018,960	3,434,130.00	24.5%	1,717,460.00	36.7%	—	0.0%
February 15, 2031	13,489,942	3,195,045.00	23.7%	1,597,890.00	35.5%	—	0.0%
August 15, 2031	12,960,925	2,955,960.00	22.8%	1,478,320.00	34.2%	—	0.0%
February 15, 2032	12,431,908	—	0.0%	—	0.0%	—	0.0%

III-21

	N203NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$22,410,000	$8,516,000.00	38.0%	$4,258,000.00	57.0%	$3,361,000.00	72.0%
February 15, 2020	22,021,387	8,281,810.00	37.6%	4,140,905.00	56.4%	3,201,352.50	70.9%
August 15, 2020	21,632,775	8,047,620.00	37.2%	4,023,810.00	55.8%	3,041,705.00	69.9%
February 15, 2021	21,244,162	7,813,430.00	36.8%	3,906,715.00	55.2%	2,882,057.50	68.7%
August 15, 2021	20,855,549	7,579,240.00	36.3%	3,789,620.00	54.5%	2,722,410.00	67.6%
February 15, 2022	20,466,936	7,345,050.00	35.9%	3,672,525.00	53.8%	2,562,762.50	66.4%
August 15, 2022	20,078,324	7,110,860.00	35.4%	3,555,430.00	53.1%	2,403,115.00	65.1%
February 15, 2023	19,689,711	6,876,670.00	34.9%	3,438,335.00	52.4%	2,243,467.50	63.8%
August 15, 2023	19,301,098	6,642,480.00	34.4%	3,321,240.00	51.6%	2,083,820.00	62.4%
February 15, 2024	18,912,486	6,408,290.00	33.9%	3,204,145.00	50.8%	1,924,172.50	61.0%
August 15, 2024	18,523,873	6,174,100.00	33.3%	3,087,050.00	50.0%	1,764,525.00	59.5%
February 15, 2025	18,135,260	5,939,910.00	32.8%	2,969,955.00	49.1%	1,604,877.50	58.0%
August 15, 2025	17,746,647	5,705,720.00	32.2%	2,852,860.00	48.2%	1,445,230.00	56.4%
February 15, 2026	17,358,035	5,471,530.00	31.5%	2,735,765.00	47.3%	1,285,582.50	54.7%
August 15, 2026	16,969,422	5,237,340.00	30.9%	2,618,670.00	46.3%	1,125,935.00	52.9%
February 15, 2027	16,580,809	5,003,150.00	30.2%	2,501,575.00	45.3%	966,287.50	51.1%
August 15, 2027	16,192,197	4,768,960.00	29.5%	2,384,480.00	44.2%	806,640.00	49.2%
February 15, 2028	15,803,584	4,534,770.00	28.7%	2,267,385.00	43.0%	—	0.0%
August 15, 2028	15,414,971	4,300,580.00	27.9%	2,150,290.00	41.8%	—	0.0%
February 15, 2029	15,026,358	4,066,390.00	27.1%	2,033,195.00	40.6%	—	0.0%
August 15, 2029	14,637,746	3,832,200.00	26.2%	1,916,100.00	39.3%	—	0.0%
February 15, 2030	14,249,133	3,598,010.00	25.3%	1,799,005.00	37.9%	—	0.0%
August 15, 2030	13,730,983	3,363,820.00	24.5%	1,681,910.00	36.7%	—	0.0%
February 15, 2031	13,212,832	3,129,630.00	23.7%	1,564,815.00	35.5%	—	0.0%
August 15, 2031	12,694,682	2,895,440.00	22.8%	1,447,720.00	34.2%	—	0.0%
February 15, 2032	12,176,532	—	0.0%	—	0.0%	—	0.0%

III-22

	N204NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$23,220,000	$8,824,000.00	38.0%	$4,411,000.00	57.0%	$3,483,000.00	72.0%
February 15, 2020	22,817,341	8,581,340.00	37.6%	4,289,697.50	56.4%	3,317,557.50	70.9%
August 15, 2020	22,414,682	8,338,680.00	37.2%	4,168,395.00	55.8%	3,152,115.00	69.9%
February 15, 2021	22,012,023	8,096,020.00	36.8%	4,047,092.50	55.2%	2,986,672.50	68.7%
August 15, 2021	21,609,364	7,853,360.00	36.3%	3,925,790.00	54.5%	2,821,230.00	67.6%
February 15, 2022	21,206,705	7,610,700.00	35.9%	3,804,487.50	53.8%	2,655,787.50	66.4%
August 15, 2022	20,804,046	7,368,040.00	35.4%	3,683,185.00	53.1%	2,490,345.00	65.1%
February 15, 2023	20,401,387	7,125,380.00	34.9%	3,561,882.50	52.4%	2,324,902.50	63.8%
August 15, 2023	19,998,728	6,882,720.00	34.4%	3,440,580.00	51.6%	2,159,460.00	62.4%
February 15, 2024	19,596,069	6,640,060.00	33.9%	3,319,277.50	50.8%	1,994,017.50	61.0%
August 15, 2024	19,193,410	6,397,400.00	33.3%	3,197,975.00	50.0%	1,828,575.00	59.5%
February 15, 2025	18,790,751	6,154,740.00	32.8%	3,076,672.50	49.1%	1,663,132.50	58.0%
August 15, 2025	18,388,092	5,912,080.00	32.2%	2,955,370.00	48.2%	1,497,690.00	56.4%
February 15, 2026	17,985,434	5,669,420.00	31.5%	2,834,067.50	47.3%	1,332,247.50	54.7%
August 15, 2026	17,582,775	5,426,760.00	30.9%	2,712,765.00	46.3%	1,166,805.00	52.9%
February 15, 2027	17,180,116	5,184,100.00	30.2%	2,591,462.50	45.3%	1,001,362.50	51.1%
August 15, 2027	16,777,457	4,941,440.00	29.5%	2,470,160.00	44.2%	835,920.00	49.2%
February 15, 2028	16,374,798	4,698,780.00	28.7%	2,348,857.50	43.0%	—	0.0%
August 15, 2028	15,972,139	4,456,120.00	27.9%	2,227,555.00	41.8%	—	0.0%
February 15, 2029	15,569,480	4,213,460.00	27.1%	2,106,252.50	40.6%	—	0.0%
August 15, 2029	15,166,821	3,970,800.00	26.2%	1,984,950.00	39.3%	—	0.0%
February 15, 2030	14,764,162	3,728,140.00	25.3%	1,863,647.50	37.9%	—	0.0%
August 15, 2030	14,227,283	3,485,480.00	24.5%	1,742,345.00	36.7%	—	0.0%
February 15, 2031	13,690,405	3,242,820.00	23.7%	1,621,042.50	35.5%	—	0.0%
August 15, 2031	13,153,526	3,000,160.00	22.8%	1,499,740.00	34.2%	—	0.0%
February 15, 2032	12,616,647	—	0.0%	—	0.0%	—	0.0%

III-23

	N205NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$22,860,000	$8,687,000.00	38.0%	$4,343,000.00	57.0%	$3,429,000.00	72.0%
February 15, 2020	22,470,341	8,448,107.50	37.6%	4,223,567.50	56.4%	3,266,122.50	70.9%
August 15, 2020	22,080,682	8,209,215.00	37.2%	4,104,135.00	55.8%	3,103,245.00	69.8%
February 15, 2021	21,691,023	7,970,322.50	36.7%	3,984,702.50	55.1%	2,940,367.50	68.7%
August 15, 2021	21,301,364	7,731,430.00	36.3%	3,865,270.00	54.4%	2,777,490.00	67.5%
February 15, 2022	20,911,705	7,492,537.50	35.8%	3,745,837.50	53.7%	2,614,612.50	66.2%
August 15, 2022	20,522,045	7,253,645.00	35.3%	3,626,405.00	53.0%	2,451,735.00	65.0%
February 15, 2023	20,132,386	7,014,752.50	34.8%	3,506,972.50	52.3%	2,288,857.50	63.6%
August 15, 2023	19,742,727	6,775,860.00	34.3%	3,387,540.00	51.5%	2,125,980.00	62.2%
February 15, 2024	19,353,068	6,536,967.50	33.8%	3,268,107.50	50.7%	1,963,102.50	60.8%
August 15, 2024	18,963,409	6,298,075.00	33.2%	3,148,675.00	49.8%	1,800,225.00	59.3%
February 15, 2025	18,573,750	6,059,182.50	32.6%	3,029,242.50	48.9%	1,637,347.50	57.7%
August 15, 2025	18,184,091	5,820,290.00	32.0%	2,909,810.00	48.0%	1,474,470.00	56.1%
February 15, 2026	17,794,432	5,581,397.50	31.4%	2,790,377.50	47.0%	1,311,592.50	54.4%
August 15, 2026	17,404,773	5,342,505.00	30.7%	2,670,945.00	46.0%	1,148,715.00	52.6%
February 15, 2027	17,015,114	5,103,612.50	30.0%	2,551,512.50	45.0%	985,837.50	50.8%
August 15, 2027	16,625,455	4,864,720.00	29.3%	2,432,080.00	43.9%	822,960.00	48.8%
February 15, 2028	16,235,795	4,625,827.50	28.5%	2,312,647.50	42.7%	—	0.0%
August 15, 2028	15,846,136	4,386,935.00	27.7%	2,193,215.00	41.5%	—	0.0%
February 15, 2029	15,456,477	4,148,042.50	26.8%	2,073,782.50	40.3%	—	0.0%
August 15, 2029	15,066,818	3,909,150.00	25.9%	1,954,350.00	38.9%	—	0.0%
February 15, 2030	14,677,159	3,670,257.50	25.0%	1,834,917.50	37.5%	—	0.0%
August 15, 2030	14,287,500	3,431,365.00	24.0%	1,715,485.00	36.0%	—	0.0%
February 15, 2031	13,767,955	3,192,472.50	23.2%	1,596,052.50	34.8%	—	0.0%
August 15, 2031	13,248,409	2,953,580.00	22.3%	1,476,620.00	33.4%	—	0.0%
February 15, 2032	12,728,864	—	0.0%	—	0.0%	—	0.0%

III-24

	N230NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$24,900,000	$9,462,000.00	38.0%	$4,731,000.00	57.0%	$3,735,000.00	72.0%
February 15, 2020	24,482,682	9,201,795.00	37.6%	4,600,897.50	56.4%	3,557,587.50	70.9%
August 15, 2020	24,065,363	8,941,590.00	37.2%	4,470,795.00	55.7%	3,380,175.00	69.8%
February 15, 2021	23,648,045	8,681,385.00	36.7%	4,340,692.50	55.1%	3,202,762.50	68.6%
August 15, 2021	23,230,726	8,421,180.00	36.3%	4,210,590.00	54.4%	3,025,350.00	67.4%
February 15, 2022	22,813,408	8,160,975.00	35.8%	4,080,487.50	53.7%	2,847,937.50	66.1%
August 15, 2022	22,396,089	7,900,770.00	35.3%	3,950,385.00	52.9%	2,670,525.00	64.8%
February 15, 2023	21,978,771	7,640,565.00	34.8%	3,820,282.50	52.1%	2,493,112.50	63.5%
August 15, 2023	21,561,453	7,380,360.00	34.2%	3,690,180.00	51.3%	2,315,700.00	62.1%
February 15, 2024	21,144,134	7,120,155.00	33.7%	3,560,077.50	50.5%	2,138,287.50	60.6%
August 15, 2024	20,726,816	6,859,950.00	33.1%	3,429,975.00	49.6%	1,960,875.00	59.1%
February 15, 2025	20,309,497	6,599,745.00	32.5%	3,299,872.50	48.7%	1,783,462.50	57.5%
August 15, 2025	19,892,179	6,339,540.00	31.9%	3,169,770.00	47.8%	1,606,050.00	55.9%
February 15, 2026	19,474,860	6,079,335.00	31.2%	3,039,667.50	46.8%	1,428,637.50	54.2%
August 15, 2026	19,057,542	5,819,130.00	30.5%	2,909,565.00	45.8%	1,251,225.00	52.4%
February 15, 2027	18,640,223	5,558,925.00	29.8%	2,779,462.50	44.7%	1,073,812.50	50.5%
August 15, 2027	18,222,905	5,298,720.00	29.1%	2,649,360.00	43.6%	896,400.00	48.5%
February 15, 2028	17,805,587	5,038,515.00	28.3%	2,519,257.50	42.4%	—	0.0%
August 15, 2028	17,388,268	4,778,310.00	27.5%	2,389,155.00	41.2%	—	0.0%
February 15, 2029	16,970,950	4,518,105.00	26.6%	2,259,052.50	39.9%	—	0.0%
August 15, 2029	16,553,631	4,257,900.00	25.7%	2,128,950.00	38.6%	—	0.0%
February 15, 2030	16,136,313	3,997,695.00	24.8%	1,998,847.50	37.2%	—	0.0%
August 15, 2030	15,718,994	3,737,490.00	23.8%	1,868,745.00	35.7%	—	0.0%
February 15, 2031	15,301,676	3,477,285.00	22.7%	1,738,642.50	34.1%	—	0.0%
August 15, 2031	14,745,251	3,217,080.00	21.8%	1,608,540.00	32.7%	—	0.0%
February 15, 2032	14,188,827	—	0.0%	—	0.0%	—	0.0%

III-25

	N231AN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$24,893,333	$9,459,000.00	38.0%	$4,730,000.00	57.0%	$3,734,000.00	72.0%
February 15, 2020	24,476,127	9,198,877.50	37.6%	4,599,925.00	56.4%	3,556,635.00	70.9%
August 15, 2020	24,058,920	8,938,755.00	37.2%	4,469,850.00	55.7%	3,379,270.00	69.8%
February 15, 2021	23,641,713	8,678,632.50	36.7%	4,339,775.00	55.1%	3,201,905.00	68.6%
August 15, 2021	23,224,507	8,418,510.00	36.2%	4,209,700.00	54.4%	3,024,540.00	67.4%
February 15, 2022	22,807,300	8,158,387.50	35.8%	4,079,625.00	53.7%	2,847,175.00	66.1%
August 15, 2022	22,390,093	7,898,265.00	35.3%	3,949,550.00	52.9%	2,669,810.00	64.8%
February 15, 2023	21,972,886	7,638,142.50	34.8%	3,819,475.00	52.1%	2,492,445.00	63.5%
August 15, 2023	21,555,680	7,378,020.00	34.2%	3,689,400.00	51.3%	2,315,080.00	62.1%
February 15, 2024	21,138,473	7,117,897.50	33.7%	3,559,325.00	50.5%	2,137,715.00	60.6%
August 15, 2024	20,721,266	6,857,775.00	33.1%	3,429,250.00	49.6%	1,960,350.00	59.1%
February 15, 2025	20,304,060	6,597,652.50	32.5%	3,299,175.00	48.7%	1,782,985.00	57.5%
August 15, 2025	19,886,853	6,337,530.00	31.9%	3,169,100.00	47.8%	1,605,620.00	55.9%
February 15, 2026	19,469,646	6,077,407.50	31.2%	3,039,025.00	46.8%	1,428,255.00	54.2%
August 15, 2026	19,052,439	5,817,285.00	30.5%	2,908,950.00	45.8%	1,250,890.00	52.4%
February 15, 2027	18,635,233	5,557,162.50	29.8%	2,778,875.00	44.7%	1,073,525.00	50.5%
August 15, 2027	18,218,026	5,297,040.00	29.1%	2,648,800.00	43.6%	896,160.00	48.5%
February 15, 2028	17,800,819	5,036,917.50	28.3%	2,518,725.00	42.4%	—	0.0%
August 15, 2028	17,383,613	4,776,795.00	27.5%	2,388,650.00	41.2%	—	0.0%
February 15, 2029	16,966,406	4,516,672.50	26.6%	2,258,575.00	39.9%	—	0.0%
August 15, 2029	16,549,199	4,256,550.00	25.7%	2,128,500.00	38.6%	—	0.0%
February 15, 2030	16,131,993	3,996,427.50	24.8%	1,998,425.00	37.2%	—	0.0%
August 15, 2030	15,714,786	3,736,305.00	23.8%	1,868,350.00	35.7%	—	0.0%
February 15, 2031	15,297,579	3,476,182.50	22.7%	1,738,275.00	34.1%	—	0.0%
August 15, 2031	14,741,304	3,216,060.00	21.8%	1,608,200.00	32.7%	—	0.0%
February 15, 2032	14,185,028	—	0.0%	—	0.0%	—	0.0%

III-26

	N232NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$24,483,333	$9,304,000.00	38.0%	$4,651,000.00	57.0%	$3,673,000.00	72.0%
February 15, 2020	24,072,998	9,048,140.00	37.6%	4,523,097.50	56.4%	3,498,532.50	70.9%
August 15, 2020	23,662,663	8,792,280.00	37.2%	4,395,195.00	55.7%	3,324,065.00	69.8%
February 15, 2021	23,252,328	8,536,420.00	36.7%	4,267,292.50	55.1%	3,149,597.50	68.6%
August 15, 2021	22,841,993	8,280,560.00	36.3%	4,139,390.00	54.4%	2,975,130.00	67.4%
February 15, 2022	22,431,657	8,024,700.00	35.8%	4,011,487.50	53.7%	2,800,662.50	66.1%
August 15, 2022	22,021,322	7,768,840.00	35.3%	3,883,585.00	52.9%	2,626,195.00	64.8%
February 15, 2023	21,610,987	7,512,980.00	34.8%	3,755,682.50	52.1%	2,451,727.50	63.5%
August 15, 2023	21,200,652	7,257,120.00	34.2%	3,627,780.00	51.3%	2,277,260.00	62.1%
February 15, 2024	20,790,317	7,001,260.00	33.7%	3,499,877.50	50.5%	2,102,792.50	60.6%
August 15, 2024	20,379,981	6,745,400.00	33.1%	3,371,975.00	49.6%	1,928,325.00	59.1%
February 15, 2025	19,969,646	6,489,540.00	32.5%	3,244,072.50	48.7%	1,753,857.50	57.5%
August 15, 2025	19,559,311	6,233,680.00	31.9%	3,116,170.00	47.8%	1,579,390.00	55.9%
February 15, 2026	19,148,976	5,977,820.00	31.2%	2,988,267.50	46.8%	1,404,922.50	54.2%
August 15, 2026	18,738,641	5,721,960.00	30.5%	2,860,365.00	45.8%	1,230,455.00	52.4%
February 15, 2027	18,328,305	5,466,100.00	29.8%	2,732,462.50	44.7%	1,055,987.50	50.5%
August 15, 2027	17,917,970	5,210,240.00	29.1%	2,604,560.00	43.6%	881,520.00	48.5%
February 15, 2028	17,507,635	4,954,380.00	28.3%	2,476,657.50	42.4%	—	0.0%
August 15, 2028	17,097,300	4,698,520.00	27.5%	2,348,755.00	41.2%	—	0.0%
February 15, 2029	16,686,965	4,442,660.00	26.6%	2,220,852.50	39.9%	—	0.0%
August 15, 2029	16,276,629	4,186,800.00	25.7%	2,092,950.00	38.6%	—	0.0%
February 15, 2030	15,866,294	3,930,940.00	24.8%	1,965,047.50	37.2%	—	0.0%
August 15, 2030	15,455,959	3,675,080.00	23.8%	1,837,145.00	35.7%	—	0.0%
February 15, 2031	15,045,624	3,419,220.00	22.7%	1,709,242.50	34.1%	—	0.0%
August 15, 2031	14,498,510	3,163,360.00	21.8%	1,581,340.00	32.7%	—	0.0%
February 15, 2032	13,951,397	—	0.0%	—	0.0%	—	0.0%

III-27

	N233NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$24,593,333	$9,345,000.00	38.0%	$4,673,000.00	57.0%	$3,689,000.00	72.0%
February 15, 2020	24,187,949	9,088,012.50	37.6%	4,544,492.50	56.4%	3,513,772.50	70.9%
August 15, 2020	23,782,564	8,831,025.00	37.1%	4,415,985.00	55.7%	3,338,545.00	69.7%
February 15, 2021	23,377,179	8,574,037.50	36.7%	4,287,477.50	55.0%	3,163,317.50	68.5%
August 15, 2021	22,971,795	8,317,050.00	36.2%	4,158,970.00	54.3%	2,988,090.00	67.3%
February 15, 2022	22,566,410	8,060,062.50	35.7%	4,030,462.50	53.6%	2,812,862.50	66.0%
August 15, 2022	22,161,026	7,803,075.00	35.2%	3,901,955.00	52.8%	2,637,635.00	64.7%
February 15, 2023	21,755,641	7,546,087.50	34.7%	3,773,447.50	52.0%	2,462,407.50	63.3%
August 15, 2023	21,350,256	7,289,100.00	34.1%	3,644,940.00	51.2%	2,287,180.00	61.9%
February 15, 2024	20,944,872	7,032,112.50	33.6%	3,516,432.50	50.4%	2,111,952.50	60.4%
August 15, 2024	20,539,487	6,775,125.00	33.0%	3,387,925.00	49.5%	1,936,725.00	58.9%
February 15, 2025	20,134,103	6,518,137.50	32.4%	3,259,417.50	48.6%	1,761,497.50	57.3%
August 15, 2025	19,728,718	6,261,150.00	31.7%	3,130,910.00	47.6%	1,586,270.00	55.6%
February 15, 2026	19,323,333	6,004,162.50	31.1%	3,002,402.50	46.6%	1,411,042.50	53.9%
August 15, 2026	18,917,949	5,747,175.00	30.4%	2,873,895.00	45.6%	1,235,815.00	52.1%
February 15, 2027	18,512,564	5,490,187.50	29.7%	2,745,387.50	44.5%	1,060,587.50	50.2%
August 15, 2027	18,107,179	5,233,200.00	28.9%	2,616,880.00	43.4%	885,360.00	48.2%
February 15, 2028	17,701,795	4,976,212.50	28.1%	2,488,372.50	42.2%	—	0.0%
August 15, 2028	17,296,410	4,719,225.00	27.3%	2,359,865.00	40.9%	—	0.0%
February 15, 2029	16,891,026	4,462,237.50	26.4%	2,231,357.50	39.6%	—	0.0%
August 15, 2029	16,485,641	4,205,250.00	25.5%	2,102,850.00	38.3%	—	0.0%
February 15, 2030	16,080,256	3,948,262.50	24.6%	1,974,342.50	36.8%	—	0.0%
August 15, 2030	15,674,872	3,691,275.00	23.5%	1,845,835.00	35.3%	—	0.0%
February 15, 2031	15,269,487	3,434,287.50	22.5%	1,717,327.50	33.7%	—	0.0%
August 15, 2031	14,864,103	3,177,300.00	21.4%	1,588,820.00	32.1%	—	0.0%
February 15, 2032	14,323,590	—	0.0%	—	0.0%	—	0.0%

III-28

	N282NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$29,950,000	$11,381,000.00	38.0%	$5,691,000.00	57.0%	$4,492,000.00	72.0%
February 15, 2020	29,500,750	11,068,022.50	37.5%	5,534,497.50	56.3%	4,278,630.00	70.8%
August 15, 2020	29,051,500	10,755,045.00	37.0%	5,377,995.00	55.5%	4,065,260.00	69.5%
February 15, 2021	28,602,250	10,442,067.50	36.5%	5,221,492.50	54.8%	3,851,890.00	68.2%
August 15, 2021	28,153,000	10,129,090.00	36.0%	5,064,990.00	54.0%	3,638,520.00	66.9%
February 15, 2022	27,703,750	9,816,112.50	35.4%	4,908,487.50	53.2%	3,425,150.00	65.5%
August 15, 2022	27,254,500	9,503,135.00	34.9%	4,751,985.00	52.3%	3,211,780.00	64.1%
February 15, 2023	26,805,250	9,190,157.50	34.3%	4,595,482.50	51.4%	2,998,410.00	62.6%
August 15, 2023	26,356,000	8,877,180.00	33.7%	4,438,980.00	50.5%	2,785,040.00	61.1%
February 15, 2024	25,906,750	8,564,202.50	33.1%	4,282,477.50	49.6%	2,571,670.00	59.5%
August 15, 2024	25,457,500	8,251,225.00	32.4%	4,125,975.00	48.6%	2,358,300.00	57.9%
February 15, 2025	25,008,250	7,938,247.50	31.7%	3,969,472.50	47.6%	2,144,930.00	56.2%
August 15, 2025	24,559,000	7,625,270.00	31.0%	3,812,970.00	46.6%	1,931,560.00	54.4%
February 15, 2026	24,109,750	7,312,292.50	30.3%	3,656,467.50	45.5%	1,718,190.00	52.6%
August 15, 2026	23,660,500	6,999,315.00	29.6%	3,499,965.00	44.4%	1,504,820.00	50.7%
February 15, 2027	23,211,250	6,686,337.50	28.8%	3,343,462.50	43.2%	1,291,450.00	48.8%
August 15, 2027	22,762,000	6,373,360.00	28.0%	3,186,960.00	42.0%	1,078,080.00	46.7%
February 15, 2028	22,312,750	6,060,382.50	27.2%	3,030,457.50	40.7%	—	0.0%
August 15, 2028	21,863,500	5,747,405.00	26.3%	2,873,955.00	39.4%	—	0.0%
February 15, 2029	21,414,250	5,434,427.50	25.4%	2,717,452.50	38.1%	—	0.0%
August 15, 2029	20,965,000	5,121,450.00	24.4%	2,560,950.00	36.6%	—	0.0%
February 15, 2030	20,515,750	4,808,472.50	23.4%	2,404,447.50	35.2%	—	0.0%
August 15, 2030	20,066,500	4,495,495.00	22.4%	2,247,945.00	33.6%	—	0.0%
February 15, 2031	19,617,250	4,182,517.50	21.3%	2,091,442.50	32.0%	—	0.0%
August 15, 2031	19,168,000	3,869,540.00	20.2%	1,934,940.00	30.3%	—	0.0%
February 15, 2032	18,718,750	—	0.0%	—	0.0%	—	0.0%

III-29

	N283NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,050,000	$11,419,000.00	38.0%	$5,710,000.00	57.0%	$4,507,000.00	72.0%
August 15, 2020	29,148,500	11,091,324.35	38.1%	5,546,147.83	57.1%	4,278,645.33	71.8%
February 15, 2021	28,697,750	10,763,648.70	37.5%	5,382,295.66	56.3%	4,050,290.66	70.4%
August 15, 2021	28,247,000	10,435,973.05	36.9%	5,218,443.49	55.4%	3,821,935.99	69.0%
February 15, 2022	27,796,250	10,108,297.40	36.4%	5,054,591.32	54.6%	3,593,581.32	67.5%
August 15, 2022	27,345,500	9,780,621.75	35.8%	4,890,739.15	53.7%	3,365,226.65	66.0%
February 15, 2023	26,894,750	9,452,946.10	35.1%	4,726,886.98	52.7%	3,136,871.98	64.4%
August 15, 2023	26,444,000	9,125,270.45	34.5%	4,563,034.81	51.8%	2,908,517.31	62.8%
February 15, 2024	25,993,250	8,797,594.80	33.8%	4,399,182.64	50.8%	2,680,162.64	61.1%
August 15, 2024	25,542,500	8,469,919.15	33.2%	4,235,330.47	49.7%	2,451,807.97	59.3%
February 15, 2025	25,091,750	8,142,243.50	32.4%	4,071,478.30	48.7%	2,223,453.30	57.5%
August 15, 2025	24,641,000	7,814,567.85	31.7%	3,907,626.13	47.6%	1,995,098.63	55.7%
February 15, 2026	24,190,250	7,486,892.20	31.0%	3,743,773.96	46.4%	1,766,743.96	53.7%
August 15, 2026	23,739,500	7,159,216.55	30.2%	3,579,921.79	45.2%	1,538,389.29	51.7%
February 15, 2027	23,288,750	6,831,540.90	29.3%	3,416,069.62	44.0%	1,310,034.62	49.6%
August 15, 2027	22,838,000	6,503,865.25	28.5%	3,252,217.45	42.7%	1,081,679.95	47.5%
February 15, 2028	22,387,250	6,176,189.60	27.6%	3,088,365.28	41.4%	—	0.0%
August 15, 2028	21,936,500	5,848,513.95	26.7%	2,924,513.11	40.0%	—	0.0%
February 15, 2029	21,485,750	5,520,838.30	25.7%	2,760,660.94	38.5%	—	0.0%
August 15, 2029	21,035,000	5,193,162.65	24.7%	2,596,808.77	37.0%	—	0.0%
February 15, 2030	20,584,250	4,865,487.00	23.6%	2,432,956.60	35.5%	—	0.0%
August 15, 2030	20,133,500	4,537,811.35	22.5%	2,269,104.43	33.8%	—	0.0%
February 15, 2031	19,682,750	4,210,135.70	21.4%	2,105,252.26	32.1%	—	0.0%
August 15, 2031	19,232,000	3,882,460.05	20.2%	1,941,400.09	30.3%	—	0.0%
February 15, 2032	18,781,250	—	0.0%	—	0.0%	—	0.0%

III-30

	N284JN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,100,000	$11,438,000.00	38.0%	$5,719,000.00	57.0%	$4,515,000.00	72.0%
August 15, 2020	29,197,000	11,109,779.13	38.1%	5,554,889.57	57.1%	4,286,240.00	71.8%
February 15, 2021	28,745,500	10,781,558.26	37.5%	5,390,779.14	56.3%	4,057,480.00	70.4%
August 15, 2021	28,294,000	10,453,337.39	36.9%	5,226,668.71	55.4%	3,828,720.00	69.0%
February 15, 2022	27,842,500	10,125,116.52	36.4%	5,062,558.28	54.5%	3,599,960.00	67.5%
August 15, 2022	27,391,000	9,796,895.65	35.8%	4,898,447.85	53.7%	3,371,200.00	66.0%
February 15, 2023	26,939,500	9,468,674.78	35.1%	4,734,337.42	52.7%	3,142,440.00	64.4%
August 15, 2023	26,488,000	9,140,453.91	34.5%	4,570,226.99	51.8%	2,913,680.00	62.8%
February 15, 2024	26,036,500	8,812,233.04	33.8%	4,406,116.56	50.8%	2,684,920.00	61.1%
August 15, 2024	25,585,000	8,484,012.17	33.2%	4,242,006.13	49.7%	2,456,160.00	59.3%
February 15, 2025	25,133,500	8,155,791.30	32.4%	4,077,895.70	48.7%	2,227,400.00	57.5%
August 15, 2025	24,682,000	7,827,570.43	31.7%	3,913,785.27	47.6%	1,998,640.00	55.7%
February 15, 2026	24,230,500	7,499,349.56	31.0%	3,749,674.84	46.4%	1,769,880.00	53.7%
August 15, 2026	23,779,000	7,171,128.69	30.2%	3,585,564.41	45.2%	1,541,120.00	51.7%
February 15, 2027	23,327,500	6,842,907.82	29.3%	3,421,453.98	44.0%	1,312,360.00	49.6%
August 15, 2027	22,876,000	6,514,686.95	28.5%	3,257,343.55	42.7%	1,083,600.00	47.5%
February 15, 2028	22,424,500	6,186,466.08	27.6%	3,093,233.12	41.4%	—	0.0%
August 15, 2028	21,973,000	5,858,245.21	26.7%	2,929,122.69	40.0%	—	0.0%
February 15, 2029	21,521,500	5,530,024.34	25.7%	2,765,012.26	38.5%	—	0.0%
August 15, 2029	21,070,000	5,201,803.47	24.7%	2,600,901.83	37.0%	—	0.0%
February 15, 2030	20,618,500	4,873,582.60	23.6%	2,436,791.40	35.5%	—	0.0%
August 15, 2030	20,167,000	4,545,361.73	22.5%	2,272,680.97	33.8%	—	0.0%
February 15, 2031	19,715,500	4,217,140.86	21.4%	2,108,570.54	32.1%	—	0.0%
August 15, 2031	19,264,000	3,888,919.99	20.2%	1,944,460.11	30.3%	—	0.0%
February 15, 2032	18,812,500	—	0.0%	—	0.0%	—	0.0%

III-31

	N285NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,100,000	$11,438,000.00	38.0%	$5,719,000.00	57.0%	$4,515,000.00	72.0%
August 15, 2020	29,197,000	11,109,779.13	38.1%	5,554,889.57	57.1%	4,286,240.00	71.8%
February 15, 2021	28,745,500	10,781,558.26	37.5%	5,390,779.14	56.3%	4,057,480.00	70.4%
August 15, 2021	28,294,000	10,453,337.39	36.9%	5,226,668.71	55.4%	3,828,720.00	69.0%
February 15, 2022	27,842,500	10,125,116.52	36.4%	5,062,558.28	54.5%	3,599,960.00	67.5%
August 15, 2022	27,391,000	9,796,895.65	35.8%	4,898,447.85	53.7%	3,371,200.00	66.0%
February 15, 2023	26,939,500	9,468,674.78	35.1%	4,734,337.42	52.7%	3,142,440.00	64.4%
August 15, 2023	26,488,000	9,140,453.91	34.5%	4,570,226.99	51.8%	2,913,680.00	62.8%
February 15, 2024	26,036,500	8,812,233.04	33.8%	4,406,116.56	50.8%	2,684,920.00	61.1%
August 15, 2024	25,585,000	8,484,012.17	33.2%	4,242,006.13	49.7%	2,456,160.00	59.3%
February 15, 2025	25,133,500	8,155,791.30	32.4%	4,077,895.70	48.7%	2,227,400.00	57.5%
August 15, 2025	24,682,000	7,827,570.43	31.7%	3,913,785.27	47.6%	1,998,640.00	55.7%
February 15, 2026	24,230,500	7,499,349.56	31.0%	3,749,674.84	46.4%	1,769,880.00	53.7%
August 15, 2026	23,779,000	7,171,128.69	30.2%	3,585,564.41	45.2%	1,541,120.00	51.7%
February 15, 2027	23,327,500	6,842,907.82	29.3%	3,421,453.98	44.0%	1,312,360.00	49.6%
August 15, 2027	22,876,000	6,514,686.95	28.5%	3,257,343.55	42.7%	1,083,600.00	47.5%
February 15, 2028	22,424,500	6,186,466.08	27.6%	3,093,233.12	41.4%	—	0.0%
August 15, 2028	21,973,000	5,858,245.21	26.7%	2,929,122.69	40.0%	—	0.0%
February 15, 2029	21,521,500	5,530,024.34	25.7%	2,765,012.26	38.5%	—	0.0%
August 15, 2029	21,070,000	5,201,803.47	24.7%	2,600,901.83	37.0%	—	0.0%
February 15, 2030	20,618,500	4,873,582.60	23.6%	2,436,791.40	35.5%	—	0.0%
August 15, 2030	20,167,000	4,545,361.73	22.5%	2,272,680.97	33.8%	—	0.0%
February 15, 2031	19,715,500	4,217,140.86	21.4%	2,108,570.54	32.1%	—	0.0%
August 15, 2031	19,264,000	3,888,919.99	20.2%	1,944,460.11	30.3%	—	0.0%
February 15, 2032	18,812,500	—	0.0%	—	0.0%	—	0.0%

III-32

	N286NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,150,000	$11,457,000.00	38.0%	$5,729,000.00	57.0%	$4,522,000.00	72.0%
August 15, 2020	29,245,500	11,128,233.91	38.1%	5,564,602.61	57.1%	4,292,885.33	71.8%
February 15, 2021	28,793,250	10,799,467.82	37.5%	5,400,205.22	56.3%	4,063,770.66	70.4%
August 15, 2021	28,341,000	10,470,701.73	36.9%	5,235,807.83	55.4%	3,834,655.99	69.0%
February 15, 2022	27,888,750	10,141,935.64	36.4%	5,071,410.44	54.6%	3,605,541.32	67.5%
August 15, 2022	27,436,500	9,813,169.55	35.8%	4,907,013.05	53.7%	3,376,426.65	66.0%
February 15, 2023	26,984,250	9,484,403.46	35.1%	4,742,615.66	52.7%	3,147,311.98	64.4%
August 15, 2023	26,532,000	9,155,637.37	34.5%	4,578,218.27	51.8%	2,918,197.31	62.8%
February 15, 2024	26,079,750	8,826,871.28	33.8%	4,413,820.88	50.8%	2,689,082.64	61.1%
August 15, 2024	25,627,500	8,498,105.19	33.2%	4,249,423.49	49.7%	2,459,967.97	59.3%
February 15, 2025	25,175,250	8,169,339.10	32.4%	4,085,026.10	48.7%	2,230,853.30	57.5%
August 15, 2025	24,723,000	7,840,573.01	31.7%	3,920,628.71	47.6%	2,001,738.63	55.7%
February 15, 2026	24,270,750	7,511,806.92	31.0%	3,756,231.32	46.4%	1,772,623.96	53.7%
August 15, 2026	23,818,500	7,183,040.83	30.2%	3,591,833.93	45.2%	1,543,509.29	51.7%
February 15, 2027	23,366,250	6,854,274.74	29.3%	3,427,436.54	44.0%	1,314,394.62	49.6%
August 15, 2027	22,914,000	6,525,508.65	28.5%	3,263,039.15	42.7%	1,085,279.95	47.5%
February 15, 2028	22,461,750	6,196,742.56	27.6%	3,098,641.76	41.4%	—	0.0%
August 15, 2028	22,009,500	5,867,976.47	26.7%	2,934,244.37	40.0%	—	0.0%
February 15, 2029	21,557,250	5,539,210.38	25.7%	2,769,846.98	38.5%	—	0.0%
August 15, 2029	21,105,000	5,210,444.29	24.7%	2,605,449.59	37.0%	—	0.0%
February 15, 2030	20,652,750	4,881,678.20	23.6%	2,441,052.20	35.5%	—	0.0%
August 15, 2030	20,200,500	4,552,912.11	22.5%	2,276,654.81	33.8%	—	0.0%
February 15, 2031	19,748,250	4,224,146.02	21.4%	2,112,257.42	32.1%	—	0.0%
August 15, 2031	19,296,000	3,895,379.93	20.2%	1,947,860.03	30.3%	—	0.0%
February 15, 2032	18,843,750	—	0.0%	—	0.0%	—	0.0%

III-33

	N287NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,150,000	$11,457,000.00	38.0%	$5,729,000.00	57.0%	$4,522,000.00	72.0%
August 15, 2020	29,245,500	11,128,233.91	38.1%	5,564,602.61	57.1%	4,292,885.33	71.8%
February 15, 2021	28,793,250	10,799,467.82	37.5%	5,400,205.22	56.3%	4,063,770.66	70.4%
August 15, 2021	28,341,000	10,470,701.73	36.9%	5,235,807.83	55.4%	3,834,655.99	69.0%
February 15, 2022	27,888,750	10,141,935.64	36.4%	5,071,410.44	54.6%	3,605,541.32	67.5%
August 15, 2022	27,436,500	9,813,169.55	35.8%	4,907,013.05	53.7%	3,376,426.65	66.0%
February 15, 2023	26,984,250	9,484,403.46	35.1%	4,742,615.66	52.7%	3,147,311.98	64.4%
August 15, 2023	26,532,000	9,155,637.37	34.5%	4,578,218.27	51.8%	2,918,197.31	62.8%
February 15, 2024	26,079,750	8,826,871.28	33.8%	4,413,820.88	50.8%	2,689,082.64	61.1%
August 15, 2024	25,627,500	8,498,105.19	33.2%	4,249,423.49	49.7%	2,459,967.97	59.3%
February 15, 2025	25,175,250	8,169,339.10	32.4%	4,085,026.10	48.7%	2,230,853.30	57.5%
August 15, 2025	24,723,000	7,840,573.01	31.7%	3,920,628.71	47.6%	2,001,738.63	55.7%
February 15, 2026	24,270,750	7,511,806.92	31.0%	3,756,231.32	46.4%	1,772,623.96	53.7%
August 15, 2026	23,818,500	7,183,040.83	30.2%	3,591,833.93	45.2%	1,543,509.29	51.7%
February 15, 2027	23,366,250	6,854,274.74	29.3%	3,427,436.54	44.0%	1,314,394.62	49.6%
August 15, 2027	22,914,000	6,525,508.65	28.5%	3,263,039.15	42.7%	1,085,279.95	47.5%
February 15, 2028	22,461,750	6,196,742.56	27.6%	3,098,641.76	41.4%	—	0.0%
August 15, 2028	22,009,500	5,867,976.47	26.7%	2,934,244.37	40.0%	—	0.0%
February 15, 2029	21,557,250	5,539,210.38	25.7%	2,769,846.98	38.5%	—	0.0%
August 15, 2029	21,105,000	5,210,444.29	24.7%	2,605,449.59	37.0%	—	0.0%
February 15, 2030	20,652,750	4,881,678.20	23.6%	2,441,052.20	35.5%	—	0.0%
August 15, 2030	20,200,500	4,552,912.11	22.5%	2,276,654.81	33.8%	—	0.0%
February 15, 2031	19,748,250	4,224,146.02	21.4%	2,112,257.42	32.1%	—	0.0%
August 15, 2031	19,296,000	3,895,379.93	20.2%	1,947,860.03	30.3%	—	0.0%
February 15, 2032	18,843,750	—	0.0%	—	0.0%	—	0.0%

III-34

	N288NN
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,150,000	$11,457,000.00	38.0%	$5,729,000.00	57.0%	$4,522,000.00	72.0%
August 15, 2020	29,245,500	11,128,233.91	38.1%	5,564,602.61	57.1%	4,292,885.33	71.8%
February 15, 2021	28,793,250	10,799,467.82	37.5%	5,400,205.22	56.3%	4,063,770.66	70.4%
August 15, 2021	28,341,000	10,470,701.73	36.9%	5,235,807.83	55.4%	3,834,655.99	69.0%
February 15, 2022	27,888,750	10,141,935.64	36.4%	5,071,410.44	54.6%	3,605,541.32	67.5%
August 15, 2022	27,436,500	9,813,169.55	35.8%	4,907,013.05	53.7%	3,376,426.65	66.0%
February 15, 2023	26,984,250	9,484,403.46	35.1%	4,742,615.66	52.7%	3,147,311.98	64.4%
August 15, 2023	26,532,000	9,155,637.37	34.5%	4,578,218.27	51.8%	2,918,197.31	62.8%
February 15, 2024	26,079,750	8,826,871.28	33.8%	4,413,820.88	50.8%	2,689,082.64	61.1%
August 15, 2024	25,627,500	8,498,105.19	33.2%	4,249,423.49	49.7%	2,459,967.97	59.3%
February 15, 2025	25,175,250	8,169,339.10	32.4%	4,085,026.10	48.7%	2,230,853.30	57.5%
August 15, 2025	24,723,000	7,840,573.01	31.7%	3,920,628.71	47.6%	2,001,738.63	55.7%
February 15, 2026	24,270,750	7,511,806.92	31.0%	3,756,231.32	46.4%	1,772,623.96	53.7%
August 15, 2026	23,818,500	7,183,040.83	30.2%	3,591,833.93	45.2%	1,543,509.29	51.7%
February 15, 2027	23,366,250	6,854,274.74	29.3%	3,427,436.54	44.0%	1,314,394.62	49.6%
August 15, 2027	22,914,000	6,525,508.65	28.5%	3,263,039.15	42.7%	1,085,279.95	47.5%
February 15, 2028	22,461,750	6,196,742.56	27.6%	3,098,641.76	41.4%	—	0.0%
August 15, 2028	22,009,500	5,867,976.47	26.7%	2,934,244.37	40.0%	—	0.0%
February 15, 2029	21,557,250	5,539,210.38	25.7%	2,769,846.98	38.5%	—	0.0%
August 15, 2029	21,105,000	5,210,444.29	24.7%	2,605,449.59	37.0%	—	0.0%
February 15, 2030	20,652,750	4,881,678.20	23.6%	2,441,052.20	35.5%	—	0.0%
August 15, 2030	20,200,500	4,552,912.11	22.5%	2,276,654.81	33.8%	—	0.0%
February 15, 2031	19,748,250	4,224,146.02	21.4%	2,112,257.42	32.1%	—	0.0%
August 15, 2031	19,296,000	3,895,379.93	20.2%	1,947,860.03	30.3%	—	0.0%
February 15, 2032	18,843,750	—	0.0%	—	0.0%	—	0.0%

III-35

	N289MW
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Issuance Date	$30,260,000	$11,499,000.00	38.0%	$5,749,000.00	57.0%	$4,539,000.00	72.0%
August 15, 2020	29,806,100	11,169,028.70	37.5%	5,584,028.70	56.2%	4,309,024.00	70.7%
February 15, 2021	29,352,200	10,839,057.40	36.9%	5,419,057.40	55.4%	4,079,048.00	69.3%
August 15, 2021	28,898,300	10,509,086.10	36.4%	5,254,086.10	54.5%	3,849,072.00	67.9%
February 15, 2022	28,444,400	10,179,114.80	35.8%	5,089,114.80	53.7%	3,619,096.00	66.4%
August 15, 2022	27,990,500	9,849,143.50	35.2%	4,924,143.50	52.8%	3,389,120.00	64.9%
February 15, 2023	27,536,600	9,519,172.20	34.6%	4,759,172.20	51.9%	3,159,144.00	63.3%
August 15, 2023	27,082,700	9,189,200.90	33.9%	4,594,200.90	50.9%	2,929,168.00	61.7%
February 15, 2024	26,628,800	8,859,229.60	33.3%	4,429,229.60	49.9%	2,699,192.00	60.0%
August 15, 2024	26,174,900	8,529,258.30	32.6%	4,264,258.30	48.9%	2,469,216.00	58.3%
February 15, 2025	25,721,000	8,199,287.00	31.9%	4,099,287.00	47.8%	2,239,240.00	56.5%
August 15, 2025	25,267,100	7,869,315.70	31.1%	3,934,315.70	46.7%	2,009,264.00	54.7%
February 15, 2026	24,813,200	7,539,344.40	30.4%	3,769,344.40	45.6%	1,779,288.00	52.7%
August 15, 2026	24,359,300	7,209,373.10	29.6%	3,604,373.10	44.4%	1,549,312.00	50.8%
February 15, 2027	23,905,400	6,879,401.80	28.8%	3,439,401.80	43.2%	1,319,336.00	48.7%
August 15, 2027	23,451,500	6,549,430.50	27.9%	3,274,430.50	41.9%	1,089,360.00	46.5%
February 15, 2028	22,997,600	6,219,459.20	27.0%	3,109,459.20	40.6%	—	0.0%
August 15, 2028	22,543,700	5,889,487.90	26.1%	2,944,487.90	39.2%	—	0.0%
February 15, 2029	22,089,800	5,559,516.60	25.2%	2,779,516.60	37.8%	—	0.0%
August 15, 2029	21,635,900	5,229,545.30	24.2%	2,614,545.30	36.3%	—	0.0%
February 15, 2030	21,182,000	4,899,574.00	23.1%	2,449,574.00	34.7%	—	0.0%
August 15, 2030	20,728,100	4,569,602.70	22.0%	2,284,602.70	33.1%	—	0.0%
February 15, 2031	20,274,200	4,239,631.40	20.9%	2,119,631.40	31.4%	—	0.0%
August 15, 2031	19,820,300	3,909,660.10	19.7%	1,954,660.10	29.6%	—	0.0%
February 15, 2032	19,366,400	—	0.0%	—	0.0%	—	0.0%

III-36

APPENDIX IV—EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

The following tables set forth the original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Aircraft.

A. Airbus A321-231S

	N152AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,302,000.00	$—	$8,151,000.00	$—	$6,435,000.00
February 15, 2020	414,342.50	15,887,657.50	207,171.25	7,943,828.75	281,531.25	6,153,468.75
August 15, 2020	414,342.50	15,473,315.00	207,171.25	7,736,657.50	281,531.25	5,871,937.50
February 15, 2021	414,342.50	15,058,972.50	207,171.25	7,529,486.25	281,531.25	5,590,406.25
August 15, 2021	414,342.50	14,644,630.00	207,171.25	7,322,315.00	281,531.25	5,308,875.00
February 15, 2022	414,342.50	14,230,287.50	207,171.25	7,115,143.75	281,531.25	5,027,343.75
August 15, 2022	414,342.50	13,815,945.00	207,171.25	6,907,972.50	281,531.25	4,745,812.50
February 15, 2023	414,342.50	13,401,602.50	207,171.25	6,700,801.25	281,531.25	4,464,281.25
August 15, 2023	414,342.50	12,987,260.00	207,171.25	6,493,630.00	281,531.25	4,182,750.00
February 15, 2024	414,342.50	12,572,917.50	207,171.25	6,286,458.75	281,531.25	3,901,218.75
August 15, 2024	414,342.50	12,158,575.00	207,171.25	6,079,287.50	281,531.25	3,619,687.50
February 15, 2025	414,342.50	11,744,232.50	207,171.25	5,872,116.25	281,531.25	3,338,156.25
August 15, 2025	414,342.50	11,329,890.00	207,171.25	5,664,945.00	281,531.25	3,056,625.00
February 15, 2026	414,342.50	10,915,547.50	207,171.25	5,457,773.75	281,531.25	2,775,093.75
August 15, 2026	414,342.50	10,501,205.00	207,171.25	5,250,602.50	281,531.25	2,493,562.50
February 15, 2027	414,342.50	10,086,862.50	207,171.25	5,043,431.25	281,531.25	2,212,031.25
August 15, 2027	414,342.50	9,672,520.00	207,171.25	4,836,260.00	281,531.25	1,930,500.00
February 15, 2028	414,342.50	9,258,177.50	207,171.25	4,629,088.75	1,930,500.00	—
August 15, 2028	414,342.50	8,843,835.00	207,171.25	4,421,917.50	—	—
February 15, 2029	414,342.50	8,429,492.50	207,171.25	4,214,746.25	—	—
August 15, 2029	414,342.50	8,015,150.00	207,171.25	4,007,575.00	—	—
February 15, 2030	414,342.50	7,600,807.50	207,171.25	3,800,403.75	—	—
August 15, 2030	414,342.50	7,186,465.00	207,171.25	3,593,232.50	—	—
February 15, 2031	414,342.50	6,772,122.50	207,171.25	3,386,061.25	—	—
August 15, 2031	414,342.50	6,357,780.00	207,171.25	3,178,890.00	—	—
February 15, 2032	6,357,780.00	—	3,178,890.00	—	—	—

	N157AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,888,000.00	$—	$8,445,000.00	$—	$6,666,000.00
February 15, 2020	429,236.67	16,458,763.33	214,643.75	8,230,356.25	291,637.50	6,374,362.50
August 15, 2020	429,236.67	16,029,526.66	214,643.75	8,015,712.50	291,637.50	6,082,725.00
February 15, 2021	429,236.67	15,600,289.99	214,643.75	7,801,068.75	291,637.50	5,791,087.50
August 15, 2021	429,236.67	15,171,053.32	214,643.75	7,586,425.00	291,637.50	5,499,450.00
February 15, 2022	429,236.67	14,741,816.65	214,643.75	7,371,781.25	291,637.50	5,207,812.50
August 15, 2022	429,236.67	14,312,579.98	214,643.75	7,157,137.50	291,637.50	4,916,175.00
February 15, 2023	429,236.67	13,883,343.31	214,643.75	6,942,493.75	291,637.50	4,624,537.50
August 15, 2023	429,236.67	13,454,106.64	214,643.75	6,727,850.00	291,637.50	4,332,900.00
February 15, 2024	429,236.67	13,024,869.97	214,643.75	6,513,206.25	291,637.50	4,041,262.50
August 15, 2024	429,236.67	12,595,633.30	214,643.75	6,298,562.50	291,637.50	3,749,625.00
February 15, 2025	429,236.67	12,166,396.63	214,643.75	6,083,918.75	291,637.50	3,457,987.50
August 15, 2025	429,236.67	11,737,159.96	214,643.75	5,869,275.00	291,637.50	3,166,350.00
February 15, 2026	429,236.67	11,307,923.29	214,643.75	5,654,631.25	291,637.50	2,874,712.50
August 15, 2026	429,236.67	10,878,686.62	214,643.75	5,439,987.50	291,637.50	2,583,075.00
February 15, 2027	429,236.67	10,449,449.95	214,643.75	5,225,343.75	291,637.50	2,291,437.50
August 15, 2027	429,236.67	10,020,213.28	214,643.75	5,010,700.00	291,637.50	1,999,800.00
February 15, 2028	429,236.67	9,590,976.61	214,643.75	4,796,056.25	1,999,800.00	—
August 15, 2028	429,236.67	9,161,739.94	214,643.75	4,581,412.50	—	—
February 15, 2029	429,236.67	8,732,503.27	214,643.75	4,366,768.75	—	—
August 15, 2029	429,236.67	8,303,266.60	214,643.75	4,152,125.00	—	—
February 15, 2030	429,236.67	7,874,029.93	214,643.75	3,937,481.25	—	—
August 15, 2030	429,236.67	7,444,793.26	214,643.75	3,722,837.50	—	—
February 15, 2031	429,236.67	7,015,556.59	214,643.75	3,508,193.75	—	—
August 15, 2031	429,236.67	6,586,319.92	214,643.75	3,293,550.00	—	—
February 15, 2032	6,586,319.92	—	3,293,550.00	—	—	—

	N159AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,800,000.00	$—	$8,400,000.00	$—	$6,631,000.00
February 15, 2020	427,000.00	16,373,000.00	213,500.00	8,186,500.00	290,106.25	6,340,893.75
August 15, 2020	427,000.00	15,946,000.00	213,500.00	7,973,000.00	290,106.25	6,050,787.50
February 15, 2021	427,000.00	15,519,000.00	213,500.00	7,759,500.00	290,106.25	5,760,681.25
August 15, 2021	427,000.00	15,092,000.00	213,500.00	7,546,000.00	290,106.25	5,470,575.00
February 15, 2022	427,000.00	14,665,000.00	213,500.00	7,332,500.00	290,106.25	5,180,468.75
August 15, 2022	427,000.00	14,238,000.00	213,500.00	7,119,000.00	290,106.25	4,890,362.50
February 15, 2023	427,000.00	13,811,000.00	213,500.00	6,905,500.00	290,106.25	4,600,256.25
August 15, 2023	427,000.00	13,384,000.00	213,500.00	6,692,000.00	290,106.25	4,310,150.00
February 15, 2024	427,000.00	12,957,000.00	213,500.00	6,478,500.00	290,106.25	4,020,043.75
August 15, 2024	427,000.00	12,530,000.00	213,500.00	6,265,000.00	290,106.25	3,729,937.50
February 15, 2025	427,000.00	12,103,000.00	213,500.00	6,051,500.00	290,106.25	3,439,831.25
August 15, 2025	427,000.00	11,676,000.00	213,500.00	5,838,000.00	290,106.25	3,149,725.00
February 15, 2026	427,000.00	11,249,000.00	213,500.00	5,624,500.00	290,106.25	2,859,618.75
August 15, 2026	427,000.00	10,822,000.00	213,500.00	5,411,000.00	290,106.25	2,569,512.50
February 15, 2027	427,000.00	10,395,000.00	213,500.00	5,197,500.00	290,106.25	2,279,406.25
August 15, 2027	427,000.00	9,968,000.00	213,500.00	4,984,000.00	290,106.25	1,989,300.00
February 15, 2028	427,000.00	9,541,000.00	213,500.00	4,770,500.00	1,989,300.00	—
August 15, 2028	427,000.00	9,114,000.00	213,500.00	4,557,000.00	—	—
February 15, 2029	427,000.00	8,687,000.00	213,500.00	4,343,500.00	—	—
August 15, 2029	427,000.00	8,260,000.00	213,500.00	4,130,000.00	—	—
February 15, 2030	427,000.00	7,833,000.00	213,500.00	3,916,500.00	—	—
August 15, 2030	427,000.00	7,406,000.00	213,500.00	3,703,000.00	—	—
February 15, 2031	427,000.00	6,979,000.00	213,500.00	3,489,500.00	—	—
August 15, 2031	427,000.00	6,552,000.00	213,500.00	3,276,000.00	—	—
February 15, 2032	6,552,000.00	—	3,276,000.00	—	—	—

	N158AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,136,000.00	$—	$8,068,000.00	$—	$6,370,000.00
February 15, 2020	410,123.33	15,725,876.67	205,061.67	7,862,938.33	278,687.50	6,091,312.50
August 15, 2020	410,123.33	15,315,753.34	205,061.67	7,657,876.66	278,687.50	5,812,625.00
February 15, 2021	410,123.33	14,905,630.01	205,061.67	7,452,814.99	278,687.50	5,533,937.50
August 15, 2021	410,123.33	14,495,506.68	205,061.67	7,247,753.32	278,687.50	5,255,250.00
February 15, 2022	410,123.33	14,085,383.35	205,061.67	7,042,691.65	278,687.50	4,976,562.50
August 15, 2022	410,123.33	13,675,260.02	205,061.67	6,837,629.98	278,687.50	4,697,875.00
February 15, 2023	410,123.33	13,265,136.69	205,061.67	6,632,568.31	278,687.50	4,419,187.50
August 15, 2023	410,123.33	12,855,013.36	205,061.67	6,427,506.64	278,687.50	4,140,500.00
February 15, 2024	410,123.33	12,444,890.03	205,061.67	6,222,444.97	278,687.50	3,861,812.50
August 15, 2024	410,123.33	12,034,766.70	205,061.67	6,017,383.30	278,687.50	3,583,125.00
February 15, 2025	410,123.33	11,624,643.37	205,061.67	5,812,321.63	278,687.50	3,304,437.50
August 15, 2025	410,123.33	11,214,520.04	205,061.67	5,607,259.96	278,687.50	3,025,750.00
February 15, 2026	410,123.33	10,804,396.71	205,061.67	5,402,198.29	278,687.50	2,747,062.50
August 15, 2026	410,123.33	10,394,273.38	205,061.67	5,197,136.62	278,687.50	2,468,375.00
February 15, 2027	410,123.33	9,984,150.05	205,061.67	4,992,074.95	278,687.50	2,189,687.50
August 15, 2027	410,123.33	9,574,026.72	205,061.67	4,787,013.28	278,687.50	1,911,000.00
February 15, 2028	410,123.33	9,163,903.39	205,061.67	4,581,951.61	1,911,000.00	—
August 15, 2028	410,123.33	8,753,780.06	205,061.67	4,376,889.94	—	—
February 15, 2029	410,123.33	8,343,656.73	205,061.67	4,171,828.27	—	—
August 15, 2029	410,123.33	7,933,533.40	205,061.67	3,966,766.60	—	—
February 15, 2030	410,123.33	7,523,410.07	205,061.67	3,761,704.93	—	—
August 15, 2030	410,123.33	7,113,286.74	205,061.67	3,556,643.26	—	—
February 15, 2031	410,123.33	6,703,163.41	205,061.67	3,351,581.59	—	—
August 15, 2031	410,123.33	6,293,040.08	205,061.67	3,146,519.92	—	—
February 15, 2032	6,293,040.08	—	3,146,519.92	—	—	—

	N160AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,968,000.00	$—	$8,484,000.00	$—	$6,698,000.00
February 15, 2020	431,270.00	16,536,730.00	215,635.00	8,268,365.00	293,037.50	6,404,962.50
August 15, 2020	431,270.00	16,105,460.00	215,635.00	8,052,730.00	293,037.50	6,111,925.00
February 15, 2021	431,270.00	15,674,190.00	215,635.00	7,837,095.00	293,037.50	5,818,887.50
August 15, 2021	431,270.00	15,242,920.00	215,635.00	7,621,460.00	293,037.50	5,525,850.00
February 15, 2022	431,270.00	14,811,650.00	215,635.00	7,405,825.00	293,037.50	5,232,812.50
August 15, 2022	431,270.00	14,380,380.00	215,635.00	7,190,190.00	293,037.50	4,939,775.00
February 15, 2023	431,270.00	13,949,110.00	215,635.00	6,974,555.00	293,037.50	4,646,737.50
August 15, 2023	431,270.00	13,517,840.00	215,635.00	6,758,920.00	293,037.50	4,353,700.00
February 15, 2024	431,270.00	13,086,570.00	215,635.00	6,543,285.00	293,037.50	4,060,662.50
August 15, 2024	431,270.00	12,655,300.00	215,635.00	6,327,650.00	293,037.50	3,767,625.00
February 15, 2025	431,270.00	12,224,030.00	215,635.00	6,112,015.00	293,037.50	3,474,587.50
August 15, 2025	431,270.00	11,792,760.00	215,635.00	5,896,380.00	293,037.50	3,181,550.00
February 15, 2026	431,270.00	11,361,490.00	215,635.00	5,680,745.00	293,037.50	2,888,512.50
August 15, 2026	431,270.00	10,930,220.00	215,635.00	5,465,110.00	293,037.50	2,595,475.00
February 15, 2027	431,270.00	10,498,950.00	215,635.00	5,249,475.00	293,037.50	2,302,437.50
August 15, 2027	431,270.00	10,067,680.00	215,635.00	5,033,840.00	293,037.50	2,009,400.00
February 15, 2028	431,270.00	9,636,410.00	215,635.00	4,818,205.00	2,009,400.00	—
August 15, 2028	431,270.00	9,205,140.00	215,635.00	4,602,570.00	—	—
February 15, 2029	431,270.00	8,773,870.00	215,635.00	4,386,935.00	—	—
August 15, 2029	431,270.00	8,342,600.00	215,635.00	4,171,300.00	—	—
February 15, 2030	431,270.00	7,911,330.00	215,635.00	3,955,665.00	—	—
August 15, 2030	431,270.00	7,480,060.00	215,635.00	3,740,030.00	—	—
February 15, 2031	431,270.00	7,048,790.00	215,635.00	3,524,395.00	—	—
August 15, 2031	431,270.00	6,617,520.00	215,635.00	3,308,760.00	—	—
February 15, 2032	6,617,520.00	—	3,308,760.00	—	—	—

	N161AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$16,401,000.00	$—	$8,200,000.00	$—	$6,474,000.00
February 15, 2020	416,858.75	15,984,141.25	208,416.67	7,991,583.33	283,237.50	6,190,762.50
August 15, 2020	416,858.75	15,567,282.50	208,416.67	7,783,166.66	283,237.50	5,907,525.00
February 15, 2021	416,858.75	15,150,423.75	208,416.67	7,574,749.99	283,237.50	5,624,287.50
August 15, 2021	416,858.75	14,733,565.00	208,416.67	7,366,333.32	283,237.50	5,341,050.00
February 15, 2022	416,858.75	14,316,706.25	208,416.67	7,157,916.65	283,237.50	5,057,812.50
August 15, 2022	416,858.75	13,899,847.50	208,416.67	6,949,499.98	283,237.50	4,774,575.00
February 15, 2023	416,858.75	13,482,988.75	208,416.67	6,741,083.31	283,237.50	4,491,337.50
August 15, 2023	416,858.75	13,066,130.00	208,416.67	6,532,666.64	283,237.50	4,208,100.00
February 15, 2024	416,858.75	12,649,271.25	208,416.67	6,324,249.97	283,237.50	3,924,862.50
August 15, 2024	416,858.75	12,232,412.50	208,416.67	6,115,833.30	283,237.50	3,641,625.00
February 15, 2025	416,858.75	11,815,553.75	208,416.67	5,907,416.63	283,237.50	3,358,387.50
August 15, 2025	416,858.75	11,398,695.00	208,416.67	5,698,999.96	283,237.50	3,075,150.00
February 15, 2026	416,858.75	10,981,836.25	208,416.67	5,490,583.29	283,237.50	2,791,912.50
August 15, 2026	416,858.75	10,564,977.50	208,416.67	5,282,166.62	283,237.50	2,508,675.00
February 15, 2027	416,858.75	10,148,118.75	208,416.67	5,073,749.95	283,237.50	2,225,437.50
August 15, 2027	416,858.75	9,731,260.00	208,416.67	4,865,333.28	283,237.50	1,942,200.00
February 15, 2028	416,858.75	9,314,401.25	208,416.67	4,656,916.61	1,942,200.00	—
August 15, 2028	416,858.75	8,897,542.50	208,416.67	4,448,499.94	—	—
February 15, 2029	416,858.75	8,480,683.75	208,416.67	4,240,083.27	—	—
August 15, 2029	416,858.75	8,063,825.00	208,416.67	4,031,666.60	—	—
February 15, 2030	416,858.75	7,646,966.25	208,416.67	3,823,249.93	—	—
August 15, 2030	416,858.75	7,230,107.50	208,416.67	3,614,833.26	—	—
February 15, 2031	416,858.75	6,813,248.75	208,416.67	3,406,416.59	—	—
August 15, 2031	416,858.75	6,396,390.00	208,416.67	3,197,999.92	—	—
February 15, 2032	6,396,390.00	—	3,197,999.92	—	—	—

B. Airbus A321-253NX

	N419AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,073,000.00	$—	$11,036,000.00	$—	$8,713,000.00
August 15, 2021	641,168.10	21,431,831.90	320,569.52	10,715,430.48	469,161.54	8,243,838.46
February 15, 2022	641,168.10	20,790,663.80	320,569.52	10,394,860.96	469,161.54	7,774,676.92
August 15, 2022	641,168.10	20,149,495.70	320,569.52	10,074,291.44	469,161.54	7,305,515.38
February 15, 2023	641,168.10	19,508,327.60	320,569.52	9,753,721.92	469,161.54	6,836,353.84
August 15, 2023	641,168.10	18,867,159.50	320,569.52	9,433,152.40	469,161.54	6,367,192.30
February 15, 2024	641,168.10	18,225,991.40	320,569.52	9,112,582.88	469,161.54	5,898,030.76
August 15, 2024	641,168.10	17,584,823.30	320,569.52	8,792,013.36	469,161.54	5,428,869.22
February 15, 2025	641,168.10	16,943,655.20	320,569.52	8,471,443.84	469,161.54	4,959,707.68
August 15, 2025	641,168.10	16,302,487.10	320,569.52	8,150,874.32	469,161.54	4,490,546.14
February 15, 2026	641,168.10	15,661,319.00	320,569.52	7,830,304.80	469,161.54	4,021,384.60
August 15, 2026	641,168.10	15,020,150.90	320,569.52	7,509,735.28	469,161.54	3,552,223.06
February 15, 2027	641,168.10	14,378,982.80	320,569.52	7,189,165.76	469,161.54	3,083,061.52
August 15, 2027	641,168.10	13,737,814.70	320,569.52	6,868,596.24	469,161.54	2,613,899.98
February 15, 2028	641,168.10	13,096,646.60	320,569.52	6,548,026.72	2,613,899.98	—
August 15, 2028	641,168.10	12,455,478.50	320,569.52	6,227,457.20	—	—
February 15, 2029	641,168.10	11,814,310.40	320,569.52	5,906,887.68	—	—
August 15, 2029	641,168.10	11,173,142.30	320,569.52	5,586,318.16	—	—
February 15, 2030	641,168.10	10,531,974.20	320,569.52	5,265,748.64	—	—
August 15, 2030	641,168.10	9,890,806.10	320,569.52	4,945,179.12	—	—
February 15, 2031	641,168.10	9,249,638.00	320,569.52	4,624,609.60	—	—
August 15, 2031	641,168.10	8,608,469.90	320,569.52	4,304,040.08	—	—
February 15, 2032	8,608,469.90	—	4,304,040.08	—	—	—

	N420AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,073,000.00	$—	$11,036,000.00	$—	$8,713,000.00
August 15, 2021	641,168.10	21,431,831.90	320,569.52	10,715,430.48	469,161.54	8,243,838.46
February 15, 2022	641,168.10	20,790,663.80	320,569.52	10,394,860.96	469,161.54	7,774,676.92
August 15, 2022	641,168.10	20,149,495.70	320,569.52	10,074,291.44	469,161.54	7,305,515.38
February 15, 2023	641,168.10	19,508,327.60	320,569.52	9,753,721.92	469,161.54	6,836,353.84
August 15, 2023	641,168.10	18,867,159.50	320,569.52	9,433,152.40	469,161.54	6,367,192.30
February 15, 2024	641,168.10	18,225,991.40	320,569.52	9,112,582.88	469,161.54	5,898,030.76
August 15, 2024	641,168.10	17,584,823.30	320,569.52	8,792,013.36	469,161.54	5,428,869.22
February 15, 2025	641,168.10	16,943,655.20	320,569.52	8,471,443.84	469,161.54	4,959,707.68
August 15, 2025	641,168.10	16,302,487.10	320,569.52	8,150,874.32	469,161.54	4,490,546.14
February 15, 2026	641,168.10	15,661,319.00	320,569.52	7,830,304.80	469,161.54	4,021,384.60
August 15, 2026	641,168.10	15,020,150.90	320,569.52	7,509,735.28	469,161.54	3,552,223.06
February 15, 2027	641,168.10	14,378,982.80	320,569.52	7,189,165.76	469,161.54	3,083,061.52
August 15, 2027	641,168.10	13,737,814.70	320,569.52	6,868,596.24	469,161.54	2,613,899.98
February 15, 2028	641,168.10	13,096,646.60	320,569.52	6,548,026.72	2,613,899.98	—
August 15, 2028	641,168.10	12,455,478.50	320,569.52	6,227,457.20	—	—
February 15, 2029	641,168.10	11,814,310.40	320,569.52	5,906,887.68	—	—
August 15, 2029	641,168.10	11,173,142.30	320,569.52	5,586,318.16	—	—
February 15, 2030	641,168.10	10,531,974.20	320,569.52	5,265,748.64	—	—
August 15, 2030	641,168.10	9,890,806.10	320,569.52	4,945,179.12	—	—
February 15, 2031	641,168.10	9,249,638.00	320,569.52	4,624,609.60	—	—
August 15, 2031	641,168.10	8,608,469.90	320,569.52	4,304,040.08	—	—
February 15, 2032	8,608,469.90	—	4,304,040.08	—	—	—

	N421UW
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,102,000.00	$—	$11,051,000.00	$—	$8,725,000.00
August 15, 2021	642,010.48	21,459,989.52	321,005.24	10,729,994.76	469,807.69	8,255,192.31
February 15, 2022	642,010.48	20,817,979.04	321,005.24	10,408,989.52	469,807.69	7,785,384.62
August 15, 2022	642,010.48	20,175,968.56	321,005.24	10,087,984.28	469,807.69	7,315,576.93
February 15, 2023	642,010.48	19,533,958.08	321,005.24	9,766,979.04	469,807.69	6,845,769.24
August 15, 2023	642,010.48	18,891,947.60	321,005.24	9,445,973.80	469,807.69	6,375,961.55
February 15, 2024	642,010.48	18,249,937.12	321,005.24	9,124,968.56	469,807.69	5,906,153.86
August 15, 2024	642,010.48	17,607,926.64	321,005.24	8,803,963.32	469,807.69	5,436,346.17
February 15, 2025	642,010.48	16,965,916.16	321,005.24	8,482,958.08	469,807.69	4,966,538.48
August 15, 2025	642,010.48	16,323,905.68	321,005.24	8,161,952.84	469,807.69	4,496,730.79
February 15, 2026	642,010.48	15,681,895.20	321,005.24	7,840,947.60	469,807.69	4,026,923.10
August 15, 2026	642,010.48	15,039,884.72	321,005.24	7,519,942.36	469,807.69	3,557,115.41
February 15, 2027	642,010.48	14,397,874.24	321,005.24	7,198,937.12	469,807.69	3,087,307.72
August 15, 2027	642,010.48	13,755,863.76	321,005.24	6,877,931.88	469,807.69	2,617,500.03
February 15, 2028	642,010.48	13,113,853.28	321,005.24	6,556,926.64	2,617,500.03	—
August 15, 2028	642,010.48	12,471,842.80	321,005.24	6,235,921.40	—	—
February 15, 2029	642,010.48	11,829,832.32	321,005.24	5,914,916.16	—	—
August 15, 2029	642,010.48	11,187,821.84	321,005.24	5,593,910.92	—	—
February 15, 2030	642,010.48	10,545,811.36	321,005.24	5,272,905.68	—	—
August 15, 2030	642,010.48	9,903,800.88	321,005.24	4,951,900.44	—	—
February 15, 2031	642,010.48	9,261,790.40	321,005.24	4,630,895.20	—	—
August 15, 2031	642,010.48	8,619,779.92	321,005.24	4,309,889.96	—	—
February 15, 2032	8,619,779.92	—	4,309,889.96	—	—	—

	N422AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,132,000.00	$—	$11,067,000.00	$—	$8,736,000.00
August 15, 2021	642,881.90	21,489,118.10	321,470.00	10,745,530.00	470,400.00	8,265,600.00
February 15, 2022	642,881.90	20,846,236.20	321,470.00	10,424,060.00	470,400.00	7,795,200.00
August 15, 2022	642,881.90	20,203,354.30	321,470.00	10,102,590.00	470,400.00	7,324,800.00
February 15, 2023	642,881.90	19,560,472.40	321,470.00	9,781,120.00	470,400.00	6,854,400.00
August 15, 2023	642,881.90	18,917,590.50	321,470.00	9,459,650.00	470,400.00	6,384,000.00
February 15, 2024	642,881.90	18,274,708.60	321,470.00	9,138,180.00	470,400.00	5,913,600.00
August 15, 2024	642,881.90	17,631,826.70	321,470.00	8,816,710.00	470,400.00	5,443,200.00
February 15, 2025	642,881.90	16,988,944.80	321,470.00	8,495,240.00	470,400.00	4,972,800.00
August 15, 2025	642,881.90	16,346,062.90	321,470.00	8,173,770.00	470,400.00	4,502,400.00
February 15, 2026	642,881.90	15,703,181.00	321,470.00	7,852,300.00	470,400.00	4,032,000.00
August 15, 2026	642,881.90	15,060,299.10	321,470.00	7,530,830.00	470,400.00	3,561,600.00
February 15, 2027	642,881.90	14,417,417.20	321,470.00	7,209,360.00	470,400.00	3,091,200.00
August 15, 2027	642,881.90	13,774,535.30	321,470.00	6,887,890.00	470,400.00	2,620,800.00
February 15, 2028	642,881.90	13,131,653.40	321,470.00	6,566,420.00	2,620,800.00	—
August 15, 2028	642,881.90	12,488,771.50	321,470.00	6,244,950.00	—	—
February 15, 2029	642,881.90	11,845,889.60	321,470.00	5,923,480.00	—	—
August 15, 2029	642,881.90	11,203,007.70	321,470.00	5,602,010.00	—	—
February 15, 2030	642,881.90	10,560,125.80	321,470.00	5,280,540.00	—	—
August 15, 2030	642,881.90	9,917,243.90	321,470.00	4,959,070.00	—	—
February 15, 2031	642,881.90	9,274,362.00	321,470.00	4,637,600.00	—	—
August 15, 2031	642,881.90	8,631,480.10	321,470.00	4,316,130.00	—	—
February 15, 2032	8,631,480.10	—	4,316,130.00	—	—	—

	N423AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,132,000.00	$—	$11,067,000.00	$—	$8,736,000.00
August 15, 2021	642,881.90	21,489,118.10	321,470.00	10,745,530.00	470,400.00	8,265,600.00
February 15, 2022	642,881.90	20,846,236.20	321,470.00	10,424,060.00	470,400.00	7,795,200.00
August 15, 2022	642,881.90	20,203,354.30	321,470.00	10,102,590.00	470,400.00	7,324,800.00
February 15, 2023	642,881.90	19,560,472.40	321,470.00	9,781,120.00	470,400.00	6,854,400.00
August 15, 2023	642,881.90	18,917,590.50	321,470.00	9,459,650.00	470,400.00	6,384,000.00
February 15, 2024	642,881.90	18,274,708.60	321,470.00	9,138,180.00	470,400.00	5,913,600.00
August 15, 2024	642,881.90	17,631,826.70	321,470.00	8,816,710.00	470,400.00	5,443,200.00
February 15, 2025	642,881.90	16,988,944.80	321,470.00	8,495,240.00	470,400.00	4,972,800.00
August 15, 2025	642,881.90	16,346,062.90	321,470.00	8,173,770.00	470,400.00	4,502,400.00
February 15, 2026	642,881.90	15,703,181.00	321,470.00	7,852,300.00	470,400.00	4,032,000.00
August 15, 2026	642,881.90	15,060,299.10	321,470.00	7,530,830.00	470,400.00	3,561,600.00
February 15, 2027	642,881.90	14,417,417.20	321,470.00	7,209,360.00	470,400.00	3,091,200.00
August 15, 2027	642,881.90	13,774,535.30	321,470.00	6,887,890.00	470,400.00	2,620,800.00
February 15, 2028	642,881.90	13,131,653.40	321,470.00	6,566,420.00	2,620,800.00	—
August 15, 2028	642,881.90	12,488,771.50	321,470.00	6,244,950.00	—	—
February 15, 2029	642,881.90	11,845,889.60	321,470.00	5,923,480.00	—	—
August 15, 2029	642,881.90	11,203,007.70	321,470.00	5,602,010.00	—	—
February 15, 2030	642,881.90	10,560,125.80	321,470.00	5,280,540.00	—	—
August 15, 2030	642,881.90	9,917,243.90	321,470.00	4,959,070.00	—	—
February 15, 2031	642,881.90	9,274,362.00	321,470.00	4,637,600.00	—	—
August 15, 2031	642,881.90	8,631,480.10	321,470.00	4,316,130.00	—	—
February 15, 2032	8,631,480.10	—	4,316,130.00	—	—	—

	N424AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,163,000.00	$—	$11,081,000.00	$—	$8,749,000.00
August 15, 2021	643,782.38	21,519,217.62	321,876.67	10,759,123.33	471,100.00	8,277,900.00
February 15, 2022	643,782.38	20,875,435.24	321,876.67	10,437,246.66	471,100.00	7,806,800.00
August 15, 2022	643,782.38	20,231,652.86	321,876.67	10,115,369.99	471,100.00	7,335,700.00
February 15, 2023	643,782.38	19,587,870.48	321,876.67	9,793,493.32	471,100.00	6,864,600.00
August 15, 2023	643,782.38	18,944,088.10	321,876.67	9,471,616.65	471,100.00	6,393,500.00
February 15, 2024	643,782.38	18,300,305.72	321,876.67	9,149,739.98	471,100.00	5,922,400.00
August 15, 2024	643,782.38	17,656,523.34	321,876.67	8,827,863.31	471,100.00	5,451,300.00
February 15, 2025	643,782.38	17,012,740.96	321,876.67	8,505,986.64	471,100.00	4,980,200.00
August 15, 2025	643,782.38	16,368,958.58	321,876.67	8,184,109.97	471,100.00	4,509,100.00
February 15, 2026	643,782.38	15,725,176.20	321,876.67	7,862,233.30	471,100.00	4,038,000.00
August 15, 2026	643,782.38	15,081,393.82	321,876.67	7,540,356.63	471,100.00	3,566,900.00
February 15, 2027	643,782.38	14,437,611.44	321,876.67	7,218,479.96	471,100.00	3,095,800.00
August 15, 2027	643,782.38	13,793,829.06	321,876.67	6,896,603.29	471,100.00	2,624,700.00
February 15, 2028	643,782.38	13,150,046.68	321,876.67	6,574,726.62	2,624,700.00	—
August 15, 2028	643,782.38	12,506,264.30	321,876.67	6,252,849.95	—	—
February 15, 2029	643,782.38	11,862,481.92	321,876.67	5,930,973.28	—	—
August 15, 2029	643,782.38	11,218,699.54	321,876.67	5,609,096.61	—	—
February 15, 2030	643,782.38	10,574,917.16	321,876.67	5,287,219.94	—	—
August 15, 2030	643,782.38	9,931,134.78	321,876.67	4,965,343.27	—	—
February 15, 2031	643,782.38	9,287,352.40	321,876.67	4,643,466.60	—	—
August 15, 2031	643,782.38	8,643,570.02	321,876.67	4,321,589.93	—	—
February 15, 2032	8,643,570.02	—	4,321,589.93	—	—	—

	N425AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$22,163,000.00	$—	$11,081,000.00	$—	$8,749,000.00
August 15, 2021	643,782.38	21,519,217.62	321,876.67	10,759,123.33	471,100.00	8,277,900.00
February 15, 2022	643,782.38	20,875,435.24	321,876.67	10,437,246.66	471,100.00	7,806,800.00
August 15, 2022	643,782.38	20,231,652.86	321,876.67	10,115,369.99	471,100.00	7,335,700.00
February 15, 2023	643,782.38	19,587,870.48	321,876.67	9,793,493.32	471,100.00	6,864,600.00
August 15, 2023	643,782.38	18,944,088.10	321,876.67	9,471,616.65	471,100.00	6,393,500.00
February 15, 2024	643,782.38	18,300,305.72	321,876.67	9,149,739.98	471,100.00	5,922,400.00
August 15, 2024	643,782.38	17,656,523.34	321,876.67	8,827,863.31	471,100.00	5,451,300.00
February 15, 2025	643,782.38	17,012,740.96	321,876.67	8,505,986.64	471,100.00	4,980,200.00
August 15, 2025	643,782.38	16,368,958.58	321,876.67	8,184,109.97	471,100.00	4,509,100.00
February 15, 2026	643,782.38	15,725,176.20	321,876.67	7,862,233.30	471,100.00	4,038,000.00
August 15, 2026	643,782.38	15,081,393.82	321,876.67	7,540,356.63	471,100.00	3,566,900.00
February 15, 2027	643,782.38	14,437,611.44	321,876.67	7,218,479.96	471,100.00	3,095,800.00
August 15, 2027	643,782.38	13,793,829.06	321,876.67	6,896,603.29	471,100.00	2,624,700.00
February 15, 2028	643,782.38	13,150,046.68	321,876.67	6,574,726.62	2,624,700.00	—
August 15, 2028	643,782.38	12,506,264.30	321,876.67	6,252,849.95	—	—
February 15, 2029	643,782.38	11,862,481.92	321,876.67	5,930,973.28	—	—
August 15, 2029	643,782.38	11,218,699.54	321,876.67	5,609,096.61	—	—
February 15, 2030	643,782.38	10,574,917.16	321,876.67	5,287,219.94	—	—
August 15, 2030	643,782.38	9,931,134.78	321,876.67	4,965,343.27	—	—
February 15, 2031	643,782.38	9,287,352.40	321,876.67	4,643,466.60	—	—
August 15, 2031	643,782.38	8,643,570.02	321,876.67	4,321,589.93	—	—
February 15, 2032	8,643,570.02	—	4,321,589.93	—	—	—

C. Boeing 737-800

	N984NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,334,000.00	$—	$7,166,000.00	$—	$5,658,000.00
February 15, 2020	364,322.50	13,969,677.50	182,135.83	6,983,864.17	247,537.50	5,410,462.50
August 15, 2020	364,322.50	13,605,355.00	182,135.83	6,801,728.34	247,537.50	5,162,925.00
February 15, 2021	364,322.50	13,241,032.50	182,135.83	6,619,592.51	247,537.50	4,915,387.50
August 15, 2021	364,322.50	12,876,710.00	182,135.83	6,437,456.68	247,537.50	4,667,850.00
February 15, 2022	364,322.50	12,512,387.50	182,135.83	6,255,320.85	247,537.50	4,420,312.50
August 15, 2022	364,322.50	12,148,065.00	182,135.83	6,073,185.02	247,537.50	4,172,775.00
February 15, 2023	364,322.50	11,783,742.50	182,135.83	5,891,049.19	247,537.50	3,925,237.50
August 15, 2023	364,322.50	11,419,420.00	182,135.83	5,708,913.36	247,537.50	3,677,700.00
February 15, 2024	364,322.50	11,055,097.50	182,135.83	5,526,777.53	247,537.50	3,430,162.50
August 15, 2024	364,322.50	10,690,775.00	182,135.83	5,344,641.70	247,537.50	3,182,625.00
February 15, 2025	364,322.50	10,326,452.50	182,135.83	5,162,505.87	247,537.50	2,935,087.50
August 15, 2025	364,322.50	9,962,130.00	182,135.83	4,980,370.04	247,537.50	2,687,550.00
February 15, 2026	364,322.50	9,597,807.50	182,135.83	4,798,234.21	247,537.50	2,440,012.50
August 15, 2026	364,322.50	9,233,485.00	182,135.83	4,616,098.38	247,537.50	2,192,475.00
February 15, 2027	364,322.50	8,869,162.50	182,135.83	4,433,962.55	247,537.50	1,944,937.50
August 15, 2027	364,322.50	8,504,840.00	182,135.83	4,251,826.72	247,537.50	1,697,400.00
February 15, 2028	364,322.50	8,140,517.50	182,135.83	4,069,690.89	1,697,400.00	—
August 15, 2028	364,322.50	7,776,195.00	182,135.83	3,887,555.06	—	—
February 15, 2029	364,322.50	7,411,872.50	182,135.83	3,705,419.23	—	—
August 15, 2029	364,322.50	7,047,550.00	182,135.83	3,523,283.40	—	—
February 15, 2030	364,322.50	6,683,227.50	182,135.83	3,341,147.57	—	—
August 15, 2030	364,322.50	6,318,905.00	182,135.83	3,159,011.74	—	—
February 15, 2031	364,322.50	5,954,582.50	182,135.83	2,976,875.91	—	—
August 15, 2031	364,322.50	5,590,260.00	182,135.83	2,794,740.08	—	—
February 15, 2032	5,590,260.00	—	2,794,740.08	—	—	—

	N985NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,325,000.00	$—	$7,162,000.00	$—	$5,655,000.00
February 15, 2020	364,093.75	13,960,906.25	182,034.17	6,979,965.83	247,406.25	5,407,593.75
August 15, 2020	364,093.75	13,596,812.50	182,034.17	6,797,931.66	247,406.25	5,160,187.50
February 15, 2021	364,093.75	13,232,718.75	182,034.17	6,615,897.49	247,406.25	4,912,781.25
August 15, 2021	364,093.75	12,868,625.00	182,034.17	6,433,863.32	247,406.25	4,665,375.00
February 15, 2022	364,093.75	12,504,531.25	182,034.17	6,251,829.15	247,406.25	4,417,968.75
August 15, 2022	364,093.75	12,140,437.50	182,034.17	6,069,794.98	247,406.25	4,170,562.50
February 15, 2023	364,093.75	11,776,343.75	182,034.17	5,887,760.81	247,406.25	3,923,156.25
August 15, 2023	364,093.75	11,412,250.00	182,034.17	5,705,726.64	247,406.25	3,675,750.00
February 15, 2024	364,093.75	11,048,156.25	182,034.17	5,523,692.47	247,406.25	3,428,343.75
August 15, 2024	364,093.75	10,684,062.50	182,034.17	5,341,658.30	247,406.25	3,180,937.50
February 15, 2025	364,093.75	10,319,968.75	182,034.17	5,159,624.13	247,406.25	2,933,531.25
August 15, 2025	364,093.75	9,955,875.00	182,034.17	4,977,589.96	247,406.25	2,686,125.00
February 15, 2026	364,093.75	9,591,781.25	182,034.17	4,795,555.79	247,406.25	2,438,718.75
August 15, 2026	364,093.75	9,227,687.50	182,034.17	4,613,521.62	247,406.25	2,191,312.50
February 15, 2027	364,093.75	8,863,593.75	182,034.17	4,431,487.45	247,406.25	1,943,906.25
August 15, 2027	364,093.75	8,499,500.00	182,034.17	4,249,453.28	247,406.25	1,696,500.00
February 15, 2028	364,093.75	8,135,406.25	182,034.17	4,067,419.11	1,696,500.00	—
August 15, 2028	364,093.75	7,771,312.50	182,034.17	3,885,384.94	—	—
February 15, 2029	364,093.75	7,407,218.75	182,034.17	3,703,350.77	—	—
August 15, 2029	364,093.75	7,043,125.00	182,034.17	3,521,316.60	—	—
February 15, 2030	364,093.75	6,679,031.25	182,034.17	3,339,282.43	—	—
August 15, 2030	364,093.75	6,314,937.50	182,034.17	3,157,248.26	—	—
February 15, 2031	364,093.75	5,950,843.75	182,034.17	2,975,214.09	—	—
August 15, 2031	364,093.75	5,586,750.00	182,034.17	2,793,179.92	—	—
February 15, 2032	5,586,750.00	—	2,793,179.92	—	—	—

	N986NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,403,000.00	$—	$7,202,000.00	$—	$5,685,000.00
February 15, 2020	366,076.25	14,036,923.75	183,050.83	7,018,949.17	248,718.75	5,436,281.25
August 15, 2020	366,076.25	13,670,847.50	183,050.83	6,835,898.34	248,718.75	5,187,562.50
February 15, 2021	366,076.25	13,304,771.25	183,050.83	6,652,847.51	248,718.75	4,938,843.75
August 15, 2021	366,076.25	12,938,695.00	183,050.83	6,469,796.68	248,718.75	4,690,125.00
February 15, 2022	366,076.25	12,572,618.75	183,050.83	6,286,745.85	248,718.75	4,441,406.25
August 15, 2022	366,076.25	12,206,542.50	183,050.83	6,103,695.02	248,718.75	4,192,687.50
February 15, 2023	366,076.25	11,840,466.25	183,050.83	5,920,644.19	248,718.75	3,943,968.75
August 15, 2023	366,076.25	11,474,390.00	183,050.83	5,737,593.36	248,718.75	3,695,250.00
February 15, 2024	366,076.25	11,108,313.75	183,050.83	5,554,542.53	248,718.75	3,446,531.25
August 15, 2024	366,076.25	10,742,237.50	183,050.83	5,371,491.70	248,718.75	3,197,812.50
February 15, 2025	366,076.25	10,376,161.25	183,050.83	5,188,440.87	248,718.75	2,949,093.75
August 15, 2025	366,076.25	10,010,085.00	183,050.83	5,005,390.04	248,718.75	2,700,375.00
February 15, 2026	366,076.25	9,644,008.75	183,050.83	4,822,339.21	248,718.75	2,451,656.25
August 15, 2026	366,076.25	9,277,932.50	183,050.83	4,639,288.38	248,718.75	2,202,937.50
February 15, 2027	366,076.25	8,911,856.25	183,050.83	4,456,237.55	248,718.75	1,954,218.75
August 15, 2027	366,076.25	8,545,780.00	183,050.83	4,273,186.72	248,718.75	1,705,500.00
February 15, 2028	366,076.25	8,179,703.75	183,050.83	4,090,135.89	1,705,500.00	—
August 15, 2028	366,076.25	7,813,627.50	183,050.83	3,907,085.06	—	—
February 15, 2029	366,076.25	7,447,551.25	183,050.83	3,724,034.23	—	—
August 15, 2029	366,076.25	7,081,475.00	183,050.83	3,540,983.40	—	—
February 15, 2030	366,076.25	6,715,398.75	183,050.83	3,357,932.57	—	—
August 15, 2030	366,076.25	6,349,322.50	183,050.83	3,174,881.74	—	—
February 15, 2031	366,076.25	5,983,246.25	183,050.83	2,991,830.91	—	—
August 15, 2031	366,076.25	5,617,170.00	183,050.83	2,808,780.08	—	—
February 15, 2032	5,617,170.00	—	2,808,780.08	—	—	—

D. Boeing 787-8

	N803AL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$38,133,000.00	$—	$19,066,000.00	$—	$15,053,000.00
February 15, 2020	969,213.75	37,163,786.25	484,594.17	18,581,405.83	658,568.75	14,394,431.25
August 15, 2020	969,213.75	36,194,572.50	484,594.17	18,096,811.66	658,568.75	13,735,862.50
February 15, 2021	969,213.75	35,225,358.75	484,594.17	17,612,217.49	658,568.75	13,077,293.75
August 15, 2021	969,213.75	34,256,145.00	484,594.17	17,127,623.32	658,568.75	12,418,725.00
February 15, 2022	969,213.75	33,286,931.25	484,594.17	16,643,029.15	658,568.75	11,760,156.25
August 15, 2022	969,213.75	32,317,717.50	484,594.17	16,158,434.98	658,568.75	11,101,587.50
February 15, 2023	969,213.75	31,348,503.75	484,594.17	15,673,840.81	658,568.75	10,443,018.75
August 15, 2023	969,213.75	30,379,290.00	484,594.17	15,189,246.64	658,568.75	9,784,450.00
February 15, 2024	969,213.75	29,410,076.25	484,594.17	14,704,652.47	658,568.75	9,125,881.25
August 15, 2024	969,213.75	28,440,862.50	484,594.17	14,220,058.30	658,568.75	8,467,312.50
February 15, 2025	969,213.75	27,471,648.75	484,594.17	13,735,464.13	658,568.75	7,808,743.75
August 15, 2025	969,213.75	26,502,435.00	484,594.17	13,250,869.96	658,568.75	7,150,175.00
February 15, 2026	969,213.75	25,533,221.25	484,594.17	12,766,275.79	658,568.75	6,491,606.25
August 15, 2026	969,213.75	24,564,007.50	484,594.17	12,281,681.62	658,568.75	5,833,037.50
February 15, 2027	969,213.75	23,594,793.75	484,594.17	11,797,087.45	658,568.75	5,174,468.75
August 15, 2027	969,213.75	22,625,580.00	484,594.17	11,312,493.28	658,568.75	4,515,900.00
February 15, 2028	969,213.75	21,656,366.25	484,594.17	10,827,899.11	4,515,900.00	—
August 15, 2028	969,213.75	20,687,152.50	484,594.17	10,343,304.94	—	—
February 15, 2029	969,213.75	19,717,938.75	484,594.17	9,858,710.77	—	—
August 15, 2029	969,213.75	18,748,725.00	484,594.17	9,374,116.60	—	—
February 15, 2030	969,213.75	17,779,511.25	484,594.17	8,889,522.43	—	—
August 15, 2030	969,213.75	16,810,297.50	484,594.17	8,404,928.26	—	—
February 15, 2031	969,213.75	15,841,083.75	484,594.17	7,920,334.09	—	—
August 15, 2031	969,213.75	14,871,870.00	484,594.17	7,435,739.92	—	—
February 15, 2032	14,871,870.00	—	7,435,739.92	—	—	—

	N813AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$39,588,000.00	$—	$19,795,000.00	$—	$15,627,000.00
February 15, 2020	1,006,195.00	38,581,805.00	503,122.92	19,291,877.08	683,681.25	14,943,318.75
August 15, 2020	1,006,195.00	37,575,610.00	503,122.92	18,788,754.16	683,681.25	14,259,637.50
February 15, 2021	1,006,195.00	36,569,415.00	503,122.92	18,285,631.24	683,681.25	13,575,956.25
August 15, 2021	1,006,195.00	35,563,220.00	503,122.92	17,782,508.32	683,681.25	12,892,275.00
February 15, 2022	1,006,195.00	34,557,025.00	503,122.92	17,279,385.40	683,681.25	12,208,593.75
August 15, 2022	1,006,195.00	33,550,830.00	503,122.92	16,776,262.48	683,681.25	11,524,912.50
February 15, 2023	1,006,195.00	32,544,635.00	503,122.92	16,273,139.56	683,681.25	10,841,231.25
August 15, 2023	1,006,195.00	31,538,440.00	503,122.92	15,770,016.64	683,681.25	10,157,550.00
February 15, 2024	1,006,195.00	30,532,245.00	503,122.92	15,266,893.72	683,681.25	9,473,868.75
August 15, 2024	1,006,195.00	29,526,050.00	503,122.92	14,763,770.80	683,681.25	8,790,187.50
February 15, 2025	1,006,195.00	28,519,855.00	503,122.92	14,260,647.88	683,681.25	8,106,506.25
August 15, 2025	1,006,195.00	27,513,660.00	503,122.92	13,757,524.96	683,681.25	7,422,825.00
February 15, 2026	1,006,195.00	26,507,465.00	503,122.92	13,254,402.04	683,681.25	6,739,143.75
August 15, 2026	1,006,195.00	25,501,270.00	503,122.92	12,751,279.12	683,681.25	6,055,462.50
February 15, 2027	1,006,195.00	24,495,075.00	503,122.92	12,248,156.20	683,681.25	5,371,781.25
August 15, 2027	1,006,195.00	23,488,880.00	503,122.92	11,745,033.28	683,681.25	4,688,100.00
February 15, 2028	1,006,195.00	22,482,685.00	503,122.92	11,241,910.36	4,688,100.00	—
August 15, 2028	1,006,195.00	21,476,490.00	503,122.92	10,738,787.44	—	—
February 15, 2029	1,006,195.00	20,470,295.00	503,122.92	10,235,664.52	—	—
August 15, 2029	1,006,195.00	19,464,100.00	503,122.92	9,732,541.60	—	—
February 15, 2030	1,006,195.00	18,457,905.00	503,122.92	9,229,418.68	—	—
August 15, 2030	1,006,195.00	17,451,710.00	503,122.92	8,726,295.76	—	—
February 15, 2031	1,006,195.00	16,445,515.00	503,122.92	8,223,172.84	—	—
August 15, 2031	1,006,195.00	15,439,320.00	503,122.92	7,720,049.92	—	—
February 15, 2032	15,439,320.00	—	7,720,049.92	—	—	—

	N814AA
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$39,759,000.00	$—	$19,880,000.00	$—	$15,695,000.00
February 15, 2020	1,010,541.25	38,748,458.75	505,283.33	19,374,716.67	686,656.25	15,008,343.75
August 15, 2020	1,010,541.25	37,737,917.50	505,283.33	18,869,433.34	686,656.25	14,321,687.50
February 15, 2021	1,010,541.25	36,727,376.25	505,283.33	18,364,150.01	686,656.25	13,635,031.25
August 15, 2021	1,010,541.25	35,716,835.00	505,283.33	17,858,866.68	686,656.25	12,948,375.00
February 15, 2022	1,010,541.25	34,706,293.75	505,283.33	17,353,583.35	686,656.25	12,261,718.75
August 15, 2022	1,010,541.25	33,695,752.50	505,283.33	16,848,300.02	686,656.25	11,575,062.50
February 15, 2023	1,010,541.25	32,685,211.25	505,283.33	16,343,016.69	686,656.25	10,888,406.25
August 15, 2023	1,010,541.25	31,674,670.00	505,283.33	15,837,733.36	686,656.25	10,201,750.00
February 15, 2024	1,010,541.25	30,664,128.75	505,283.33	15,332,450.03	686,656.25	9,515,093.75
August 15, 2024	1,010,541.25	29,653,587.50	505,283.33	14,827,166.70	686,656.25	8,828,437.50
February 15, 2025	1,010,541.25	28,643,046.25	505,283.33	14,321,883.37	686,656.25	8,141,781.25
August 15, 2025	1,010,541.25	27,632,505.00	505,283.33	13,816,600.04	686,656.25	7,455,125.00
February 15, 2026	1,010,541.25	26,621,963.75	505,283.33	13,311,316.71	686,656.25	6,768,468.75
August 15, 2026	1,010,541.25	25,611,422.50	505,283.33	12,806,033.38	686,656.25	6,081,812.50
February 15, 2027	1,010,541.25	24,600,881.25	505,283.33	12,300,750.05	686,656.25	5,395,156.25
August 15, 2027	1,010,541.25	23,590,340.00	505,283.33	11,795,466.72	686,656.25	4,708,500.00
February 15, 2028	1,010,541.25	22,579,798.75	505,283.33	11,290,183.39	4,708,500.00	—
August 15, 2028	1,010,541.25	21,569,257.50	505,283.33	10,784,900.06	—	—
February 15, 2029	1,010,541.25	20,558,716.25	505,283.33	10,279,616.73	—	—
August 15, 2029	1,010,541.25	19,548,175.00	505,283.33	9,774,333.40	—	—
February 15, 2030	1,010,541.25	18,537,633.75	505,283.33	9,269,050.07	—	—
August 15, 2030	1,010,541.25	17,527,092.50	505,283.33	8,763,766.74	—	—
February 15, 2031	1,010,541.25	16,516,551.25	505,283.33	8,258,483.41	—	—
August 15, 2031	1,010,541.25	15,506,010.00	505,283.33	7,753,200.08	—	—
February 15, 2032	15,506,010.00	—	7,753,200.08	—	—	—

E. Embraer E175LR

	N202NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$8,694,000.00	$—	$4,348,000.00	$—	$3,432,000.00
February 15, 2020	239,085.00	8,454,915.00	119,570.00	4,228,430.00	163,020.00	3,268,980.00
August 15, 2020	239,085.00	8,215,830.00	119,570.00	4,108,860.00	163,020.00	3,105,960.00
February 15, 2021	239,085.00	7,976,745.00	119,570.00	3,989,290.00	163,020.00	2,942,940.00
August 15, 2021	239,085.00	7,737,660.00	119,570.00	3,869,720.00	163,020.00	2,779,920.00
February 15, 2022	239,085.00	7,498,575.00	119,570.00	3,750,150.00	163,020.00	2,616,900.00
August 15, 2022	239,085.00	7,259,490.00	119,570.00	3,630,580.00	163,020.00	2,453,880.00
February 15, 2023	239,085.00	7,020,405.00	119,570.00	3,511,010.00	163,020.00	2,290,860.00
August 15, 2023	239,085.00	6,781,320.00	119,570.00	3,391,440.00	163,020.00	2,127,840.00
February 15, 2024	239,085.00	6,542,235.00	119,570.00	3,271,870.00	163,020.00	1,964,820.00
August 15, 2024	239,085.00	6,303,150.00	119,570.00	3,152,300.00	163,020.00	1,801,800.00
February 15, 2025	239,085.00	6,064,065.00	119,570.00	3,032,730.00	163,020.00	1,638,780.00
August 15, 2025	239,085.00	5,824,980.00	119,570.00	2,913,160.00	163,020.00	1,475,760.00
February 15, 2026	239,085.00	5,585,895.00	119,570.00	2,793,590.00	163,020.00	1,312,740.00
August 15, 2026	239,085.00	5,346,810.00	119,570.00	2,674,020.00	163,020.00	1,149,720.00
February 15, 2027	239,085.00	5,107,725.00	119,570.00	2,554,450.00	163,020.00	986,700.00
August 15, 2027	239,085.00	4,868,640.00	119,570.00	2,434,880.00	163,020.00	823,680.00
February 15, 2028	239,085.00	4,629,555.00	119,570.00	2,315,310.00	823,680.00	—
August 15, 2028	239,085.00	4,390,470.00	119,570.00	2,195,740.00	—	—
February 15, 2029	239,085.00	4,151,385.00	119,570.00	2,076,170.00	—	—
August 15, 2029	239,085.00	3,912,300.00	119,570.00	1,956,600.00	—	—
February 15, 2030	239,085.00	3,673,215.00	119,570.00	1,837,030.00	—	—
August 15, 2030	239,085.00	3,434,130.00	119,570.00	1,717,460.00	—	—
February 15, 2031	239,085.00	3,195,045.00	119,570.00	1,597,890.00	—	—
August 15, 2031	239,085.00	2,955,960.00	119,570.00	1,478,320.00	—	—
February 15, 2032	2,955,960.00	—	1,478,320.00	—	—	—

	N203NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$8,516,000.00	$—	$4,258,000.00	$—	$3,361,000.00
February 15, 2020	234,190.00	8,281,810.00	117,095.00	4,140,905.00	159,647.50	3,201,352.50
August 15, 2020	234,190.00	8,047,620.00	117,095.00	4,023,810.00	159,647.50	3,041,705.00
February 15, 2021	234,190.00	7,813,430.00	117,095.00	3,906,715.00	159,647.50	2,882,057.50
August 15, 2021	234,190.00	7,579,240.00	117,095.00	3,789,620.00	159,647.50	2,722,410.00
February 15, 2022	234,190.00	7,345,050.00	117,095.00	3,672,525.00	159,647.50	2,562,762.50
August 15, 2022	234,190.00	7,110,860.00	117,095.00	3,555,430.00	159,647.50	2,403,115.00
February 15, 2023	234,190.00	6,876,670.00	117,095.00	3,438,335.00	159,647.50	2,243,467.50
August 15, 2023	234,190.00	6,642,480.00	117,095.00	3,321,240.00	159,647.50	2,083,820.00
February 15, 2024	234,190.00	6,408,290.00	117,095.00	3,204,145.00	159,647.50	1,924,172.50
August 15, 2024	234,190.00	6,174,100.00	117,095.00	3,087,050.00	159,647.50	1,764,525.00
February 15, 2025	234,190.00	5,939,910.00	117,095.00	2,969,955.00	159,647.50	1,604,877.50
August 15, 2025	234,190.00	5,705,720.00	117,095.00	2,852,860.00	159,647.50	1,445,230.00
February 15, 2026	234,190.00	5,471,530.00	117,095.00	2,735,765.00	159,647.50	1,285,582.50
August 15, 2026	234,190.00	5,237,340.00	117,095.00	2,618,670.00	159,647.50	1,125,935.00
February 15, 2027	234,190.00	5,003,150.00	117,095.00	2,501,575.00	159,647.50	966,287.50
August 15, 2027	234,190.00	4,768,960.00	117,095.00	2,384,480.00	159,647.50	806,640.00
February 15, 2028	234,190.00	4,534,770.00	117,095.00	2,267,385.00	806,640.00	—
August 15, 2028	234,190.00	4,300,580.00	117,095.00	2,150,290.00	—	—
February 15, 2029	234,190.00	4,066,390.00	117,095.00	2,033,195.00	—	—
August 15, 2029	234,190.00	3,832,200.00	117,095.00	1,916,100.00	—	—
February 15, 2030	234,190.00	3,598,010.00	117,095.00	1,799,005.00	—	—
August 15, 2030	234,190.00	3,363,820.00	117,095.00	1,681,910.00	—	—
February 15, 2031	234,190.00	3,129,630.00	117,095.00	1,564,815.00	—	—
August 15, 2031	234,190.00	2,895,440.00	117,095.00	1,447,720.00	—	—
February 15, 2032	2,895,440.00	—	1,447,720.00	—	—	—

	N204NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$8,824,000.00	$—	$4,411,000.00	$—	$3,483,000.00
February 15, 2020	242,660.00	8,581,340.00	121,302.50	4,289,697.50	165,442.50	3,317,557.50
August 15, 2020	242,660.00	8,338,680.00	121,302.50	4,168,395.00	165,442.50	3,152,115.00
February 15, 2021	242,660.00	8,096,020.00	121,302.50	4,047,092.50	165,442.50	2,986,672.50
August 15, 2021	242,660.00	7,853,360.00	121,302.50	3,925,790.00	165,442.50	2,821,230.00
February 15, 2022	242,660.00	7,610,700.00	121,302.50	3,804,487.50	165,442.50	2,655,787.50
August 15, 2022	242,660.00	7,368,040.00	121,302.50	3,683,185.00	165,442.50	2,490,345.00
February 15, 2023	242,660.00	7,125,380.00	121,302.50	3,561,882.50	165,442.50	2,324,902.50
August 15, 2023	242,660.00	6,882,720.00	121,302.50	3,440,580.00	165,442.50	2,159,460.00
February 15, 2024	242,660.00	6,640,060.00	121,302.50	3,319,277.50	165,442.50	1,994,017.50
August 15, 2024	242,660.00	6,397,400.00	121,302.50	3,197,975.00	165,442.50	1,828,575.00
February 15, 2025	242,660.00	6,154,740.00	121,302.50	3,076,672.50	165,442.50	1,663,132.50
August 15, 2025	242,660.00	5,912,080.00	121,302.50	2,955,370.00	165,442.50	1,497,690.00
February 15, 2026	242,660.00	5,669,420.00	121,302.50	2,834,067.50	165,442.50	1,332,247.50
August 15, 2026	242,660.00	5,426,760.00	121,302.50	2,712,765.00	165,442.50	1,166,805.00
February 15, 2027	242,660.00	5,184,100.00	121,302.50	2,591,462.50	165,442.50	1,001,362.50
August 15, 2027	242,660.00	4,941,440.00	121,302.50	2,470,160.00	165,442.50	835,920.00
February 15, 2028	242,660.00	4,698,780.00	121,302.50	2,348,857.50	835,920.00	—
August 15, 2028	242,660.00	4,456,120.00	121,302.50	2,227,555.00	—	—
February 15, 2029	242,660.00	4,213,460.00	121,302.50	2,106,252.50	—	—
August 15, 2029	242,660.00	3,970,800.00	121,302.50	1,984,950.00	—	—
February 15, 2030	242,660.00	3,728,140.00	121,302.50	1,863,647.50	—	—
August 15, 2030	242,660.00	3,485,480.00	121,302.50	1,742,345.00	—	—
February 15, 2031	242,660.00	3,242,820.00	121,302.50	1,621,042.50	—	—
August 15, 2031	242,660.00	3,000,160.00	121,302.50	1,499,740.00	—	—
February 15, 2032	3,000,160.00	—	1,499,740.00	—	—	—

	N205NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$8,687,000.00	$—	$4,343,000.00	$—	$3,429,000.00
February 15, 2020	238,892.50	8,448,107.50	119,432.50	4,223,567.50	162,877.50	3,266,122.50
August 15, 2020	238,892.50	8,209,215.00	119,432.50	4,104,135.00	162,877.50	3,103,245.00
February 15, 2021	238,892.50	7,970,322.50	119,432.50	3,984,702.50	162,877.50	2,940,367.50
August 15, 2021	238,892.50	7,731,430.00	119,432.50	3,865,270.00	162,877.50	2,777,490.00
February 15, 2022	238,892.50	7,492,537.50	119,432.50	3,745,837.50	162,877.50	2,614,612.50
August 15, 2022	238,892.50	7,253,645.00	119,432.50	3,626,405.00	162,877.50	2,451,735.00
February 15, 2023	238,892.50	7,014,752.50	119,432.50	3,506,972.50	162,877.50	2,288,857.50
August 15, 2023	238,892.50	6,775,860.00	119,432.50	3,387,540.00	162,877.50	2,125,980.00
February 15, 2024	238,892.50	6,536,967.50	119,432.50	3,268,107.50	162,877.50	1,963,102.50
August 15, 2024	238,892.50	6,298,075.00	119,432.50	3,148,675.00	162,877.50	1,800,225.00
February 15, 2025	238,892.50	6,059,182.50	119,432.50	3,029,242.50	162,877.50	1,637,347.50
August 15, 2025	238,892.50	5,820,290.00	119,432.50	2,909,810.00	162,877.50	1,474,470.00
February 15, 2026	238,892.50	5,581,397.50	119,432.50	2,790,377.50	162,877.50	1,311,592.50
August 15, 2026	238,892.50	5,342,505.00	119,432.50	2,670,945.00	162,877.50	1,148,715.00
February 15, 2027	238,892.50	5,103,612.50	119,432.50	2,551,512.50	162,877.50	985,837.50
August 15, 2027	238,892.50	4,864,720.00	119,432.50	2,432,080.00	162,877.50	822,960.00
February 15, 2028	238,892.50	4,625,827.50	119,432.50	2,312,647.50	822,960.00	—
August 15, 2028	238,892.50	4,386,935.00	119,432.50	2,193,215.00	—	—
February 15, 2029	238,892.50	4,148,042.50	119,432.50	2,073,782.50	—	—
August 15, 2029	238,892.50	3,909,150.00	119,432.50	1,954,350.00	—	—
February 15, 2030	238,892.50	3,670,257.50	119,432.50	1,834,917.50	—	—
August 15, 2030	238,892.50	3,431,365.00	119,432.50	1,715,485.00	—	—
February 15, 2031	238,892.50	3,192,472.50	119,432.50	1,596,052.50	—	—
August 15, 2031	238,892.50	2,953,580.00	119,432.50	1,476,620.00	—	—
February 15, 2032	2,953,580.00	—	1,476,620.00	—	—	—

	N230NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$9,462,000.00	$—	$4,731,000.00	$—	$3,735,000.00
February 15, 2020	260,205.00	9,201,795.00	130,102.50	4,600,897.50	177,412.50	3,557,587.50
August 15, 2020	260,205.00	8,941,590.00	130,102.50	4,470,795.00	177,412.50	3,380,175.00
February 15, 2021	260,205.00	8,681,385.00	130,102.50	4,340,692.50	177,412.50	3,202,762.50
August 15, 2021	260,205.00	8,421,180.00	130,102.50	4,210,590.00	177,412.50	3,025,350.00
February 15, 2022	260,205.00	8,160,975.00	130,102.50	4,080,487.50	177,412.50	2,847,937.50
August 15, 2022	260,205.00	7,900,770.00	130,102.50	3,950,385.00	177,412.50	2,670,525.00
February 15, 2023	260,205.00	7,640,565.00	130,102.50	3,820,282.50	177,412.50	2,493,112.50
August 15, 2023	260,205.00	7,380,360.00	130,102.50	3,690,180.00	177,412.50	2,315,700.00
February 15, 2024	260,205.00	7,120,155.00	130,102.50	3,560,077.50	177,412.50	2,138,287.50
August 15, 2024	260,205.00	6,859,950.00	130,102.50	3,429,975.00	177,412.50	1,960,875.00
February 15, 2025	260,205.00	6,599,745.00	130,102.50	3,299,872.50	177,412.50	1,783,462.50
August 15, 2025	260,205.00	6,339,540.00	130,102.50	3,169,770.00	177,412.50	1,606,050.00
February 15, 2026	260,205.00	6,079,335.00	130,102.50	3,039,667.50	177,412.50	1,428,637.50
August 15, 2026	260,205.00	5,819,130.00	130,102.50	2,909,565.00	177,412.50	1,251,225.00
February 15, 2027	260,205.00	5,558,925.00	130,102.50	2,779,462.50	177,412.50	1,073,812.50
August 15, 2027	260,205.00	5,298,720.00	130,102.50	2,649,360.00	177,412.50	896,400.00
February 15, 2028	260,205.00	5,038,515.00	130,102.50	2,519,257.50	896,400.00	—
August 15, 2028	260,205.00	4,778,310.00	130,102.50	2,389,155.00	—	—
February 15, 2029	260,205.00	4,518,105.00	130,102.50	2,259,052.50	—	—
August 15, 2029	260,205.00	4,257,900.00	130,102.50	2,128,950.00	—	—
February 15, 2030	260,205.00	3,997,695.00	130,102.50	1,998,847.50	—	—
August 15, 2030	260,205.00	3,737,490.00	130,102.50	1,868,745.00	—	—
February 15, 2031	260,205.00	3,477,285.00	130,102.50	1,738,642.50	—	—
August 15, 2031	260,205.00	3,217,080.00	130,102.50	1,608,540.00	—	—
February 15, 2032	3,217,080.00	—	1,608,540.00	—	—	—

	N231AN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$9,459,000.00	$—	$4,730,000.00	$—	$3,734,000.00
February 15, 2020	260,122.50	9,198,877.50	130,075.00	4,599,925.00	177,365.00	3,556,635.00
August 15, 2020	260,122.50	8,938,755.00	130,075.00	4,469,850.00	177,365.00	3,379,270.00
February 15, 2021	260,122.50	8,678,632.50	130,075.00	4,339,775.00	177,365.00	3,201,905.00
August 15, 2021	260,122.50	8,418,510.00	130,075.00	4,209,700.00	177,365.00	3,024,540.00
February 15, 2022	260,122.50	8,158,387.50	130,075.00	4,079,625.00	177,365.00	2,847,175.00
August 15, 2022	260,122.50	7,898,265.00	130,075.00	3,949,550.00	177,365.00	2,669,810.00
February 15, 2023	260,122.50	7,638,142.50	130,075.00	3,819,475.00	177,365.00	2,492,445.00
August 15, 2023	260,122.50	7,378,020.00	130,075.00	3,689,400.00	177,365.00	2,315,080.00
February 15, 2024	260,122.50	7,117,897.50	130,075.00	3,559,325.00	177,365.00	2,137,715.00
August 15, 2024	260,122.50	6,857,775.00	130,075.00	3,429,250.00	177,365.00	1,960,350.00
February 15, 2025	260,122.50	6,597,652.50	130,075.00	3,299,175.00	177,365.00	1,782,985.00
August 15, 2025	260,122.50	6,337,530.00	130,075.00	3,169,100.00	177,365.00	1,605,620.00
February 15, 2026	260,122.50	6,077,407.50	130,075.00	3,039,025.00	177,365.00	1,428,255.00
August 15, 2026	260,122.50	5,817,285.00	130,075.00	2,908,950.00	177,365.00	1,250,890.00
February 15, 2027	260,122.50	5,557,162.50	130,075.00	2,778,875.00	177,365.00	1,073,525.00
August 15, 2027	260,122.50	5,297,040.00	130,075.00	2,648,800.00	177,365.00	896,160.00
February 15, 2028	260,122.50	5,036,917.50	130,075.00	2,518,725.00	896,160.00	—
August 15, 2028	260,122.50	4,776,795.00	130,075.00	2,388,650.00	—	—
February 15, 2029	260,122.50	4,516,672.50	130,075.00	2,258,575.00	—	—
August 15, 2029	260,122.50	4,256,550.00	130,075.00	2,128,500.00	—	—
February 15, 2030	260,122.50	3,996,427.50	130,075.00	1,998,425.00	—	—
August 15, 2030	260,122.50	3,736,305.00	130,075.00	1,868,350.00	—	—
February 15, 2031	260,122.50	3,476,182.50	130,075.00	1,738,275.00	—	—
August 15, 2031	260,122.50	3,216,060.00	130,075.00	1,608,200.00	—	—
February 15, 2032	3,216,060.00	—	1,608,200.00	—	—	—

	N232NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$9,304,000.00	$—	$4,651,000.00	$—	$3,673,000.00
February 15, 2020	255,860.00	9,048,140.00	127,902.50	4,523,097.50	174,467.50	3,498,532.50
August 15, 2020	255,860.00	8,792,280.00	127,902.50	4,395,195.00	174,467.50	3,324,065.00
February 15, 2021	255,860.00	8,536,420.00	127,902.50	4,267,292.50	174,467.50	3,149,597.50
August 15, 2021	255,860.00	8,280,560.00	127,902.50	4,139,390.00	174,467.50	2,975,130.00
February 15, 2022	255,860.00	8,024,700.00	127,902.50	4,011,487.50	174,467.50	2,800,662.50
August 15, 2022	255,860.00	7,768,840.00	127,902.50	3,883,585.00	174,467.50	2,626,195.00
February 15, 2023	255,860.00	7,512,980.00	127,902.50	3,755,682.50	174,467.50	2,451,727.50
August 15, 2023	255,860.00	7,257,120.00	127,902.50	3,627,780.00	174,467.50	2,277,260.00
February 15, 2024	255,860.00	7,001,260.00	127,902.50	3,499,877.50	174,467.50	2,102,792.50
August 15, 2024	255,860.00	6,745,400.00	127,902.50	3,371,975.00	174,467.50	1,928,325.00
February 15, 2025	255,860.00	6,489,540.00	127,902.50	3,244,072.50	174,467.50	1,753,857.50
August 15, 2025	255,860.00	6,233,680.00	127,902.50	3,116,170.00	174,467.50	1,579,390.00
February 15, 2026	255,860.00	5,977,820.00	127,902.50	2,988,267.50	174,467.50	1,404,922.50
August 15, 2026	255,860.00	5,721,960.00	127,902.50	2,860,365.00	174,467.50	1,230,455.00
February 15, 2027	255,860.00	5,466,100.00	127,902.50	2,732,462.50	174,467.50	1,055,987.50
August 15, 2027	255,860.00	5,210,240.00	127,902.50	2,604,560.00	174,467.50	881,520.00
February 15, 2028	255,860.00	4,954,380.00	127,902.50	2,476,657.50	881,520.00	—
August 15, 2028	255,860.00	4,698,520.00	127,902.50	2,348,755.00	—	—
February 15, 2029	255,860.00	4,442,660.00	127,902.50	2,220,852.50	—	—
August 15, 2029	255,860.00	4,186,800.00	127,902.50	2,092,950.00	—	—
February 15, 2030	255,860.00	3,930,940.00	127,902.50	1,965,047.50	—	—
August 15, 2030	255,860.00	3,675,080.00	127,902.50	1,837,145.00	—	—
February 15, 2031	255,860.00	3,419,220.00	127,902.50	1,709,242.50	—	—
August 15, 2031	255,860.00	3,163,360.00	127,902.50	1,581,340.00	—	—
February 15, 2032	3,163,360.00	—	1,581,340.00	—	—	—

	N233NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$9,345,000.00	$—	$4,673,000.00	$—	$3,689,000.00
February 15, 2020	256,987.50	9,088,012.50	128,507.50	4,544,492.50	175,227.50	3,513,772.50
August 15, 2020	256,987.50	8,831,025.00	128,507.50	4,415,985.00	175,227.50	3,338,545.00
February 15, 2021	256,987.50	8,574,037.50	128,507.50	4,287,477.50	175,227.50	3,163,317.50
August 15, 2021	256,987.50	8,317,050.00	128,507.50	4,158,970.00	175,227.50	2,988,090.00
February 15, 2022	256,987.50	8,060,062.50	128,507.50	4,030,462.50	175,227.50	2,812,862.50
August 15, 2022	256,987.50	7,803,075.00	128,507.50	3,901,955.00	175,227.50	2,637,635.00
February 15, 2023	256,987.50	7,546,087.50	128,507.50	3,773,447.50	175,227.50	2,462,407.50
August 15, 2023	256,987.50	7,289,100.00	128,507.50	3,644,940.00	175,227.50	2,287,180.00
February 15, 2024	256,987.50	7,032,112.50	128,507.50	3,516,432.50	175,227.50	2,111,952.50
August 15, 2024	256,987.50	6,775,125.00	128,507.50	3,387,925.00	175,227.50	1,936,725.00
February 15, 2025	256,987.50	6,518,137.50	128,507.50	3,259,417.50	175,227.50	1,761,497.50
August 15, 2025	256,987.50	6,261,150.00	128,507.50	3,130,910.00	175,227.50	1,586,270.00
February 15, 2026	256,987.50	6,004,162.50	128,507.50	3,002,402.50	175,227.50	1,411,042.50
August 15, 2026	256,987.50	5,747,175.00	128,507.50	2,873,895.00	175,227.50	1,235,815.00
February 15, 2027	256,987.50	5,490,187.50	128,507.50	2,745,387.50	175,227.50	1,060,587.50
August 15, 2027	256,987.50	5,233,200.00	128,507.50	2,616,880.00	175,227.50	885,360.00
February 15, 2028	256,987.50	4,976,212.50	128,507.50	2,488,372.50	885,360.00	—
August 15, 2028	256,987.50	4,719,225.00	128,507.50	2,359,865.00	—	—
February 15, 2029	256,987.50	4,462,237.50	128,507.50	2,231,357.50	—	—
August 15, 2029	256,987.50	4,205,250.00	128,507.50	2,102,850.00	—	—
February 15, 2030	256,987.50	3,948,262.50	128,507.50	1,974,342.50	—	—
August 15, 2030	256,987.50	3,691,275.00	128,507.50	1,845,835.00	—	—
February 15, 2031	256,987.50	3,434,287.50	128,507.50	1,717,327.50	—	—
August 15, 2031	256,987.50	3,177,300.00	128,507.50	1,588,820.00	—	—
February 15, 2032	3,177,300.00	—	1,588,820.00	—	—	—

	N282NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,381,000.00	$—	$5,691,000.00	$—	$4,492,000.00
February 15, 2020	312,977.50	11,068,022.50	156,502.50	5,534,497.50	213,370.00	4,278,630.00
August 15, 2020	312,977.50	10,755,045.00	156,502.50	5,377,995.00	213,370.00	4,065,260.00
February 15, 2021	312,977.50	10,442,067.50	156,502.50	5,221,492.50	213,370.00	3,851,890.00
August 15, 2021	312,977.50	10,129,090.00	156,502.50	5,064,990.00	213,370.00	3,638,520.00
February 15, 2022	312,977.50	9,816,112.50	156,502.50	4,908,487.50	213,370.00	3,425,150.00
August 15, 2022	312,977.50	9,503,135.00	156,502.50	4,751,985.00	213,370.00	3,211,780.00
February 15, 2023	312,977.50	9,190,157.50	156,502.50	4,595,482.50	213,370.00	2,998,410.00
August 15, 2023	312,977.50	8,877,180.00	156,502.50	4,438,980.00	213,370.00	2,785,040.00
February 15, 2024	312,977.50	8,564,202.50	156,502.50	4,282,477.50	213,370.00	2,571,670.00
August 15, 2024	312,977.50	8,251,225.00	156,502.50	4,125,975.00	213,370.00	2,358,300.00
February 15, 2025	312,977.50	7,938,247.50	156,502.50	3,969,472.50	213,370.00	2,144,930.00
August 15, 2025	312,977.50	7,625,270.00	156,502.50	3,812,970.00	213,370.00	1,931,560.00
February 15, 2026	312,977.50	7,312,292.50	156,502.50	3,656,467.50	213,370.00	1,718,190.00
August 15, 2026	312,977.50	6,999,315.00	156,502.50	3,499,965.00	213,370.00	1,504,820.00
February 15, 2027	312,977.50	6,686,337.50	156,502.50	3,343,462.50	213,370.00	1,291,450.00
August 15, 2027	312,977.50	6,373,360.00	156,502.50	3,186,960.00	213,370.00	1,078,080.00
February 15, 2028	312,977.50	6,060,382.50	156,502.50	3,030,457.50	1,078,080.00	—
August 15, 2028	312,977.50	5,747,405.00	156,502.50	2,873,955.00	—	—
February 15, 2029	312,977.50	5,434,427.50	156,502.50	2,717,452.50	—	—
August 15, 2029	312,977.50	5,121,450.00	156,502.50	2,560,950.00	—	—
February 15, 2030	312,977.50	4,808,472.50	156,502.50	2,404,447.50	—	—
August 15, 2030	312,977.50	4,495,495.00	156,502.50	2,247,945.00	—	—
February 15, 2031	312,977.50	4,182,517.50	156,502.50	2,091,442.50	—	—
August 15, 2031	312,977.50	3,869,540.00	156,502.50	1,934,940.00	—	—
February 15, 2032	3,869,540.00	—	1,934,940.00	—	—	—

	N283NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,419,000.00	$—	$5,710,000.00	$—	$4,507,000.00
August 15, 2020	327,675.65	11,091,324.35	163,852.17	5,546,147.83	228,354.67	4,278,645.33
February 15, 2021	327,675.65	10,763,648.70	163,852.17	5,382,295.66	228,354.67	4,050,290.66
August 15, 2021	327,675.65	10,435,973.05	163,852.17	5,218,443.49	228,354.67	3,821,935.99
February 15, 2022	327,675.65	10,108,297.40	163,852.17	5,054,591.32	228,354.67	3,593,581.32
August 15, 2022	327,675.65	9,780,621.75	163,852.17	4,890,739.15	228,354.67	3,365,226.65
February 15, 2023	327,675.65	9,452,946.10	163,852.17	4,726,886.98	228,354.67	3,136,871.98
August 15, 2023	327,675.65	9,125,270.45	163,852.17	4,563,034.81	228,354.67	2,908,517.31
February 15, 2024	327,675.65	8,797,594.80	163,852.17	4,399,182.64	228,354.67	2,680,162.64
August 15, 2024	327,675.65	8,469,919.15	163,852.17	4,235,330.47	228,354.67	2,451,807.97
February 15, 2025	327,675.65	8,142,243.50	163,852.17	4,071,478.30	228,354.67	2,223,453.30
August 15, 2025	327,675.65	7,814,567.85	163,852.17	3,907,626.13	228,354.67	1,995,098.63
February 15, 2026	327,675.65	7,486,892.20	163,852.17	3,743,773.96	228,354.67	1,766,743.96
August 15, 2026	327,675.65	7,159,216.55	163,852.17	3,579,921.79	228,354.67	1,538,389.29
February 15, 2027	327,675.65	6,831,540.90	163,852.17	3,416,069.62	228,354.67	1,310,034.62
August 15, 2027	327,675.65	6,503,865.25	163,852.17	3,252,217.45	228,354.67	1,081,679.95
February 15, 2028	327,675.65	6,176,189.60	163,852.17	3,088,365.28	1,081,679.95	—
August 15, 2028	327,675.65	5,848,513.95	163,852.17	2,924,513.11	—	—
February 15, 2029	327,675.65	5,520,838.30	163,852.17	2,760,660.94	—	—
August 15, 2029	327,675.65	5,193,162.65	163,852.17	2,596,808.77	—	—
February 15, 2030	327,675.65	4,865,487.00	163,852.17	2,432,956.60	—	—
August 15, 2030	327,675.65	4,537,811.35	163,852.17	2,269,104.43	—	—
February 15, 2031	327,675.65	4,210,135.70	163,852.17	2,105,252.26	—	—
August 15, 2031	327,675.65	3,882,460.05	163,852.17	1,941,400.09	—	—
February 15, 2032	3,882,460.05	—	1,941,400.09	—	—	—

	N284JN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,438,000.00	$—	$5,719,000.00	$—	$4,515,000.00
August 15, 2020	328,220.87	11,109,779.13	164,110.43	5,554,889.57	228,760.00	4,286,240.00
February 15, 2021	328,220.87	10,781,558.26	164,110.43	5,390,779.14	228,760.00	4,057,480.00
August 15, 2021	328,220.87	10,453,337.39	164,110.43	5,226,668.71	228,760.00	3,828,720.00
February 15, 2022	328,220.87	10,125,116.52	164,110.43	5,062,558.28	228,760.00	3,599,960.00
August 15, 2022	328,220.87	9,796,895.65	164,110.43	4,898,447.85	228,760.00	3,371,200.00
February 15, 2023	328,220.87	9,468,674.78	164,110.43	4,734,337.42	228,760.00	3,142,440.00
August 15, 2023	328,220.87	9,140,453.91	164,110.43	4,570,226.99	228,760.00	2,913,680.00
February 15, 2024	328,220.87	8,812,233.04	164,110.43	4,406,116.56	228,760.00	2,684,920.00
August 15, 2024	328,220.87	8,484,012.17	164,110.43	4,242,006.13	228,760.00	2,456,160.00
February 15, 2025	328,220.87	8,155,791.30	164,110.43	4,077,895.70	228,760.00	2,227,400.00
August 15, 2025	328,220.87	7,827,570.43	164,110.43	3,913,785.27	228,760.00	1,998,640.00
February 15, 2026	328,220.87	7,499,349.56	164,110.43	3,749,674.84	228,760.00	1,769,880.00
August 15, 2026	328,220.87	7,171,128.69	164,110.43	3,585,564.41	228,760.00	1,541,120.00
February 15, 2027	328,220.87	6,842,907.82	164,110.43	3,421,453.98	228,760.00	1,312,360.00
August 15, 2027	328,220.87	6,514,686.95	164,110.43	3,257,343.55	228,760.00	1,083,600.00
February 15, 2028	328,220.87	6,186,466.08	164,110.43	3,093,233.12	1,083,600.00	—
August 15, 2028	328,220.87	5,858,245.21	164,110.43	2,929,122.69	—	—
February 15, 2029	328,220.87	5,530,024.34	164,110.43	2,765,012.26	—	—
August 15, 2029	328,220.87	5,201,803.47	164,110.43	2,600,901.83	—	—
February 15, 2030	328,220.87	4,873,582.60	164,110.43	2,436,791.40	—	—
August 15, 2030	328,220.87	4,545,361.73	164,110.43	2,272,680.97	—	—
February 15, 2031	328,220.87	4,217,140.86	164,110.43	2,108,570.54	—	—
August 15, 2031	328,220.87	3,888,919.99	164,110.43	1,944,460.11	—	—
February 15, 2032	3,888,919.99	—	1,944,460.11	—	—	—

	N285NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,438,000.00	$—	$5,719,000.00	$—	$4,515,000.00
August 15, 2020	328,220.87	11,109,779.13	164,110.43	5,554,889.57	228,760.00	4,286,240.00
February 15, 2021	328,220.87	10,781,558.26	164,110.43	5,390,779.14	228,760.00	4,057,480.00
August 15, 2021	328,220.87	10,453,337.39	164,110.43	5,226,668.71	228,760.00	3,828,720.00
February 15, 2022	328,220.87	10,125,116.52	164,110.43	5,062,558.28	228,760.00	3,599,960.00
August 15, 2022	328,220.87	9,796,895.65	164,110.43	4,898,447.85	228,760.00	3,371,200.00
February 15, 2023	328,220.87	9,468,674.78	164,110.43	4,734,337.42	228,760.00	3,142,440.00
August 15, 2023	328,220.87	9,140,453.91	164,110.43	4,570,226.99	228,760.00	2,913,680.00
February 15, 2024	328,220.87	8,812,233.04	164,110.43	4,406,116.56	228,760.00	2,684,920.00
August 15, 2024	328,220.87	8,484,012.17	164,110.43	4,242,006.13	228,760.00	2,456,160.00
February 15, 2025	328,220.87	8,155,791.30	164,110.43	4,077,895.70	228,760.00	2,227,400.00
August 15, 2025	328,220.87	7,827,570.43	164,110.43	3,913,785.27	228,760.00	1,998,640.00
February 15, 2026	328,220.87	7,499,349.56	164,110.43	3,749,674.84	228,760.00	1,769,880.00
August 15, 2026	328,220.87	7,171,128.69	164,110.43	3,585,564.41	228,760.00	1,541,120.00
February 15, 2027	328,220.87	6,842,907.82	164,110.43	3,421,453.98	228,760.00	1,312,360.00
August 15, 2027	328,220.87	6,514,686.95	164,110.43	3,257,343.55	228,760.00	1,083,600.00
February 15, 2028	328,220.87	6,186,466.08	164,110.43	3,093,233.12	1,083,600.00	—
August 15, 2028	328,220.87	5,858,245.21	164,110.43	2,929,122.69	—	—
February 15, 2029	328,220.87	5,530,024.34	164,110.43	2,765,012.26	—	—
August 15, 2029	328,220.87	5,201,803.47	164,110.43	2,600,901.83	—	—
February 15, 2030	328,220.87	4,873,582.60	164,110.43	2,436,791.40	—	—
August 15, 2030	328,220.87	4,545,361.73	164,110.43	2,272,680.97	—	—
February 15, 2031	328,220.87	4,217,140.86	164,110.43	2,108,570.54	—	—
August 15, 2031	328,220.87	3,888,919.99	164,110.43	1,944,460.11	—	—
February 15, 2032	3,888,919.99	—	1,944,460.11	—	—	—

	N286NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,457,000.00	$—	$5,729,000.00	$—	$4,522,000.00
August 15, 2020	328,766.09	11,128,233.91	164,397.39	5,564,602.61	229,114.67	4,292,885.33
February 15, 2021	328,766.09	10,799,467.82	164,397.39	5,400,205.22	229,114.67	4,063,770.66
August 15, 2021	328,766.09	10,470,701.73	164,397.39	5,235,807.83	229,114.67	3,834,655.99
February 15, 2022	328,766.09	10,141,935.64	164,397.39	5,071,410.44	229,114.67	3,605,541.32
August 15, 2022	328,766.09	9,813,169.55	164,397.39	4,907,013.05	229,114.67	3,376,426.65
February 15, 2023	328,766.09	9,484,403.46	164,397.39	4,742,615.66	229,114.67	3,147,311.98
August 15, 2023	328,766.09	9,155,637.37	164,397.39	4,578,218.27	229,114.67	2,918,197.31
February 15, 2024	328,766.09	8,826,871.28	164,397.39	4,413,820.88	229,114.67	2,689,082.64
August 15, 2024	328,766.09	8,498,105.19	164,397.39	4,249,423.49	229,114.67	2,459,967.97
February 15, 2025	328,766.09	8,169,339.10	164,397.39	4,085,026.10	229,114.67	2,230,853.30
August 15, 2025	328,766.09	7,840,573.01	164,397.39	3,920,628.71	229,114.67	2,001,738.63
February 15, 2026	328,766.09	7,511,806.92	164,397.39	3,756,231.32	229,114.67	1,772,623.96
August 15, 2026	328,766.09	7,183,040.83	164,397.39	3,591,833.93	229,114.67	1,543,509.29
February 15, 2027	328,766.09	6,854,274.74	164,397.39	3,427,436.54	229,114.67	1,314,394.62
August 15, 2027	328,766.09	6,525,508.65	164,397.39	3,263,039.15	229,114.67	1,085,279.95
February 15, 2028	328,766.09	6,196,742.56	164,397.39	3,098,641.76	1,085,279.95	—
August 15, 2028	328,766.09	5,867,976.47	164,397.39	2,934,244.37	—	—
February 15, 2029	328,766.09	5,539,210.38	164,397.39	2,769,846.98	—	—
August 15, 2029	328,766.09	5,210,444.29	164,397.39	2,605,449.59	—	—
February 15, 2030	328,766.09	4,881,678.20	164,397.39	2,441,052.20	—	—
August 15, 2030	328,766.09	4,552,912.11	164,397.39	2,276,654.81	—	—
February 15, 2031	328,766.09	4,224,146.02	164,397.39	2,112,257.42	—	—
August 15, 2031	328,766.09	3,895,379.93	164,397.39	1,947,860.03	—	—
February 15, 2032	3,895,379.93	—	1,947,860.03	—	—	—

	N287NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,457,000.00	$—	$5,729,000.00	$—	$4,522,000.00
August 15, 2020	328,766.09	11,128,233.91	164,397.39	5,564,602.61	229,114.67	4,292,885.33
February 15, 2021	328,766.09	10,799,467.82	164,397.39	5,400,205.22	229,114.67	4,063,770.66
August 15, 2021	328,766.09	10,470,701.73	164,397.39	5,235,807.83	229,114.67	3,834,655.99
February 15, 2022	328,766.09	10,141,935.64	164,397.39	5,071,410.44	229,114.67	3,605,541.32
August 15, 2022	328,766.09	9,813,169.55	164,397.39	4,907,013.05	229,114.67	3,376,426.65
February 15, 2023	328,766.09	9,484,403.46	164,397.39	4,742,615.66	229,114.67	3,147,311.98
August 15, 2023	328,766.09	9,155,637.37	164,397.39	4,578,218.27	229,114.67	2,918,197.31
February 15, 2024	328,766.09	8,826,871.28	164,397.39	4,413,820.88	229,114.67	2,689,082.64
August 15, 2024	328,766.09	8,498,105.19	164,397.39	4,249,423.49	229,114.67	2,459,967.97
February 15, 2025	328,766.09	8,169,339.10	164,397.39	4,085,026.10	229,114.67	2,230,853.30
August 15, 2025	328,766.09	7,840,573.01	164,397.39	3,920,628.71	229,114.67	2,001,738.63
February 15, 2026	328,766.09	7,511,806.92	164,397.39	3,756,231.32	229,114.67	1,772,623.96
August 15, 2026	328,766.09	7,183,040.83	164,397.39	3,591,833.93	229,114.67	1,543,509.29
February 15, 2027	328,766.09	6,854,274.74	164,397.39	3,427,436.54	229,114.67	1,314,394.62
August 15, 2027	328,766.09	6,525,508.65	164,397.39	3,263,039.15	229,114.67	1,085,279.95
February 15, 2028	328,766.09	6,196,742.56	164,397.39	3,098,641.76	1,085,279.95	—
August 15, 2028	328,766.09	5,867,976.47	164,397.39	2,934,244.37	—	—
February 15, 2029	328,766.09	5,539,210.38	164,397.39	2,769,846.98	—	—
August 15, 2029	328,766.09	5,210,444.29	164,397.39	2,605,449.59	—	—
February 15, 2030	328,766.09	4,881,678.20	164,397.39	2,441,052.20	—	—
August 15, 2030	328,766.09	4,552,912.11	164,397.39	2,276,654.81	—	—
February 15, 2031	328,766.09	4,224,146.02	164,397.39	2,112,257.42	—	—
August 15, 2031	328,766.09	3,895,379.93	164,397.39	1,947,860.03	—	—
February 15, 2032	3,895,379.93	—	1,947,860.03	—	—	—

	N288NN
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,457,000.00	$—	$5,729,000.00	$—	$4,522,000.00
August 15, 2020	328,766.09	11,128,233.91	164,397.39	5,564,602.61	229,114.67	4,292,885.33
February 15, 2021	328,766.09	10,799,467.82	164,397.39	5,400,205.22	229,114.67	4,063,770.66
August 15, 2021	328,766.09	10,470,701.73	164,397.39	5,235,807.83	229,114.67	3,834,655.99
February 15, 2022	328,766.09	10,141,935.64	164,397.39	5,071,410.44	229,114.67	3,605,541.32
August 15, 2022	328,766.09	9,813,169.55	164,397.39	4,907,013.05	229,114.67	3,376,426.65
February 15, 2023	328,766.09	9,484,403.46	164,397.39	4,742,615.66	229,114.67	3,147,311.98
August 15, 2023	328,766.09	9,155,637.37	164,397.39	4,578,218.27	229,114.67	2,918,197.31
February 15, 2024	328,766.09	8,826,871.28	164,397.39	4,413,820.88	229,114.67	2,689,082.64
August 15, 2024	328,766.09	8,498,105.19	164,397.39	4,249,423.49	229,114.67	2,459,967.97
February 15, 2025	328,766.09	8,169,339.10	164,397.39	4,085,026.10	229,114.67	2,230,853.30
August 15, 2025	328,766.09	7,840,573.01	164,397.39	3,920,628.71	229,114.67	2,001,738.63
February 15, 2026	328,766.09	7,511,806.92	164,397.39	3,756,231.32	229,114.67	1,772,623.96
August 15, 2026	328,766.09	7,183,040.83	164,397.39	3,591,833.93	229,114.67	1,543,509.29
February 15, 2027	328,766.09	6,854,274.74	164,397.39	3,427,436.54	229,114.67	1,314,394.62
August 15, 2027	328,766.09	6,525,508.65	164,397.39	3,263,039.15	229,114.67	1,085,279.95
February 15, 2028	328,766.09	6,196,742.56	164,397.39	3,098,641.76	1,085,279.95	—
August 15, 2028	328,766.09	5,867,976.47	164,397.39	2,934,244.37	—	—
February 15, 2029	328,766.09	5,539,210.38	164,397.39	2,769,846.98	—	—
August 15, 2029	328,766.09	5,210,444.29	164,397.39	2,605,449.59	—	—
February 15, 2030	328,766.09	4,881,678.20	164,397.39	2,441,052.20	—	—
August 15, 2030	328,766.09	4,552,912.11	164,397.39	2,276,654.81	—	—
February 15, 2031	328,766.09	4,224,146.02	164,397.39	2,112,257.42	—	—
August 15, 2031	328,766.09	3,895,379.93	164,397.39	1,947,860.03	—	—
February 15, 2032	3,895,379.93	—	1,947,860.03	—	—	—

	N289MW
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,499,000.00	$—	$5,749,000.00	$—	$4,539,000.00
August 15, 2020	329,971.30	11,169,028.70	164,971.30	5,584,028.70	229,976.00	4,309,024.00
February 15, 2021	329,971.30	10,839,057.40	164,971.30	5,419,057.40	229,976.00	4,079,048.00
August 15, 2021	329,971.30	10,509,086.10	164,971.30	5,254,086.10	229,976.00	3,849,072.00
February 15, 2022	329,971.30	10,179,114.80	164,971.30	5,089,114.80	229,976.00	3,619,096.00
August 15, 2022	329,971.30	9,849,143.50	164,971.30	4,924,143.50	229,976.00	3,389,120.00
February 15, 2023	329,971.30	9,519,172.20	164,971.30	4,759,172.20	229,976.00	3,159,144.00
August 15, 2023	329,971.30	9,189,200.90	164,971.30	4,594,200.90	229,976.00	2,929,168.00
February 15, 2024	329,971.30	8,859,229.60	164,971.30	4,429,229.60	229,976.00	2,699,192.00
August 15, 2024	329,971.30	8,529,258.30	164,971.30	4,264,258.30	229,976.00	2,469,216.00
February 15, 2025	329,971.30	8,199,287.00	164,971.30	4,099,287.00	229,976.00	2,239,240.00
August 15, 2025	329,971.30	7,869,315.70	164,971.30	3,934,315.70	229,976.00	2,009,264.00
February 15, 2026	329,971.30	7,539,344.40	164,971.30	3,769,344.40	229,976.00	1,779,288.00
August 15, 2026	329,971.30	7,209,373.10	164,971.30	3,604,373.10	229,976.00	1,549,312.00
February 15, 2027	329,971.30	6,879,401.80	164,971.30	3,439,401.80	229,976.00	1,319,336.00
August 15, 2027	329,971.30	6,549,430.50	164,971.30	3,274,430.50	229,976.00	1,089,360.00
February 15, 2028	329,971.30	6,219,459.20	164,971.30	3,109,459.20	1,089,360.00	—
August 15, 2028	329,971.30	5,889,487.90	164,971.30	2,944,487.90	—	—
February 15, 2029	329,971.30	5,559,516.60	164,971.30	2,779,516.60	—	—
August 15, 2029	329,971.30	5,229,545.30	164,971.30	2,614,545.30	—	—
February 15, 2030	329,971.30	4,899,574.00	164,971.30	2,449,574.00	—	—
August 15, 2030	329,971.30	4,569,602.70	164,971.30	2,284,602.70	—	—
February 15, 2031	329,971.30	4,239,631.40	164,971.30	2,119,631.40	—	—
August 15, 2031	329,971.30	3,909,660.10	164,971.30	1,954,660.10	—	—
February 15, 2032	3,909,660.10	—	1,954,660.10	—	—	—

PROSPECTUS

AMERICAN AIRLINES, INC.

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	American Airlines, Inc. (“AAI”) to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of AAI or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

If stated in the applicable prospectus supplement and to the extent so stated, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, American Airlines Group Inc.

We may offer and sell the pass through certificates described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names and any applicable purchase price, fee or commission of or discount arrangement between or among any underwriters, dealers, agents or direct purchasers involved in the sale of any of the pass through certificates will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No pass through certificates may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such pass through certificates.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Airlines Group Inc. and American Airlines, Inc. filed jointly with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “AAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Airlines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “AAG,” we mean American Airlines Group Inc. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

AAI files reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.aa.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee Report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report of AAG and AAI on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017; and

•	Current Reports of AAG and AAI on Form 8-K filed with the SEC on January 5, 2017, January 6, 2017, January 17, 2017 and January 30, 2017.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Corporate Secretary

American Airlines, Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

(817) 963-1234

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

American Airlines, Inc. (“AAI”), a Delaware corporation, was incorporated in 1934 and is a wholly owned subsidiary of American Airlines Group Inc. (“AAG”). AAI’s primary business activity is the operation of a major network air carrier.

Our principal executive offices are located at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155. Our telephone number is (817) 963-1234, and our internet address is www.aa.com. Information contained on our and/or AAG’s websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in AAI or any of our affiliates and will not represent obligations of any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of AAG

AAG may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If AAG guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against AAG, and will be an unsecured obligation of AAG.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless we tell you otherwise in the applicable prospectus supplement, Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of AAI. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AAI appearing in AAI’s Annual Report on Form 10-K for the year ended December 31, 2016, and management’s assessment of the effectiveness of AAI’s internal control over financial reporting as of December 31, 2016, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

To the extent that KPMG LLP audits and reports on financial statements of AAI issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its reports and said authority.